BANK OF AMERICA BUILDING OFFICE LEASE
BETWEEN
BELLEVUE PLACE OFFICE, LLC,
a Washington limited liability company
(Landlord)
AND
SMARTSHEET INC.,
a Washington corporation (tenant)
SUITE 212

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9. USES.	12
9.1 Permitted Uses.	12
9.2 Prohibited Uses.	12
9.3 Compliance with Laws, Rules and Regulations.	12
9.4 Hazardous Material.	13
10. SERVICES AND UTILITIES.	13
10.1 Standard Services.	13
10.2 Interruption of Services.	14
10.3 Additional Services.	14
11. IMPROVEMENTS, ALTERATIONS AND ADDITIONS.	14
11.1 Premises Improvements.	14
11.2 Alterations by Tenant	15
11.3 Disability Laws.	16
12. MAINTENANCE OF THE PREMISES.	16
12.1 Maintenance and Repair by Tenant.	16
12.2 Failure to Maintain.	17
12.3 Repair by Landlord.	17
12.4 Surrender of Leased Premises.	17
13. ACCEPTANCE OF THE LEASED PREMISES.	17
14. DEFAULT BY LANDLORD.	18
15. ACCESS.	18
15.1 Right of Entry.	18
15.2 Excavation.	18
16. DAMAGE OR DESTRUCTION.	18
16.1 Insured Loss.	18
16.2 Uninsured Loss.	19
16.3 No Obligation.	19
16.4 Partial Destruction of the Bank of America Building.	19
16.5 Business Interruption.	20
17. MUTUAL RELEASE AND WAIVER OF SUBROGATION.	20
18. INDEMNITY.	20
18.1 Generally.	20
18.2 Concurrent Negligence of Landlord and Tenant Relating to Construction, Repair and Maintenance Activities.	21
18.3 Waiver of Workers’ Compensation Immunity.	21
18.4 Provisions Specifically Negotiated.	21
19. INSURANCE.	21
19.1 Liability Insurance.	21
19.2 Property Insurance.	22
19.3 Failure to Maintain.	22
19.4 Increase in Insurance Premium.	22
20. ASSIGNMENT AND SUBLEASING.	23
20.1 Assignment or Sublease.	23
20.2 Assignee Obligations.	24
20.3 Sublessee Obligations.	24
20.4 Conditional Consents.	24
20.5 Attorneys’ Fees and Costs.	24
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21. ADVERTISING.	24
22. LIENS.	24
23. TENANT’S DEFAULT.	25
23.1 Default.	25
23.2 Remedies in Default.	26
23.3 Legal Expenses.	26
23.4 Bankruptcy.	26
23.5 Remedies Cumulative - Waiver.	27
24. SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION.	28
24.1 Subordination - Notice to Mortgagee.	28
24.2 Mortgagee Protection Clause.	28
25. SURRENDER OF POSSESSION.	28
26. REMOVAL OF PROPERTY.	28
27. VOLUNTARY SURRENDER.	29
28. EMINENT DOMAIN.	29
28.1 Total Taking.	29
28.2 Constructive Taking of Entire Premises.	29
28.3 Partial Taking.	29
28.4 Damages.	30
29. NOTICES.	30
30. LANDLORD’S LIABILITY.	30
31. TENANT’S CERTIFICATES.	31
32. RIGHT TO PERFORM.	31
33. AUTHORITY.	31
34. PARKING AND COMMON AREAS.	32
34.1 Parking.	32
34.2 Common Areas.	32
35. TRANSPORTATION MANAGEMENT PROGRAM.	33
36. QUIET ENJOYMENT.	33
37. GENERAL.	33
37.1 Captions.	33
37.2 Bellevue Place Rent and Income.	33
37.3 Successors or Assigns.	33
37.4 Tenant Defined.	33
37.5 Lost Security or Access Key Card.	34
37.6 Landlord’s Consent.	34
37.7 Broker’s Commission.	34
37.8 Partial Invalidity.	34
37.9 Recording.	34
37.10 Joint Obligation.	34
37.11 Time.	34
37.12 Prior Agreements.	34
37.13 Inability to Perform.	35
37.14 Transfer of Landlord’s Interest.	35
37.15 No Light, Air or View Easement.	35
37.16 Reciprocal Easement Agreements.	35
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37.17 Waiver.	35
37.18 Name.	36
37.19 Choice of Law- Venue.	36
37.20 OFAC Certification.	36

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BANK OF AMERICA BUILDING OFFICE LEASE
THIS LEASE is made this 10th day of October, 2017, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord owns certain rights and interests in and to certain real property and improvements thereon in the City of Bellevue, King County, Washington, which real property is described in Exhibit “A,” attached hereto, and shown on the site plan attached hereto as Exhibit “B.” Said property and the improvements thereon are part of a first-class multi-use development commonly known and referred to herein as “Bellevue Place.” Bellevue Place currently consists of the Bank of America Building, Hotel Building, Corner Building, and Wintergarden Retail Center, as shown on Exhibit “B,” as well as a Parking Garage currently located beneath the foregoing.
B.    Tenant desires to lease from Landlord a portion of the Bank of America Building and Landlord is willing to do so on certain terms and conditions, which are set forth herein.
NOW THEREFORE, for and in consideration of the promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
1.BASIC LEASE DATA, TERMS AND EXHIBITS.
1.1Landlord: Bellevue Place Office, LLC, a Washington limited liability company.
1.2Address of Landlord: P. 0. Box 4186, Bellevue, Washington 98009.
1.3Tenant: Smartsheet Inc., a Washington corporation.
1.4Principal Business Address of Tenant: 10500 NE 8th Street, Suite 1300, Bellevue, WA 98004.
1.5Tenant’s Permitted Trade Name: Smartsheet
1.6Leased Premises: That portion of the second (2nd) floor of the Bank of America Building; as and where shown on Exhibit “C” attached hereto.
1.7Rentable Area of the Leased Premises: Seven Hundred Ninety-six (796) square feet.
1.8Breakdown of Rentable Area at Bellevue Place
(a)The total Rentable Area of the Bank of America Building and the Comer Building is Four Hundred Sixty-three Thousand Five Hundred Ninety-nine (463,599) square feet.
(b)The total Rentable Area of Bellevue Place is Five Hundred Nineteen Thousand Five Hundred Forty-nine (519,549) square feet.
1.9Tenant’s Share:

(a)Because Bellevue Place is a multi-use development containing a variety of different office, retail, and common area facilities within its various elements, Tenant’s Share appropriately comprises two components: (i) Operating, Repair and Maintenance Expenses specific to the Bank of America Building and the Comer Building, as set forth in Section l .9(b); and (ii) Operating, Repair and Maintenance Expenses for Bellevue Place generally, as set forth in Section 1.9(c).
(b)Operating, Repair and Maintenance Expenses for the Bank of America Building and the Comer Building: point one seven two percent (.172%) based on 463,599 rentable square feet pursuant to Section l .8(a).
(c)Operating, Repair and Maintenance Expenses for Bellevue Place: point one five three percent (.153%) based on 519,549 rentable square feet pursuant to Section l.8(b).
1.10Rent:
(Based on 796 square feet of Rentable Area]
From and including the Commencement Date through and including the last day of the twelfth (12th) month of the Lease Term, the Rent shall be Thirty-eight and 00/100 Dollars ($38.00), per square foot of the Rentable Area of the Leased Premises per annum or Two Thousand Five Hundred Twenty and 67/100 Dollars ($2,520.67) per month.
From and including the first day of the thirteenth (13th) month of the Lease Term through and including the last day of the twenty-fourth (24th) month of the Lease Term, the Rent shall be Thirty-nine and 14/100 Dollars ($39.14) per square foot of the Rentable Area of the Leased Premises per annum or Two Thousand Five Hundred Ninety-six and 29/100 Dollars ($2,596.29) per month.
From and including the first day of the twenty-fifth (25th) month of the Lease Term through and including the last day of the thirty-sixth (36th) month of the Lease Term, the Rent shall be Forty and 31/100 Dollars ($40.31) per square foot of the Rentable Area of the Leased Premises per annum or Two Thousand Six Hundred Seventy-three and 90/100 Dollars ($2,673.90) per month.
From and including the first day of the thirty-seventh (37th) month of the Lease Term through and including the last day of the forty-eighth (48th) month of the Lease Term, the Rent shall be Forty-one and 52/100 Dollars ($41.52) per square foot of the Rentable Area of the Leased Premises per annum or Two Thousand Seven Hundred Fifty-four and 16/100 Dollars ($2,754.16) per month.
From and including the first day of the forty-ninth (49th) month of the Lease Term through and including the Expiration Date, the Rent shall be Forty-two and 77/100 Dollars ($42.77) per square foot of the Rentable Area of the Leased Premises per annum or Two Thousand Eight Hundred Thirty-seven and 08/100 Dollars ($2,837.08) per month.
1.11Lease Term: Sixty (60) calendar months, plus that portion of a calendar month necessary, if at all, for the Expiration Date to occur on the last day of such calendar month.
1.12Commencement Date:
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The earlier of (i) five (5) days following substantial completion of the Premises Improvements (defined in Section 11.l(a) below), or (ii) the date Tenant first occupies the Leased Premises for business purposes.
1.13Expiration Date: Sixty (60) months following the Commencement Date, subject to a five (5) year option to extend the Lease.
1.14Security Deposit: Upon execution of this Lease, Tenant shall pay Landlord Seven Thousand Two Hundred Five and 79/100 Dollars ($7,205.79), of which Three Thousand Four Hundred Forty-four and 69/100 Dollars ($3,444.69) of which shall be applied to Rent and Additional Rent due for the first (1st) month of the Lease Term, and Three Thousand Seven Hundred Sixty-one and 10/100 Dollars ($3,761.10) representing Rent and Additional Rent due for the last month of the Lease Term, shall be held as a security deposit.
1.15Deadline for Submission to Landlord of Premises Plans for Premises Improvements. November 8, 2017.
1.16Contingency: THIS LEASE IS CONTINGENT UPON ITS ACCEPTANCE AND APPROVAL BY LANDLORD’S LENDERS. If this Lease is acceptable to Landlord’s lenders, this contingency will be waived by Landlord.
1.17Project Architect: JPC Architects, or as otherwise designated by Landlord.
1.18Exhibits Incorporated by Reference:
Exhibit “A” -     Legal Description of Bellevue Place.
Exhibit “B” -     Site Plan of Bellevue Place.
Exhibit “C” -     Floor Plan of the Leased Premises.
Exhibit “D” -     Tenant Design & Construction Manual (including Base Building Finish Condition).
Exhibit “E” -     Rules and Regulations.
Exhibit “F” -     Bellevue Place Transportation Management Agreement.
Exhibit “G” -     Form of Tenant Estoppel Certificate.
Exhibit “H” -     Form of Subordination Agreement to Reciprocal    Easement Agreement.
2.PREMISES.
2.1Generally.
Landlord does hereby lease and demise to Tenant, and Tenant hereby accepts from Landlord, upon the terms and conditions herein set forth, the Leased Premises described in Section 1.6 above and depicted in Exhibit “C,” together with rights of ingress and egress over and across the Common Areas and Facilities of the Bank of America Building and Bellevue Place.
2.2Reserved to Landlord.
Landlord reserves the right, from time to time, to change the size and dimensions of Bellevue Place; add additional buildings and improvements to Bellevue Place; relocate, alter, and change the Number of buildings and other improvements in, on and under Bellevue Place; change any building dimensions and the number of floors in any of the buildings and parking areas in Bellevue Place; change the identity and type of stores and tenancies in Bellevue Place; change the name and address of the buildings and other improvements in Bellevue Place; and
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change the Common Areas and Facilities in Bellevue Place. Landlord further reserves the use of, and all rights in and to, the exterior walls and roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Leased Premises in locations which will not materially interfere with Tenant’s use thereof and serving other parts of Bellevue Place. Landlord shall reasonably attempt to locate such items under the floor, above the ceiling, or adjacent to an interior wall. Such use shall not exceed one percent (I%) of the Useable Area of the Leased Premises unless otherwise agreed. If Landlord’s use hereunder exceeds one percent (I%) of the Useable Area of the Leased Premises, Tenant shall be entitled, as its sole and exclusive remedy, to a reduction in the stated Rentable Area for the Leased Premises, as set forth in Section 1.7 above, and a proportional reduction in Rent and Additional Rent (as defined in Sections 5 and 6 below) due hereunder. The Leased Premises shall not include the space above the suspended ceiling. Landlord shall retain the right to use the area immediately below the floor surface and the space above the suspended ceiling in any manner which does not permanently and materially interfere with Tenant’s use of the Leased Premises.
3.LEASE TERM.
3.1Generally.
The term of this Lease (the “Term” or “Lease Term”) shall be the period of time set forth in Section 1.11 above and shall commence on the Commencement Date as provided in Section 4.1 below and shall end at 11:59 p.m. on the Expiration Date, as provided in Section 4.2 below.
3.2Termination.
The Lease shall terminate on the Expiration Date, unless sooner terminated hereunder or by operation of law, without the necessity for any notice from either Landlord or Tenant. If Tenant fails to surrender the Leased Premises at the end of the Lease Term, Tenant shall be liable for, and shall indemnify Landlord against, all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Leased Premises to such succeeding tenant.
3.3Holding Over.
Any holding over by Tenant after the expiration of the Lease Term shall be construed to be a tenancy from month-to-month. During such tenancy, Tenant shall pay to Landlord a monthly rental of one hundred fifty percent (150%) of the Rent payable during the last month of the Lease Term in addition to the Additional Rent and Other Charges set forth herein. Except as set forth herein, such month-to-month tenancy also shall be subject to all of the terms, covenants, and conditions of this Lease.
3.4Option to Extend Lease Term.
(a)Tenant is granted an option (the “Extension Option”) to extend the Lease Term for an additional five (5) year term, to and including the last day of the month that is sixty (60) months following the Expiration Date. The period of time shall be referred to herein as the “Option Period”. To exercise the Extension Option, Tenant must give Landlord unequivocal written notice of Tenant’s election to exercise the Extension Option at least ten (10) calendar months (but not earlier than twelve (12) calendar months) prior to the Expiration Date.
(b)If Tenant elects to exercise the Extension Option, the Rent for the Option Period (“New Rent”) shall be the Fair Market Rent (as defined below) for comparable space in the Bank of America Building (“Comparable Space”), but in no event shall the New Rent be less than the Rent payable during the last month of the Lease Term. If there is no Comparable Space
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in the Bank of America Building at the time, Tenant shall pay, as New Rent, whatever the fair market rent in the Bank of America Building would be if there was such Comparable Space in the Bank of America Building. The term “Fair Market Rent” shall mean the rent that would be paid by a willing tenant renewing its lease for Comparable Space for a term of five (5) years. Tenant concessions shall be included in the determination of fair market rent with respect to tenants who are renewing their leases in the Bank of America Building. The term “tenant concessions” shall include, without limitation, such inducements as tenant improvements and free rent.
(c)In the event Landlord and Tenant cannot agree on the New Rent, the matter shall be submitted for decision to a panel of three (3) arbitrators. Landlord and Tenant shall each appoint one (I) arbitrator, who shall by profession be a licensed commercial real estate broker or an MAI real estate appraiser and who shall be familiar with Bellevue Place and have been active (over the three (3) year period ending on the date of such appointment) in the brokering or appraisal of Comparable Space. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed New Rent is the closest to the Fair Market Rent. Each such arbitrator shall be appointed within fifteen (15) days after Tenant’s or Landlord’s notice to the other of its election to have the New Rent be determined by this arbitration procedure. The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator, who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of the County of King. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s proposed New Rent and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon both Landlord and Tenant. The cost of the arbitration shall be paid by Landlord and Tenant equally. The arbitration procedure shall not take more than thirty (30) days. However, if the arbitrators have not determined the New Rent prior to the beginning of the Option Period, Tenant shall pay the Rent previously in effect under the Lease plus a ten percent (10%) increase until such time as the arbitrators determine the New Rent. If the arbitration procedure results in a higher Rent, Tenant shall pay the difference with the next monthly rental payment due under the Lease. If the arbitration procedure results in a lower Rent, Tenant shall receive a credit against its next monthly Rent payments under the Lease, and any succeeding monthly rental payments, if necessary, in an amount equal to the overpayment.
(d)Notwithstanding anything in the foregoing to the contrary, the Extension Option may not be exercised during any period in which Tenant is in default under any provision of the Lease until said default has been fully cured. Time is of the essence. If Tenant fails to exercise the Extension Option in any instance when such right is in effect, prior to the expiration of the applicable time period for the exercise of such right, the Extension Option shall thereafter be deemed null and void and of no further force or effect. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. All rights of Tenant to the Extension Option shall terminate and be of no further force or effect, even after Tenant’s due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the Option Period, Tenant defaults under the terms of the Lease which default is not cured within any applicable cure period.
(e)The Extension Option shall be personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, nor shall the Extension Option be assignable separate and apart from this Lease.
4.COMMENCEMENT AND EXPIRATION DATES; LEASE YEAR.
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4.1Commencement Date.
The Commencement Date shall be the date set forth in Section 1.12 above.
4.2Expiration Date.
This Lease shall expire at 11:59 p.m. on the date set forth in Section 1.13 above.
4.3Confirmation of Commencement and Expiration.
Within five (5) business days after Tenant’s occupancy of the Leased Premises, or upon Landlord’s request, Landlord and Tenant shall confirm the specific Commencement and Expiration Dates in writing, as well as the “as built” Rentable Area of the Leased Premises, as defined in Section 6.2(f), and the Rent payable hereunder, which shall be appended to and incorporated into this Lease.
4.4Lease Year.
A “Lease Year” shall mean a calendar year commencing on January 1 and ending the following December 31. If the Commencement Date is a date other than January 1, the initial Lease Year shall be from and including the Commencement Date to and including December 31 of that calendar year. If the Expiration Date is a date other than December 31, the final Lease Year shall be from and including January I of the calendar year of the Final Lease Year to and including the Expiration Date.
5.RENT.
Tenant shall pay to Landlord, without notice or demand and without setoff or deduction whatsoever, the sums stated in Section 1.10 above (the “Rent”), which shall be paid to Landlord in advance in lawful money of the United States, on or before the first day of each calendar month at Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and Additional Rent (as defined in Section 6.1 below) for any partial month at the beginning or end of the Lease Term shall be prorated, based upon a thirty (30) day month. All amounts payable hereunder, other than Rent and Additional Rent, may be sometimes referred to as “Other Charges.” Landlord may (but shall not be required to) make available to Tenant procedures for the payment to Landlord by electronic funds transfer of any or all amounts required by the terms of this Lease to be paid by Tenant.
6.ADDITIONAL RENT.
6.1Generally.
In addition to the Rent provided for in Section 5 above, Tenant shall pay to Landlord, without notice (other than notice advising Tenant of its share of the Additional Rent) or demand and without setoff or deduction, Tenant’s Share (as defined in Section 6.2(a) below) of the Operating Expenses (as defined in Section 6.2(b) below), which expenses include, but are not limited to, (i) Operating, Repair, and Maintenance Expenses for the Bank of America Building and the Comer Building; and (ii) Operating, Repair, and Maintenance Expenses for Bellevue Place during the Lease Term (the “Additional Rent”).
6.2Definitions.
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The following terms shall have the meanings hereinafter specified, unless the context otherwise specifies or clearly requires:
(a)Tenant’s Share. Tenant’s Share shall be equal to the percentages set forth in Section 1.9 above.
(b)Operating Expenses Generally.    The Operating Expenses shall include (i) all Operating, Repair and Maintenance Expenses (defined in Section 6.2(c) below), and (ii) all Taxes (defined in Section 6.2(d) below).
(c)Operating, Repair and Maintenance Expenses. Operating, Repair and Maintenance Expenses shall include the actual costs and expenses that are paid or payable by Landlord in connection with the operation, repair and maintenance of Bellevue Place and its constituent parts, which include without limitation, the Bank of America Building, the Comer Building and the Wintergarden Retail Center, less all contributions for such costs received from the owner of the Hotel Tract as defined in and pursuant to the terms of that certain Construction, Operation and Reciprocal Easement Agreement recorded under King County Recorder’s File No. 8709160449, as amended from time to time (the “REA”), and shall include, but not be limited to, those costs and expenses that are paid or payable to the Transportation Management Association. Without limiting the generality of the foregoing and by way of illustration, Operating, Repair and Maintenance Expenses shall include costs and expenses of all utility, heating, air conditioning and ventilation costs and expenses; license, permit and inspection fees; planting and landscaping costs and expenses; janitorial services; direct physical damage insurance (including but not limited to loss of income insurance), liability and excess liability insurance, and other appropriate insurance policies, as determined solely by Landlord or Landlord’s lender, including but not limited to garage keeper’s legal liability, boiler and machinery and auto insurance; taxes and assessments on equipment; the cost and expense of repairs including, but not limited to, those of a capital nature necessary or appropriate to fulfill Landlord’s obligations to its tenants; the cost and expense of removing trash and other refuse; the cost and expense of supplies, tools and equipment; the cost and expense of cleaning, maintaining, repairing and replacing machinery and equipment, including but not limited to automatic door openers, lights and lighting fixtures, heating, air conditioning and ventilation equipment, fire and sprinkler systems and security systems; depreciation allowance on machinery and equipment (depreciation to be over the useful life of any such machinery and equipment in accordance with the guidelines and regulations established by the Internal Revenue Service, if any); the cost and expense of personnel to implement such services, including but not limited to security and traffic control; legal and accounting costs and expenses; customary management fees; the cost of any capital improvements necessary or appropriate to fulfill Landlord’s repair or maintenance obligations, required by any applicable governmental law or regulation not in effect at the time Tenant is required to take occupancy of the Leased Premises or made for the purpose of reducing operating, repair or maintenance costs (the cost of any such capital improvements shall be amortized over the useful life of such item (in accordance with the guidelines and regulations established by the Internal Revenue Service, if any, from time to time) as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of purchasing or constructing such improvements).
(d)Taxes. Taxes shall include all real estate taxes, personal property taxes and all other taxes, surcharges and assessments that are or may be levied upon, assessed against or attributable to Bellevue Place and all improvements, fixtures, equipment and other property of Landlord, real and personal, located on, in or under Bellevue Place and used in connection with the operation thereof, including the Bank of America Building, the Comer Building and land underlying the Bank of America Building and the Comer Building and including, although not limited to, the land, improvements, equipment, fixtures and other property used in connection
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with the operation of and comprising the Parking Garage and Wintergarden Retail Center and any rental, excise, sales, transaction or other privilege tax or levy, however denominated (excepting federal, state and local net income taxes) paid or payable during the Lease Term and taxes on all tenant improvements in the Wintergarden Retail Center owned by Landlord but excluding the Hotel Building and the land underlying the Hotel Building. Taxes also shall include any amounts paid or payable to any third party or incurred by Landlord for the purpose of obtaining a reduction in the Taxes as above defined.
(e)Rentable Area of the Leased Premises. For purposes of this Lease, the Rentable Area of the Leased Premises shall mean the Useable Area of the Leased Premises, as that term is defined and computed according to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA z65.l-2010, otherwise known as the “BOMA Standard,” multiplied by a load factor of twenty-three point eight five percent (23.85%). The “as built” Rentable Area of the Leased Premises shall be the true Rentable Area of the Leased Premises at the time Landlord tenders possession of the Leased Premises to Tenant.
(f)Rentable Area of Bellevue Place. For purposes of this Section 6, the Rentable Area of Bellevue Place shall include the total of all areas and spaces in (i) the Bank of America Building, (ii) the Comer Building, and (iii) all areas and spaces in and opening into the Wintergarden Retail Center (whether or not such areas or spaces in the Bank of America Building, the Comer Building, and the Wintergarden Retail Center are actually leased by Landlord) that are available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests and shall include, but not be limited to, all rest rooms, mezzanines, warehousing and storage areas, clerical and office areas, and employee areas within the leased premises of any tenant of Landlord in the Wintergarden Retail Center, Bank of America Building and Comer Building, but shall exclude all areas and spaces in the Hotel Building (other than those areas and spaces in or opening into the Wintergarden Retail Center and available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests) and the Common Areas and Facilities of Bellevue Place. If at any time, Landlord believes the Rentable Area of Bellevue Place is materially different than the Rentable Area of Bellevue Place set forth in Section 1.8 above because of an error in calculation or additions, modifications or alterations to Bellevue Place and Landlord desires to amend this Lease to reflect the actual or changed Rentable Area of Bellevue Place, Landlord shall so notify Tenant in writing. If Tenant does not object in writing to Landlord’s notice within ten (10) days following receipt of Landlord’s notice, this Lease shall be deemed to be amended to incorporate the Rentable Area of Bellevue Place as set forth in Landlord’s notice to Tenant. If Tenant does object in writing to Landlord’s notice within said ten (10) days, and Landlord and Tenant are unable to agree upon the Rentable Area of Bellevue Place within ten (10) days following receipt of Tenant’s notice of objection, the matter shall be submitted for determination to the Project Architect for Bellevue Place. The decision of the Project Architect shall be final and binding on both Landlord and Tenant and this Lease shall be deemed to be amended to reflect the Rentable Area of Bellevue Place as and when decided by the Project Architect. The cost and expense of the Project Architect’s consideration of the matter, if any, shall be shared equally among Landlord and all tenants objecting to Landlord’s notice.
(g)Notwithstanding anything in this Section 6.2 to the contrary, the following costs shall not be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease:
Leasing commissions, advertising expenses, fees and costs incurred in procuring new tenants for portions of Bellevue Place.
Except as permitted in Section 6.2(c) of the Lease, interest or amortization payments on mortgages.
Rental on ground leases or other underlying leases.
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Any costs or expenses associated with or incurred in connection with required environmental testing, removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances.
Costs of any item for which Landlord is or is entitled to be paid or reimbursed by insurance.
Charges for electricity, water, or other utilities and applicable taxes for which Landlord is entitled to reimbursement from any other tenant.
Cost of correcting major defects in the design, construction or equipment of, or substantial latent defects in, the Bank of America Building or Bellevue Place (a defect, for the purposes of this subsection (g), is defined as a substantial condition that occurred because of negligence in the initial construction of Bellevue Place).
Any costs incurred in constructing any future material expansion of the Bank of America Building (as opposed to the costs of operating and maintaining the expanded Bank of America Building, which may be included in the operating costs
Smartsheet NNN Lease (Suite 212)    -I 0-
and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease).
Costs of a capital nature, except for costs (a) reasonably necessary or appropriate to fulfill Landlord’s repair or maintenance obligations; (b) incurred as a result of any applicable governmental law or regulation enacted and enforced after the date of the Lease; and/or (c) made for the purpose of reducing operating, repair or maintenance costs.
Interest and penalties incurred as a result of Landlord’s delinquent payment of any obligation of Landlord.
Notwithstanding any reference in Section 6.2 to the contrary, the cost of any capital item shall not be expensed in a single year but shall be depreciated over the useful life of such item in a manner consistent with other Bellevue Class “A” office buildings.
Notwithstanding anything in this Lease to the contrary, there shall be no duplication of any particular cost, charge or expense in any operating costs and maintenance expenses set forth in this Section 6.2 of the Lease, provided Landlord reserves the right to include a customary administrative fee and a customary management fee within operating costs and maintenance expenses.
6.3Payment.
Landlord shall provide to Tenant, at or before the Commencement Date, an estimate of the annual Operating Expenses for the Lease Year in which the Commencement Date occurs. Within ninety (90) days after the expiration of each succeeding Lease Year of the Lease Term, or as soon thereafter as such information becomes available, Landlord shall give Tenant a written estimate of Tenant’s Share of the Operating Expenses for the then current Lease Year (“Tenant’s Estimated Share”). Tenant shall pay Tenant’s Estimated Share, in advance, in equal monthly installments on or before the first (1st) day of each calendar month of such Lease Year at
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Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. During the period of time following the expiration of a Lease Year and Tenant’s receipt of Landlord’s estimate of Tenant’s Estimated Share, Tenant shall continue to pay Landlord Tenant’s Estimated Share from the prior Lease Year. Within ninety (90) days after the expiration of each Lease Year of the Lease Term (or as soon thereafter as such information becomes available), Landlord shall furnish to Tenant a written statement summarizing the actual amount of Tenant’s Share of the Operating Expenses for the prior Lease Year (hereinafter sometimes referred to as the “Annual Reconciliation Statement”). If Tenant’s Share of the Operating Expenses exceeds the amount paid by Tenant, Tenant shall pay the deficiency to Landlord promptly upon receipt of a written notice of the amount thereof. If such statement shows Tenant’s Share of the Operating Expenses to be less than the amount paid by Tenant, the amount of overpayment by Tenant shall be credited by Landlord to the next payment or payments of Additional Rent due hereunder, if Tenant has otherwise complied with all of the terms and provisions of this Lease. If the Lease Term has expired and Tenant has vacated the Leased Premises and no amounts are or may become payable by Tenant, then any overpayment shall be returned to Tenant, or at Landlord’s option, to the last assignee of Tenant’s interest in the Leased Premises. If this Lease commences at a time other than the beginning of a calendar year, Tenant shall pay the Additional Rent for the remaining portion of the Lease Year based upon the number of days from the Commencement Date. If this Lease expires at a time other than the last day of a calendar year, Tenant shall be obligated to pay immediately any deficiencies which shall be computed at the expiration of that Lease Year. If at any time during a Lease Year it appears to Landlord that any of the Operating Expenses payable for that Lease Year will vary from Landlord’s estimate by more than five percent (5%) on an individual or aggregate basis, Landlord may, at its election, adjust Tenant’s Estimated Share for the balance of that Lease Year to compensate for such increase. Any increased payments required to be made pursuant to this Section shall be made within thirty (30) days after Landlord has notified Tenant thereof. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.
6.4Nonpayment.
In the event of nonpayment of any item of Additional Rent or any Other Charge due hereunder, Landlord shall have the same rights and remedies as for failure to pay Rent.
6.5Future Development of Bellevue Place.
Tenant is aware that Landlord, by itself or in combination with other persons, intends to further expand and develop Bellevue Place in one or more additional phases and Tenant has reviewed plans and other documents describing the intended expansion and development of Bellevue Place or has been provided with opportunities to review such plans and documents. In the event one or more such phases of the Bellevue Place project are completed during the Lease Term, any additional operating, repair or maintenance expenses and real estate and other taxes attributable to such other phases may be included in the Operating Expenses at Landlord’s discretion; provided that the denominator used to calculate Tenant’s proportionate share of such expenses is reasonably adjusted with respect to such phases.
6.6Disputes Relating to Additional Rent.
If Tenant desires to contest any calculation by Landlord of Tenant’s Share or the amount of any Bellevue Place Operating Expense payable by Tenant, Tenant must give Landlord a written notice (an “Objection Notice”) stating that Tenant disputes the calculation or amount. The Objection Notice must be received by Landlord within ninety (90) days after Tenant receives Landlord’s Annual Reconciliation Statement regarding Bellevue Place Operating Expenses, and set forth with particularity the reason why Tenant disputes Landlord’s calculation
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or the amount. If Tenant fails to give Landlord such an Objection Notice within such time, Tenant shall be deemed to have waived and released any and all rights it may have to contest the calculation and amount. Promptly after receiving any such Objection Notice from Tenant, Landlord shall meet with Tenant and both Tenant and Landlord shall attempt in good faith to reconcile the matters described in the Objection Notice; provided, however, if Tenant refuses to meet with Landlord within thirty (30) days after the date Landlord received the Objection Notice from Tenant, Tenant shall be deemed to have waived and released any and all rights it may have to contest Landlord’s calculation and the inclusion and amount of any Bellevue Place Operating Expense. If Landlord and Tenant are unable to resolve the dispute within a reasonable time, Landlord shall cause its accounting firm to undertake an investigation and analysis of the matter and prepare a written report, a copy of which shall be provided to Tenant. The cost of the investigation, analysis and report shall be paid for by Tenant unless the investigation and analysis discloses a material error favoring Landlord, in which event Landlord shall bear the cost of the investigation, analysis and report. If the report discloses that the amount or calculation used by Landlord was incorrect, Landlord shall provide a credit to Tenant against future obligations under this Section 6 equal to the amount of any overpayment paid by Tenant during the Lease Year to which Tenant’s Objection Notice relates. Notwithstanding the pendency of any dispute hereunder, Tenant shall continue to pay all amounts owed hereunder based upon Landlord’s determination and calculation or until such calculation or amount has been established hereunder to be incorrect.
7.LATE CHARGES.
If Tenant fails to pay, when the same is due and payable, any Rent, Additional Rent or Other Charges, such unpaid amounts shall bear interest at the rate of two percent (2%) per month from the date due to the date of payment, unless such amount would violate any applicable usury law, in which event such unpaid amounts shall bear interest at the highest rate then allowed by law. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any installment of Rent, Additional Rent or Other Charges will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any Rent, Additional Rent or Other Charge installment is not received by Landlord from Tenant by the fifth (5th) day after such installment is due, Tenant shall immediately pay to Landlord, in addition to the installment due, a late charge equal to twelve percent (12%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss and expense suffered by such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease. Landlord shall apply payments made by Tenant first to accrued charges, interest and rent in the following order: (a) Late Charges; (b) interest; (c) Rent; Other Charges and Additional Rent; and (d) any balance remaining to current Rent, Other Charges, and Additional Rent. Notwithstanding anything in this Section 7 to the contrary, provided Tenant pays all sums due hereunder by electronic funds transfer, Landlord shall waive the first (1st late charge that may be incurred by Tenant during any twelve (12) month period during the Lease Term, provided the unpaid amount is in fact paid in full by Tenant on or before the fifteenth (15th) day of the month in which any such payment is due.
8.SECURITY DEPOSIT.
As additional consideration for this Lease, Tenant has delivered to Landlord as a security deposit the sum shown in Section 1.14 above. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be
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kept and performed by Tenant during the entire Lease Term. If Tenant is in breach under any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any unpaid obligation or sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s breach, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach. In the event Landlord elects to so use, apply or retain all or any part of the security deposit, Tenant shall deposit with Landlord, within ten (10) days of demand therefor, cash sufficient to restore the security deposit to the amount set forth in Section 1.14. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof after deductions hereunder by Landlord shall be returned to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days following expiration of the Lease Term or Tenant’s return of the Leased Premises to Landlord in the condition required hereunder, whichever shall last occur. No trust relationship is created hereby between Landlord and Tenant with respect to the security deposit.
9.USES.
9.1Permitted Uses.
Tenant shall use and occupy the Premises only for general office purposes consistent with a first class office building (the “Permitted Use”) under the trade name set forth in Section 1.5 above, and for no other business or purpose or under any other trade name without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determines that any proposed use or trade name is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building. Landlord makes no representation or warranty as to the availability of Tenant’s Permitted Trade Name or that it will not infringe on any other person’s trademark, service mark or other rights or privileges.
9.2Prohibited Uses.
Tenant shall not do or permit or suffer anything to be done in or about the Leased Premises, Bank of America Building or Bellevue Place which will in any way obstruct or interfere with the rights of other tenants or occupants of the Bank of America Building or Bellevue Place or injure or annoy them, their customers or clients, nor shall Tenant use or allow the Leased Premises to be used for any purpose which is objectionable or offensive in Landlord’s reasonable judgment or which is unlawful, nor shall Tenant do or permit or suffer anything to be done in or about the Leased Premises, the Bank of America Building or Bellevue Place which would cause Landlord to be in violation of any of its agreements with others. If Tenant permits or engages in any activity which, in Landlord’s reasonable judgment, is objectionable, offensive or otherwise constitutes a nuisance to Landlord, the other tenants of the Bank of America Building or Bellevue Place, or their employees, customers, guests or invitees, Tenant shall immediately discontinue such activity or take action to cause the activity to be discontinued with all due diligence if it cannot be immediately discontinued. Tenant’s failure to comply with this Section shall constitute a material default of this Lease and entitle Landlord to pursue its remedies for such a breach or, in the alternative, undertake such work as may be appropriate to prevent such activity and recover, as additional rent, the cost thereof plus interest thereon at two percent (2%) over the prime rate of interest charged or published by Bank of America on the first day of each month, commencing on the date due through the date of payment.
9.3Compliance with Laws, Rules and Regulations.
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Tenant shall, at its sole cost and expense, promptly comply with all local, state and federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force relating to Tenant’s use and occupancy of the Leased Premises and Tenant’s business conducted therein.
9.4Hazardous Material.
Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Leased Premises caused or permitted by Tenant results in contamination of the Leased Premises or any part of Bellevue Place or any other property, or if contamination of the Leased Premises or any part of Bellevue Place or any other property by Hazardous Material otherwise occurs for which Tenant may be legally liable for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the property, damages for the loss or restriction on use of rentable or useable space or of any amenity of Bellevue Place or the Leased Premises or elsewhere, damages arising from any adverse impact on marketing of space at Bellevue Place or elsewhere, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under Bellevue Place. Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Leased Premises or Bellevue Place by Tenant, its agents, employees, contractors or invitees, results in any contamination of the Leased Premises or any part of Bellevue Place or any other property, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Leased Premises, Bellevue Place or any other property to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises, Bellevue Place or other property. As used herein, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government.
10.SERVICES AND UTILITIES.
10.1Standard Services.
As long as Tenant is not in default under any of the provisions of this Lease, Landlord shall cause the Leased Premises (in accordance with Section 12.3) and the public and common areas of the Building, including the lobbies, elevators, stairs, corridors and rest rooms, to be maintained in reasonably good order and condition consistent with the operation and maintenance of the Bank of America Building as a first-class office and retail building in downtown Bellevue, except for damage occasioned by any act or omission of Tenant or Tenant’s officers, contractors, agents, invitees, licensees or employees, the repair of which shall be paid for by Tenant. From 7:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays (“Regular Business Hours”), Landlord shall furnish the Leased Premises with electricity for lighting and operation of low power usage office machines, water, heat, air conditioning and elevator service (the “Standard Services”). During all other hours, Landlord shall furnish the Standard Services, including elevator service as reasonably required to provide access to the Leased Premises,
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except for heat and air conditioning and lighting. If requested by Tenant, Landlord shall furnish heat and air conditioning and lighting at times other than Regular Business Hours and the cost of such services, as established by Landlord, shall be paid by Tenant in the same manner as provided in Section 5 above. Landlord also shall provide lamp replacement service for Building Standard fluorescent light fixtures, toilet room supplies, window washing at reasonable intervals and customary building janitorial service as part of the Standard Services, although no janitorial service shall be provided for Saturdays, Sundays or legal holidays. The cost and expense of any janitorial or other services provided or caused to be provided by Landlord to Tenant in addition to the services ordinarily provided Bank of America Building tenants shall be paid by Tenant in the same manner as provided for payment in Section 5 above.
10.2Interruption of Services.
Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption or failure of the Standard Services due to any cause whatsoever. No temporary interruption or failure of the Standard Services incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord’s reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder.
10.3Additional Services.
Tenant shall not install lights and equipment in the Leased Premises with heating loads which in the aggregate exceed the Bank of America Building standard mechanical system. Landlord shall not arbitrarily withhold consent to Tenant’s installation of lights and equipment exceeding such amount but may condition its consent on Tenant’s payment of the costs incurred by Landlord for the installation, operation, repair and maintenance of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights. In addition, Tenant shall pay to Landlord, in advance, on the first day of each month during the Lease Term, such amount estimated by Landlord to be the cost of furnishing electricity to Tenant for the operation of such equipment or lights and such amount estimated by Landlord to be the cost of operating and maintaining the supplementary air conditioning units as necessitated by Tenant’s use of such equipment or lights. Such costs shall be paid by Tenant in the same manner as provided in Section 5 above. In the event of nonpayment of amounts due for any of the above-described additional services, Landlord shall have the same rights and remedies as it has with respect to the nonpayment of rent hereunder. Landlord shall be entitled to install and operate, at Tenant’s sole cost and expense, a monitoring or metering system in the Leased Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment and lights and from Tenant’s after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord’s instructions for the use of drapes, blinds and thermostats in the Bank of America Building.
11.IMPROVEMENTS, ALTERATIONS AND ADDITIONS.
11.1Premises Improvements.
(a)Prior to the Commencement Date, the Leased Premises shall be improved by Landlord (the “Premises Improvements”), which Premises Improvements shall be in accordance with mutually agreed upon plans and specifications for such improvements (the “Premises Plans”). The Premises Improvements shall be performed and installed by design professionals and contractors selected by Landlord in the exercise of Landlord’s subjective discretion, and shall be performed in accordance with the requirements set forth in Exhibit “D”. Landlord shall contract directly with the contractors constructing the Premises Improvements. Landlord shall contract directly with the Project Architect for architectural services related to the
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Premises Improvements. Landlord shall pay certain amounts toward the cost of the Premises Improvements (“Landlord’s Improvement Allowance”). Landlord’s Improvement Allowance is limited to Thirty-five and 00/100 Dollars ($35.00) per rentable square foot, or a total amount not to exceed Twenty-seven Thousand Eight Hundred Sixty and 00/100 Dollars ($27,860.00). Landlord’s Improvement Allowance shall be used exclusively for the Premises Improvements (including all sales and other applicable taxes but not including furniture, trade fixtures, equipment, inventory, or personal property, which shall be Tenant’s sole cost and responsibility); provided, however, Tenant has the right to use up to One Thousand Five Hundred Ninety-two and 00/100 Dollars ($1,592.00) of Landlord’s Improvement Allowance to offset data, telephone, and similar communication cabling costs.
(b)Any and all costs for the construction and installation of the Premises Improvements (including but not limited to the cost of all working drawings, space plans, and engineering, architectural, design and consulting fees) in excess of Landlord’s Improvement Allowance (“Excess Improvement Costs”) shall be Tenant’s sole responsibility and shall be paid by Tenant promptly when due. Tenant’s failure or refusal to pay any such Excess Improvement Costs shall be a material breach of this Lease and a default hereunder. If it should appear to Landlord at any time that Tenant is or may be obligated to pay for any Excess Improvement Costs, in addition to any and all other rights and remedies to which Landlord may be entitled, Landlord shall have the right, but not the obligation, to immediately stop or prevent any and all further design, construction and installation work until Landlord has received satisfactory assurances that Tenant can and will promptly pay all Excess Improvement Costs.
(c)Prior to the Commencement Date, the Project Architect shall certify that the Premises Improvements are substantially complete in accordance with the Premises Plans. If substantial completion of the Premises Improvements is delayed by Tenant’s acts or omissions, change in design decisions, revisions or additional work, or those of Tenant’s agents, then the Commencement Date shall be the date substantial completion of the Premises Improvements would have been achieved but for the Tenant delay, as determined by the Project Architect. The terms “substantial completion” or “substantially complete”, as used herein, means that stage of construction where the Premises Improvements are usable for their principal intended purpose, as determined in good faith by the Project Architect, and the applicable governmental authorities deem the Leased Premises approved for occupancy, notwithstanding the possible need to complete, finish or install non-critical improvement features and fixtures. The existence of repairs or defects of a nature commonly found on a “punch list,” (meaning minor items that do not materially impact Tenant’s use of the Leased Premises), after turnover to Tenant, shall not postpone the Commencement Date or result in a delay or abatement of Tenant’s obligation to pay rent or give rise to a damage claim against Landlord, provided Landlord shall use commercially reasonable efforts to complete such punch list items within sixty (60) days after Landlord’s receipt of Tenant’s punch list, referred to below. Tenant’s occupancy of the Leased Premises shall be deemed an acknowledgement that the Leased Premises is in good condition and repair and that Landlord has caused the Bank of America Building and all of the Premises Improvements to be constructed as required by this Lease, subject to those items, if any, specified in any punch list to be delivered by Tenant within thirty (30) days following substantial completion.
(d)All improvements and fixtures made or installed in or to the Leased Premises, including all Premises Improvements, are the property of Landlord. The Premises Improvements shall not include, and Tenant shall be solely responsible for all costs associated with (i) the interior design of the Leased Premises, (ii) security and access control to the Leased Premises, (iii) data, telephone, and similar communications cabling in excess of One Thousand Five Hundred Ninety-two and 00/100 Dollars ($1,592.00), as set forth in paragraph 11.l(a) above, and (iv) furniture, fixtures and equipment. The foregoing shall be deemed to be a
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financial accommodation of the type referenced in 11 USC §365(c)(2) and a material and substantial part of this Lease transaction, as amended.
11.2Alterations by Tenant
After completion of Premises Improvements, Tenant shall not make any subsequent alterations, additions or improvements in, on, or to the Leased Premises without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord may deem appropriate. Tenant shall submit complete sets of final plans and specifications for all such alterations, additions or improvements to Landlord for approval. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant’s sole cost and expense. Prior to the commencement of any such work, Tenant shall notify Landlord of the contractors that will be retained by Tenant to perform the work. Landlord shall have the right to approve or disapprove in advance any or all contractors to be retained by Tenant for such work. Landlord shall promptly be provided with complete “as built” drawings and specifications for all alterations, additions and improvements made by Tenant. Tenant shall secure all governmental permits, approvals or authorizations required for such work. All alterations, additions and improvements (including but not limited to all light fixtures and floor coverings but excluding any inventory, furniture and similar personal property which does not become a part of the Leased Premises) shall immediately become the property of Landlord, without any obligation on the part of Landlord to pay therefor, upon installation in the Leased Premises. Upon the expiration or sooner termination of the Lease Term, Tenant shall forthwith remove (at Tenant’s sole cost and expense) all alterations, additions or improvements made by Tenant (except original leasehold improvements constructed as part of Premises Improvements) designated by Landlord to be removed and Tenant shall repair (at its sole cost and expense) any damage to the Leased Premises caused by such removal. Notwithstanding anything herein or elsewhere in this Lease to the contrary, Tenant shall remove all voice and data cabling and other telecommunications equipment installed by Tenant, and shall restore the Leased Premises to the condition they were in prior to the installation of such items. Tenant’s obligations hereunder shall survive the expiration or termination of this Lease.
11.3Disability Laws.
Notwithstanding anything in this Lease to the contrary, if Tenant constructs, makes or installs or causes to be constructed, made or installed any improvement or alteration in or to the Leased Premises, Tenant shall be solely responsible for ensuring that such improvements and/or alterations do not violate any provision in any local, state or federal law or regulation relating to accessibility for handicapped persons or the removal of architectural or communication barriers to accessibility (“Disability Law”), including but not limited to RCW Chapter 70.92 and The Americans with Disabilities Act. Any approval by Landlord of Tenant’s plans or specifications for any such improvements or alterations shall not be a representation or warranty, express or implied, by Landlord that such plans will comply with any Disability Law. If any claim is asserted against Landlord under any Disability Law which claim relates directly or indirectly to any alterations or improvements installed, made or constructed, directly or indirect, by or for Tenant in or to the Leased Premises or any trade fixture or personal property item used by Tenant in the Leased Premises, Tenant shall defend, indemnify and hold Landlord harmless from and against the claim and any and all charges, liabilities, obligations, penalties, damages, judgments, costs and expenses (including attorneys’ fees) arising or incurred against or suffered, directly or indirectly, by Landlord relating thereto. If it should be determined that any improvement or alteration constructed, made or installed in or to the Leased Premises, directly or indirectly, by or for Tenant or any trade fixture or personal property item used by Tenant in the Leased Premises is an illegal architectural or communication barrier under any Disability Law, Tenant shall immediately, at its sole cost and expense, remove the barrier or, to the extent allowed by the
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Disability Law, provide alternatives to the barrier so as to make the Leased Premises accessible to handicapped persons.
No alteration or improvement in the Leased Premises will be approved by Landlord if it will require that barriers outside the Leased Premises be removed under any Disability Law. Tenant shall not have any basis for objecting to Landlord’s judgment regarding the probable application of any Disability Law provided Landlord does not act arbitrarily.
12.MAINTENANCE OF THE PREMISES.
12.1Maintenance and Repair by Tenant.
Tenant shall at all times throughout the Lease Term, at its sole cost and expense, keep the Leased Premises (including all exterior doors and entrances, windows and moldings and trim on all doors and windows) and all partitions, door surfaces, fixtures, equipment and appurtenances thereof in good order, condition and repair consistent with a first-class office building, damage by unavoidable casualty excepted (but not excluding any damage caused by burglary, attempted burglary or vandalism of the Leased Premises).
12.2Failure to Maintain.
If, after five (5) days’ prior written notice (except in emergencies) from Landlord, Tenant fails to keep, preserve and maintain the Leased Premises as set forth in Section 12.1 above, Landlord may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as additional rent. Landlord shall have the right to enter the Leased Premises for the purpose of undertaking such work upon the failure of Tenant to do so.
12.3Repair by Landlord.
Landlord shall keep the roof, exterior walls, exterior building windows, public corridors, equipment used in common with other tenants (such as elevators, plumbing, heating, air conditioning and similar equipment) and building structure of the Leased Premises in a good state of repair, and shall accomplish such repairs as may be needed promptly after receipt of written notice from Tenant. If repairs are required by reason of Tenant’s acts or negligent failure to act, Tenant shall promptly pay Landlord, as additional rent, for the cost thereof. Except as otherwise specifically provided in Sections 16 or 28, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Leased Premises or building of which the Leased Premises are a part, or in or to fixtures, appurtenances and equipment therein. In no event shall Landlord be liable to Tenant for any damage to the Leased Premises or for any loss, damage or injury to any property therein or thereon resulting from acts by other third parties or occasioned by fire; explosion; falling plaster; the breaking, bursting, stoppage or leaking of water, gas, sewer, electrical cables, wires or steam pipes; or from water, rain, or other substances leaking or coming from the roof, street, subsurface or from any other place or from dampness or from any similar risks or causes. Landlord shall not be liable for any loss or damage to any person or property sustained by Tenant or any other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of Bellevue Place, or of any other third parties.
12.4Surrender of Leased Premises.
At the expiration or sooner termination of this Lease, Tenant shall return the Leased Premises to Landlord in the same condition in which it was initially received (or, if altered by
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Landlord or by Tenant with Landlord’s consent, then the Leased Premises shall be returned in such altered condition), reasonable wear and tear and damage by fire or other unavoidable casualty excepted (excluding burglary, attempted burglary and vandalism). Tenant shall remove all inventory, furniture and other personal property which does not become a part of the Leased Premises, and all alterations and improvements which Landlord designates to be removed pursuant to Section 11.2 above, and shall restore the Leased Premises to the condition it was in prior to the installation of such items. Tenant’s obligations under this Section 12 shall survive the expiration or termination of this Lease.
13.ACCEPTANCE OF THE LEASED PREMISES.
Except as otherwise provided in this Section 13, and subject to Landlord’s completion of the Premises Improvements in accordance with Section 11.1 above, Tenant has inspected the Leased Premises and accepts the same in their current condition and waives the right to make any claim against Landlord for any matter directly or indirectly arising out of the condition of the Leased Premises, appurtenances thereto, the improvements thereon and the equipment thereof. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR HABITABILITY.
14.DEFAULT BY LANDLORD.
Landlord shall not be in default under this Lease unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event less than thirty (30) days after written notice by Tenant to Landlord and to the holder of all mortgages and deeds of trust covering the Leased Premises whose names and addresses shall have been furnished to Tenant in writing. The notice shall specify wherein Landlord has failed to perform such obligation; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease and which Tenant otherwise may have until such thirty (30) days have elapsed. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and, subject to Section 30, Tenant’s remedies shall be limited to damages.
15.ACCESS.
15.1Right of Entry.
Tenant shall permit Landlord and its employees, agents and contractors to enter into and upon the Leased Premises at any time during normal business hours (8:00 a.m. to 6:00 p.m.) for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Leased Premises or the Bank of America Building. If Tenant is not personally present to permit entry, in case of emergency or urgent necessity Landlord may forcibly enter the same at any hour without rendering Landlord liable therefor. Nothing contained in this Section shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease. Landlord shall have the right to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of this Lease.
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15.2Excavation.
If an excavation is made of property adjacent to the Leased Premises, Tenant shall and does hereby afford to the person causing or authorized to cause such excavation, an irrevocable license to enter upon the Leased Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall of the building of which the Leased Premises are a part from injury or damage and to support the same by proper foundations or other means, without any claim for damages against Landlord or diminution or abatement of rent.
16.DAMAGE OR DESTRUCTION.
16.1Insured Loss.
Subject to Section 16.2, if the Leased Premises are damaged by perils covered by Landlord’s insurance coverage and the proceeds therefrom are sufficient to cover the cost of repairs and are made available to Landlord for the purpose of repairing such damage, Landlord agrees to forthwith repair the same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Rent and Additional Rent from the date of damage and while such repairs are in progress, provided said damage did not result from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant. Such proportionate reduction shall be based upon the extent to which the damage and making of such repairs materially interfere, if at all, with the business carried on by Tenant in the Leased Premises. If such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, the Rent and Additional Rent shall abate only to the extent Landlord receives proceeds from Landlord’s rental income insurance policy to compensate Landlord for the loss of such rent.
16.2Uninsured Loss.
If the Leased Premises are damaged as a result of any cause other than the perils covered by Landlord’s insurance coverage or if the insurance proceeds are not sufficient to cover the cost of repairs, Landlord shall forthwith repair the same provided the cost of repair is less than ten percent (10%) of the then replacement cost of the Leased Premises. If the Leased Premises are damaged as a result of a cause other than a peril covered by Landlord’s insurance coverage, or if the insurance proceeds from Landlord’s insurance are not made available to Landlord for the purpose of repairing the Leased Premises, or, if the cost of repair is equal to or greater than ten percent ( I0%) or more of the replacement cost of the Leased Premises, then Landlord shall have the option to (i) repair or restore such damage, in which event this Lease shall continue in full force and effect but the Rent and Additional Rent shall be proportionately reduced as provided in Section 16.1 above; or (ii) at any time within one hundred twenty (120) days after such damage give notice to Tenant of the termination of this Lease as of the date specified in such notice, which date shall not be less than thirty (30) days after the date of such notice. If such notice is given, this Lease shall terminate and all interest of Tenant in and to the Leased Premises shall end on the date so specified in such notice and the Rent and Additional Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage materially interfered with the business carried on by Tenant in the Leased Premises, shall be paid up to date of such termination.
16.3No Obligation.
Notwithstanding anything to the contrary contained in this Section 16, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when the damage resulting from any casualty occurs during the last twenty-four (24) calendar months of the Lease Term.
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16.4Partial Destruction of the Bank of America Building.
If a portion of the Bank of America Building is damaged and the insurance proceeds therefrom are not sufficient to cover the cost of repairs or are not made available to Landlord for the purpose of repairing the same, or if thirty percent (30%) or more of the Rentable Area of the Bank of America Building is damaged, notwithstanding that the Leased Premises may be unaffected, Landlord may terminate this Lease and the tenancy hereby created by giving Tenant not less than thirty (30) days’ prior written notice of Landlord’s election to terminate the tenancy; provided, however, that such notice shall be given, if at all, within one hundred twenty (120) days following the date of occurrence of such damage or destruction. Rent and Additional Rent shall be prorated as of the date of such termination.
16.5Business Interruption.
No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased Premises or of the Bank of America Building. Landlord shall use reasonable efforts to effect such repairs promptly.
17.MUTUAL RELEASE AND WAIVER OF SUBROGATION.
Landlord and Tenant hereby mutually release each other from liability, and waive all right of recovery against each other, for any injury, loss or damage to any building, structure, inventory or other tangible property and any revenues, profit and rents to be generated therefrom, whether due to negligence or any other insured cause, if such injury, loss or damage is caused by any of the perils which are covered by a first-party insurance policy benefiting the party suffering such injury, loss or damage, or if such injury, loss or damage was required to be covered by insurance pursuant to this Lease; provided that this Section shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. This Waiver only applies to insured property losses and does not limit the ability to recover for deductibles or other uninsured losses. Landlord and Tenant acknowledge that their current insurance policies, as of the date of this Lease, will not be invalidated. In the future, if avoiding any invalidation can be effected by the payment of money to such insurer, the other party may elect to pay such amount to obtain such waiver of subrogation for its benefit. Landlord and Tenant, respectively, shall promptly notify the other if its insurance will be invalidated by the foregoing release and waiver or if any payment is required to avoid such invalidation. Notwithstanding anything to the contrary, this Section shall not apply to any claim by Landlord for any Rent, Additional Rent or Other Charges payable under this Lease. Landlord and Tenant specifically intend, however, that this Section shall apply to any potential claim that could otherwise be made by Landlord for any rents to be paid by other occupants of Bellevue Place or any claim that could potentially be made by Tenant for any lost sales, profits or revenues that could have been generated from or operating expenses related to the Leased Premises or elsewhere.
18.INDEMNITY.
18.1Generally.
Landlord shall not be liable for the loss of or damage to any property (including property of Tenant and others) occurring in or about the Leased Premises from any cause whatsoever. Landlord shall not be liable for injury to any person occurring in or about the Leased Premises except and to the extent that such injury is caused by Landlord’s negligence. Except to the extent an injury to any person is caused by Landlord’s negligence, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, charges, liabilities, obligations,
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penalties, damages, costs and expenses (including attorneys’ fees) arising, claimed, charged or incurred against or by Landlord from any matter or thing arising from Tenant’s use of the Leased Premises, the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Leased Premises, and Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part or to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorneys’ fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of such a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by legal counsel reasonably satisfactory to Landlord.
18.2Concurrent Negligence of Landlord and Tenant Relating to Construction, Repair and Maintenance Activities.
Notwithstanding Section 18.1 above, in the event of concurrent negligence of Tenant, its agents, employees, sublessees, invitees, licensees or contractors on the one hand, and that of Landlord, its partners, agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Leased Premises or Bellevue Place, Tenant’s obligation to indemnify Landlord as set forth in this Section 18 shall be limited to the extent of Tenant’s negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors, including Tenant’s proportional share of costs, and attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.
18.3Waiver of Workers’ Compensation Immunity.
The indemnification obligations contained in this Lease shall not be limited by any workers’ compensation, benefit or disability laws, and each indemnitor hereby waives any immunity that said indemnitor may have under the Industrial Insurance Act, Title 51 RCW and similar workers’ compensation, benefit or disability laws.
18.4Provisions Specifically Negotiated.
LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION, RELEASE AND WAIVER PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKERS’ COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.
19.INSURANCE.
19.1Liability Insurance.
(a)Liability Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, a policy of comprehensive/commercial general liability insurance insuring Tenant’s activities with respect to the Leased Premises, Bank of America Building and Bellevue Place against loss, damage or liability for personal injury or death or loss or damage to property with a limit of not less than Two Million Dollars ($2,000,000) combined single limit for policies without a general aggregate limit. For policies with a general aggregate limit, such aggregate limit shall be not less than Two Million Dollars ($2,000,000) and include an endorsement providing that the foregoing limit shall apply per
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location, including the Leased Premises, and have an occurrence limit not less than Two Million Dollars ($2,000,000). In the event Tenant obtains a policy with a general aggregate limit, Tenant shall immediately notify Landlord if claims covered by such policy or policies at any time are made against Tenant which claims exceed fifty percent (50%) or more of the aggregate limit. Notwithstanding the foregoing, if during the Lease Term, in Landlord’s reasonable judgment, the policy limits required hereunder are no longer adequate to provide reasonable protection to Landlord, Landlord may notify Tenant of such inadequacy and an appropriate level of coverage and Tenant, within thirty (30) days of receiving such a notice, shall obtain such additional amounts of insurance and provide Landlord with satisfactory evidence thereof. Reference may be made to policy amounts required by other landlords for similar space and operations in determining what is reasonable protection hereunder. The insurance required under this Section shall be with companies rated A-VII or better in Best’s Insurance Guide. Landlord, Kemper Development Company, and any other parties in interest designated by Landlord, shall be named as additional insureds. The insurance policy shall bear an endorsement that the policy shall not be cancelled or the policy limits reduced by endorsement below the coverage required by this Lease for any reason other than nonpayment of premiums except upon forty-five (45) days’ prior written notice to Landlord and only after ten (I 0) days’ prior written notice for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof, including applicable endorsements, showing Landlord as an additional insured and the applicable policy limits thereof. In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease.
(b)Service of Alcoholic Beverages. The insurance to be carried by Tenant pursuant to Section 19.l(a) above shall not exclude liability for violation of any governmental statute, ordinance, regulation or rule pertaining to the sale, gift, distribution or use of any alcoholic beverages, or liability by reason of the selling, serving or giving of any alcoholic beverage to a minor or to a person under the influence of alcohol or any other person, or which causes or contributes to the intoxication of any persons. Accordingly, the indemnification obligations in Section 18 of this Lease shall extend, as well, to damages occurring at locations other than the Leased Premises and resulting from risks insurable by any of the following (i) so-called dram shop liability insurance, (ii) host liquor liability insurance or (iii) liquor legal liability insurance or otherwise related to the sale, gift, distribution or use of alcoholic beverages.
19.2Property Insurance.
In addition to the insurance required by Sections 19.l and 19.2, Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, property insurance covering Tenant’s supplies, inventory and other personal property as well as all improvements, additions and modifications to or in the Leased Premises, in an amount equal to full replacement cost without co-insurance penalty. The insurance policy shall bear an endorsement that the policy shall not be canceled or the policy limits reduced below the coverage required by this Lease for any reason other than non-payment of premiums, except upon forty-five (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice to Landlord for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof.
19.3Failure to Maintain.
If Tenant fails or refuses to maintain any insurance required by this Section 19, Landlord, at its discretion, may obtain and maintain insurance for such items and interests to protect Landlord in such amounts as Landlord may determine to be appropriate and any and all premiums paid or payable by Landlord therefor shall be deemed to be additional rent and shall be due on the payment date of the next installment of Rent hereunder. The failure to obtain or
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maintain any insurance required by this Section 19 shall constitute a material breach of this Lease.
19.4Increase in Insurance Premium.
Notwithstanding anything in this Lease to the contrary, Tenant shall not keep, use, sell or offer for sale in or upon the Leased Premises any article, nor conduct any activities or operations, which are or may be prohibited by Landlord’s insurance carriers. Tenant shall pay any increase in premiums for property or liability insurance maintained by Landlord resulting from Tenant’s use or occupancy of the Leased Premises, whether or not Landlord has consented thereto. In the event of such increased insurance premiums to Landlord, Tenant also shall pay immediately to Landlord an amount equal to any additional premium on the insurance policy or policies that Landlord may carry for its protection against loss resulting from any insured event. In determining whether increased premiums are the result of Tenant’s use or occupancy of the Leased Premises, the rates and premiums determined by the organization setting the insurance premiums shall be conclusive evidence of the several items and charges which make up the insurance premiums. Landlord shall deliver bills for such additional amounts to Tenant at such times as Landlord may elect, and Tenant shall immediately pay Landlord therefor.
20.ASSIGNMENT AND SUBLEASING.
20.1Assignment or Sublease.
Tenant shall not assign, transfer, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, nor sublease the whole or any part of the Leased Premises, nor shall this Lease or any interest hereunder be assignable or transferable by any process or proceeding of any court, or otherwise, without in each case first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such transaction undertaken without Landlord’s prior written consent shall be null and void.
In determining whether to grant consent to Tenant’s sublease or assignment request, Landlord may consider any factor, including but not limited to the experience and business reputation of the proposed assignee or sublessee in operating a business for the uses set forth in the Lease; whether the clientele, personnel and foot traffic generated by such proposed assignee or sublessee is satisfactory to Landlord; notwithstanding that Tenant and/or others remain liable under the Lease, whether the proposed assignee or sublessee has a net worth, and financial strength and credit record, reasonably satisfactory to Landlord; use of the Leased Premises by the proposed assignee or sublessee must be identical to the use permitted by the Lease; use of the Leased Premises by the proposed assignee or sublessee will not violate or create any potential violation of any laws; whether the quality of the business to be operated or likely to be operated by the proposed assignee or sublessee is satisfactory to Landlord; and whether Landlord’s consent might result in a breach of any other lease or agreement to which Landlord is a party; and whether the product mix and target customer base of the proposed assignee or sublessee is consistent with the product mix and target customer base that Landlord is trying to maintain or achieve within Bellevue Place.
No assignment, subleasing or other transfer shall relieve Tenant of any liability under this Lease. The prohibition set forth in this Section 20 includes, without limitation (and the following shall be deemed to be “assignments”): (i) a consolidation or merger of Tenant; (ii) a change in the ownership or voting rights of more than twenty-five percent (25%) of the issued and outstanding stock of any corporate tenant; (iii) any subleasing or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other significant change in corporate or proprietary structure; (iv) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without the specific assignment of this Lease;
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and (v) a change in control in any partnership tenant. The acceptance by Landlord of any amounts following any transaction prohibited hereunder shall not be deemed to be a consent by Landlord nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder. Consent to any such assignment, subleasing or other transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subleasing or transfer. If Landlord’s consent is requested for an assignment or sublease of all or a portion of the Leased Premises, Landlord shall have the right to terminate this Lease with respect to that portion of the Leased Premises for which such consent is requested, at the proposed effective date of such assignment or subleasing, and enter into the relationship of Landlord and Tenant with the proposed assignee or subtenant based on the rent (and/or other compensation) and term agreed to by such assignee or subtenant and otherwise upon the terms and conditions of this Lease. In connection with any sublease or assignment, Tenant shall promptly provide Landlord with fully executed copies of all assignment, sublease and assumption instruments.
20.2Assignee Obligations.
As a condition to Landlord’s consent, any potential assignee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, Other Charges and the performance of all terms, covenants and conditions of this Lease.
20.3Sublessee Obligations.
As a condition to Landlord’s consent, any potential sublessee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under the Lease during the term of the sublease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, and Other Charges, and the performance of all terms, covenants, and conditions of this Lease.
20.4Conditional Consents.
Any consent by Landlord to any assignment or subleasing may be subject to any terms or conditions as Landlord shall determine appropriate (including but not limited to requiring that any and all guarantors of the Lease agree to continue to guarantee the Lease obligations after the assignment) and all such terms and conditions shall be binding upon any person holding by, under or through Tenant.
20.5Attorneys’ Fees and Costs.
Tenant shall reimburse Landlord for Landlord’s attorneys’ fees and costs incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subleasing or encumbrance.
21.ADVERTISING.
Tenant shall not inscribe any inscription, or post, place, or in any manner display any sign, awning, canopy, marquee, decoration, graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Leased Premises or the Bank of America Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Leased Premises without first obtaining Landlord’s written consent thereto, such consent to be at Landlord’s sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Leased
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Premises or the Bank of America Building caused thereby. All such signs and advertising matter shall comply with all applicable laws, governmental regulations, ordinances and orders.
22.LIENS.
No work performed by Tenant pursuant to this Lease shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s, materialmen’s or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve, alter or repair the Leased Premises. Tenant shall keep the Leased Premises, the Bank of America Building and Bellevue Place free and clear of all liens and encumbrances arising out of any work performed for, materials furnished to and obligations incurred by or on behalf of Tenant and Tenant shall indemnify and hold Landlord harmless from any liability from any and all costs, liabilities and expenses (including but not limited to attorneys’ fees and Landlord’s reasonable administrative costs and expenses) arising therefrom. Prior to commencing any improvement, alteration or repair work to the Leased Premises, Tenant shall provide to Landlord, at Tenant’s sole cost and expense, separate payment and performance bonds for such work and materials in an amount equal to either (i) the actual contract price if the contract price is fixed, or (ii) one and one half (1-1/2) times the estimated cost of the improvements, alterations or repairs which Tenant desires to make within the Leased Premises if the contract price is not fixed. Such bonds shall cover the faithful performance of the contract and payment of all obligations arising therefrom and insure Landlord against any and all liability for mechanics’ and materialmen’s liens and other similar liens and insure the completion of such work. If any lien is filed against the Bank of America Building, Bellevue Place or the Leased Premises by any person claiming by, through or under Tenant, Tenant shall, at Tenant’s sole cost and expense, immediately discharge the same. If Tenant shall fail to cause such lien to be immediately discharged of record, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including any reasonable attorney’s fees incurred by Landlord in defending against or responding to such lien or in procuring its discharge of record, shall be due and payable by Tenant as additional rent.
23.TENANT’S DEFAULT.
23.1Default.
The following shall constitute defaults and breaches of this Lease by Tenant:
(a)Vacating the Leased Premises. The vacation or abandonment of the Leased Premises by Tenant or the failure of Tenant to be open for business on a fully-operational basis (except in the event of damage or destruction to the Leased Premises or when due to some other cause beyond Tenant’s reasonable control, which prevents Tenant from conducting its business within the Leased Premises) for five (5) days or more.
(b)Failure to Pay Rent. Tenant’s failure to make any payment of Rent, Additional Rent or Other Charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.
(c)Failure to Perform. Tenant’s failure to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant where such failure continues for a period of ten (10) days (except as otherwise provided in this Lease) after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s failure is such that more than ten (10) days are required for its cure, Tenant shall not be
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deemed to be in default under this Section 23.l(c) if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion.
(d)Bankruptcy. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days of filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days after appointment of such trustee or receiver, or the filing of the petition for the appointment of the same, whichever shall first occur.
(e)Repeated Defaults. Tenant’s failure to perform or observe any of Tenant’s obligations under the Lease after Tenant has neglected or failed to perform or observe any of Tenant’s obligations under the Lease at least twice previously (although Tenant shall have cured any such previous failure after notice from Landlord, and within the notice period).
23.2Remedies in Default.
In the event of any default or breach of this Lease by Tenant (whether or not set forth in Section 23.1 above), Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:
(a)Terminate the Lease. Terminate Tenant’s right to possession of the Leased Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from the Tenant all past due Rent, Additional Rent and Other Charges and all other amounts owed under the terms of this Lease; the expense of re-leasing the Leased Premises, including but not limited to the expense of renovating and alterations to the Leased Premises and any leasing commissions; reasonable attorneys’ fees and costs; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent and Additional Rent called for herein for the balance of the Lease Term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided (the “worth at the time of award” shall be determined by discounting such excess amount by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (I%)); and any and all other damages arising from Tenant’s default or breach; or,
(b)Continue the Lease. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover damages, Rent, Additional Rent, Other Charges, and any other payments as may become due hereunder; or,
(c)Other Remedies. Pursue any other remedy or remedies now or hereafter available to Landlord under the laws or judicial decisions of the State of Washington.
23.3Legal Expenses.
If either party is required to bring or maintain any action (including assertion of any counterclaim or cross-claim, or claim in a proceeding in bankruptcy, receivership or any other proceeding instituted by a party hereto or by others), or otherwise refers this Lease to an attorney for the enforcement of any of the covenants, agreements, terms or conditions of this Lease, the
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prevailing party, in addition to all other remedies provided herein, shall receive from the other party all costs (including reasonable attorneys’ fees) incurred in the enforcement of the covenants, agreements, terms and conditions of this Lease (whether or not an action is instituted) and including any such costs and fees incurred by the prevailing party on any appeal.
23.4Bankruptcy.
(a)Assumption of Lease. In the event Tenant becomes a Debtor under Chapter 7 of the Bankruptcy Code (“Code”) or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 of the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:
(1)Cured all defaults under the Lease and paid all sums due and owing under the Lease or provided Landlord with “Adequate Assurance” (as defined below) that: (A) within ten (I 0) days from the date of such assumption, the Trustee or Tenant will completely pay all sums due and owing under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default or breach of this Lease, including without limitation, Landlord’s reasonable costs, expenses, accrued interest, and attorneys’ fees incurred as a result of the default or breach; (B) within twenty (20) days from the date of such assumption, the Trustee or Tenant will cure all non-monetary defaults and breaches under this Lease; and (C) the assumption will be subject to all of the provisions of this Lease.
(2)For purposes of this Section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding involving Tenant, at a minimum, “Adequate Assurance” shall mean: (A) the Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease; (B) the Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults and breaches under this Lease within the time periods set forth above; and (C) the Trustee or Tenant, at the very minimum, shall deposit a sum equal to two (2) months’ Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant’s future performance under the Lease.
(b)Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section for the purpose of assigning Tenant’s interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of this Lease, including, without limitation, those with respect to Additional Rent; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.
(c)Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-In-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed
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by Order of the Bankruptcy Court; (2) to pay all monetary obligations required under this Lease, including without limitation, the payment of Rent and Additional Rent payable hereunder which is considered reasonable compensation for the use and occupancy of the Leased Premises; (3) provide Landlord a minimum of thirty (30) days’ prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Leased Premises, which abandonment shall be deemed a rejection of this Lease; and (4) to perform to the benefit of Landlord as otherwise required under the Code. The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.
23.5Remedies Cumulative - Waiver.
Landlord’s remedies hereunder are cumulative and the Landlord’s exercise of or failure to exercise any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or to alter, affect or prejudice any right or remedy which Landlord may have under this Lease or by law. Neither the acceptance of rent, nor any other act or omission of Landlord at any time or times after the happening of any breach, default or other event authorizing the cancellation or forfeiture of this Lease, shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any time to stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease, at law or in equity.
24.SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION.
24.1Subordination - Notice to Mortgagee.
At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver all instruments which may be appropriate to subordinate this Lease to any existing or future mortgages or deeds of trust on Bellevue Place, the Bank of America Building or the Leased Premises, and to any extensions, renewals or replacements thereof; provided, that the mortgagee or beneficiary, as the case may be, shall agree, in exchange for the agreement of Tenant to attorn to such mortgagee or beneficiary, to recognize this Lease in the event of foreclosure if Tenant is not in default at such time. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in breach or default under any provision of this Lease unless written notice specifying such breach or default is given to Landlord and to all persons who have an interest in all or part of Bellevue Place as mortgagees and/or deed of trust beneficiaries and whose names and addresses have been given to Tenant in writing or are recorded in the records of King County, and the provisions of Section 14 have been fully complied with.
24.2Mortgagee Protection Clause.
Tenant shall give all mortgagees and deed of trust holders, by registered or certified mail, copies of all notices of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees or deed of trust holders. If Landlord fails to cure such default within the time provided in this Lease, then the mortgagees or deed of trust holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, provided that within such thirty (30) days any mortgagee or deed of trust holder commences and diligently pursues the remedies necessary to cure such default (including but not limited to commencement of judicial or nonjudicial foreclosure proceedings, if necessary, to effect such cure).
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25.SURRENDER OF POSSESSION.
Subject to the terms of Sections 11, 13 and 16, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Leased Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by fire or other casualty excepted.
26.REMOVAL OF PROPERTY.
Tenant shall remove all of its personal property and improvements designated to be removed pursuant to Section 11.2 at the termination of this Lease either by expiration of the term or other cause, and shall pay Landlord for any damages for injury to the Leased Premises or Bank of America Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever from the Leased Premises or the Bank of America Building at the termination of this Lease or when Landlord has the right of re-entry, Landlord may remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due to Landlord from Tenant under any of the terms hereof; and, fourth, the balance, if any, to Tenant.
27.VOLUNTARY SURRENDER.
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but, at the option of Landlord, shall terminate all or any existing subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
28.EMINENT DOMAIN.
28.1Total Taking.
If all the Leased Premises are taken by the power of eminent domain exercised by any governmental or quasi-governmental authority, this Lease shall terminate as of the date Tenant is required to vacate the Leased Premises and all Rent, Additional Rent and Other Charges due hereunder shall be paid to that date. As used in this Section 28, the term “eminent domain” shall include the taking of property by, through or under any governmental or quasi-governmental authority, and any purchase or acquisition in lieu thereof, whether or not the damaging or taking is by the government or any other person authorized to exercise the power of eminent domain.
28.2Constructive Taking of Entire Premises.
In the event of a taking of a material part, but less than all, of the Bank of America Building, where Landlord shall reasonably determine that the remaining portions of the Bank of America Building cannot be economically or effectively used as desired by Landlord (whether on account of physical, economic, aesthetic or other reasons), Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The
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term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.
28.3Partial Taking.
If more than fifteen percent (15%) of the Rentable Area of the Leased Premises is taken or appropriated by the power of eminent domain, this Lease, at the option of either party, may be terminated by written notice given to the other party not more than thirty (30) days after Landlord and Tenant receive written notice of the taking or appropriation, and such termination shall be effective as of the date Tenant is required to vacate the portion of the Leased Premises so taken. If more than ten percent (10%) of the Common Area of the Bank of America Building is taken by the power of eminent domain, then Landlord, at its option, may terminate this Lease by written notice given to Tenant within sixty (60) days of the date of such taking. If this Lease is so terminated, all Rent, Additional Rent and Other Charges due hereunder shall be paid to the date of termination. Whenever any portion of the Leased Premises or Common Area is taken by the power of eminent domain and this Lease is not terminated, Landlord, at its expense, shall proceed with reasonable dispatch to restore, to the extent that it is reasonably prudent, the remainder of the Leased Premises and Common Area to their condition immediately prior to such taking, and Tenant, at its sole expense, shall proceed with reasonable dispatch to restore the fixtures and improvements installed by Tenant and Tenant’s furniture, furnishings, and equipment to the same condition they were in immediately prior to such taking. From the date Tenant is required to vacate that portion of the Leased Premises so taken, the Rent and Additional Rent payable hereunder shall be reduced in the same proportion that the area taken bears to the Rentable Area of the Leased Premises prior to the taking.
28.4Damages.
Landlord reserves all rights to the entire damages award or payment for taking by the power of eminent domain, and Tenant shall make no claim whatsoever against Landlord for damages for termination of its leasehold interest in the Leased Premises or for interference with its business. Tenant hereby grants or and assigns to Landlord any right Tenant may now have or hereafter acquire to such awards and payments and agrees to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. Notwithstanding the foregoing, Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in removing Tenant’s merchandise, furniture and other personal property that Tenant is entitled to remove at the termination of this Lease or for damage to Tenant’s business; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages.
29.NOTICES.
Any notices required in accordance with any of the provisions herein, if to Landlord, shall be delivered in person or mailed by an express mail service, such as Federal Express or UPS, to the address of Landlord as set forth in Section 1.2 above or at such other place as Landlord may in writing from time to time direct to Tenant, and if to Tenant, shall be delivered in person or sent by an express mail service, such as Federal Express or UPS, to Tenant at the Leased Premises. If Tenant is more than one person or entity, any notice required or permitted hereunder may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any notices mailed to Tenant bearing the proper address and adequate postage for delivery shall be deemed effective upon deposit in the U.S. mail.
30.LANDLORD’S LIABILITY.
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Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord, but are made and intended for the purpose of binding only the Landlord’s interest in the Leased Premises and Bank of America Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained. Therefore, in consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(a)The sole and exclusive remedy of Tenant shall be against the Landlord’s interest in the Leased Premises and the Bank of America Building;
(b)No general or limited partner of Landlord, or any director, officer, agent or employee of any corporation if Landlord, or any general or limited partner of Landlord, is a corporation (collectively, for the purpose of this Section 30, referred to as “general or limited partner of Landlord”) shall be sued or named as a party in any suit or action, and Landlord shall not assert therein the defense or lack of personal jurisdiction arising out of Tenant’s compliance with this Section 30;
(c)No general or limited partner of Landlord shall be required to answer or otherwise plead to any service or process;
(d)No judgment will be taken against any general or limited partner of Landlord;
(e)Any judgment taken against any general or limited partner of Landlord may be vacated and set aside at any time nunc pro tune;
(f)No writ of execution will ever be levied against the asset of Landlord or any general or limited partner of Landlord, other than Landlord’s interest in the Leased Premises or the Bank of America Building;
(g)These covenants and agreements are enforceable both by Landlord and also by any general or limited partner of Landlord.
31.TENANT’S CERTIFICATES.
Tenant shall at any time and from time to time, within ten (I 0) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement substantially in the form of Exhibit “G” certifying, to the extent true, that (i) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of all agreements so affecting this Lease); (ii) all conditions under this Lease to be performed by the Landlord have been satisfied, if any; (iii) all required contributions by Landlord, if any, to Tenant on account of Premises Improvements or additional improvements have been received; (iv) as of the date of such certification there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by the Landlord; (v) no Rent or other rent obligation has been paid more than one month in advance; and (vi) no security has been deposited with Landlord (or, if so, the amount thereof). It is intended that all statements delivered pursuant to this paragraph may be relied upon by prospective purchasers of Landlord’s interest, Landlord’s lenders, and other designees of Landlord and Landlord’s lenders. If Tenant fails to respond within ten (10) days of Tenant’s
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receipt of a written request by Landlord as herein provided, such failure shall be a material default under the terms and conditions of this Lease. In addition, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the security deposit is as stated in the Lease and that no more than one month’s Rent has been paid in advance.
32.RIGHT TO PERFORM.
If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.
33.AUTHORITY.
Each individual executing this Lease on behalf of Tenant personally represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms and, if Tenant is a corporation, in accordance with a duly adopted resolution of the Board of Directors of Tenant and that such action and execution is in accordance with the bylaws of Tenant. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.
34.PARKING AND COMMON AREAS.
34.1Parking.
Landlord shall provide Tenant with two point seven (2.7) parking permits for each one thousand (1,000) square feet in the Rentable Area of the Leased Premises, at the current rate of One Hundred Ninety-five and 00/100 Dollars ($195.00) per parking permit per month (excluding tax), which monthly rate may increase from time to time during the Lease Term. If available, additional parking permits may be purchased by Tenant on a month to month basis at the then current rates for such parking. Tenant’s employees shall not park their vehicles in the automobile parking areas of the Common Areas and Facilities which may from time to time be designated for patrons of Bellevue Place. Landlord at all times shall have the right to designate the particular parking areas to be used by Tenant’s employees and any such designation may be changed from time to time. Tenant and its employees shall park their vehicles only in those portions of the Common Areas and Facilities, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with Tenant’s and Tenant’s employees’ state vehicle license numbers within fifteen (15) days after Tenant opens for business in the Leased Premises and Tenant shall thereafter notify Landlord of any changes within two (2) days after such change occurs. If Tenant or its employees fail to park their vehicles in designated parking areas, then Landlord, without limiting any other remedy Landlord may have, may charge Tenant a minimum of Ten Dollars ($10.00) per day for each day or partial day for each vehicle improperly parked; provided, however, Landlord shall give Tenant written notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued;
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and if not discontinued within such two-day period, then the vehicle fines shall commence. After notice of the first such violation, no notice of any subsequent violation shall be required prior to the imposition of any parking fine. All amounts due under the provisions of this Section shall be additional rent and due and payable by Tenant within ten (10) days after demand therefor. Tenant shall notify its employees in writing of the provisions of this Section.
34.2Common Areas.
Landlord shall at all times have exclusive control and management of the Common Areas and Facilities of Bellevue Place. Tenant shall have the nonexclusive right in common with others to use the public areas of the Bank of America Building and the Common Areas and Facilities of Bellevue Place, subject to such nondiscriminatory rules and regulations as Landlord may adopt from time to time governing the use thereof including, but not limited to, the right to close the same from time to time to such an extent as may be legally sufficient, in Landlord’s opinion, to prevent a dedication thereof or the accrual of right to any person or to the public therein. Tenant shall comply with the rules and regulations that Landlord and the owner or ground lessee of Bellevue Place may from time to time promulgate and/or modify regarding use and operation of the Common Areas of the Bank of America Building and Common Areas and Facilities of Bellevue Place. The rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of such rules and regulations by any other tenants or occupants of space in either Bellevue Place or the Bank of America Building. The term “Common Areas and Facilities of Bellevue Place” refers to all on and off-site areas and/or related facilities which are made available or are used from time to time for the general use, convenience and benefit of Landlord and other persons entitled to occupy space in Bellevue Place, including their employees, invitees, licensees and guests, which areas shall include, but not be limited to, all parking structures and parking areas (including off-site parking), driveways, sidewalks, landscaped or planted areas, pedestrian areas, lobbies, walkways, the Wintergarden Retail Center and Parking Garage. The term “Common Areas and Facilities of Bellevue Place” also refers to all on-site and off-site areas and/or related facilities which may not be accessible to Tenant and other persons entitled to occupy space in Bellevue Place, but which are used in conjunction with the operation, management, repair or maintenance of Bellevue Place, including, but not limited to janitorial closets, on and/or off-site management offices and maintenance areas. The term “Common Areas and Facilities of the Bank of America Building” refers to the Common Areas and Facilities of Bellevue Place located within the Bank of America Building.
35.TRANSPORTATION MANAGEMENT PROGRAM.
Tenant shall cooperate with Landlord and the designated Transportation Management Association in complying with the terms and conditions of the Bellevue Place Transportation Management Program, as set forth in the Bellevue Place Transportation Management Agreement, a copy of which is attached hereto as Exhibit “F” and incorporated herein, and shall become a member participant in the designated Transportation Management Association. Tenant shall designate one of its employees or agents as Tenant Transportation Coordinator, who shall represent Tenant in all matters pertaining to transportation management. Landlord shall be immediately notified of any change in the Transportation Coordinator.
36.QUIET ENJOYMENT.
Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease to be performed on its part and upon the prompt and timely payment of all sums due hereunder, shall have and possess the Leased Premises for the Lease Term set forth herein.
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37.GENERAL.
37.1Captions.
Any section or paragraph titles or captions are for convenience only and shall not be deemed to define, limit or otherwise modify the scope and intent of this Lease or any provision thereof.
37.2Bellevue Place Rent and Income.
All amounts to be paid hereunder, specifically including all Rent, Additional Rent and Other Charges, shall be paid as and when due, and without any setoff or deduction whatsoever. Landlord shall be entitled to all rent and other payments on all leases and tenancies at Bellevue Place on all property owned or leased by Landlord and any other payments made to Landlord or its agents for any other activities, uses or operations at Bellevue Place.
37.3Successors or Assigns.
All the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant, their respective heirs, administrators, executors, successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Leased Premises by operation of law or otherwise, and shall be construed as covenants running with the land.
37.4Tenant Defined.
The word “Tenant” as used herein shall mean each and every person, partnership, limited liability company or corporation who is mentioned as a Tenant herein or who executes this Lease as Tenant.
37.5Lost Security or Access Key Card.
Tenant shall reimburse Landlord for any and all losses and expenses incurred or suffered by Landlord as a result of Tenant or any of Tenant’s agents, employees, licensees or contractors losing any security or access key card or similar device issued to Tenant, which losses or expenses are incurred or suffered by Landlord prior to Tenant notifying Landlord of the loss of such card or similar device.
37.6Landlord’s Consent.
Unless otherwise specifically stated herein, whenever Landlord’s consent or approval is required, Landlord’s consent or approval may be withheld in Landlord’s sole subjective discretion.
37.7Broker’s Commission.
Tenant represents and warrants to Landlord it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Lease except Broderick Group, Inc., which represents both Landlord and Tenant. Each party agrees to indemnify and hold the other parties harmless from all such liabilities or claims (including, without limitation, attorneys’ fees) by anyone other than Broderick Group, Inc.
37.8Partial Invalidity.
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If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, and the application of the terms, covenants or conditions to persons or circumstances other than those which are held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
37.9Recording.
Tenant shall not record this Lease. Tenant also shall not record any memorandum of lease. However, upon the request of Landlord, Tenant shall execute and deliver to Landlord a memorandum in the form provided by Landlord. The memorandum shall describe the parties, the Leased Premises, the Lease Term and Tenant’s obligation to comply with the Transportation Management Agreement and City of Bellevue Land Use Code Paragraph 20.25A.030.C. l, or any similar or successor law, regulation, code or rule, if applicable.
37.10Joint Obligation.
If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
37.11Time.
Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.
37.12Prior Agreements.
It is understood that there are no oral or written agreements or representations between Landlord and Tenant affecting this Lease and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and all mutually-executed written amendments thereto, is and shall be considered to be the only agreement between Landlord and Tenant and their representatives and agents. All negotiations and oral agreements acceptable to Landlord and Tenant have been merged into and are included in this Lease. There are no other representations, covenants or warranties between Landlord and Tenant and all reliance with respect to representations is solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease were drawn by Landlord, Landlord and Tenant agree that this circumstance shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. Landlord and Tenant agree that the interlineation, obliteration, or deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction, or implication, including, without limitation, any implication that Landlord or Tenant intended thereby to state the converse, obverse or opposite of the deleted language. This Lease shall be read as if the obliterated or deleted language had never existed and the interlineated language had always existed.
37.13Inability to Perform.
The obligations of Landlord or Tenant hereunder shall be excused for a period equal to the time by which such performance is prevented or delayed due to acts of God or any other causes beyond the reasonable control of such party, financial inability or negligence excepted.
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The provisions of Section 37.13 shall not apply to any payment of Rent, Additional Rent or Other Charges.
37.14Transfer of Landlord’s Interest.
In the event of any transfer or transfers of Landlord’s interest in the Leased Premises or Bellevue Place, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to such transferee.
37.15No Light, Air or View Easement.
Any diminution or shutting off of light, air or view by any structure which may be erected on land on or adjacent to Bellevue Place shall in no way affect this Lease or the obligation of Tenant hereunder nor impose any liability on Landlord.
37.16Reciprocal Easement Agreements.
This Lease shall be subordinate to any and all operating, maintenance and reciprocal easement agreements (“REAs”) entered into by and among Landlord and any other parties, including any amendments or modifications thereto. Tenant shall execute and return to Landlord within ten (10) days after written request therefor by Landlord, agreements in recordable form, substantially in the form of Exhibit “H”, subordinating this Lease to any such REAs.
37.17Waiver.
The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent, Additional Rent, Other Charges or any other sum hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular sum so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such sum. In addition, no endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s right to recover the balance of such rent or pursue any other remedy provided herein or otherwise shall not be affected by such endorsement or statement or by the acceptance of such payment.
37.18Name.
Tenant shall not, without the prior written consent of Landlord, use the name of the building or project for any purpose other than as the address of the Leased Premises, and in any event, Tenant shall not acquire any rights in or to such names.
37.19Choice of Law- Venue.
This Lease shall be governed by the laws of the State of Washington. The venue for any action to enforce the terms of this Lease or collect any amounts owing by Tenant to Landlord shall be in the Superior Court for King County, Washington.
37.20OFAC Certification.
(a)Certification. Tenant certifies that:
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(i)    It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and
(ii)    It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.
(b)Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.
IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.

LANDLORD: BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company By: KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager By: /s/ James E. Melby James E. Melby President	TENANT: SMARTSHEET INC., a Washington corporation By: /s/ Jennifer Ceran Jennifer Ceran Chief Financial Officer

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OFFICE LEASE EXHIBITS

Exhibit “A” -     Legal Description of Bellevue Place
Exhibit “B” -     Site Plan of Bellevue Place
Exhibit “C”    Floor Plan Of The Leased Premises
Exhibit “D”    Tenant Design & Construction Manual
Exhibit “E”    Rules and Regulations
Exhibit “F” -     Bellevue Place Transportation Management
Exhibit “G” – Form of Tenant Estoppel Certificate
Exhibit “H” – Form of Subordination Agreement to Reciprocal Easement Agreement

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EXHIBIT A
LEGAL DESCRIPTION OF BELLEVUE PLACE
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EXHIBIT B
SITE PLAN OF BELLEVUE PLACE

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EXHIBIT C
FLOOR PLAN OF THE LEASED PREMISES

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EXHIBIT D
TENANT DESIGN & CONSTRUCTION MANUAL

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EXHIBIT E
RULES AND REGULATIONS

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EXHIBIT F
BELLEVUE PLACE TRANSPORTATION MANAGEMENT AGREEMENT

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EXHIBIT G
FORM OF TENANT ESTOPPEL CERTIFICATE

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EXHIBIT H
FORM OF SUBORDINATION AGREEMENT TO
RECIPROCAL EASEMENT AGREEMENT

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FIRST LEASE ADDENDUM
THIS FIRST LEASE ADDENDUM (this “Addendum”) is made this 18th day of August, 2020, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET, INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a nonresidential Lease dated June 21, 2017 (the “Lease”), for Suite 500 in the Bank of America Building at Bellevue Place, Bellevue, Washington, which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects which shall include providing a letter of credit for the Security Deposit.
C.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section I. BASIC LEASE DATA, TERMS AND EXHIBITS. The following sentence is added to the end of paragraph 1.14 of Section I of the Lease:
At Tenant’s option, the Security Deposit may be in the form of a letter of credit, in accordance with Section 37.24 below.
2.    Letter of Credit. The following is added as Section 37.24 of the Lease:
(a)    Landlord and Tenant acknowledge that Tenant will occupy space in the Bank of America Building pursuant to this Lease and, as consideration for Landlord’s willingness to enter into this Lease, Tenant shall deliver or cause to be delivered to Landlord, and shall cause to be maintained at all times in effect without expiration or termination, one or more irrevocable standby letters of credit complying with the terms of this Section 37.24. Any failure by Tenant to perform or observe any term, covenant or agreement set forth in this Section 37.24 shall constitute a material default under this Lease.
(b)    Tenant shall deliver or cause to be delivered to Landlord an irrevocable standby letter of credit in a form acceptable to or provided by Landlord (the “Letter of Credit”), issued by a national banking association reasonably acceptable to Landlord, for the account of Tenant in favor of Landlord in the initial amount determined in accordance with Section 8 of the Lease, having an expiry date not earlier than the Expiration Date, and stating by its terms that it shall be automatically extended annually, without written amendment or modification, to the date that is one (1) year after the then current expiry date unless the issuer of the Letter of Credit gives Landlord, at least sixty (60) days prior to the then current expiry date, written notice that the issuer elects not to extend the Letter of Credit. If the issuer of the Letter of Credit at any times gives to Landlord notice that the issuer elects not to extend the Letter of Credit, then, not less than thirty (30) days prior to the then current expiry date of the Letter of Credit, Tenant shall deliver or cause to be delivered to Landlord a substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an
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amount required by Section 8 of the Lease. Not less than thirty (30) days prior to the expiry date of any substitute letter of credit delivered pursuant to this Section, Tenant shall deliver or cause to be delivered to Landlord a further substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by Section 8 of the Lease. Each substitute letter of credit delivered pursuant to this Section 37.24 shall have a term of not less than one (1) year and shall be in a form acceptable to or provided by Landlord. Additionally, if Tenant is entitled to a reduction in the amount of the cash Security Deposit and/or the Additional Security Deposit as provided in Section 8 of this Lease, Tenant shall exchange the original Letter of Credit for a substitute in the reduced amount, or shall deliver to the Landlord the amendment, endorsement or other modification of the Letter of Credit that reduces the amount thereof as permitted in Section 8.
(c)    Upon the occurrence of any breach or default under this Lease including, but not limited to, any failure by Tenant timely to deliver or cause to be delivered to Landlord any substitute letter of credit required pursuant to this Section 37.24, Landlord, at its option, may draw against the Letter of Credit and any substitute letter of credit delivered pursuant to this Section 37.24 in an amount reasonably necessary to cure such breach or default and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach or default. The Letter of Credit and each substitute letter of credit (also referred to as a “Letter of Credit”) delivered pursuant to this Section 37.24 shall provide for payment against Landlord’s (or any transferee’s) draft at sight accompanied by a certificate stating substantially as follows: “Drawn under _____ Bank, N.A.’s Irrevocable Standby Letter of Credit No. ___ dated ________, 2018, as a result of the occurrence of a default under the Lease dated ____ , 2018, between Bellevue Place Office, LLC, a Washington limited liability company, and SMARTSHEET, INC., a Washington corporation. If Landlord draws against the Letter of Credit, Tenant shall, within ten (10) days of the date of such draw, restore the Letter of Credit or provide additional irrevocable standby letters of credit so that, at all times, there shall be an amount required by Section 8 of the Lease available for Landlord to draw against in the event of any further breach or default under this Lease.
(d)    If the Letter of Credit is not renewed or Tenant does not provide a substitute irrevocable standby letter of credit on or before the date that is thirty (30) days prior to the expiry date of the then current Letter of Credit, or in the event Landlord draws against the Letter of Credit, if Tenant does not restore the Letter of Credit or provide additional letters of credit so that an amount required by Section 8 of the Lease is available to Landlord to draw upon in the event of any further breach or default under this Lease, then in such event the amount of the draw against the Letter of Credit may be equal to the entire amount of the Letter of Credit. The proceeds of any draw against the Letter of Credit pursuant to the immediately preceding sentence shall be held by Landlord as an additional security deposit pursuant to the provisions of Section 8 of this Lease.
3.    Remaining Lease Provisions. Except as expressly modified in this Addendum, all other provisions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall control.
DATED as of the day and year first above written.

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LANDLORD: BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company By: KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager By: /s/ James E. Melby James E. Melby President	TENANT: SMARTSHEET INC., a Washington corporation By: /s/ Mark Mader Mark Mader President and CEO

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BANK OF AMERICA BUILDING OFFICE LEASE
BETWEEN
BELLEVUE PLACE OFFICE, LLC,
a Washington limited liability company
(Landlord)
AND
SMARTSHEET.COM, INC.,
a Washington corporation
(Tenant)
SUITES 300 and 350
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Smartsheet.com NNN Lease (Suites 300 and 350)    i

Smartsheet.com NNN Lease (Suites 300 and 350)    ii

Smartsheet.com NNN Lease (Suites 300 and 350)    iii

BANK OF AMERICA BUILDING OFFICE LEASE
THIS LEASE is made this 3rd day of February, 2017, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET.COM, INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord owns certain rights and interests in and to certain real property and improvements thereon in the City of Bellevue, King County, Washington, which real property is described in Exhibit “A,” attached hereto, and shown on the site plan attached hereto as Exhibit “B.” Said property and the improvements thereon are part of a first-class multi-use development commonly known and referred to herein as “Bellevue Place.” Bellevue Place currently consists of the Bank of America Building, Hotel Building, Corner Building, and Wintergarden Retail Center, as shown on Exhibit “B,” as well as a Parking Garage currently located beneath the foregoing.
B    Tenant desires to lease from Landlord a portion of the Bank of America Building and Landlord is willing to do so on certain terms and conditions, which are set forth herein.
NOW THEREFORE, for and in consideration of the promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
1.BASIC LEASE DATA, TERMS AND EXHIBITS.
1.1Landlord: Bellevue Place Office, LLC, a Washington limited liability company.
1.2Address of Landlord: P. O. Box 4186, Bellevue, Washington 98009.
1.3Tenant: Smartsheet.com, Inc., a Washington corporation.
1.4Principal Business Address of Tenant: 10500 NE 8th Street, Suite 1300, Bellevue, WA 98004.
1.5Tenant’s Permitted Trade Name: Smartsheet.com.
1.6Leased Premises: That portion of the third (3rd) floor of the Bank of America Building; as and where shown on Exhibit “C” attached hereto.
1.7Rentable Area of the Leased Premises:
From and including the Leased Premises 300 Commencement Date: Leased Premises 300 shall be comprised of Suite 300, consisting of Twelve Thousand Six Hundred Ninety-four (12,694) square feet.
From and including the Leased Premises 350 Commencement Date: Leased Premises 350 shall be comprised of Suite 350, consisting of Three Thousand Two Hundred Forty-six (3,246) square feet.
Smartsheet.com NNN Lease (Suites 300 and 350)    1

1.8Breakdown of Rentable Area at Bellevue Place:
(a)    The total Rentable Area of the Bank of America Building and the Corner Building is Four Hundred Sixty-three Thousand Five Hundred Ninety-nine (463,599) square feet.
(b)    The total Rentable Area of Bellevue Place is Five Hundred Nineteen Thousand Five Hundred Forty-nine (519,549) square feet.
1.9Tenant’s Share:
Because Bellevue Place is a multi-use development containing a variety of different office, retail, and common area facilities within its various elements, Tenant’s Share appropriately comprises two components: (i) Operating, Repair and Maintenance Expenses specific to the Bank of America Building and the Corner Building, as set forth in Section 1.9(a); and (ii) Operating, Repair and Maintenance Expenses for Bellevue Place generally, as set forth in Section 1.9(b).
[Leased Premises 300 - based on 12,694 rentable square feet]
From and including the Leased Premises 300 Commencement Date:
(a)    Operating, Repair and Maintenance Expenses for the Bank of Americra Building and the Corner Building: two point seven four percent (2.74%) based on 463,599 rentable square feet pursuant to Section 1.8(a).
(b)    Operating, Repair and Maintenance Expenses for Bellevue Place: two point four four percent (2.44%) based on 519,549 rentable square feet pursuant to Section 1.8(b).
[Leased Premises 350- based on 3,246 rentable square feet]
From and including the Leased Premises 350 Commencement Date:
(a)    Operating, Repair and Maintenance Expenses for the Bank of America Building and the Corner Building: point seven zero percent (.70%) based on 463,599 rentable square feet pursuant to Section 1.8(a).
(b)    Operating, Repair and Maintenance Expenses for Bellevue Place: point six two percent (.62%) based on 519,549 rentable square feet pursuant to Section 1.8(b).
1.10Rent:
[Leased Premises 300 - based on 12,694 rentable square feet]
From and including the Leased Premises 300 Commencement Date to and including April 30, 2018, the Rent shall be Thirty-seven and 00/100 Dollars ($37.00), per square foot of the Rentable Area of the Leased Premises per annum or Thirty-nine Thousand One Hundred Thirty-nine and 83/100 Dollars ($39,139.83) per month.
From and including the first day of May, 2018, to and including April 30, 2019, the Rent shall be Thirty-eight and 11/100 Dollars ($38.11) per square foot of the
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Rentable Area of the Leased Premises per annum or Forty Thousand Three Hundred Fourteen and 03/100 Dollars ($40,314.03) per month.
From and including the first day of May, 2019, to and including April 30, 2020, the Rent shall be Thirty-nine and 25/100 Dollars ($39.25) per square foot of the Rentable Area of the Leased Premises per annum or Forty-one Thousand Five Hundred Nineteen and 96/100 Dollars ($41,519.96) per month.
From and including the first day of May, 2020, to and including April 30, 2021, the Rent shall be Forty and 43/100 Dollars ($40.43) per square foot of the Rentable Area of the Leased Premises per annum or Forty-two Thousand Seven Hundred Sixty-eight and 20/100 Dollars ($42,768.20) per month.
From and including the first day of May, 2021, to and including April 30, 2022, the Rent shall be Forty-one and 64/100 Dollars ($41.64) per square foot of the Rentable Area of the Leased Premises per annum or Forty-four Thousand Forty-eight and 18/100 Dollars ($44,048.18) per month.
From and including the first day of May, 2022, to and including the Expiration Date, the Rent shall be Forty-two and 89/100 Dollars ($42.89) per square foot of the Rentable Area of the Leased Premises per annum or Forty-five Thousand Three Hundred Seventy and 47/100 Dollars ($45,370.47) per month.
[Leased Premises 350 - based on 3,246 rentable square feet]
From and including the Leased Premises 350 Commencement Date, through and including April 30, 2018, the Rent shall be Thirty-seven and 00/100 Dollars ($37.00), per square foot of the Rentable Area of the Leased Premises per annum or Ten Thousand Eight and 50/100 Dollars ($10,008.50) per month.
From and including the first day of May, 2018, to and including April 30, 2019, the Rent shall be Thirty-eight and 11/100 Dollars ($38.11), per square foot of the Rentable Area of the Leased Premises per annum or Ten Thousand Three Hundred Eight and 76/100 Dollars ($10,308.76) per month.
From and including the first day of May, 2019, to and including April 30, 2020, the Rent shall be Thirty-nine and 25/100 Dollars ($39.25) per square foot of the Rentable Area of the Leased Premises per annum or Ten Thousand Six Hundred Seventeen and 13/100 Dollars ($10,617.13) per month.
From and including the first day of May, 2020, to and including April 30, 2021, the Rent shall be Forty and 43/100 Dollars ($40.43) per square foot of the Rentable Area of the Leased Premises per annum or Ten Thousand Nine Hundred Thirty-six and 32/100 Dollars ($10,936.32) per month.
From and including the first day of May, 2021, to and including April 30, 2022, the Rent shall be Forty-one and 64/100 Dollars ($41.64) per square foot of the Rentable Area of the Leased Premises per annum or Eleven Thousand Two Hundred Sixty-three and 62/100 Dollars ($11,263.62) per month.
From and including the first day of May, 2022, to and including the Expiration Date, the Rent shall be Forty-two and 89/100 Dollars ($42.89) per square foot of the Rentable Area of the Leased Premises per annum or Eleven Thousand Six Hundred One and 75/100 Dollars ($11,601.75) per month.
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1.11Lease Term: Approximately seventy-one (71) calendar months, plus that portion of a calendar month necessary, if at all, for the Expiration Date to occur on the last day of such calendar month.
1.12Commencement Date:
Leased Premises 300: From and including the earlier of (i) five (5) days following substantial completion of the Premises Improvements (defined in Section 11.1(a) below), but no later than May 1, 2017, or (ii) the date Tenant first occupies the Leased Premises for business purposes.
Leased Premises 350: From and including the earlier of (i) five (5) days following substantial completion of the Premises Improvements (defined in Section 11.1(a) below), but no later than June 1, 2017, or (ii) the date Tenant first occupies the Leased Premises for business purposes.
1.13Expiration Date: March 31, 2023.
1.14Security Deposit: Upon execution of this Lease, Tenant shall pay Landlord Two Hundred Fourteen Thousand Six Hundred Thirteen and 23/100 Dollars ($214,613.23), of which Sixty-six Thousand Two Hundred Four and 13/100 Dollars ($66,204.13) shall be applied to Rent and Additional Rent due for the first (1st) month of the Lease Term, and One Hundred Forty-eight Thousand Four Hundred Nine and 10/100 Dollars ($148,409.10) representing Rent and Additional Rent due for the last month of the Lease Term, shall be held as a security deposit.
1.15Deadline for Submission to Landlord of Premises Plans for Premises Improvements. N/A.
1.16Contingency: THIS LEASE IS CONTINGENT UPON ITS ACCEPTANCE AND APPROVAL BY LANDLORD’S LENDERS. If this Lease is acceptable to Landlord’s lenders, this contingency will be waived by Landlord.
1.17Project Architect: JPC Architects, or as otherwise designated by Landlord.
1.18Exhibits Incorporated by Reference:
Exhibit “A” -    Legal Description of Bellevue Place.
Exhibit “B” -    Site Plan of Bellevue Place.
Exhibit “C” -    Floor Plan of the Leased Premises.
Exhibit “D” -    Tenant Design & Construction Manual (including Base Building Finish Condition).
Exhibit “E” -    Rules and Regulations.
Exhibit “F” -    Bellevue Place Transportation Management Agreement.
Exhibit “G” -    Form of Tenant Estoppel Certificate.
Exhibit “H” -    Form of Subordination Agreement to Reciprocal Easement Agreement.
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2.PREMISES.
2.1Generally.
Landlord does hereby lease and demise to Tenant, and Tenant hereby accepts from Landlord, upon the terms and conditions herein set forth, the Leased Premises described in Section 1.6 above and depicted in Exhibit “C,” together with rights of ingress and egress over and across the Common Areas and Facilities of the Bank of America Building and Bellevue Place.
2.2Reserved to Landlord.
Landlord reserves the right, from time to time, to change the size and dimensions of Bellevue Place; add additional buildings and improvements to Bellevue Place; relocate, alter, and change the number of buildings and other improvements in, on and under Bellevue Place; change any building dimensions and the number of floors in any of the buildings and parking areas in Bellevue Place; change the identity and type of stores and tenancies in Bellevue Place; change the name and address of the buildings and other improvements in Bellevue Place; and change the Common Areas and Facilities in Bellevue Place. Landlord further reserves the use of, and all rights in and to, the exterior walls and roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Leased Premises in locations which will not materially interfere with Tenant’s use thereof and serving other parts of Bellevue Place. Landlord shall reasonably attempt to locate such items under the floor, above the ceiling, or adjacent to an interior wall. Such use shall not exceed one percent (1%) of the Useable Area of the Leased Premises unless otherwise agreed. If Landlord’s use hereunder exceeds one percent (1%) of the Useable Area of the Leased Premises, Tenant shall be entitled, as its sole and exclusive remedy, to a reduction in the stated Rentable Area for the Leased Premises, as set forth in Section 1.7 above, and a proportional reduction in Rent and Additional Rent (as defined in Sections 5 and 6 below) due hereunder. The Leased Premises shall not include the space above the suspended ceiling. Landlord shall retain the right to use the area immediately below the floor surface and the space above the suspended ceiling in any manner which does not permanently and materially interfere with Tenant’s use of the Leased Premises.
2.3Intentionally Omitted.
2.4Right of First Opportunity.
(a)If Landlord provides a written proposal, or is provided with a written proposal that Landlord is prepared to accept, to lease Suite 301 on the third (3rd) floor of the Bank of America Building (the “First Opportunity Space”), to a prospective tenant, including Tenant, Landlord will notify Tenant in writing (“Landlord’s First Opportunity Notice”) and, except as otherwise set forth herein, Tenant shall have the right (“Right of First Opportunity”) to lease such First Opportunity Space on the terms and conditions as outlined in Landlord’s First Opportunity Notice, by notifying Landlord of its exercise of such right in accordance with Section (b) below.
(b)In the event Tenant desires to exercise its right to lease the First Opportunity Space, Tenant shall give Landlord unequivocal written notice thereof (“Tenant’s First Opportunity Notice”) within five (5) business days after receipt of Landlord’s First Opportunity Notice. Time is of the essence. If, for any reason, Tenant declines or does not so notify Landlord, then Tenant’s rights with respect to the First Opportunity Space which is the subject of Landlord’s First Opportunity Notice shall be deemed to be waived, and thereafter, after expiration of such five (5) business day period, Landlord may lease such space to any other party.
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(c)The provisions of Section 37.22(a) shall apply with respect to any existing tenant(s) in the First Opportunity Space who desire to extend or renew their leases, or enter into a new lease for the First Opportunity Space. Landlord shall, however, have the express right to extend or renew leases with existing tenant(s) in the First Opportunity Space or enter into new leases with existing First Opportunity Space tenant(s), if the leases of such tenants provide for such right.
(d)Notwithstanding anything in the foregoing to the contrary, Tenant’s rights with respect to the First Opportunity Space shall not be exercisable during any period in which Tenant is in default (beyond any applicable cure period) under any provision of the Lease. Time is of the essence. The period of time within which the Right of First Opportunity for the First Opportunity Space may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. At Landlord’s sole option, all rights of Tenant to the First Opportunity Space shall terminate and be of no further force or effect, even after Tenant’s due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the First Opportunity Space: (i) Tenant is in default under the Lease due to a failure to pay a monetary obligation to Landlord beyond the applicable notice and cure period; (ii) Landlord has given Tenant ten (10) days’ written notice of any other failure to perform (which notice specifically stated that the failure to perform as required by the Lease may result in the loss of Tenant’s Right of First Opportunity) and such failure is not fully cured within said ten (10) day period; provided, however, that if the nature of Tenant’s failure is such that more than ten (10) days are reasonably required for its cure, then Landlord shall not have the right to terminate the Right of First Opportunity for said failure if Tenant begins to cure the failure within the ten (10) day period described above and, thereafter, diligently prosecutes such cure to completion; or (iii) Landlord gives Tenant a notice of default under the Lease (and Tenant is in fact in default) and Landlord has previously given to Tenant three (3) or more notices of default under the Lease (and Tenant was in fact in default in such instances), whether or not such default were ultimately cured, provided the notice that was issued prior to the notice establishing in Landlord the right to terminate the Right of First Opportunity hereunder specifically stated that the issuance of another notice of default may result in the loss of Tenant’s Right of First Opportunity. As used herein, the terms “default,” “failure to perform,” or “breach” shall mean a default as defined in Section 23.1 of this Lease.
(e)The foregoing rights with respect to the right of first opportunity for the First Opportunity Space shall not be assignable separate and apart from the Lease.
3.LEASE TERM.
3.1Generally.
The term of this Lease (the “Term” or “Lease Term”) shall be the period of time set forth in Section 1.11 above and shall commence on the Commencement Date as provided in Section 4.1 below and shall end at 11:59 p.m. on the Expiration Date, as provided in Section 4.2 below.
3.2Termination.
The Lease shall terminate on the Expiration Date, unless sooner terminated hereunder or by operation of law, without the necessity for any notice from either Landlord or Tenant. If Tenant fails to surrender the Leased Premises at the end of the Lease Term, Tenant shall be liable for, and shall indemnify Landlord against, all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Leased Premises to such succeeding tenant.
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3.3Holding Over.
Any holding over by Tenant after the expiration of the Lease Term shall be construed to be a tenancy from month-to-month. During such tenancy, Tenant shall pay to Landlord a monthly rental of one hundred fifty percent (150%) of the Rent payable during the last month of the Lease Term in addition to the Additional Rent and Other Charges set forth herein. Except as set forth herein, such month-to-month tenancy also shall be subject to all of the terms, covenants, and conditions of this Lease.
3.4Option to Extend Lease Term.
(a)Tenant is granted an option. (the “Extension Option”) to extend the Lease Term for five (5) years, to and including March 31, 2028. The period of time shall be referred to herein as the “Option Period”. To exercise the Extension Option, Tenant must give Landlord unequivocal written notice of Tenant’s election to exercise the Extension Option at least ten (10) calendar months (but not earlier than twelve (12) calendar months) prior to the Expiration Date.
(b)If Tenant elects to exercise the Extension Option, the Rent for the Option Period (“New Rent”) shall be the Fair Market Rent (as defined below) for comparable space in the Bank of America Building (“Comparable Space”), but in no event shall the New Rent be less than the Rent payable during the last month of the Lease Term. If there is no Comparable Space in the Bank of America Building at the time, Tenant shall pay, as New Rent, whatever the fair market rent in the Bank of America Building would be if there was such Comparable Space in the Bank of America Building. The term “Fair Market Rent” shall mean the rent that would be paid by a willing tenant renewing its lease for Comparable Space for a term of five (5) years. Tenant concessions shall be included in the determination of fair market rent with respect to tenants who are renewing their leases in the Bank of America Building. The term “tenant concessions” shall include, without limitation, such inducements as tenant improvements and free rent.
(c)In the event Landlord and Tenant cannot agree on the New Rent, the matter shall be submitted for decision to a panel of three (3) arbitrators. Landlord and Tenant shall each appoint one (1) arbitrator, who shall by profession be a licensed commercial real estate broker or an MAI real estate appraiser and who shall be familiar with Bellevue Place and have been active (over the three (3) year period ending on the date of such appointment) in the brokering or appraisal of Comparable Space. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed New Rent is the closest to the Fair Market Rent. Each such arbitrator shall be appointed within fifteen (15) days after Tenant’s or Landlord’s notice to the other of its election to have the New Rent be determined by this arbitration procedure. The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator, who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of the County of King. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s proposed New Rent and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon both Landlord and Tenant. The cost of the arbitration shall be paid by Landlord and Tenant equally. The arbitration procedure shall not take more than thirty (30) days. However, if the arbitrators have not determined the New Rent prior to the beginning of the Option Period, Tenant shall pay the Rent previously in effect under the Lease plus a ten percent (10%) increase until such time as the arbitrators determine the New Rent. If the arbitration procedure results in a higher Rent, Tenant shall pay the difference with the next monthly rental payment due under the Lease. If the arbitration procedure results in a lower Rent,
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Tenant shall receive a credit against its next monthly Rent payments under the Lease, and any succeeding monthly rental payments, if necessary, in an amount equal to the overpayment.
(d)Notwithstanding anything in the foregoing to the contrary, the Extension Option may not be exercised during any period in which Tenant is in default under any provision of the Lease until said default has been fully cured. Time is of the essence. If Tenant fails to exercise the Extension Option in any instance when such right is in effect, prior to the expiration of the applicable time period for the exercise of such right, the Extension Option shall thereafter be deemed null and void and of no further force or effect. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. All rights of Tenant to the Extension Option shall terminate and be of no further force or effect, even after Tenant’s due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the Option Period, Tenant defaults under the terms of the Lease which default is not cured within any applicable cure period.
(e)The Extension Option shall be personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, nor shall the Extension Option be assignable separate and apart from this Lease.
4.COMMENCEMENT AND EXPIRATION DATES; LEASE YEAR.
4.1Commencement Date.
The Commencement Date shall be the date set forth in Section 1.12 above.
4.2Expiration Date.
This Lease shall expire at 11:59 p.m. on the date set forth in Section 1.13 above.
4.3Confirmation of Commencement and Expiration.
Within five (5) business days after Tenant’s occupancy of the Leased Premises, or upon Landlord’s request, Landlord and Tenant shall confirm the specific Commencement and Expiration Dates in writing, as well as the. “as built” Rentable Area of the Leased Premises, as defined in Section 6.2(f), and the Rent payable hereunder, which shall be appended to and incorporated into this Lease.
4.4Lease Year.
A “Lease Year” shall mean a calendar year commencing on January 1 and ending the following December 31. If the Commencement Date is a date other than January 1, the initial Lease Year shall be from and including the Commencement Date to and including December 31 of that calendar year. If the Expiration Date is a date other than December 31, the final Lease Year shall be from and including January 1 of the calendar year of the Final Lease Year to and including the Expiration Date.
5.RENT.
Tenant shall pay to Landlord, without notice or demand and without setoff or deduction whatsoever, the sums stated in Section 1.10 above (the “Rent”), which shall be paid to Landlord in advance in lawful money of the United States, on or before the first day of each calendar month at Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and
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Additional Rent (as defined in Section 6.1 below) for any partial month at the beginning or end of the Lease Term shall be prorated, based upon a thirty (30) day month. All amounts payable hereunder, other than Rent and Additional Rent, may be sometimes referred to as “Other Charges.” Landlord may (but shall not be required to) make available to Tenant procedures for the payment to Landlord by electronic funds transfer of any or all amounts required by the terms of this Lease to be paid by Tenant.
6.ADDITIONAL RENT.
6.1Generally.
In addition to the Rent provided for in Section 5 above, commencing on (i) the Leased Premises 300 Commencement Date with regard to Leased Premises 300; and (ii) the Leased Premises 350 Commencement Date with regard to Leased Premises 350, Tenant shall pay to Landlord, without notice (other than notice advising Tenant of its share of the Additional Rent) or demand and without setoff or deduction, Tenant’s Share (as defined in Section 6.2(a) below) of the Operating Expenses (as defined in Section 6.2(b) below), which expenses include, but are not limited to, (i) Operating, Repair, and Maintenance Expenses for the Bank of America Building and the Corner Building; and (ii) Operating, Repair, and Maintenance Expenses for Bellevue Place during the Lease Term (the “Additional Rent”).
6.2Definitions.
The following terms shall have the meanings hereinafter specified, unless the context otherwise specifies or clearly requires:
(a)Tenant’s Share. Tenant’s Share shall be equal to the percentages set forth in Section 1.9 above.
(b)Operating Expenses Generally. The Operating Expenses shall include (i) all Operating, Repair and Maintenance Expenses (defined in Section 6.2(c) below), and (ii) all Taxes (defined in Section 6.2(d) below).
(c)Operating, Repair and Maintenance Expenses. Operating, Repair and Maintenance Expenses shall include the actual costs and expenses that are paid or payable by Landlord in connection with the operation, repair and maintenance of Bellevue Place and its constituent parts, which include without limitation, the Bank of America Building, the Corner Building and the Wintergarden Retail Center, less all contributions for such costs received from the owner of the Hotel Tract as defined in and pursuant to the terms of that certain Construction, Operation and Reciprocal Easement Agreement recorded under King County Recorder’s File No. 8709160449, as amended from time to time (the “REA”), and shall include, but not be limited to, those costs and expenses that are paid or payable to the Transportation Management Association. Without limiting the generality of the foregoing and by way of illustration, Operating, Repair and Maintenance Expenses shall include costs and expenses of all utility, heating, air conditioning and ventilation costs and expenses; license, permit and inspection fees; planting and landscaping costs and expenses; janitorial services; direct physical damage insurance (including but not limited to loss of income insurance), liability and excess liability insurance, and other appropriate insurance policies, as determined solely by Landlord or Landlord’s lender, including but not limited to garage keeper’s legal liability, boiler and machinery and auto insurance; taxes and assessments on equipment; the cost and expense of repairs including, but not limited to, those of a capital nature necessary or appropriate to fulfill Landlord’s obligations to its tenants; the, cost and expense of removing trash and other refuse; the cost and expense of supplies, tools and equipment; the cost and expense of cleaning, maintaining, repairing and replacing machinery and equipment, including but not limited to automatic door openers, lights and lighting fixtures,
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heating, air conditioning and ventilation equipment, fire and sprinkler systems and security systems; depreciation allowance on machinery and equipment (depreciation to be over the useful life of any such machinery and equipment in accordance with the guidelines and regulations established by the Internal Revenue Service, if any); the cost and expense of personnel to implement such services, including but not limited to security and traffic control; legal and accounting costs and expenses; customary management fees; the cost of any capital improvements necessary or appropriate to fulfill Landlord’s repair or maintenance obligations, required by any applicable governmental law or regulation not in effect at the time Tenant is required to take occupancy of the Leased Premises or made for the purpose of reducing operating, repair or maintenance costs (the cost of any such capital improvements shall be amortized over the useful life of such item (in accordance with the guidelines and regulations established by the Internal Revenue Service, if any, from time to time) as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of purchasing or constructing such improvements).
(d)Taxes. Taxes shall include all real estate taxes, personal property taxes and all other taxes, surcharges and assessments that are or may be levied upon, assessed against or attributable to Bellevue Place and all improvements, fixtures, equipment and other property of Landlord, real and personal, located on, in or under Bellevue Place and used in connection with the operation thereof, including the Bank of America Building, the Corner Building and land underlying the Bank of America Building and the Corner Building and including, although not limited to, the land, improvements, equipment, fixtures and other property used in connection with the operation of and comprising the Parking Garage and Wintergarden Retail Center and any rental, excise, sales, transaction or other privilege tax or levy, however denominated (excepting federal, state and local net income taxes) paid or payable during the Lease Term and taxes on all tenant improvements in the Wintergarden Retail Center owned by Landlord but excluding the Hotel Building and the land underlying the Hotel Building. Taxes also shall include any amounts paid or payable to any third party or incurred by Landlord for the purpose of obtaining a reduction in the Taxes as above defined.
(e)Rentable Area of the Leased Premises. For purposes of this Lease, the Rentable Area of the Leased Premises shall mean the Useable Area of the Leased Premises, as that term is defined and computed according to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA z65.1-2010, otherwise known as the “BOMA Standard,” multiplied by a load factor of one point two five four six percent (1.2546%). The “as built” Rentable Area of the Leased Premises shall be the true Rentable Area of the Leased Premises at the time Landlord tenders possession of the Leased Premises to Tenant.
(f)Rentable Area of Bellevue Place. For purposes of this Section 6, the Rentable Area of Bellevue Place shall include the total of all areas and spaces in (i) the Bank of America Building, (ii) the Corner Building, and (iii) all areas and spaces in and opening into the Wintergarden Retail Center (whether or not such areas or spaces in the Bank of America Building, the Corner Building, and the Wintergarden Retail Center are actually leased by Landlord) that are available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests and shall include, but not be limited to, all rest rooms, mezzanines, warehousing and storage areas, clerical and office areas, and employee areas within the leased premises of any tenant of Landlord in the Wintergarden Retail Center, Bank of America Building and Corner Building, but shall exclude all areas and spaces in the Hotel Building (other than those areas and spaces in or opening into the Wintergarden Retail Center and available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests) and the Common Areas and Facilities of Bellevue Place. If at any time, Landlord believes the Rentable Area of Bellevue Place is materially different than the Rentable Area of Bellevue Place set forth in Section 1.8 above because of an error in calculation
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or additions, modifications or alterations to Bellevue Place and Landlord desires to amend this Lease to reflect the actual or changed Rentable Area of Bellevue Place, Landlord shall so notify Tenant in writing. If Tenant does not object in writing to Landlord’s notice within ten (10) days following receipt of Landlord’s notice, this Lease shall be deemed to be amended to incorporate the Rentable Area of Bellevue Place as set forth in Landlord’s notice to Tenant. If Tenant does object in writing to Landlord’s notice within said ten (10) days, and Landlord and Tenant are unable to agree upon the Rentable Area of Bellevue Place within ten (10) days following receipt of Tenant’s notice of objection, the matter shall be submitted for determination to the Project Architect for Bellevue Place. The decision of the Project Architect shall be final and binding on both Landlord and Tenant and this Lease shall be deemed to be amended to reflect the Rentable Area of Bellevue Place as and when decided by the Project Architect. The cost and expense of the Project Architect’s consideration of the matter, if any, shall be shared equally among Landlord and all tenants objecting to Landlord’s notice.
(g)Notwithstanding anything in this Section 6.2 to the contrary, the following costs shall not be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease:
Leasing commissions, advertising expenses, fees and costs incurred in procuring new tenants for portions of Bellevue Place.
Except as permitted in Section 6.2(c) of the Lease, interest or amortization payments on mortgages.
Rental on ground leases or other underlying leases.
Any costs or expenses associated with or incurred in connection with required environmental testing, removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances.
Costs of any item for which Landlord is or is entitled to be paid or reimbursed by insurance.
Charges for electricity, water, or other utilities and applicable taxes for which Landlord is entitled to reimbursement from any other tenant.
Cost of correcting major defects in the design, construction or equipment of, or substantial latent defects in, the Bank of America Building or Bellevue Place (a defect, for the purposes of this subsection (g), is defined as a substantial condition that occurred because of negligence in the initial construction of Bellevue Place).
Any costs incurred in constructing any future material expansion of the Bank of America Building (as opposed to the costs of operating and maintaining the expanded Bank of America Building, which may be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease).
Costs of a capital nature, except for costs (a) reasonably necessary or appropriate to fulfill Landlord’s repair or maintenance obligations; (b) incurred as a result of any applicable governmental law or regulation enacted and enforced after the date of the Lease; and/or (c) made for the purpose of reducing operating, repair or maintenance costs.
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Interest and penalties incurred as a result of Landlord’s delinquent payment of any obligation of Landlord.
Notwithstanding any reference in Section 6.2 to the contrary, the cost of any capital item shall not be expensed in a single year but shall be depreciated over the useful life of such item in a manner consistent with other Bellevue Class “A” office buildings.
Notwithstanding anything in this Lease to the contrary, there shall be no duplication of any particular cost, charge or expense in any operating costs and maintenance expenses set forth in this Section 6.2 of the Lease, provided Landlord reserves the right to include a customary administrative fee and a customary management fee within operating costs and maintenance expenses.
6.3Payment.
Landlord shall provide to Tenant, at or before the Commencement Date, an estimate of the annual Operating Expenses for the Lease Year in which the Commencement Date occurs. Within ninety (90) days after the expiration of each succeeding Lease Year of the Lease Term, or as soon thereafter as such information becomes available, Landlord shall give Tenant a written estimate of Tenant’s Share of the Operating Expenses for the then current Lease Year (“Tenant’s Estimated Share”). Tenant shall pay Tenant’s Estimated Share, in advance, in equal monthly installments on or before the first (1st) clay of each calendar month of such Lease Year at Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. During the period of time following the expiration of a Lease Year and Tenant’s receipt of Landlord’s estimate of Tenant’s Estimated Share, Tenant shall continue to pay Landlord Tenant’s Estimated Share from the prior Lease Year. Within ninety (90) days after the expiration of each Lease Year of the Lease Term (or as soon thereafter as such information becomes available), Landlord shall furnish to Tenant a written statement summarizing the actual amount of Tenant’s Share of the Operating Expenses for the prior Lease Year (hereinafter sometimes referred to as the “Annual Reconciliation Statement”). If Tenant’s Share of the Operating Expenses exceeds the amount paid by Tenant, Tenant shall pay the deficiency to Landlord promptly upon receipt of a written notice of the amount thereof. If such statement shows Tenant’s Share of the Operating Expenses to be less than the amount paid by Tenant, the amount of overpayment by Tenant shall be credited by Landlord to the next payment or payments of Additional Rent due hereunder, if Tenant has otherwise complied with all of the terms and provisions of this Lease. If the Lease Term has expired and Tenant has vacated the Leased Premises and no amounts are or may become payable by Tenant, then any overpayment shall be returned to Tenant, or at Landlord’s option, to the last assignee of Tenant’s interest in the Leased Premises. If this Lease commences at a time other than the beginning of a calendar year, Tenant shall pay the Additional Rent for the remaining portion of the Lease Year based upon the number of days from the Commencement Date. If this Lease expires at a time other than the last day of a calendar year, Tenant shall be obligated to pay immediately any deficiencies which shall be computed at the expiration of that Lease Year. If at any time during a Lease Year it appears to Landlord that any of the Operating Expenses payable for that Lease Year will vary from Landlord’s estimate by more than five percent (5%) on an individual or aggregate basis, Landlord may, at its election, adjust Tenant’s Estimated Share for the balance of that Lease Year to compensate for such increase. Any increased payments required to be made pursuant to this Section shall be made within thirty (30) days after Landlord has notified Tenant thereof. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.
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6.4Nonpayment.
In the event of nonpayment of any item of Additional Rent or any Other Charge due hereunder, Landlord shall have the same rights and remedies as for failure to pay Rent.
6.5Future Development of Bellevue Place.
Tenant is aware that Landlord, by itself or in combination with other persons, intends to further expand and develop Bellevue Place in one or more additional phases and Tenant has reviewed plans and other documents describing the intended expansion and development of Bellevue Place or has been provided with opportunities to review such plans and documents. In the event one or more such phases of the Bellevue Place project are completed during the Lease Term, any additional operating, repair or maintenance expenses and real estate and other taxes attributable to such other phases may be included in the Operating Expenses at Landlord’s discretion; provided that the denominator used to calculate Tenant’s proportionate share of such expenses is reasonably adjusted with respect to such phases.
6.6Disputes Relating to Additional Rent.
If Tenant desires to contest any calculation by Landlord of Tenant’s Share or the amount of any Bellevue Place Operating Expense payable by Tenant, Tenant must give Landlord a written notice (an “Objection Notice”) stating that Tenant disputes the calculation or amount. The Objection Notice must be received by Landlord within ninety (90) days after Tenant receives Landlord’s Annual Reconciliation Statement regarding Bellevue Place Operating Expenses, and set forth with particularity the reason why Tenant disputes Landlord’s calculation or the amount, If Tenant fails to give Landlord such an Objection Notice within such time, Tenant shall be deemed to have waived and released any and all rights it may have to contest the calculation and amount. Promptly after receiving any such Objection Notice from Tenant, Landlord shall meet with Tenant and both Tenant and Landlord shall attempt in good faith to reconcile the matters described in the Objection Notice; provided, however, if Tenant refuses to meet with Landlord within thirty (30) days after the date Landlord received the Objection Notice from Tenant, Tenant shall be deemed to have waived and released any and all rights it may have to contest Landlord’s calculation and the inclusion and amount of any Bellevue Place Operating Expense. If Landlord and Tenant are unable to resolve the dispute within a reasonable time, Landlord shall cause its accounting firm to undertake an investigation and analysis of the matter and prepare a written report, a copy of which shall be provided to Tenant. The cost of the investigation, analysis and report shall be paid for by Tenant unless the investigation and analysis discloses a material error favoring Landlord, in which event Landlord shall bear the cost of the investigation, analysis and report. If the report discloses that the amount or calculation used by Landlord was incorrect, Landlord shall provide a credit to Tenant against future obligations under this Section 6 equal to the amount of any overpayment paid by Tenant during the Lease Year to which Tenant’s Objection Notice relates. Notwithstanding the pendency of any dispute hereunder, Tenant shall continue to pay all amounts owed hereunder based upon Landlord’s determination and calculation or until such calculation or amount has been established hereunder to be incorrect.
7.LATE CHARGES.
If Tenant fails to pay, when the same is due and payable, any Rent, Additional Rent or Other Charges, such unpaid amounts shall bear interest at the rate of two percent (2%) per month from the date due to the date of payment, unless such amount would violate any applicable usury law, in which event such unpaid amounts shall bear interest at the highest rate then allowed by law. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any installment of Rent, Additional Rent or Other Charges will cause Landlord to incur certain costs
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and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any Rent, Additional Rent or Other Charge installment is not received by Landlord from Tenant by the fifth (5th) day after such installment is due, Tenant shall immediately pay to Landlord, in addition to the installment due, a late charge equal to twelve percent (12%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss and expense suffered by such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease. Landlord shall apply payments made by Tenant first to accrued charges, interest and rent in the following order: (a) Late Charges; (b) interest; (c) Rent; Other Charges and Additional Rent; and (d) any balance remaining to current Rent, Other Charges, and Additional Rent. Notwithstanding anything in this Section 7 to the contrary, provided Tenant pays all sums due hereunder by electronic funds transfer, Landlord shall waive the first (1st) late charge that may be incurred by Tenant during any twelve (12) month period during the Lease Term, provided the unpaid amount is in fact paid in full by Tenant on or before the fifteenth (15th) day of the month in which any such payment is due.
8.SECURITY DEPOSIT.
As additional consideration for this Lease, Tenant has delivered to Landlord as a security deposit the sum shown in Section 1.14 above. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the entire Lease Term. If Tenant is in breach under any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any unpaid obligation or sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s breach, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach. In the event Landlord elects to so use, apply or retain all or any part of the security deposit, Tenant shall deposit with Landlord, within ten (10) days of demand therefor, cash sufficient to restore the security deposit to the amount set forth in Section 1.14. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof after deductions hereunder by Landlord shall be returned to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days following expiration of the Lease Term or Tenant’s return of the Leased Premises to Landlord in the condition required hereunder, whichever shall last occur. No trust relationship is created hereby between Landlord and Tenant with respect to the security deposit.
9.USES.
9.1Permitted Uses.
Tenant shall use and occupy the Premises only for general office purposes consistent with a first class office building (the “Permitted Use”) under the trade name set forth in Section 1.5 above, and for no other business or purpose or under any other trade name without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determines that any proposed use or trade name is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building. Landlord makes no representation or warranty as to the availability of Tenant’s Permitted Trade Name or that it will not infringe on any other person’s trademark, service mark or other rights or privileges.
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9.2Prohibited Uses.
Tenant shall not do or permit or suffer anything to be done in or about the Leased Premises, Bank of America Building or Bellevue Place which will in any way obstruct or interfere with the rights of other tenants or occupants of the Bank of America Building or Bellevue Place or injure or annoy them, their customers or clients, nor shall Tenant use or allow the Leased Premises to be used for any purpose which is objectionable or offensive in Landlord’s reasonable judgment or which is unlawful, nor shall Tenant do or permit or suffer anything to be done in or about the Leased Premises, the Bank of America Building or Bellevue Place which would cause Landlord to be in violation of any of its agreements with others. If Tenant permits or engages in any activity which, in Landlord’s reasonable judgment, is objectionable, offensive or otherwise constitutes a nuisance to Landlord, the other tenants of the Bank of America Building or Bellevue Place, or their employees, customers, guests or invitees, Tenant shall immediately discontinue such activity or take action to cause the activity to be discontinued with all due diligence if it cannot be immediately discontinued. Tenant’s failure to comply with this Section shall constitute a material default of this Lease and entitle Landlord to pursue its remedies for such a breach or, in the alternative, undertake such work as may be appropriate to prevent such activity and recover, as additional rent, the cost thereof plus interest thereon at two percent (2%) over the prime rate of interest charged or published by Bank of America on the first day of each month, commencing on the date due through the date of payment.
9.3Compliance with Laws, Rules and Regulations.
Tenant shall, at its sole cost and expense, promptly comply with all local, state and federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force relating to Tenant’s use and occupancy of the Leased Premises and Tenant’s business conducted therein.
9.4Hazardous Material.
Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Leased Premises caused or permitted by Tenant results in contamination of the Leased Premises or any part of Bellevue Place or any other property, or if contamination of the Leased Premises or any part of Bellevue Place or any other property by Hazardous Material otherwise occurs for which Tenant may be legally liable for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the property, damages for the loss or restriction on use of rentable or useable space or of any amenity of Bellevue Place or the Leased Premises or elsewhere, damages arising from any adverse impact on marketing of space at Bellevue Place or elsewhere, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under Bellevue Place. Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Leased Premises or Bellevue Place by Tenant, its agents, employees, contractors or invitees, results in any contamination of the Leased Premises or any part of Bellevue Place or any other property, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Leased Premises, Bellevue Place or any other property to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be
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obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises, Bellevue Place or other property. As used herein, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government.
10.SERVICES AND UTILITIES.
10.1Standard Services.
As long as Tenant is not in default under any of the provisions of this Lease, Landlord shall cause the Leased Premises (in accordance with Section 12.3) and the public and common areas of the Building, including the lobbies, elevators, stairs, corridors and rest rooms, to be maintained in reasonably good order and condition consistent with the operation and maintenance of the Bank of America Building as a first-class office and retail building in downtown Bellevue, except for damage occasioned by any act or omission of Tenant or Tenant’s officers, contractors, agents, invitees, licensees or employees, the repair of which shall be paid for by Tenant. From 7:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays (“Regular Business Hours”), Landlord shall furnish the Leased Premises with electricity for lighting and operation of low power usage office machines, water, heat, air conditioning and elevator service (the “Standard Services”). During all other hours, Landlord shall furnish the Standard Services, including elevator service as reasonably required to provide access to the Leased Premises, except for heat and air conditioning and lighting. If requested by Tenant, Landlord shall furnish heat and air conditioning and lighting at times other than Regular Business Hours and the cost of such services, as established by Landlord, shall be paid by Tenant in the same manner as provided in Section 5 above. Landlord also shall provide lamp replacement service for Building Standard fluorescent light fixtures, toilet room supplies, window washing at reasonable intervals and customary building janitorial service as part of the Standard Services, although no janitorial service shall be provided for Saturdays, Sundays or legal holidays. The cost and expense of any janitorial or other services provided or caused to be provided by Landlord to Tenant in addition to the services ordinarily provided Bank of America Building tenants shall be paid by Tenant in the same manner as provided for payment in Section 5 above.
10.2Interruption of Services.
Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption or failure of the Standard Services due to any cause whatsoever. No temporary interruption or failure of the Standard Services incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord’s reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder.
10.3Additional Services.
Tenant shall not install lights and equipment in the Leased Premises with heating loads which in the aggregate exceed the Bank of America Building standard mechanical system. Landlord shall not arbitrarily withhold consent to Tenant’s installation of lights and equipment exceeding such amount but may condition its consent on Tenant’s payment of the costs incurred by Landlord for the installation, operation, repair and maintenance of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights. In addition, Tenant shall pay to Landlord, in advance, on the first day of each month during the Lease Term, such amount estimated by Landlord to be the cost of furnishing electricity to Tenant for the operation of such equipment or lights and such amount estimated by Landlord to be the
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cost of operating and maintaining the supplementary air conditioning units as necessitated by Tenant’s use of such equipment or lights. Such costs shall be paid by Tenant in the same manner as provided in Section 5 above. In the event of nonpayment of amounts due for any of the above-described additional services, Landlord shall have the same rights and remedies as it has with respect to the nonpayment of rent hereunder. Landlord shall be entitled to install and operate, at Tenant’s sole cost and expense, a monitoring or metering system in the Leased Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment and lights and from Tenant’s after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord’s instructions for the use of drapes, blinds and thermostats in the Bank of America Building.
11.IMPROVEMENTS, ALTERATIONS AND ADDITIONS.
11.1Premises Improvements.
(a)Prior to the Leased Premises 300 Commencement Date and Leased Premises 350 Commencement Date, Leased Premises 300 and Leased Premises 350 shall be improved by Landlord (the “Premises Improvements”), which Premises Improvements shall be in accordance with mutually agreed upon plans and specifications for such improvements (the “Premises Plans”). The Premises Improvements shall be performed and installed by design professionals and contractors selected by Landlord in the exercise of Landlord’s subjective discretion, and shall be performed in accordance with the requirements set forth in Exhibit “D”. Landlord shall contract directly with the contractors constructing the Premises Improvements. Landlord shall contract directly with the Project Architect for architectural services related to the Premises Improvements. Landlord shall pay certain amounts toward the cost of the Premises Improvements (“Landlord’s Improvement Allowance”). Landlord’s Improvement Allowance is limited to Two Hundred Thirty-nine Thousand One Hundred and 00/100 Dollars ($239,100.00). Landlord’s Improvement Allowance shall be used exclusively for the Premises Improvements (including all sales and other applicable taxes but not including furniture, trade fixtures, equipment, inventory, or personal property, which shall be Tenant’s sole cost and responsibility); provided, however, Tenant has the right to use up to Thirty-one Thousand Eight Hundred Eighty and 00/100 Dollars ($31,880.00) of Landlord’s Improvement Allowance to offset data, telephone, and similar communication cabling costs. In addition to Landlord’s Improvement Allowance, Landlord agrees to contribute the amount of Two Thousand Three Hundred Ninety-one and 00/100 Dollars ($2,391.00) for an initial space plan prepared by the Project Architect.
(b)Any and all costs for the construction and installation of the Premises Improvements (including but not limited to the cost of all working drawings, space plans, and engineering, architectural, design and consulting fees) in excess of Landlord’s Improvement Allowance (“Excess Improvement Costs”) shall be Tenant’s sole responsibility and shall be paid by Tenant promptly when due. Tenant’s failure or refusal to pay any such Excess Improvement Costs shall be a material breach of this Lease and a default hereunder. If it should appear to Landlord at any time that Tenant is or may be obligated to pay for any Excess Improvement Costs, in addition to any and all other rights and remedies to which Landlord may be entitled, Landlord shall have the right, but not the obligation, to immediately stop or prevent any and all further design, construction and installation work until Landlord has received satisfactory assurances that Tenant can and will promptly pay all Excess Improvement Costs.
(c)Prior to the Leased Premises 300 Commencement Date and Leased Premises 350 Commencement Date, the Project Architect shall certify that the Premises Improvements are substantially complete in accordance with the Premises Plans. If substantial completion of the Premises Improvements is delayed by Tenant’s acts or omissions, change in design decisions, revisions or additional work, or those of Tenant’s agents, then the Commencement Date shall be the date substantial completion of the Premises Improvements
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would have been achieved but for the Tenant delay, as determined by the Project Architect. The terms “substantial completion” or “substantially complete”, as used herein, means that stage of construction where the Premises Improvements are usable for their principal intended purpose, as determined in good faith by the Project Architect, and the applicable governmental authorities deem the Leased Premises approved for occupancy, notwithstanding the possible need to complete, finish or install non-critical improvement features and fixtures. The existence of repairs or defects of a nature commonly found on a “punch list,” (meaning minor items that do not materially impact Tenant’s use of the Leased Premises), after turnover to Tenant, shall not postpone the Commencement Date or result in a delay or abatement of Tenant’s obligation to pay rent or give rise to a damage claim against Landlord, provided Landlord shall use commercially reasonable efforts to complete such punch list items within sixty (60) days after Landlord’s receipt of Tenant’s punch list, referred to below. Tenant’s occupancy of the Leased Premises shall be deemed an acknowledgement that the Leased Premises is in good condition and repair and that Landlord has caused the Bank of America Building and all of the Premises Improvements to be constructed as required by this Lease, subject to those items, if any, specified in any punch list to be delivered by Tenant within thirty (30) days following substantial completion.
(d)All improvements and fixtures made or installed in or to the Leased Premises, including all Premises Improvements, are the property of Landlord. The Premises Improvements shall not include, and Tenant shall be solely responsible for all costs associated with (i) the interior design of the Leased Premises, (ii) security and access control to the Leased Premises, (iii) data, telephone, and similar communications cabling in excess of Thirty-one Thousand Eight Hundred Eighty and 00/100 Dollars ($31,880.00), as set forth in paragraph 11.1(a) above, and (iv) furniture, fixtures and equipment. The foregoing shall be deemed to be a financial accommodation of the type referenced in 11 USC §365(c)(2) and a material and substantial part of this Lease transaction, as amended.
11.2Alterations by Tenant
After completion of Premises Improvements, Tenant shall not make any subsequent alterations, additions or improvements in, on, or to the Leased Premises without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord may deem appropriate. Tenant shall submit complete sets of final plans and specifications for all such alterations, additions or improvements to Landlord for approval. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant’s sole cost and expense. Prior to the commencement of any such work, Tenant shall notify Landlord of the contractors that will be retained by Tenant to perform the work. Landlord shall have the right to approve or disapprove in advance any or all contractors to be retained by Tenant for such work. Landlord shall promptly be provided with complete “as built” drawings and specifications for all alterations, additions and improvements made by Tenant. Tenant shall secure all govermnental permits, approvals or authorizations required for such work. All alterations, additions and improvements (including but not limited to all light fixtures and floor coverings but excluding any inventory, furniture and similar personal property which does not become a part of the Leased Premises) shall immediately become the property of Landlord, without any obligation on the part of Landlord to pay therefor, upon installation in the Leased Premises. Upon the expiration or sooner termination of the Lease Term, Tenant shall forthwith remove (at Tenant’s sole cost and expense) all alterations, additions or improvements made by Tenant (except original leasehold improvements constructed as part of Premises Improvements) designated by Landlord to be removed and Tenant shall repair (at its sole cost and expense) any damage to the Leased Premises caused by such removal. Notwithstanding anything herein or elsewhere in this Lease to the contrary, Tenant shall remove all voice and data cabling and other telecommunications equipment installed by Tenant, and shall restore the Leased Premises to the condition they were in prior to the installation of such items. Tenant’s obligations hereunder shall
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survive the expiration or termination of this Lease. Tenant shall be permitted to install card readers on the stairwell doors adjacent to floors 3, 4, 9, 13 and 20 of the Bank of America Building, subject to approval by Landlord and the City of Bellevue.
11.3Disability Laws.
Notwithstanding anything in this Lease to the contrary, if Tenant constructs, makes or installs or causes to be constructed, made or installed any improvement or alteration in or to the Leased Premises, Tenant shall be solely responsible for ensuring that such improvements and/or alterations do not violate any provision in any local, state or federal law or regulation relating to accessibility for handicapped persons or the removal of architectural or communication barriers to accessibility (“Disability Law”), including but not limited to RCW Chapter 70.92 and The Americans with Disabilities Act. Any approval by Landlord of Tenant’s plans or specifications for any such improvements or alterations shall not be a representation or warranty, express or implied, by Landlord that such plans will comply with any Disability Law. If any claim is asserted against Landlord under any Disability Law which claim relates directly or indirectly to any alterations or improvements installed, made or constructed, directly or indirect, by or for Tenant in or to the Leased Premises or any trade fixture or personal property item used by Tenant in the Leased Premises, Tenant shall defend, indemnify and hold Landlord harmless from and against the claim and any and all charges, liabilities, obligations, penalties, damages, judgments, costs and expenses (including attorneys’ fees) arising or incurred against or suffered, directly or indirectly, by Landlord relating thereto. If it should be determined that any improvement or alteration constructed, made or installed in or to the Leased Premises, directly or indirectly, by or for Tenant or any trade fixture or personal property item used by Tenant in the Leased Premises is an illegal architectural or communication barrier under any Disability Law, Tenant shall immediately, at its sole cost and expense, remove the barrier or, to the extent allowed by the Disability Law, provide alternatives to the barrier so as to make the Leased Premises accessible to handicapped persons. No alteration or improvement in the Leased Premises will be approved by Landlord if it will require that barriers outside the Leased Premises be removed under any Disability Law. Tenant shall not have any basis for objecting to Landlord’s judgment regarding the probable application of any Disability Law provided Landlord does not act arbitrarily.
12.MAINTENANCE OF THE PREMISES.
12.1Maintenance and Repair by Tenant.
Tenant shall at all times throughout the Lease Term, at its sole cost and expense, keep the Leased Premises (including all exterior doors and entrances, windows and moldings and trim on all doors and windows) and all partitions, door surfaces, fixtures, equipment and appurtenances thereof in good order, condition and repair consistent with a first-class office building, damage by unavoidable casualty excepted (but not excluding any damage caused by burglary, attempted burglary or vandalism of the Leased Premises).
12.2Failure to Maintain.
If, after five (5) days’ prior written notice (except in emergencies) from Landlord, Tenant fails to keep, preserve and maintain the Leased Premises as set forth in Section 12.1 above, Landlord may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as additional rent. Landlord shall have the right to enter the Leased Premises for the purpose of undertaking such work upon the failure of Tenant to do so.
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12.3Repair by Landlord.
Landlord shall keep the roof, exterior walls, exterior building windows, public corridors, equipment used in common with other tenants (such as elevators, plumbing, heating, air-conditioning and similar equipment) and building structure of the Leased Premises in a good state of repair, and shall accomplish such repairs as may be needed promptly after receipt of written notice from Tenant. If repairs are required by reason of Tenant’s acts or negligent failure to act, Tenant shall promptly pay Landlord, as additional rent, for the cost thereof. Except as otherwise specifically provided in Sections 16 or 28, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Leased Premises or building of which the Leased Premises are a part, or in or to fixtures, appurtenances and equipment therein. In no event shall Landlord be liable to Tenant for any damage to the Leased Premises or for any loss, damage or injury to any property therein or thereon resulting from acts by other third parties or occasioned by fire; explosion; falling plaster; the breaking, bursting, stoppage or leaking of water, gas, sewer, electrical cables, wires or steam pipes; or from water, rain, or other substances leaking or coming from the roof, street, subsurface or from any other place or from dampness or from any similar risks or causes. Landlord shall not be liable for any loss or damage to any person or property sustained by Tenant or any other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of Bellevue Place, or of any other third parties.
12.4Surrender of Leased Premises and Restoration Fee.
(a)Surrender. At the expiration or sooner termination of this Lease, Tenant shall return the Leased Premises to Landlord in the same condition in which it was initially received (or, if altered by Landlord or by Tenant with Landlord’s consent, then the Leased Premises shall be returned in such altered condition), reasonable wear and tear and damage by fire or other unavoidable casualty excepted (excluding burglary, attempted burglary and vandalism). Tenant shall remove all inventory, furniture and other personal property which does not become a part of the Leased Premises, and all alterations and improvements which Landlord designates to be removed pursuant to Section 11.2 above, and shall restore the Leased Premises to the condition it was in prior to the installation of such items. Tenant’s obligations under this Section 12 shall survive the expiration or termination of this Lease.
(b)Restoration Fee. If not later than thirty (30) days prior to the Expiration Date, Tenant and Landlord have not entered into an agreement to extend the Lease Term for an additional term of a minimum of three (3) years on terms that are mutual acceptable to both parties, then Tenant shall pay to Landlord Thirty Thousand and 00/100 Dollars ($30,000.00) (“Restoration Fee”) for Landlord’s removal of certain leasehold improvements and related costs to restore the Leased Premises. The Restoration Fee shall be paid by Tenant on the Expiration Date.
13.ACCEPTANCE OF THE LEASED PREMISES.
Except as otherwise provided in this Section 13, and subject to Landlord’s completion of the Premises Improvements in accordance with Section 11.1 above, Tenant has inspected the Leased Premises and accepts the same in their current condition and waives the right to make any claim against Landlord for any matter directly or indirectly arising out of the condition of the Leased Premises, appurtenances thereto, the improvements thereon and the equipment thereof. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR HABITABILITY. Notwithstanding the above, Landlord shall
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remove all of the furniture from Leased Premises 300 prior to Tenant’s occupancy of Leased Premises 300.
14.DEFAULT BY LANDLORD.
Landlord shall not be in default under this Lease unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event less than thirty (30) days after written notice by Tenant to Landlord and to the holder of all mortgages and deeds of trust covering the Leased Premises whose names and addresses shall have been furnished to Tenant in writing. The notice shall specify wherein Landlord has failed to perform such obligation; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease and which Tenant otherwise may have until such thirty (30) days have elapsed. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and, subject to Section 30, Tenant’s remedies shall be limited to damages.
15.ACCESS.
15.1Right of Entry.
Tenant shall permit Landlord and its employees, agents and contractors to enter into and upon the Leased Premises at any time during normal business hours (8:00 a.m. to 6:00 p.m.) for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Leased Premises or the Bank of America Building. If Tenant is not personally present to permit entry, in case of emergency or urgent necessity Landlord may forcibly enter the same at any hour without rendering Landlord liable therefor. Nothing contained in this Section shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease. Landlord shall have the right to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of this Lease.
15.2Excavation.
If an excavation is made of property adjacent to the Leased Premises, Tenant shall and does hereby afford to the person causing or authorized to cause such excavation, an irrevocable license to enter upon the Leased Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall of the building of which the Leased Premises are a part from injury or damage and to support the same by proper foundations or other means, without any claim for damages against Landlord or diminution or abatement of rent.
16.DAMAGE OR DESTRUCTION.
16.1Insured Loss.
Subject to Section 16.2, if the Leased Premises are damaged by perils covered by Landlord’s insurance coverage and the proceeds therefrom are sufficient to cover the cost of repairs and are made available to Landlord for the purpose of repairing such damage, Landlord agrees to forthwith repair the same, and this Lease shall remain in full force and effect, except
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that Tenant shall be entitled to a proportionate reduction of Rent and Additional Rent from the date of damage and while such repairs are in progress, provided said damage did not result from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant. Such proportionate reduction shall be based upon the extent to which the damage and making of such repairs materially interfere, if at all, with the business carried on by Tenant in the Leased Premises. If such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, the Rent and Additional Rent shall abate only to the extent Landlord receives proceeds from Landlord’s rental income insurance policy to compensate Landlord for the loss of such rent.
16.2Uninsured Loss.
If the Leased Premises are damaged as a result of any cause other than the perils covered by Landlord’s insurance coverage or if the insurance proceeds are not sufficient to cover the cost of repairs, Landlord shall forthwith repair the same provided the cost of repair is less than ten percent (10%) of the then replacement cost of the Leased Premises. If the Leased Premises are damaged as a result of a cause other than a peril covered by Landlord’s insurance coverage, or if the insurance proceeds from Landlord’s insurance are not made available to Landlord for the purpose of repairing the Leased Premises, or, if the cost of repair is equal to or greater than ten percent (10%) or more of the replacement cost of the Leased Premises, then Landlord shall have the option to (i) repair or restore such damage, in which event this Lease shall continue in full force and effect but the Rent and Additional Rent shall be proportionately reduced as provided in Section 16.1 above; or (ii) at any time within one hundred twenty (120) days after such damage give notice to Tenant of the termination of this Lease as of the date specified in such notice, which date shall not be less than thirty (30) days after the date of such notice. If such notice is given, this Lease shall terminate and all interest of Tenant in and to the Leased Premises shall end on the date so specified in such notice and the Rent and Additional Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage materially interfered with the business carried on by Tenant in the Leased Premises, shall be paid up to date of such termination.
16.3No Obligation.
Notwithstanding anything to the contrary contained in this Section 16, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when the damage resulting from any casualty occurs during the last twenty-four (24) calendar months of the Lease Term.
16.4Partial Destruction of the Bank of America Building.
If a portion of the Bank of America Building is damaged and the insurance proceeds therefrom are not sufficient to cover the cost of repairs or are not made available to Landlord for the purpose of repairing the same, or if thirty percent (30%) or more of the Rentable Area of the Bank of America Building is damaged, notwithstanding that the Leased Premises may be unaffected, Landlord may terminate this Lease and the tenancy hereby created by giving Tenant not less than thirty (30) days’ prior written notice of Landlord’s election to terminate the tenancy; provided, however, that such notice shall be given, if at all, within one hundred twenty (120) days following the date of occurrence of such damage or destruction. Rent and Additional Rent shall be prorated as of the date of such termination.
16.5Business Interruption.
No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased
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Premises or of the Bank of America Building. Landlord shall use reasonable efforts to effect such repairs promptly.
17.MUTUAL RELEASE AND WAIVER OF SUBROGATION.
Landlord and Tenant hereby mutually release each other from liability, and waive all right of recovery against each other, for any injury, loss or damage to any building, structure, inventory or other tangible property and any revenues, profit and rents to be generated therefrom, whether due to negligence or any other insured cause, if such injury, loss or damage is caused by any of the perils which are covered by a first-party insurance policy benefiting the party suffering such injury, loss or damage, or if such injury, loss or damage was required to be covered by insurance pursuant to this Lease; provided that this Section shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. This Waiver only applies to insured property losses and does not limit the ability to recover for deductibles or other uninsured losses. Landlord and Tenant acknowledge that their current insurance policies, as of the date of this Lease, will not be invalidated. In the future, if avoiding any invalidation can be effected by the payment of money to such insurer, the other party may elect to pay such amount to obtain such waiver of subrogation for its benefit. Landlord and Tenant, respectively, shall promptly notify the other if its insurance will be invalidated by the foregoing release and waiver or if any payment is required to avoid such invalidation. Notwithstanding anything to the contrary, this Section shall not apply to any claim by Landlord for any Rent, Additional Rent or Other Charges payable under this Lease. Landlord and Tenant specifically intend, however, that this Section shall apply to any potential claim that could otherwise be made by Landlord for any rents to be paid by other occupants of Bellevue Place or any claim that could potentially be made by Tenant for any lost sales, profits or revenues that could have been generated from or operating expenses related to the Leased Premises or elsewhere.
18.INDEMNITY.
18.1Generally.
Landlord shall not be liable for the loss of or damage to any property (including property of Tenant and others) occurring in or about the Leased Premises from any cause whatsoever. Landlord shall not be liable for injury to any person occurring in or about the Leased Premises except and to the extent that such injury is caused by Landlord’s negligence. Except to the extent an injury to any person is caused by Landlord’s negligence, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, charges, liabilities, obligations, penalties, damages, costs and expenses (including attorneys’ fees) arising, claimed, charged or incurred against or by Landlord from any matter or thing arising from Tenant’s use of the Leased Premises, the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Leased Premises, and Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part or to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorneys’ fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of such a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by legal counsel reasonably satisfactory to Landlord.
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18.2Concurrent Negligence of Landlord and Tenant Relating to Construction, Repair and Maintenance Activities.
Notwithstanding Section 18.1 above, in the event of concurrent negligence of Tenant, its agents, employees, sublessees, invitees, licensees or contractors on the one hand, and that of Landlord, its partners, agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Leased Premises or Bellevue Place, Tenant’s obligation to indemnify Landlord as set forth in this Section 18 shall be limited to the extent of Tenant’s negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors, including Tenant’s proportional share of costs, and attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.
18.3Waiver of Workers’ Compensation Immunity.
The indemnification obligations contained in this Lease shall not be limited by any workers’ compensation, benefit or disability laws, and each indemnitor hereby waives any immunity that said indenmitor may have under the Industrial Insurance Act, Title 51 RCW and similar workers’ compensation, benefit or disability laws.
18.4Provisions Specifically Negotiated.
LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION, RELEASE AND WAIVER PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKERS’ COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.
19.INSURANCE.
19.1Liability Insurance.
(a)Liability Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, a policy of comprehensive/commercial general liability insurance insuring Tenant’s activities with respect to the Leased Premises, Bank of America Building and Bellevue Place against loss, damage or liability for personal injury or death or loss or damage to property with a limit of not less than Two Million Dollars ($2,000,000) combined single limit for policies without a general aggregate limit. For policies with a general aggregate limit, such aggregate limit shall be not less than Two Million Dollars ($2,000,000) and include an endorsement providing that the foregoing limit shall apply per location, including the Leased Premises, and have an occurrence limit not less than Two Million Dollars ($2,000,000). In the event Tenant obtains a policy with a general aggregate limit, Tenant shall immediately notify Landlord if claims covered by such policy or policies at any time are made against Tenant which claims exceed fifty percent (50%) or more of the aggregate limit. Notwithstanding the foregoing, if during the Lease Term, in Landlord’s reasonable judgment, the policy limits required hereunder are no longer adequate to provide reasonable protection to Landlord, Landlord may notify Tenant of such inadequacy and an appropriate level of coverage and Tenant, within thirty (30) days of receiving such a notice, shall obtain such additional amounts of insurance and provide Landlord with satisfactory evidence thereof. Reference may be made to policy amounts required by other landlords for similar space and operations in determining what is reasonable protection hereunder. The insurance required under this Section shall be with companies rated A-VII or better in Best’s Insurance Guide. Landlord, Kemper Development Company, and any other parties in interest designated by Landlord, shall be named
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as additional insureds. The insurance policy shall bear an endorsement that the policy shall not be cancelled or the policy limits reduced by endorsement below the coverage required by this Lease for any reason other than nonpayment of premiums except upon forty-five (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof, including applicable endorsements, showing Landlord as an additional insured and the applicable policy limits thereof. In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease.
(b)Service of Alcoholic Beverages. The insurance to be carried by Tenant pursuant to Section 19.1(a) above shall not exclude liability for violation of any governmental statute, ordinance, regulation or rule pertaining to the sale, gift, distribution or use of any alcoholic beverages, or liability by reason of the selling, serving or giving of any alcoholic beverage to a minor or to a person under the influence of alcohol or any other person, or which causes or contributes to the intoxication of any persons. Accordingly, the indemnification obligations in Section 18 of this Lease shall extend, as well, to damages occurring at locations other than the Leased Premises and resulting from risks insurable by any of the following (i) so-called dram shop liability insurance, (ii) host liquor liability insurance or (iii) liquor legal liability insurance or otherwise related to the sale, gift, distribution or use of alcoholic beverages.
19.2Property Insurance.
In addition to the insurance required by Sections 19.1 and 19.2, Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, property insurance covering Tenant’s supplies, inventory and other personal property as well as all improvements, additions and modifications to or in the Leased Premises, in an amount equal to full replacement cost without co-insurance penalty. The insurance policy shall bear an endorsement that the policy shall not be canceled or the policy limits reduced below the coverage required by this Lease for any reason other than non-payment of premiums, except upon forty-five (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice to Landlord for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof.
19.3Failure to Maintain.
If Tenant fails or refuses to maintain any insurance required by this Section 19, Landlord, at its discretion, may obtain and maintain insurance for such items and interests to protect Landlord in such amounts as Landlord may determine to be appropriate and any and all premiums paid or payable by Landlord therefor shall be deemed to be additional rent and shall be due on the payment date of the next installment of Rent hereunder. The failure to obtain or maintain any insurance required by this Section 19 shall constitute a material breach of this Lease.
19.4Increase in Insurance Premium.
Notwithstanding anything in this Lease to the contrary, Tenant shall not keep, use, sell or offer for sale in or upon the Leased Premises any article, nor conduct any activities or operations, which are or may be prohibited by Landlord’s insurance carriers. Tenant shall pay any increase in premiums for property or liability insurance maintained by Landlord resulting from Tenant’s use or occupancy of the Leased Premises, whether or not Landlord has consented thereto. In the event of such increased insurance premiums to Landlord, Tenant also shall pay immediately to Landlord an amount equal to any additional premium on the insurance policy or policies that
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Landlord may carry for its protection against loss resulting from any insured event. In determining whether increased premiums are the result of Tenant’s use or occupancy of the Leased Premises, the rates and premiums determined by the organization setting the insurance premiums shall be conclusive evidence of the several items and charges which make up the insurance premiums. Landlord shall deliver bills for such additional amounts to Tenant at such times as Landlord may elect, and Tenant shall immediately pay Landlord therefor.
20.ASSIGNMENT AND SUBLEASING.
20.1Assignment or Sublease.
Tenant shall not assign, transfer, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, nor sublease the whole or any part of the Leased Premises, nor shall this Lease or any interest hereunder be assignable or transferable by any process or proceeding of any court, or otherwise, without in each case first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such transaction undertaken without Landlord’s prior written consent shall be null and void.
In determining whether to grant consent to Tenant’s sublease or assignment request, Landlord may consider any factor, including but not limited to the experience and business reputation of the proposed assignee or sublessee in operating a business for the uses set forth in the Lease; whether the clientele, personnel and foot traffic generated by such proposed assignee or sublessee is satisfactory to Landlord; notwithstanding that Tenant and/or others remain liable under the Lease, whether the proposed assignee or sublessee has a net worth, and financial strength and credit record, reasonably satisfactory to Landlord; use of the Leased Premises by the proposed assignee or sublessee must be identical to the use permitted by the Lease; use of the Leased Premises by the proposed assignee or sublessee will not violate or create any potential violation of any laws; whether the quality of the business to be operated or likely to be operated by the proposed assignee or sublessee is satisfactory to Landlord; and whether Landlord’s consent might result in a breach of any other lease or agreement to which Landlord is a party; and whether the product mix and target customer base of the proposed assignee or sublessee is consistent with the product mix and target customer base that Landlord is trying to maintain or achieve within Bellevue Place.
No assigmnent, subleasing or other transfer shall relieve Tenant of any liability under this Lease. The prohibition set forth in this Section 20 includes, without limitation (and the following shall be deemed to be “assignments”): (i) a consolidation or merger of Tenant; (ii) a change in the ownership or voting rights of more than twenty-five percent (25%) of the issued and outstanding stock of any corporate tenant; (iii) any subleasing or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other significant change in corporate or proprietary structure; (iv) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without the specific assignment of this Lease; and (v) a change in control in any partnership tenant. The acceptance by Landlord of any amounts following any transaction prohibited hereunder shall not be deemed to be a consent by Landlord nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder. Consent to any such assignment, subleasing or other transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subleasing or transfer. If Landlord’s consent is requested for an assignment or sublease of all or a portion of the Leased Premises, Landlord shall have the right to terminate this Lease with respect to that portion of the Leased Premises for which such consent is requested, at the proposed effective date of such assignment or subleasing, and enter into the relationship of Landlord and Tenant with the proposed assignee or subtenant based on the rent (and/or other compensation) and term agreed to by such assignee or subtenant and otherwise upon the terms and conditions of this Lease. In
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connection with any sublease or assignment, Tenant shall promptly provide Landlord with fully executed copies of all assignment, sublease and assumption instruments.
20.2Assignee Obligations.
As a condition to Landlord’s consent, any potential assignee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, Other Charges and the performance of all terms, covenants and conditions of this Lease.
20.3Sublessee Obligations.
As a condition to Landlord’s consent, any potential sublessee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under the Lease during the term of the sublease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, and Other Charges, and the performance of all terms, covenants, and conditions of this Lease.
20.4Conditional Consents.
Any consent by Landlord to any assignment or subleasing may be subject to any terms or conditions as Landlord shall determine appropriate (including but not limited to requiring that any and all guarantors of the Lease agree to continue to guarantee the Lease obligations after the assignment) and all such terms and conditions shall be binding upon any person holding by, under or through Tenant.
20.5Attorneys’ Fees and Costs.
Tenant shall reimburse Landlord for Landlord’s attorneys’ fees and costs incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subleasing or encumbrance.
21.ADVERTISING.
Tenant shall not inscribe any inscription, or post, place, or in any manner display any sign, awning, canopy, marquee, decoration, graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Leased Premises or the Bank of America Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Leased Premises without first obtaining Landlord’s written consent thereto, such consent to be at Landlord’s sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Leased Premises or the Bank of America Building caused thereby. All such signs and advertising matter shall comply with all applicable laws, governmental regulations, ordinances and orders.
22.LIENS.
No work performed by Tenant pursuant to this Lease shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s, materialmen’s or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve, alter or repair the Leased Premises. Tenant shall keep the Leased Premises, the Bank of America Building and Bellevue Place free and clear of all liens and encumbrances arising out of any work performed for, materials furnished to and obligations incurred by or on behalf of Tenant and Tenant shall indemnify and hold Landlord harmless from any liability from any and
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all costs, liabilities and expenses (including but not limited to attorneys’ fees and Landlord’s reasonable administrative costs and expenses) arising therefrom. Prior to commencing any improvement, alteration or repair work to the Leased Premises, Tenant shall provide to Landlord, at Tenant’s sole cost and expense, separate payment and performance bonds for such work and materials in an amount equal to either (i) the actual contract price if the contract price is fixed, or (ii) one and one-half (1-1/2) times the estimated cost of the improvements, alterations or repairs which Tenant desires to make within the Leased Premises if the contract price is not fixed. Such bonds shall cover the faithful performance of the contract and payment of all obligations arising therefrom and insure Landlord against any and all liability for mechanics’ and materialmen’s liens and other similar liens and insure the completion of such work. If any lien is filed against the Bank of America Building, Bellevue Place or the Leased Premises by any person claiming by, through or under Tenant, Tenant shall, at Tenant’s sole cost and expense, immediately discharge the same. If Tenant shall fail to cause such lien to be immediately discharged of record, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including any reasonable attorney’s fees incurred by Landlord in defending against or responding to such lien or in procuring its discharge of record, shall be due and payable by Tenant as additional rent.
23.TENANT’S DEFAULT.
23.1Default.
The following shall constitute defaults and breaches of this Lease by Tenant:
(a)Vacating the Leased Premises. The vacation or abandonment of the Leased Premises by Tenant or the failure of Tenant to be open for business on a fully-operational basis (except in the event of damage or destruction to the Leased Premises or when due to some other cause beyond Tenant’s reasonable control, which prevents Tenant from conducting its business within the Leased Premises) for five (5) days or more.
(b)Failure to Pay Rent. Tenant’s failure to make any payment of Rent, Additional Rent or Other Charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.
(c)Failure to Perform. Tenant’s failure to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant where such failure continues for a period of ten (10) days (except as otherwise provided in this Lease) after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s failure is such that more than ten (10) days are required for its cure, Tenant shall not be deemed to be in default under this Section 23.1(c) if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion.
(d)Bankruptcy. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days of filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days after appointment of such trustee or receiver, or the filing of the petition for the appointment of the same, whichever shall first occur.
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(e)Repeated Defaults. Tenant’s failure to perform or observe any of Tenant’s obligations under the Lease after Tenant has neglected or failed to perform or observe any of Tenant’s obligations under the Lease at least twice previously (although Tenant shall have cured any such previous failure after notice from Landlord, and within the notice period).
23.2Remedies in Default.
In the event of any default or breach of this Lease by Tenant (whether or not set forth in Section 23.1 above), Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:
(a)Terminate the Lease. Terminate Tenant’s right to possession of the Leased Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from the Tenant all past due Rent, Additional Rent and Other Charges and all other amounts owed under the terms of this Lease; the expense of re-leasing the Leased Premises, including but not limited to the expense of renovating and alterations to the Leased Premises and any leasing commissions; reasonable attorneys’ fees and costs; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent and Additional Rent called for herein for the balance of the Lease Term after the time of such award exceeds the amount of such kiss for the same period that Tenant proves could be reasonably avoided (the “worth at the time of award” shall be determined by discounting such excess amount by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)); and any and all other damages arising from Tenant’s default or breach; or,
(b)Continue the Lease. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover damages, Rent, Additional Rent, Other Charges, and any other payments as may become due hereunder; or,
(c)Other Remedies. Pursue any other remedy or remedies now or hereafter available to Landlord under the laws or judicial decisions of the State of Washington.
23.3Legal Expenses.
If either party is required to bring or maintain any action (including assertion of any counterclaim or cross-claim, or claim in a proceeding in bankruptcy, receivership or any other proceeding instituted by a party hereto or by others), or otherwise refers this Lease to an attorney for the enforcement of any of the covenants, agreements, terms or conditions of this Lease, the prevailing party, in addition to all other remedies provided herein, shall receive from the other party all costs (including reasonable attorneys’ fees) incurred in the enforcement of the covenants, agreements, terms and conditions of this Lease (whether or not an action is instituted) and including any such costs and fees incurred by the prevailing party on any appeal.
23.4Bankruptcy.
(a)Assumption of Lease. In the event Tenant becomes a Debtor under Chapter 7 of the Bankruptcy Code (“Code”) or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 of the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:
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(1)Cured all defaults under the Lease and paid all sums due and owing under the Lease or provided Landlord with “Adequate Assurance” (as defined below) that: (A) within ten (10) days from the date of such assumption, the Trustee or Tenant will completely pay all sums due and owing under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default or breach of this Lease, including without limitation, Landlord’s reasonable costs, expenses, accrued interest, and attorneys’ fees incurred as a result of the default or breach; (B) within twenty (20) days from the date of such assumption, the Trustee or Tenant will cure all non-monetary defaults and breaches under this Lease; and (C) the assumption will be subject to all of the provisions of this Lease.
(2)For purposes of this Section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding involving Tenant, at a minimum, “Adequate Assurance” shall mean: (A) the Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease; (B) the Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults and breaches under this Lease within the time periods set forth above; and (C) the Trustee or Tenant, at the very minimum, shall deposit a sum equal to two (2) months’ Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant’s future performance under the Lease.
(b)Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section for the purpose of assigning Tenant’s interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of this Lease, including, without limitation, those with respect to Additional Rent; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.
(c)Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-In-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; (2) to pay all monetary obligations required under this Lease, including without limitation, the payment of Rent and Additional Rent payable hereunder which is considered reasonable compensation for the use and occupancy of the Leased Premises; (3) provide Landlord a minimum of thirty (30) days’ prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Leased Premises, which abandonment shall be deemed a rejection of this Lease; and (4) to perform to the benefit of Landlord as otherwise required under the Code. The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.
23.5Remedies Cumulative - Waiver.
Landlord’s remedies hereunder are cumulative and the Landlord’s exercise of or failure to exercise any right or remedy due to a default or breach by Tenant shall not be deemed a
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waiver of, or to alter, affect or prejudice any right or remedy which Landlord may have under this Lease or by law. Neither the acceptance of rent, nor any other act or omission of Landlord at any time or times after the happening of any breach, default or other event authorizing the cancellation or forfeiture of this Lease, shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any time to stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease, at law or in equity.
24.SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION.
24.1Subordination - Notice to Mortgagee.
At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver all instruments which may be appropriate to subordinate this Lease to any existing or future mortgages or deeds of trust on Bellevue Place, the Bank of America Building or the Leased Premises, and to any extensions, renewals or replacements thereof; provided, that the mortgagee or beneficiary, as the case may be, shall agree, in exchange for the agreement of Tenant to attorn to such mortgagee or beneficiary, to recognize this Lease in the event of foreclosure if Tenant is not in default at such time. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in breach or default under any provision of this Lease unless written notice specifying such breach or default is given to Landlord and to all persons who have an interest in all or part of Bellevue Place as mortgagees and/or deed of trust beneficiaries and whose names and addresses have been given to Tenant in writing or are recorded in the records of King County, and the provisions of Section 14 have been fully complied with.
24.2Mortgagee Protection Clause.
Tenant shall give all mortgagees and deed of trust holders, by registered or certified mail, copies of all notices of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees or deed of trust holders. If Landlord fails to cure such default within the time provided in this Lease, then the mortgagees or deed of trust holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, provided that within such thirty (30) days any mortgagee or deed of trust holder commences and diligently pursues the remedies necessary to cure such default (including but not limited to commencement of judicial or nonjudicial foreclosure proceedings, if necessary, to effect such cure).
25.SURRENDER OF POSSESSION.
Subject to the terms of Sections 11, 13 and 16, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Leased Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by fire or other casualty excepted.
26.REMOVAL OF PROPERTY.
Tenant shall remove all of its personal property and improvements designated to be removed pursuant to Section 11.2 at the termination of this Lease either by expiration of the term or other cause, and shall pay Landlord for any damages for injury to the Leased Premises or Bank of America Building resulting from such removal. If Tenant shall fail to remove any of its
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property of any nature whatsoever from the Leased Premises or the Bank of America Building at the termination of this Lease or when Landlord has the right of re-entry, Landlord may remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due to Landlord from Tenant under any of the terms hereof; and, fourth, the balance, if any, to Tenant.
27.VOLUNTARY SURRENDER.
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but, at the option of Landlord, shall terminate all or any existing subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
28.EMINENT DOMAIN.
28.1Total Taking.
If all the Leased Premises are taken by the power of eminent domain exercised by any governmental or quasi-governmental authority, this Lease shall terminate as of the date Tenant is required to vacate the Leased Premises and all Rent, Additional Rent and Other Charges due hereunder shall be paid to that date. As used in this Section 28, the term “eminent domain” shall include the taking of property by, through or under any governmental or quasi-governmental authority, and any purchase or acquisition in lieu thereof, whether or not the damaging or taking is by the government or any other person authorized to exercise the power of eminent domain.
28.2Constructive Taking of Entire Premises.
In the event of a taking of a material part, but less than all, of the Bank of America Building, where Landlord shall reasonably determine that the remaining portions of the Bank of America Building cannot be economically or effectively used as desired by Landlord (whether on account of physical, economic, aesthetic or other reasons), Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such (late as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.
28.3Partial Taking.
If more than fifteen percent (15%) of the Rentable Area of the Leased Premises is taken or appropriated by the power of eminent domain, this Lease, at the option of either party, may be terminated by written notice given to the other party not more than thirty (30) days after Landlord and Tenant receive written notice of the taking or appropriation, and such termination shall be effective as of the date Tenant is required to vacate the portion of the Leased Premises so taken. If more than ten percent (10%) of the Common Area of the Bank of America Building is taken by the power of eminent domain, then Landlord, at its option, may terminate this Lease by written notice given to Tenant within sixty (60) days of the date of such taking. If this Lease is so terminated, all Rent, Additional Rent and Other Charges due hereunder shall be paid to the date of termination. Whenever any portion of the Leased Premises or Common Area is taken by the
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power of eminent domain and this Lease is not terminated, Landlord, at its expense, shall proceed with reasonable dispatch to restore, to the extent that it is reasonably prudent, the remainder of the Leased Premises and Common Area to their condition immediately prior to such taking, and Tenant, at its sole expense, shall proceed with reasonable dispatch to restore the fixtures and improvements installed by Tenant and Tenant’s furniture, furnishings, and equipment to the same condition they were in immediately prior to such taking. From the date Tenant is required to vacate that portion of the Leased Premises so taken, the Rent and Additional Rent payable hereunder shall be reduced in the same proportion that the area taken bears to the Rentable Area of the Leased Premises prior to the taking.
28.4Damages.
Landlord reserves all rights to the entire damages award or payment for taking by the power of eminent domain, and Tenant shall make no claim whatsoever against Landlord for damages for termination of its leasehold interest in the Leased Premises or for interference with its business. Tenant hereby grants or and assigns to Landlord any right Tenant may now have or hereafter acquire to such awards and payments and agrees to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. Notwithstanding the foregoing, Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in removing Tenant’s merchandise, furniture and other personal property that Tenant is entitled to remove at the termination of this Lease or for damage to Tenant’s business; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages.
29.NOTICES.
Any notices required in accordance with any of the provisions herein, if to Landlord, shall be delivered in person or mailed by an express mail service, such as Federal Express or UPS, to the address of Landlord as set forth in Section 1.2 above or at such other place as Landlord may in writing from time to time direct to Tenant, and if to Tenant, shall be delivered in person or sent by an express mail service, such as Federal Express or UPS, to Tenant at the Leased Premises. If Tenant is more than one person or entity, any notice required or permitted hereunder may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any notices mailed to Tenant bearing the proper address and adequate postage for delivery shall be deemed effective upon deposit in the U.S. mail.
30.LANDLORD’S LIABILITY.
Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord, but are made and intended for the purpose of binding only the Landlord’s interest in the Leased Premises and Bank of America Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained. Therefore, in consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(a)The sole and exclusive remedy of Tenant shall be against the Landlord’s interest in the Leased Premises and the Bank of America Building;
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(b)No general or limited partner of Landlord, or any director, officer, agent or employee of any corporation if Landlord, or any general or limited partner of Landlord, is a corporation (collectively, for the purpose of this Section 30, referred to as “general or limited partner of Landlord”) shall be sued or named as a party in any suit or action, and Landlord shall not assert therein the defense or lack of personal jurisdiction arising out of Tenant’s compliance with this Section 30;
(c)No general or limited partner of Landlord shall be required to answer or otherwise plead to any service or process;
(d)No judgment will be taken against any general or limited partner of Landlord;
(e)Any judgment taken against any general or limited partner of Landlord may be vacated and set aside at any time nunc pro tunc;
(f)No writ of execution will ever be levied against the asset of Landlord or any general or limited partner of Landlord, other than Landlord’s interest in the Leased Premises or the Bank of America Building;
(g)These covenants and agreements are enforceable both by Landlord and also by any general or limited partner of Landlord.
31.TENANT’S CERTIFICATES.
Tenant shall at any time and from time to time, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement substantially in the form of Exhibit “G” certifying, to the extent true, that (i) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of all agreements so affecting this Lease); (ii) all conditions under this Lease to be performed by the Landlord have been satisfied, if any; (iii) all required contributions by Landlord, if any, to Tenant on account of Premises Improvements or additional improvements have been received; (iv) as of the date of such certification there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by the Landlord; (v) no Rent or other rent obligation has been paid more than one month in advance; and (vi) no security has been deposited with Landlord (or, if so, the amount thereof). It is intended that all statements delivered pursuant to this paragraph may be relied upon by prospective purchasers of Landlord’s interest, Landlord’s lenders, and other designees of Landlord and Landlord’s lenders. If Tenant fails to respond within ten (10) days of Tenant’s receipt of a written request by Landlord as herein provided, such failure shall be a material default under the terms and conditions of this Lease. In addition, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the security deposit is as stated in the Lease and that no more than one month’s Rent has been paid in advance.
32.RIGHT TO PERFORM.
If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on
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Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.
33.AUTHORITY.
Each individual executing this Lease on behalf of Tenant personally represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms and, if Tenant is a corporation, in accordance with a duly adopted resolution of the Board of Directors of Tenant and that such action and execution is in accordance with the bylaws of Tenant. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.
34.PARKING AND COMMON AREAS.
34.1Parking.
Landlord shall provide Tenant with two point seven (2.7) parking permits for each one thousand (1,000) square feet in the Rentable Area of the Leased Premises, at the current rate of One Hundred Ninety-one and 78/100 Dollars ($191.78) per parking permit per month (excluding tax), which monthly rate may increase from time to time during the Lease Term. If available, additional parking permits may be purchased by Tenant on a month to month basis at the rates set forth above. Tenant’s employees shall not park their vehicles in the automobile parking areas of the Common Areas and Facilities which may from time to time be designated for patrons of Bellevue Place. Landlord at all times shall have the right to designate the particular parking areas to be used by Tenant’s employees and any such designation may be changed from time to time. Tenant and its employees shall park their vehicles only in those portions of the Common Areas and Facilities, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with Tenant’s and Tenant’s employees’ state vehicle license numbers within fifteen (15) days after Tenant opens for business in the Leased Premises and Tenant shall thereafter notify Landlord of any changes within two (2) days after such change occurs. If Tenant or its employees fail to park their vehicles in designated parking areas, then Landlord, without limiting any other remedy Landlord may have, may charge Tenant a minimum of Ten Dollars ($10.00) per day for each day or partial day for each vehicle improperly parked; provided, however, Landlord shall give Tenant written notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued; and if not discontinued within such two-day period, then the vehicle fines shall commence. After notice of the first such violation, no notice of any subsequent violation shall be required prior to the imposition of any parking fine. All amounts due under the provisions of this Section shall be additional rent and due and payable by Tenant within ten (10) days after demand therefor. Tenant shall notify its employees in writing of the provisions of this Section.
34.2Common Areas.
Landlord shall at all times have exclusive control and management of the Common Areas and Facilities of Bellevue Place. Tenant shall have the nonexclusive right in common with others to use the public areas of the Bank of America Building and the Common Areas and Facilities of Bellevue Place, subject to such nondiscriminatory rules and regulations as Landlord may adopt from time to time governing the use thereof including, but not limited to, the right to close the same from time to time to such an extent as may be legally sufficient, in Landlord’s opinion, to prevent a dedication thereof or the accrual of right to any person or to the public therein. Tenant
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shall comply with the rules and regulations that Landlord and the owner or ground lessee of Bellevue Place may from time to time promulgate and/or modify regarding use and operation of the Common Areas of the Bank of America Building and Common Areas and Facilities of Bellevue Place. The rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of such rules and regulations by any other tenants or occupants of space in either Bellevue Place or the Bank of America Building. The term “Common Areas and Facilities of Bellevue Place” refers to all on and off-site areas and/or related facilities which are made available or are used from time to time for the general use, convenience and benefit of Landlord and other persons entitled to occupy space in Bellevue Place, including their employees, invitees, licensees and guests, which areas shall include, but not be limited to, all parking structures and parking areas (including off-site parking), driveways, sidewalks, landscaped or planted areas, pedestrian areas, lobbies, walkways, the Wintergarden Retail Center and Parking Garage. The term “Common Areas and Facilities of Bellevue Place” also refers to all on-site and off-site areas and/or related facilities which may not be accessible to Tenant and other persons entitled to occupy space in Bellevue Place, but which are used in conjunction with the operation, management, repair or maintenance of Bellevue Place, including, but not limited to janitorial closets, on and/or off-site management offices and maintenance areas. The term “Common Areas and Facilities of the Bank of America Building” refers to the Common Areas and Facilities of Bellevue Place located within the Bank of America Building.
35.TRANSPORTATION MANAGEMENT PROGRAM.
Tenant shall cooperate with Landlord and the designated Transportation Management Association in complying with the terms and conditions of the Bellevue Place Transportation Management Program, as set forth in the Bellevue Place Transportation Management Agreement, a copy of which is attached hereto as Exhibit “F” and incorporated herein, and shall become a member participant in the designated Transportation Management Association. Tenant shall designate one of its employees or agents as Tenant Transportation Coordinator, who shall represent Tenant in all matters pertaining to transportation management. Landlord shall be immediately notified of any change in the Transportation Coordinator.
36.QUIET ENJOYMENT.
Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease to be performed on its part and upon the prompt and timely payment of all sums due hereunder, shall have and possess the Leased Premises for the Lease Term set forth herein.
37.GENERAL.
37.1Captions.
Any section or paragraph titles or captions are for convenience only and shall not be deemed to define, limit or otherwise modify the scope and intent of this Lease or any provision thereof.
37.2Bellevue Place Rent and Income.
All amounts to be paid hereunder, specifically including all Rent, Additional Rent and Other Charges, shall be paid as and when due, and without any setoff or deduction whatsoever. Landlord shall be entitled to all rent and other payments on all leases and tenancies at Bellevue Place on all property owned or leased by Landlord and any other payments made to Landlord or its agents for any other activities, uses or operations at Bellevue Place.
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37.3Successors or Assigns.
All the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant, their respective heirs, administrators, executors, successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Leased Premises by operation of law or otherwise, and shall be construed as covenants running with the land.
37.4Tenant Defined.
The word “Tenant” as used herein shall mean each and every person, partnership, limited liability company or corporation who is mentioned as a Tenant herein or who executes this Lease as Tenant.
37.5Lost Security or Access Key Card.
Tenant shall reimburse Landlord for any and all losses and expenses incurred or suffered by Landlord as a result of Tenant or any of Tenant’s agents, employees, licensees or contractors losing any security or access key card or similar device issued to Tenant, which losses or expenses are incurred or suffered by Landlord prior to Tenant notifying Landlord of the loss of such card or similar device.
37.6Landlord’s Consent.
Unless otherwise specifically stated herein, whenever Landlord’s consent or approval is required, Landlord’s consent or approval may be withheld in Landlord’s sole subjective discretion.
37.7Broker’s Commission.
Tenant represents and warrants to Landlord it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Lease except Broderick Group, Inc., which represents both Landlord and Tenant. Each party agrees to indemnify and hold the other parties harmless from all such liabilities or claims (including, without limitation, attorneys’ fees) by anyone other than Broderick Group, Inc.
37.8Partial Invalidity.
If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, and the application of the terms, covenants or conditions to persons or circumstances other than those which are held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
37.9Recording.
Tenant shall not record this Lease. Tenant also shall not record any memorandum of lease. However, upon the request of Landlord, Tenant shall execute and deliver to Landlord a memorandum in the form provided by Landlord. The memorandum shall describe the parties, the Leased Premises, the Lease Term and Tenant’s obligation to comply with the Transportation Management Agreement and City of Bellevue Land Use Code Paragraph 20.25A.030.C.1, or any similar or successor law, regulation, code or rule, if applicable.
    37

37.10Joint Obligation.
If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
37.11Time.
Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.
37.12Prior Agreements.
It is understood that there are no oral or written agreements or representations between Landlord and Tenant affecting this Lease and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof; and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and all mutually-executed written amendments thereto, is and shall be considered to be the only agreement between Landlord and Tenant and their representatives and agents. All negotiations and oral agreements acceptable to Landlord and Tenant have been merged into and are included in this Lease. There are no other representations, covenants or warranties between Landlord and Tenant and all reliance with respect to representations is solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease were drawn by Landlord, Landlord and Tenant agree that this circumstance shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. Landlord and Tenant agree that the interlineation, obliteration, or deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction, or implication, including, without limitation, any implication that Landlord or Tenant intended thereby to state the converse, obverse or opposite of the deleted language. This Lease shall be read as if the obliterated or deleted language had never existed and the interlineated language had always existed.
37.13Inability to Perform.
The obligations of Landlord or Tenant hereunder shall be excused for a period equal to the time by which such performance is prevented or delayed due to acts of God or any other causes beyond the reasonable control of such party, financial inability or negligence excepted. The provisions of Section 37.13 shall not apply to any payment of Rent, Additional Rent or Other Charges.
37.14Transfer of Landlord’s Interest.
In the event of any transfer or transfers of Landlord’s interest in the Leased Premises or Bellevue Place, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to such transferee.
37.15No Light, Air or View Easement.
Any diminution or shutting off of light, air or view by any structure which may be erected on land on or adjacent to Bellevue Place shall in no way affect this Lease or the obligation of Tenant hereunder nor impose any liability on Landlord.
    38

37.16Reciprocal Easement Agreements.
This Lease shall be subordinate to any and all operating, maintenance and reciprocal easement agreements (“REAs”) entered into by and among Landlord and any other parties, including any amendments or modifications thereto. Tenant shall execute and return to Landlord within ten (10) days after written request therefor by Landlord, agreements in recordable form, substantially in the form of Exhibit “H”, subordinating this Lease to any such REAs.
37.17Waiver.
The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent, Additional Rent, Other Charges or any other sum hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular sum so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such sum. In addition, no endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s right to recover the balance of such rent or pursue any other remedy provided herein or otherwise shall not be affected by such endorsement or statement or by the acceptance of such payment.
37.18Name.
Tenant shall not, without the prior written consent of Landlord, use the name of the building or project for any purpose other than as the address of the Leased Premises, and in any event, Tenant shall not acquire any rights in or to such names.
37.19Choice of Law - Venue.
This Lease shall be governed by the laws of the State of Washington. The venue for any action to enforce the terms of this Lease or collect any amounts owing by Tenant to Landlord shall be in the Superior Court for King County, Washington.
37.20OFAC Certification.
(a)Certification. Tenant certifies that:
(i)It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and
(ii)It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.
(b)Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.
    39

37.21Current Tenant.
Tenant is aware that Leased Premises 350 is currently occupied by another tenant or tenants (the “Current Tenant”) and the Current Tenant may fail or refuse to vacate Leased Premises 350 and relinquish all claims to Leased Premises 350 prior to the Leased Premises 350 Commencement Date. Landlord shall have no responsibility under this Lease to take any action to remove the Current Tenant and shall not be liable for any damages, injuries or claims that may be suffered by Tenant relating to or arising out of, directly or indirectly, the Current Tenant’s failure or refusal to vacate and release all interest in Leased Premises 350.
37.22Interior Signage and Privacy Window Bands.
(a)Interior Signage. At Tenant’s sole expense, Landlord shall provide interior signage displaying Tenant’s logo, the design and location of such signage to be mutually agreed to by Landlord and Tenant.
(b)Privacy Window Bands. At Tenant’s sole expense, and subject to Landlord’s prior written approval, Tenant shall install privacy window bands on the exterior windows of the Leased Premises that face the Wintergarden Retail Center.
IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET.COM, INC., a Washington corporation
By: KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager	By: /s/ Jennifer Ceran
Jennifer Ceran
Its: CFO
By: /s/ James E. Melby
James E. Melby
Its President
    40

OFFICE LEASE EXHIBITS
Exhibit “A” -    Legal Description of Bellevue Place.
Exhibit “B” -    Site Plan of Bellevue Place.
Exhibit “C” -    Floor Plan of the Leased Premises.
Exhibit “D” -    Tenant Design & Construction Manual (including Base Building Finish Condition).
Exhibit “E” -    Rules and Regulations.
Exhibit “F” -    Bellevue Place Transportation Management Agreement.
Exhibit “G” -    Form of Tenant Estoppel Certificate.
Exhibit “H” -    Form of Subordination Agreement to Reciprocal Easement Agreement.

Smartsheet.com (Suites 300 and 350) Office Lease Exhibits    1

EXHIBIT A
LEGAL DESCRIPTION OF BELLEVUE PLACE

    2

EXHIBIT B
SITE PLAN OF BELLEVUE PLACE

    3

EXHIBIT C
FLOOR PLAN OF THE LEASED PREMISES

    4

EXHIBIT D
TENANT DESIGN & CONSTRUCTION MANUAL
(including Base Building Finish Condition)

    5

EXHIBIT E
RULES AND REGULATIONS

    6

EXHIBIT F
BELLEVUE PLACE TRANSPORTATION MANAGEMENT AGREEMENT

    7

EXHIBIT G
FORM OF TENANT ESTOPPEL CERTIFICATE

    8

EXHIBIT H
FORM OF SUBORDINATION AGREEMENT TO
RECIPROCAL EASEMENT AGREEMENT
    9

3rd Floor Lease
FIRST LEASE ADDENDUM
THIS FIRST LEASE ADDENDUM (this “Addendum”) is made this 21st day of June, 2017, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET, INC., a Washington corporation (formerly known as Smartsheet.com, Inc.) (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a nonresidential Lease dated February 3, 2017 (the “Lease”), for Suites 300 and 350 in the Bank of America Building at Bellevue Place, Bellevue, Washington, which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects which shall include (i) extending the Lease Term and adding Rent for the extended Lease Term; and (ii) revising the duration of Tenant’s Extension Option.
C.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section 1. BASIC LEASE DATA, TERMS AND EXHIBITS. The following paragraphs of Section 1 of the Lease are hereby amended in their entirety and/or added to read as follows:
1.3    Tenant: Smartsheet, Inc., a Washington corporation
1.5    Tenant’s Permitted Trade Name: Smartsheet
1.10    Rent:
[Leased Premises 300 - based on 12,694 rentable square feet]
(a)    The reference to “the Expiration Date” in the last paragraph is hereby amended to read “March 31, 2023.”
(b)    The following paragraph is hereby added at the end of Section 1.10 of the Lease to read as follows:
From and including the first day of April, 2023, to and including the Expiration Date, Rent shall be Forty-three and 96/100 Dollars ($43.96) per rentable square foot of Rentable Area of the Leased Premises per annum or Forty-six Thousand Five Hundred Two and 35/100 Dollars ($46,502.35) per month.
[Leased Premises 350 - based on 3,246 rentable square feet]
(a)    The reference to “the Expiration Date” in the last paragraph is hereby amended to read “March 31, 2023.”
Smartsheet First Lease Addendum (Suites 300 and 350)    1

3rd Floor Lease
(b)    The following paragraph is hereby added at the end of Section 1.10 of the Lease to read as follows:
From and including the first day of April, 2023, to and including the Expiration Date, Rent shall be Forty-three and 96/100 Dollars ($43.96) per rentable square foot of Rentable Area of the Leased Premises per annum or Eleven Thousand Eight Hundred Ninety-one and 18/100 Dollars ($11,891.18) per month.
1.11    Lease Term: The Lease Term is hereby extended to expire on the Expiration Date below.
1.13    Expiration Date: March 31, 2024.
2.    Section 3.4(a) - Option to Extend. The first sentence of Section 3.4(a) of the Lease is amended to read as follows:
Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including March 31, 2029.
3.    Remaining Lease Provisions. Except as expressly modified in this Addendum, all other provisions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall control.
DATED as of the day and year first above written.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET, INC., a Washington corporation
By: KEMPER DEVELOPMENT COMPANY, a Washington corporation, Its Manager	By: /s/ Jennifer Ceran Jennifer Ceran, Chief Financial Officer

By: /s/ James E. Melby James E. Melby President
Smartsheet First Lease Addendum (Suites 300 and 350)    2

3rd Floor Lease
SECOND LEASE ADDENDUM
THIS SECOND LEASE ADDENDUM (this “Addendum”) is made this 18th day of August, 2020, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET INC., a Washington corporation (formerly known as Smartsheet.com, Inc.) (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a nonresidential Lease dated February 3, 2017 and a First Lease Addendum dated June 21, 2017 (collectively the “Lease”), for Suites 300 and 350 in the Bank of America Building at Bellevue Place, Bellevue, Washington, which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects which shall include providing for the Security Deposit to be in the form of a letter of credit.
C.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section 1. BASIC LEASE DATA, TERMS AND EXHIBITS. The following sentence is added to the end of paragraph 1.14 of Section 1 of the Lease:
At Tenant’s option, the Security Deposit may be in the form of a letter of credit, in accordance with Section 37.23 below.
2.    Section 8. SECURITY DEPOSIT. The first sentence of Section 8 is hereby deleted in its entirety and replaced with the following:
As additional consideration for this Lease, Tenant has delivered to Landlord as a Security Deposit the sum shown in Section 1.14 above, provided that, at Tenant’s option, Tenant may provide said Security Deposit in the form of a letter of credit pursuant and subject to Sections 1.14, 8, and 37.23 of the Lease.
3.    Letter of Credit. The following is added as Section 37.23 of the Lease:
(a)    The terms set forth in this Section 37.21 shall only apply if Tenant, pursuant to Section 1.14 and Section 8 herein, chooses to provide the Security Deposit in the form of a letter of credit.
(b)    Landlord and Tenant acknowledge that Tenant will occupy space in the Bank of America Building pursuant to this Lease and, as consideration for Landlord’s willingness to enter into this Lease, Tenant shall deliver or cause to be delivered to Landlord, and shall cause to be maintained at all times in effect, one or more irrevocable standby letters of credit complying with the terms of this Section 37.21. Any failure by Tenant to perform or observe any term, covenant or agreement set forth in this Section 37.21 shall constitute a material default under this Lease.
Smartsheet Second Lease Addendum (Suites 300 and 350)    1

3rd Floor Lease
(c)    Tenant shall deliver or cause to be delivered to Landlord, or Landlord’s advising bank as directed by Landlord, an irrevocable standby letter of credit in a form acceptable to or provided by Landlord (acceptance not to be unreasonably withheld) (the “Letter of Credit”), issued by a national banking association reasonably acceptable to Landlord (the Silicon Valley Bank being acceptable to Landlord), for the account of Tenant in favor of Landlord in the initial amount determined in accordance with Section 8 of the Lease, having an expiry date not earlier than the Expiration Date, and stating by its terms that it shall be automatically extended annually, without written amendment or modification, to the date that is the earlier of (i) the date one (1) year after the then current expiry date or (ii) the Expiration Date unless the issuer of the Letter of Credit gives Landlord, at least sixty (60) days prior to the then current expiry date, written notice that the issuer elects not to extend the Letter of Credit. If the issuer of the Letter of Credit at any times gives to Landlord notice that the issuer elects not to extend the Letter of Credit, then, not less than thirty (30) days prior to the then current expiry date of the Letter of Credit, Tenant shall deliver or cause to be delivered to Landlord (or Landlord’s advising bank) a substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by Section 8 of the Lease. Not less than thirty (30) days prior to the expiry date of any substitute letter of credit delivered pursuant to this Section, Tenant shall deliver or cause to be delivered to Landlord (or Landlord’s advising bank) a further substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by Section 8 of the Lease. Each substitute letter of credit delivered pursuant to this Section 37.21 shall have a term of not less than one (1) year and shall be in a form acceptable to or provided by Landlord.
(d)    Upon the occurrence of any breach or default under this Lease including, but not limited to, any failure by Tenant timely to deliver or cause to be delivered to Landlord (or Landlord’s advising bank) any substitute letter of credit required pursuant to this Section 37.21, Landlord, at its option, may, following expiration of any applicable notice or cure period, draw against the Letter of Credit and any substitute letter of credit delivered pursuant to this Section 37.21 in an amount reasonably necessary to cure such breach or default and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach or default. The Letter of Credit and each substitute letter of credit (also referred to as a “Letter of Credit”) delivered pursuant to this Section 37.21 shall provide for payment against Landlord’s (or any transferee’s) draft at sight, by facsimile presentation, or by courier, accompanied by a certificate stating substantially as follows: “Drawn under ____________ Bank, N.A.’s Irrevocable Standby Letter of Credit No. ________, dated ________________, 2020, as a result of the occurrence of a default under the Lease dated __________, 2020, between Bellevue Place Office, LLC, a Washington limited liability company, and SMARTSHEET INC., a Washington corporation.” If Landlord draws against the Letter of Credit, Tenant shall, within ten (10) days of the date of such draw, restore the Letter of Credit or provide additional irrevocable standby letters of credit so that, at all times, there shall be an amount required by Section 8 of the Lease available for Landlord to draw against in the event of any further breach or default under this Lease.
(e)    If the Letter of Credit is not renewed or Tenant does not provide a substitute irrevocable standby letter of credit on or before the date that is thirty (30) days prior to the expiry date of the then current Letter of Credit, or in the event Landlord draws against the Letter of Credit, if Tenant does not restore the Letter of Credit or provide additional letters of credit so that an amount required by Section 8 of the Lease is available to Landlord to draw upon in the event of any further breach or default under this Lease, then in such event the amount of the draw against the Letter of Credit may be equal to the entire amount of the Letter of Credit. The proceeds of any draw against the Letter of Credit pursuant to the immediately preceding sentence shall be held by Landlord as an additional security deposit pursuant to the provisions of Section 8 of this Lease.
Smartsheet First Lease Addendum (Suites 300 and 350)    2

3rd Floor Lease
4.    Attorney’s Fees and Costs. Tenant shall pay to Landlord upon demand, Landlord’s reasonable outside counsel attorneys’ fees and costs incurred in connection with its review and execution of this Addendum.
5.    Remaining Lease Provisions. Except as expressly modified in this Addendum, all other provisions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall control.
[Signatures on Next Page]

Smartsheet First Lease Addendum (Suites 300 and 350)    3

3rd Floor Lease

DATED as of the day and year first above written.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET INC., a Washington corporation
By: KEMPER DEVELOPMENT COMPANY, a Washington corporation, Its Manager	By: /s/ Mark Mader
Mark Mader, President and CEO
By: /s/ James E. Melby James E. Melby President

Smartsheet First Lease Addendum (Suites 300 and 350)    4

3rd Floor Lease
BANK OF AMERICA BUILDING OFFICE LEASE
BETWEEN
BELLEVUE PLACE OFFICE, LLC,
a Washington limited liability company
(Landlord)
AND
SMARTSHEET.COM, INC.,
a Washington corporation
(Tenant)
SUITES 400, 425 AND 450

    1

3rd Floor Lease

TABLE OF CONTENTS
    2

3rd Floor Lease
    3

3rd Floor Lease
    4

3rd Floor Lease

37.14 Transfer of Landlord’s Interest	40
37.15 No Light, Air or View Easement	41
37.16 Reciprocal Easement Agreements	41
37.17 Waiver	41
37.18 Name	41
37.19 Choice of Law - Venue	41
37.20 OFAC Certification	41
37.21 Letter of Credit	42
37.22 Current Tenant	43
ARTICLE I: BUILDING DESCRIPTION	1
Section 1.01: Design Concept	1
Section 1.02: Construction Type	2
Section 1.03: Viciinity Map, Site Plan	3
ARTICLE II: DIRECTOR’; OF LANDLORDS REPRESENTITIVES, CONSULTANTS, AND GOVERNMENT AGENCIES	4
ARTICLE III: TENANT IMPROVEMENT DESl’1N AND LANDLORD APPROVAL PROCESS	7
Section 3.01: Description of Tenant’s Additional Improvements and Design Criteria	7
Section 3.02: Design Criteria	8
Section 3.03: Standard Specifications	10
Section 3.04: Existing Building Conditions	22
Section 3.05: Design Submittal Requirements	23
ARTICLE IV: CONSTRUCTION PHASE	28
Section 4.01: Construction Agreement	28
Section 4.02: Preconstruction Meeting	28
Section 4.03: Tenant Contractor Rules and Regulations	30
Section 4.04: Demolition	32
Section 4.05: Penetrations, Welding and Hot Work	33
Section 4.06: Fire Pre-Test/Final Test Procedures	33
Section 4.07: Stopping the Work	33
Section 4.08: Section 4.08: Construction Completion and Closeout	33
Section 4.09: Section 4.09: Tenant Improvement Checklist	34
ARTICLE V: MISCELLANEOUS FORMS	34
ARTICLE VI: TYPICAL DETAILS (11/22/2010)	43

    5

BANK OF AMERICA BUILDING OFFICE LEASE
THIS LEASE is made this 12th day of September, 2016, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET.COM, INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord owns certain rights and interests in and to certain real property and improvements thereon in the City of Bellevue, King County, Washington, which real property is described in Exhibit “A,” attached hereto, and shown on the site plan attached hereto as Exhibit “B.” Said property and the improvements thereon are part of a first-class multi-use development commonly known and referred to herein as “Bellevue Place.” Bellevue Place currently consists of the Bank of America Building, Hotel Building, Corner Building, and Wintergarden Retail Center, as shown on Exhibit “B,” as well as a Parking Garage currently located beneath the foregoing.
B.    Tenant desires to lease from Landlord a portion of the Bank of America Building and Landlord is willing to do so on certain terms and conditions, which are set forth herein.
NOW THEREFORE, for and in consideration of the promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
1.BASIC LEASE DATA, TERMS AND EXHIBITS.
1.1Landlord: Bellevue Place Office, LLC, a Washington limited liability company.
1.2Address of Landlord: P.O. Box 4186, Bellevue, Washington 98009.
1.3Tenant: Smmtsheet.com, Inc., a Washington corporation.
1.4Principal Business Address of Tenant: 10500 NE 8th Street, Suite 1300, Bellevue, WA 98004.
1.5Tenant’s Permitted Trade Name: Smartsheet.com.
1.6Leased Premises: That portion of the fourth (4th) floor of the Bank of America Building; as and where shown on Exhibit “C” attached hereto.
1.7Rentable Area of the Leased Premises: Leased Premises 450 shall be comprised of Suite 450, consisting of Seven Thousand Three Hundred Twenty (7,320) square feet, and; effective April 1, 2019, Leased Premises 450 shall be comprised of Suite 450, consisting of Seven Thousand Three Eighty-four (7,384) square feet.
From and including the Leased Premises 400 Commencement Date: Leased Premises 400 shall be comprised of Suite 400, consisting of Ten Thousand Three Hundred Thirty-four (10,334) square feet.
From and including the Leased Premises 425 Commencement Date: Leased Premises 425 shall be comprised of Suite 425, consisting of Two Thousand Six Hundred Thirty-two (2,632) square feet.

3rd Floor Lease
1.8Breakdown of Rentable Area at Bellevue Place:
(a)The total Rentable Area of the Bank of America Building and the Corner Building is Four Hundred Sixty-three Thousand Five Hundred Ninety-nine (463,599) square feet.
(b)The total Rentable Area of Bellevue Place is Five Hundred Nineteen Thousand Five Hundred Forty-nine (519,549) square feet.
1.9Tenant’s Share: Because Bellevue Place is a multi-use development containing a variety of different office, retail, and common area facilities within its various elements, Tenant’s Share appropriately comprises two components: (i) Operating, Repair and Maintenance Expenses specific to the Bank of America Building and the Corner Building, as set forth in Section 1.9(a); and (ii) Operating, Repair and Maintenance Expenses for Bellevue Place generally, as set forth in Section l .9(b).
[Leased Premises 450 - based on 7,320 rentable square feet]
(a)Operating, Repair and Maintenance Expenses for the Bank of America Building and the Corner Building: one point five eight percent (1.58%) based on 463,599 rentable square feet pursuant to Section 1.8(a), and: effective April 1, 2019, one point five nine percent (1.59%).
(b)Operating, Repair and Maintenance Expenses for Bellevue Place: one point four one percent (1.41%) based on 519,549 rentable square feet pursuant to Section 1.8(b), and: effective April 1, 2019, one point four two percent (1.42%).
[Leased Premises 400 - based on 10,334 rentable square feet]
From and including the Leased Premises 400 Commencement Date:
(a)Operating, Repair and Maintenance Expenses for the Bank of America Building and the Comer Building: two point two three percent (2.23%) based on 463,599 rentable square feet pursuant to Section 1.8(a).
(b)Operating, Repair and Maintenance Expenses for Bellevue Place: one point nine nine percent (1.99%) based on 519,549 rentable square feet pursuant to Section l.8(b).
[Leased Premises 425 - based on 2,632 rentable square feet]
From and including the Leased Premises 425 Commencement Date:
(a)Operating, Repair and Maintenance Expenses for the Bank of America Building and the Corner Building: point five seven percent (.57%) based on 463,599 rentable square feet pursuant to Section 1.8(a).
(b)Operating, Repair and Maintenance Expenses for Bellevue Place: point five one percent (.51%) based on 519,549 rentable square feet pursuant to Section l.8(b).
1.10Rent:
[Leased Premises 450 - based on 7,320 rentable square feet and, effective April 1, 2019, based on 7,384 rentable square feet]
    2

3rd Floor Lease
From and including the Leased Premises 450 Commencement Date to and including June 30, 2017, the Rent shall be Thirty-four and 25/100 Dollars ($34.25), per square foot of the Rentable Area of the Leased Premises per annum or Twenty Thousand Eight Hundred Ninety-two and 50/100 Dollars ($20,892.50) per month.
From and including the first day of July, 2017 to and including June 30, 2018, the Rent shall be Thirty-five and 25/100 Dollars ($35.25) per square foot of the Rentable Area of the Leased Premises per annum or Twenty-one Thousand Five Hundred Two and 50/100 Dollars ($21,502.50) per month.
From and including the first day of July, 2018 to and including March 31, 2019, the Rent shall be Thirty-six and 25/100 Dollars ($36.25) per square foot of the Rentable Area of the Leased Premises per annum or Twenty-two Thousand One Hundred Twelve and 50/100 Dollars ($22,112.50) per month.
From and including the first day of April, 2019 to and including March 31, 2020, the Rent shall be Thirty-seven and 35/100 Dollars ($37.35) per square foot of the Rentable Area of the Leased Premises per annum or Twenty-two Thousand Nine Hundred Eighty-two and 70/100 Dollars ($22,982.70) per month.
From and including the first day of April, 2020 to and including March 31, 2021, the Rent shall be Thirty-eight and 47/100 Dollars ($38.47) per square foot of the Rentable Area of the Leased Premises per annum or Twenty-three Thousand Six Hundred Seventy-one and 87/100 Dollars ($23,671.87) per month.
From and including the first day of April, 2021 to and including the Expiration Date, the Rent shall be Thirty-nine and 62/100 Dollars ($39.62) per square foot of the Rentable Area of the Leased Premises per annum or Twenty-four Thousand Three Hundred Seventy-nine and 51/100 Dollars ($24,379.51) per month.
[Leased Premises 400 - based on 10,334 rentable square feet]
From and including the Leased Premises 400 Commencement Date, through and including December 31, 2017, the Rent shall be Thirty-six and 50/100 Dollars ($36.50), per square foot of the Rentable Area of the Leased Premises per annum or Thirty-one Thousand Four Hundred Thirty-two and 58/100 Dollars ($31,432.58) per month.
From and including the first day of January, 2018, to and including December 31, 2018, the Rent shall be Thirty-seven and 60/100 Dollars ($37.60), per square foot of the Rentable Area of the Leased Premises per annum or Thirty-two Thousand Three Hundred Seventy-nine and 87/100 Dollars ($32,379.87) per month.
From and including the first day of January, 2019, to and including December 31, 2019, the Rent shall be Thirty-eight and 73/100 Dollars ($38.73) per square foot of the Rentable Area of the Leased Premises per annum or Thirty-three Thousand Three Hundred Fifty-two and 99/100 Dollars ($33,352.99) per month.
From and including the first day of January, 2020, to and including December 31, 2020, the Rent shall be Thirty-nine and 89/100 Dollars ($39.89) per square foot of the Rentable Area of the Leased Premises per annum or Thirty-four Thousand Three Hundred Fifty-one and 94/100 Dollars ($34,351.94) per month.
From and including the first day of January, 2021, to and including December 31, 2021, the Rent shall be Forty-one and 09/100 Dollars ($41.09) per square foot of the Rentable Area of
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the Leased Premises per annum or Thirty-five Thousand Three Hundred Eighty-five and 34/100 Dollars ($35,385.34) per month.
From and including the first day of January, 2022, to and including the Expiration Date, the Rent shall be Forty-two and 32/100 Dollars ($42.32) per square foot of the Rentable Area of the Leased Premises per annum or Thirty-six Thousand Four Hundred Fifty-four and 57/100 Dollars ($36,444.57) per month.
[Leased Premises 425 - based on 2,632 rentable square feet]
From and including the Leased Premises 425 Commencement Date, through and including December 31, 2017, the Rent shall be Thirty-six and 50/100 Dollars ($36.50), per square foot of the Rentable Area of the Leased Premises per annum or Eight Thousand Five and 67/100 Dollars ($8,005.67) per month.
From and including the first day of January, 2018, to and including December 31, 2018, the Rent shall be Thirty-seven and 60/100 Dollars ($37.60), per square foot of the Rentable Area of the Leased Premises per annum or Eight Thousand Two Hundred Forty-six and 93/100 Dollars ($8,246.93) per month.
From and including the first day of January, 2019, to and including December 31, 2019, the Rent shall be Thirty-eight and 73/100 Dollars ($38.73) per square foot of the Rentable Area of the Leased Premises per annum or Eight Thousand Four Hundred Ninety-four and 78/100 Dollars ($8,494.78) per month.
From and including the first day of January, 2020, to and including December 31, 2020, the Rent shall be Thirty-nine and 89/100 Dollars ($39.89) per square foot of the Rentable Area of the Leased Premises per annum or Eight Thousand Seven Hundred Forty-nine and 21/100 Dollars ($8,749.21) per month.
From and including the first day of January, 2021, to and including December 31, 2021, the Rent shall be Forty-one and 09/100 Dollars ($41.09) per square foot of the Rentable Area of the Leased Premises per annum or Nine Thousand Twelve and 41/100 Dollars ($9,012.41) per month.
From and including the first day of January, 2022, to and including the Expiration Date, the Rent shall be Forty-two and 32/100 Dollars ($42.32) per square foot of the Rentable Area of the Leased Premises per annum or Nine Thousand Two Hundred Eighty-two and 19/100 Dollars ($9,282.19) per month.
1.11Lease Term: Approximately sixty-seven (67) calendar months, plus that portion of a calendar month necessa1y, if at all, for the Expiration Date to occur on the last day of such calendar month.
1.12Commencement Date: Leased Premises 450: Upon the date of this Lease.
Leased Premises 400: From and including the earlier of (i) five (5) days following substantial completion of the Premises Improvements (defined in Section 11.1(a) below), estimated to be January 1, 2017, or (ii) the date Tenant first occupies the Leased Premises for business purposes.
Leased Premises 425: From and including the earlier of (i) five (5) days following substantial completion of the Premises Improvements (defined in Section 11.l(a) below),
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estimated to be June 1, 2017, or (ii) the date Tenant first occupies the Leased Premises for business purposes.
1.13Expiration Date: March 31, 2022.
1.14Security Deposit: Within ten (10) business days of execution and delivery of this Lease to Landlord, Tenant will provide Landlord with a Letter of Credit in the initial amount of Six Hundred Twelve Thousand Six Hundred Forty-three and 00/100 Dollars ($612,643.00), which Letter of Credit is further described in Section 37.21 below.
1.15Deadline for Submission to Landlord of Premises Plans for Tenant’s Improvements: September 15, 2016.
1.16Contingency: THIS LEASE IS CONTINGENT UPON ITS ACCEPTANCE AND APPROVAL BY LANDLORD’S LENDERS. If this Lease is acceptable to Landlord’s lenders, this contingency will be waived by Landlord.
1.17Project Architect: JPC Architects, or as otherwise designated by Landlord.
1.18Exhibits Incorporated by Reference:
Exhibit “A” -    Legal Description of Bellevue Place.
Exhibit “B” -    Site Plan of Bellevue Place.
Exhibit “C” -    Floor Plan of the Leased Premises.
Exhibit “D” -    Tenant Design & Construction Manual (including Base Building Finish Condition).
Exhibit “E” -    Rules and Regulations.
Exhibit “F” -     Bellevue Place Transportation Management Agreement.
Exhibit “G” -    Form of Tenant Estoppel Certificate.
Exhibit “H” -    Form of Subordination Agreement to Reciprocal Easement Agreement.
2.PREMISES.
2.1Generally. Landlord does hereby lease and demise to Tenant, and Tenant hereby accepts from Landlord, upon the terms and conditions herein set forth, the Leased Premises described in Section 1.6 above and depicted in Exhibit “C,” together with rights of ingress and egress over and across the Common Areas and Facilities of the Bank of America Building and Bellevue Place.
2.2Reserved to Landlord. Landlord reserves the right, from time to time, to change the size and dimensions of Bellevue Place; add additional buildings and improvements to Bellevue Place; relocate, alter, and change the number of buildings and other improvements in, on and under Bellevue Place; change any building dimensions and the number of floors in any of the buildings and parking areas in Bellevue Place; change the identity and type of stores and tenancies in Bellevue Place; change the name and address of the buildings and other improvements in Bellevue Place; and change the Common Areas and Facilities in Bellevue Place. Landlord further reserves the use of, and all rights in and to, the exterior walls and roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Leased Premises in locations which will not materially interfere with Tenant’s use thereof and serving other parts of Bellevue Place. Landlord shall reasonably attempt to locate such items under the floor, above the ceiling, or adjacent to an interior wall. Such use shall not exceed one percent (1%) of the Useable Area of the Leased Premises unless otherwise agreed. If Landlord’s use hereunder exceeds one percent (1%) of the Useable Area of the Leased Premises,
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Tenant shall be entitled, as its sole and exclusive remedy, to a reduction in the stated Rentable Area for the Leased Premises, as set forth in Section 1.7 above, and a proportional reduction in Rent and Additional Rent (as defined in Sections 5 and 6 below) due hereunder. The Leased Premises shall not include the space above the suspended ceiling. Landlord shall retain the right to use the area immediately below the floor surface and the space above the suspended ceiling in any manner which does not permanently and materially interfere with Tenant’s use of the Leased Premises.
2.3Intentionally Omitted.
3.LEASE TERM.
3.1Generally. The term of this Lease (the “Term” or “Lease Term”) shall be the period of time set forth in Section 1.11 above and shall commence on the Commencement Date as provided in Section 4.1 below and shall end at 11:59 p.m. on the Expiration Date, as provided in Section 4.2 below.
3.2Termination. The Lease shall terminate on the Expiration Date, unless sooner terminated hereunder or by operation of law, without the necessity for any notice from either Landlord or Tenant. If Tenant fails to surrender the Leased Premises at the end of the Lease Term, Tenant shall be liable for, and shall indemnify Landlord against, all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Leased Premises to such succeeding tenant.
3.3Holding Over. Any holding over by Tenant after the expiration of the Lease Term shall be construed to be a tenancy from month-to-month. During such tenancy, Tenant shall pay to Landlord a monthly rental of one hundred fifty percent (150%) of the Rent payable during the last month of the Lease Term in addition to the Additional Rent and Other Charges set forth herein. Except as set forth herein, such month-to-month tenancy also shall be subject to all of the terms, covenants, and conditions of this Lease.
3.4Option to Extend Lease Term.
(a)Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including March 31, 2027. The period of time shall be referred to herein as the “Option Period”. To exercise the Extension Option, Tenant must give Landlord unequivocal written notice of Tenant’s election to exercise the Extension Option at least ten (10) calendar months (but not earlier than twelve (12) calendar months) prior to the Expiration Date.
(b)If Tenant elects to exercise the Extension Option, the Rent for the Option Period (“New Rent”) shall be the Fair Market Rent (as defined below) for comparable space in the Bank of America Building (“Comparable Space”), but in no event shall the New Rent be less than the Rent payable during the last month of the Lease Tenn. If there is no Comparable Space in the Bank of America Building at the time, Tenant shall pay, as New Rent, whatever the fair market rent in the Bank of America Building would be if there was such Comparable Space in the Bank of America Building. The term “Fair Market Rent” shall mean the rent that would be paid by a willing tenant renewing its lease for Comparable Space for a term of five (5) years. Tenant concessions shall be included in the determination of fair market rent with respect to tenants who are renewing their leases in the Bank of America Building. The term “tenant concessions” shall include, without limitation, such inducements as tenant improvements and free rent.
(c)In the event Landlord and Tenant cannot agree on the New Rent, the matter shall be submitted for decision to a panel of three (3) arbitrators. Landlord and Tenant
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shall each appoint one (1) arbitrator, who shall by profession be a licensed commercial real estate broker or an MAI real estate appraiser and who shall be familiar with Bellevue Place and have been active (over the three (3) year period ending on the date of such appointment) in the brokering or appraisal of Comparable Space. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed New Rent is the closest to the Fair Market Rent. Each such arbitrator shall be appointed within fifteen (15) days after Tenant’s or Landlord’s notice to the other of its election to have the New Rent be determined by this arbitration procedure. The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator, who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of the County of King. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the patties shall use Landlord’s or Tenant’s proposed New Rent and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon both Landlord and Tenant. The cost of the arbitration shall be paid by Landlord and Tenant equally. The arbitration procedure shall not take more than thirty (30) days. However, if the arbitrators have not determined the New Rent prior to the beginning of the Option Period, Tenant shall pay the Rent previously in effect under the Lease plus a ten percent (10%) increase until such time as the arbitrators determine the New Rent. If the arbitration procedure results in a higher Rent, Tenant shall pay the difference with the next monthly rental payment due under the Lease. If the arbitration procedure results in a lower Rent, Tenant shall receive a credit against its next monthly Rent payments under the Lease, and any succeeding monthly rental payments, if necessary, in an amount equal to the overpayment.
(d)Notwithstanding anything in the foregoing to the contrary, the Extension Option may not be exercised during any period in which Tenant is in default under any provision of the Lease until said default has been fully cured. Time is of the essence. If Tenant fails to exercise the Extension Option in any instance when such right is in effect, prior to the expiration of the applicable time period for the exercise of such right, the Extension Option shall thereafter be deemed null and void and of no further force or effect. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. All rights of Tenant to the Extension Option shall terminate and be of no further force or effect, even after Tenant’s due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the Option Period, Tenant defaults under the terms of the Lease which default is not cured within any applicable cure period.
(e)The Extension Option shall be personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, nor shall the Extension Option be assignable separate and apart from this Lease.
(f)Notwithstanding anything herein to the contrary, if Tenant exercises its Extension Option, the Rentable Area of the Leased Premises for the Option Period shall be 20,350 (i.e., Suites 400, 425 and 450) and the load factor for the Option Period shall be as set forth in Section 6.2(e) below.
4.COMMENCEMENT AND EXPIRATION DATES; LEASE YEAR.
4.1Commencement Date. The Commencement Date shall be the date set forth in Section 1.12 above.
4.2Expiration Date. This Lease shall expire at 11:59 p.m. on the date set forth in Section 1.13 above.
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4.3Confirmation of Commencement and Expiration. Within five (5) business days after Tenant’s occupancy of the Leased Premises, or upon Landlord’s request, Landlord and Tenant shall confirm the specific Commencement and Expiration Dates in writing, as well as the “as built” Rentable Area of the Leased Premises, as defined in Section 6.2(f), and the Rent payable hereunder, which shall be appended to and incorporated into this Lease.
4.4Lease Year. A “Lease Year” shall mean a calendar year commencing on January 1 and ending the following December 31. If the Commencement Date is a date other than January I, the initial Lease Year shall be from and including the Commencement Date to and including December 31 of that calendar year. If the Expiration Date is a date other than December 31, the final Lease Year shall be from and including January 1 of the calendar year of the Final Lease Year to and including the Expiration Date.
5.RENT.
Tenant shall pay to Landlord, without notice or demand and without setoff or deduction whatsoever, the sums stated in Section 1.10 above (the “Rent”), which shall be paid to Landlord in advance in lawful money of the United States, on or before the first day of each calendar month at Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and Additional Rent (as defined in Section 6.1 below) for any partial month at the beginning or end of the Lease Term shall be prorated, based upon a thirty (30) day month. All amounts payable hereunder, other than Rent and Additional Rent, may be sometimes referred to as “Other Charges.” Landlord may (but shall not be required to) make available to Tenant procedures for the payment to Landlord by electronic funds transfer of any or all amounts required by the terms of this Lease to be paid by Tenant.
6.ADDITIONAL RENT.
6.1Generally. In addition to the Rent provided for in Section 5 above, commencing on (i) the date of mutual execution of this Lease with regard to Leased Premises 450; (ii) the Leased Premises 400 Commencement Date with regard to Leased Premises 400; and (iii) the Leased Premises 425 Commencement Date with regard to Leased Premises 425, , Tenant shall pay to Landlord, without notice (other than notice advising Tenant of its share of the Additional Rent) or demand and without setoff or deduction, Tenant’s Share (as defined in Section 6.2(a) below) of the Operating Expenses (as defined in Section 6.2(b) below), which expenses include, but are not limited to, (i) Operating, Repair, and Maintenance Expenses for the Bank of America Building and the Corner Building; and (ii) Operating, Repair, and Maintenance Expenses for Bellevue Place during the Lease Term (the “Additional Rent”).
6.2Definitions. The following terms shall have the meanings hereinafter specified, unless the context otherwise specifies or clearly requires:
(a)Tenant’s Share. Tenant’s Share shall be equal to the percentages set forth in Section 1.9 above.
(b)Operating Expen5ses Generally. The Operating Expenses shall include (i) all Operating, Repair and Maintenance Expenses (defined in Section 6.2(c) below), and (ii) all Taxes (defined in Section 6.2(d) below).
(c)Operating, Repair and Maintenance Expenses. Operating, Repair and Maintenance Expenses shall include the actual costs and expenses that are paid or payable by Landlord in connection with the operation, repair and maintenance of Bellevue Place and its constituent parts, which include without limitation, the Bank of America Building, the Corner
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Building and the Wintergarden Retail Center, less all contributions for such costs received from the owner of the Hotel Tract as defined in and pursuant to the terms of that certain Construction, Operation and Reciprocal Easement Agreement recorded under King County Recorder’s File No. 8709160449, as amended from time to time (the “REA”), and shall include, but not be limited to, those costs and expenses that are paid or payable to the Transportation Management Association. Without limiting the generality of the foregoing and by way of illustration, Operating, Repair and Maintenance Expenses shall include costs and expenses of all utility, heating, air conditioning and ventilation costs and expenses; license, permit and inspection fees; planting and landscaping costs and expenses; janitorial services; direct physical damage insurance (including but not limited to Joss of income insurance), liability and excess liability insurance, and other appropriate insurance policies, as determined solely by Landlord or Landlord’s lender, including but not limited to garage keeper’s legal liability, boiler and machinery and auto insurance; taxes and assessments on equipment; the cost and expense of repairs including, but not limited to, those of a capital nature necessary or appropriate to fulfill Landlord’s obligations to its tenants; the cost and expense of removing trash and other refuse; the cost and expense of supplies, tools and equipment; the cost and expense of cleaning, maintaining, repairing and replacing machinery and equipment, including but not limited to automatic door openers, lights and lighting fixtures, heating, air conditioning and ventilation equipment, fire and sprinkler systems and security systems; depreciation allowance on machinery and equipment (depreciation to be over the useful life of any such machinery and equipment in accordance with the guidelines and regulations established by the Internal Revenue Service, if any); the cost and expense of personnel to implement such services, including but not limited to security and traffic control; legal and accounting costs and expenses; customary management fees; the cost of any capital improvements necessary or appropriate to fulfill Landlord’s repair or maintenance obligations, required by any applicable governmental law or regulation not in effect at the time Tenant is required to take occupancy of the Leased Premises or made for the purpose of reducing operating, repair or maintenance costs (the cost of any such capital improvements shall be amortized over the useful life of such item (in accordance with the guidelines and regulations established by the Internal Revenue Service, if any, from time to time) as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of purchasing or constructing such improvements).
(d)Taxes. Taxes shall include all real estate taxes, personal property taxes and all other taxes, surcharges and assessments that are or may be levied upon, assessed against or attributable to Bellevue Place and all improvements, fixtures, equipment and other property of Landlord, real and personal, located on, in or under Bellevue Place and used in connection with the operation thereof, including the Bank of America Building, the Corner Building and land underlying the Bank of America Building and the Corner Building and including, although not limited to, the land, improvements, equipment, fixtures and other property used in connection with the operation of and comprising the Parking Garage and Wintergarden Retail Center and any rental, excise, sales, transaction or other privilege tax or levy, however denominated (excepting federal, state and local net income taxes) paid or payable during the Lease Term and taxes on all tenant improvements in the Wintergarden Retail Center owned by Landlord but excluding the Hotel Building and the land underlying the Hotel Building. Taxes also shall include any amounts paid or payable to any third party or incurred by Landlord for the purpose of obtaining a reduction in the Taxes as above defined.
(e)Rentable Area of the Leased Premises. For purposes of this Lease, the Rentable Area of the Leased Premises shall mean the Useable Area of the Leased Premises, as that term is defined and computed according to the Standard Method for Measuring Floor Area in Office Buildings, ANSIIBOMA z65.l-2010, otherwise known as the “BOMA Standard,” multiplied by a load factor of as follows:
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Leased Premises 450: one point two three three zero percent (1.2330%); and, effective April I, 2019, the load factor for Leased Premises 450 shall be one point two four three seven percent (1.2437%),
Leased Premises 400 and 425: one point two four three seven percent (1.2437%).
If Tenant exercises its Extension Option as provided in Section 3.4 above, Rentable Area of the Leased Premises shall mean the Useable Area of the Leased Premises, as that term is defined and computed according to the Standard Method for Measuring Floor Area in Office Buildings, ANSIIBOMA z65.l-2010, otherwise known as the “BOMA Standard,” multiplied by a load factor of one point six seven three percent (1.673%) (for the entire Leased Premises, i.e., Suites, 400, 425, and 450).
The “as built” Rentable Area of the Leased Premises shall be the true Rentable Area of the Leased Premises at the time Landlord tenders possession of the Leased Premises to Tenant.
(f)`Rentable Area of Bellevue Place. For purposes of this Section 6, the Rentable Area of Bellevue Place shall include the total of all areas and spaces in (i) the Bank of America Building, (ii) the Corner Building, and (iii) all areas and spaces in and opening into the Wintergarden Retail Center (whether or not such areas or spaces in the Bank of America Building, the Corner Building, and the Wintergarden Retail Center are actually leased by Landlord) that are available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests and shall include, but not be limited to, all rest rooms, mezzanines, warehousing and storage areas, clerical and office areas, and employee areas within the leased premises of any tenant of Landlord in the Wintergarden Retail Center, Bank of America Building and Corner Building, but shall exclude all areas and spaces in the Hotel Building (other than those areas and spaces in or opening into the Wintergarden Retail Center and available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests) and the Common Areas and Facilities of Bellevue Place. If at any time, Landlord believes the Rentable Area of Bellevue Place is materially different than the Rentable Area of Bellevue Place set forth in Section 1.8 above because of an error in calculation or additions, modifications or alterations to Bellevue Place and Landlord desires to amend this Lease to reflect the actual or changed Rentable Area of Bellevue Place, Landlord shall so notify Tenant in writing. If Tenant does not object in writing to Landlord’s notice within ten (10) days following receipt of Landlord’s notice, this Lease shall be deemed to be amended to incorporate the Rentable Area of Bellevue Place as set forth in Landlord’s notice to Tenant. If Tenant does object in writing to Landlord’s notice within said ten (10) days, and Landlord and Tenant are unable to agree upon the Rentable Area of Bellevue Place within ten (10) days following receipt of Tenant’s notice of objection, the matter shall be submitted for determination to the Project Architect for Bellevue Place. The decision of the Project Architect shall be final and binding on both Landlord and Tenant and this Lease shall be deemed to be amended to reflect the Rentable Area of Bellevue Place as and when decided by the Project Architect. The cost and expense of the Project Architect’s consideration of the matter, if any, shall be shared equally among Landlord and all tenants objecting to Landlord’s notice.
(g)Notwithstanding anything in this Section 6.2 to the contrary, the following costs shall not be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease:
Leasing commissions, advertising expenses, fees and costs incurred in procuring new tenants for portions of Bellevue Place.
Except as permitted in Section 6.2(c) of the Lease, interest or amortization payments on mortgages.
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Rental on ground leases or other underlying leases.
Any costs or expenses associated with or incurred in connection with required environmental testing, removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances.
Costs of any item for which Landlord is or is entitled to be paid or reimbursed by insurance.
Charges for electricity, water, or other utilities and applicable taxes for which Landlord is entitled to reimbursement from any other tenant.
Cost of correcting major defects in the design, construction or equipment of, or substantial latent defects in, the Bank of America Building or Bellevue Place (a defect, for the purposes of this subsection (g), is defined as a substantial condition that occurred because of negligence in the initial construction of Bellevue Place).
Any costs incurred in constructing any future material expansion of the Bank of America Building (as opposed to the costs of operating and maintaining the expanded Bank of America Building, which may be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease).
Costs of a capital nature, except for costs (a) reasonably necessary or appropriate to fulfill Landlord’s repair or maintenance obligations; (b) incurred as a result of any applicable governmental law or regulation enacted and enforced after the date of the Lease; and/or (c) made for the purpose of reducing operating, repair or maintenance costs.
Interest and penalties incurred as a result of Landlord’s delinquent payment of any obligation of Landlord.
Notwithstanding any reference in Section 6.2 to the contrary, the cost of any capital item shall not be expensed in a single year but shall be depreciated over the useful life of such item in a manner consistent with other Bellevue Class “A” office buildings.
Notwithstanding anything in this Lease to the contrary, there shall be no duplication of any particular cost, charge or expense in any operating costs and maintenance expenses set forth in this Section 6.2 of the Lease, provided Landlord reserves the right to include a customary administrative fee and a customary management fee within operating costs and maintenance expenses.
6.3Payment. Landlord shall provide to Tenant, at or before the Commencement Date, an estimate of the annual Operating Expenses for the Lease Year in which the Commencement Date occurs. Within ninety (90) days after the expiration of each succeeding Lease Year of the Lease Term, or as soon thereafter as such information becomes available, Landlord shall give Tenant a written estimate of Tenant’s Share of the Operating Expenses for the then current Lease Year (“Tenant’s Estimated Share”). Tenant shall pay Tenant’s Estimated Share, in advance, in equal monthly installments on or before the first (1st) day of each calendar month of such Lease Year at Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. During the period of time following the expiration of a Lease Year and Tenant’s receipt of Landlord’s estimate of Tenant’s Estimated Share, Tenant shall continue to pay Landlord Tenant’s Estimated Share from the prior Lease Year. Within ninety (90) days after the expiration of each Lease Year of the Lease Term (or as soon thereafter as such information becomes available), Landlord shall furnish to Tenant a written statement summarizing the actual
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amount of Tenant’s Share of the Operating Expenses for the prior Lease Year (hereinafter sometimes referred to as the “Annual Reconciliation Statement”). If Tenant’s Share of the Operating Expenses exceeds the amount paid by Tenant, Tenant shall pay the deficiency to Landlord promptly upon receipt of a written notice of the amount thereof. If such statement shows Tenant’s Share of the Operating Expenses to be less than the amount paid by Tenant, the amount of overpayment by Tenant shall be credited by Landlord to the next payment or payments of Additional Rent due hereunder, if Tenant has otherwise complied with all of the terms and provisions of this Lease. If the Lease Term has expired and Tenant has vacated the Leased Premises and no amounts are or may become payable by Tenant, then any overpayment shall be returned to Tenant, or at Landlord’s option, to the last assignee of Tenant’s interest in the Leased Premises. If this Lease commences at a time other than the beginning of a calendar year, Tenant shall pay the Additional Rent for the remaining portion of the Lease Year based upon the number of days from the Commencement Date. If this Lease expires at a time other than the last day of a calendar year, Tenant shall be obligated to pay immediately any deficiencies which shall be computed at the expiration of that Lease Year. If at any time during a Lease Year it appears to Landlord that any of the Operating Expenses payable for that Lease Year will vary from Landlord’s estimate by more than five percent (5%) on an individual or aggregate basis, Landlord may, at its election, adjust Tenant’s Estimated Share for the balance of that Lease Year to compensate for such increase. Any increased payments required to be made pursuant to this Section shall be made within thirty (30) days after Landlord has notified Tenant thereof. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.
6.4Nonpayment. In the event of nonpayment of any item of Additional Rent or any Other Charge due hereunder, Landlord shall have the same rights and remedies as for failure to pay Rent.
6.5Future Development of Bellevue Place. Tenant is aware that Landlord, by itself or in combination with other persons, intends to further expand and develop Bellevue Place in one or more additional phases and Tenant has reviewed plans and other documents describing the intended expansion and development of Bellevue Place or has been provided with opportunities to review such plans and documents. In the event one or more such phases of the Bellevue Place project are completed during the Lease Term, any additional operating, repair or maintenance expenses and real estate and other taxes attributable to such other phases may be included in the Operating Expenses at Landlord’s discretion; provided that the denominator used to calculate Tenant’s proportionate share of such expenses is reasonably adjusted with respect to such phases.
6.6Disputes Relating to Additional Rent. If Tenant desires to contest any calculation by Landlord of Tenant’s Share or the amount of any Bellevue Place Operating Expense payable by Tenant, Tenant must give Landlord a written notice (an “Objection Notice”) stating that Tenant disputes the calculation or amount. The Objection Notice must be received by Landlord within ninety (90) days after Tenant receives Landlord’s Annual Reconciliation Statement regarding Bellevue Place Operating Expenses, and set forth with particularity the reason why Tenant disputes Landlord’s calculation or the amount. If Tenant fails to give Landlord such an Objection Notice within such time, Tenant shall be deemed to have waived and released any and all rights it may have to contest the calculation and amount. Promptly after receiving any such Objection Notice from Tenant, Landlord shall meet with Tenant and both Tenant and Landlord shall attempt in good faith to reconcile the matters described in the Objection Notice; provided, however, if Tenant refuses to meet with Landlord within thirty (30) days after the date Landlord received the Objection Notice from Tenant, Tenant shall be deemed to have waived and released any and all rights it may have to contest Landlord’s calculation and the inclusion and amount of any Bellevue Place Operating Expense. If Landlord and Tenant are unable to resolve the dispute within a reasonable time, Landlord shall cause its accounting firm to undertake an investigation and analysis of the matter and prepare a written report, a copy of
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which shall be provided to Tenant. The cost of the investigation, analysis and report shall be paid for by Tenant unless the investigation and analysis discloses a material error favoring Landlord, in which event Landlord shall bear the cost of the investigation, analysis and report. If the report discloses that the amount or calculation used by Landlord was incorrect, Landlord shall provide a credit to Tenant against future obligations under this Section 6 equal to the amount of any overpayment paid by Tenant during the Lease Year to which Tenant’s Objection Notice relates. Notwithstanding the pendency of any dispute hereunder, Tenant shall continue to pay all amounts owed hereunder based upon Landlord’s determination and calculation or until such calculation or amount has been established hereunder to be incorrect.
7.LATE CHARGES.
If Tenant fails to pay, when the same is due and payable, any Rent, Additional Rent or Other Charges, such unpaid amounts shall bear interest at the rate of two percent (2%) per month from the date due to the date of payment, unless such amount would violate any applicable usury law, in which event such unpaid amounts shall bear interest at the highest rate then allowed by law. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any installment of Rent, Additional Rent or Other Charges will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any Rent, Additional Rent or Other Charge installment is not received by Landlord from Tenant by the fifth (5th) day after such installment is due, Tenant shall immediately pay to Landlord, in addition to the installment due, a late charge equal to twelve percent (12%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss and expense suffered by such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease. Landlord shall apply payments made by Tenant fast to accrued charges, interest and rent in the following order: (a) Late Charges; (b) interest; (c) Rent; Other Charges and Additional Rent; and (d) any balance remaining to current Rent, Other Charges, and Additional Rent. Notwithstanding anything in this Section 7 to the contrary, provided Tenant pays all sums due hereunder by electronic funds transfer, Landlord shall waive the first (1st) late charge that may be incurred by Tenant during any twelve (12) month period during the Lease Term, provided the unpaid amount is in fact paid in full by Tenant on or before the fifteenth (15th) day of the month in which any such payment is due.
8.SECURITY DEPOSIT.
As additional consideration for this Lease, Tenant has delivered to Landlord as a security deposit the sum shown in Section 1.14 above. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the entire Lease Term. If Tenant is in breach under any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any unpaid obligation or sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s breach, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach. In the event Landlord elects to so use, apply or retain all or any part of the security deposit, Tenant shall deposit with Landlord, within ten (10) days of demand therefor, cash sufficient to restore the security deposit to the amount set forth in Section 1.14. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof
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after deductions hereunder by Landlord shall be returned to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days following expiration of the Lease Term or Tenant’s return of the Leased Premises to Landlord in the condition required hereunder, whichever shall last occur. No bust relationship is created hereby between Landlord and Tenant with respect to the security deposit.
9.USES.
9.1Permitted Uses. Tenant shall use and occupy the Premises only for general office purposes consistent with a first class office building (the “Permitted Use”) under the trade name set forth in Section 1.5 above, and for no other business or purpose or under any other trade name without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determines that any proposed use or trade name is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building. Landlord makes no representation or warranty as to the availability of Tenant’s Permitted Trade Name or that it will not infringe on any other person’s trademark, service mark or other rights or privileges.
9.2Prohibited Uses. Tenant shall not do or permit or suffer anything to be done in or about the Leased Premises, Bank of America Building or Bellevue Place which will in any way obstruct or interfere with the rights of other tenants or occupants of the Bank of America Building or Bellevue Place or injure or annoy them, their customers or clients, nor shall Tenant use or allow the Leased Premises to be used for any purpose which is objectionable or offensive in Landlord’s reasonable judgment or which is unlawful, nor shall Tenant do or permit or suffer anything to be done in or about the Leased Premises, the Bank of America Building or Bellevue Place which would cause Landlord to be in violation of any of its agreements with others. If Tenant permits or engages in any activity which, in Landlord’s reasonable judgment, is objectionable, offensive or otherwise constitutes a nuisance to Landlord, the other tenants of the Bank of America Building or Bellevue Place, or their employees, customers, guests or invitees, Tenant shall immediately discontinue such activity or take action to cause the activity to be discontinued with all due diligence if it cannot be immediately discontinued. Tenant’s failure to comply with this Section shall constitute a material default of this Lease and entitle Landlord to pursue its remedies for such a breach or, in the alternative, undertake such work as may be appropriate to prevent such activity and recover, as additional rent, the cost thereof plus interest thereon at two percent (2%) over the prime rate of interest charged or published by Bank of America on the first day of each month, commencing on the date due through the date of payment.
9.3Compliance with Laws, Rules and Regulations. Tenant shall, at its sole cost and expense, promptly comply with all local, state and federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force relating to Tenant’s use and occupancy of the Leased Premises and Tenant’s business conducted therein.
9.4Hazardous Material. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Leased Premises caused or permitted by Tenant results in contamination of the Leased Premises or any part of Bellevue Place or any other property, or if contamination of the Leased Premises or any part of Bellevue Place or any other property by Hazardous Material otherwise occurs for which Tenant may be legally liable for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the property, damages for the loss or
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restriction on use of rentable or useable space or of any amenity of Bellevue Place or the Leased Premises or elsewhere, damages arising from any adverse impact on marketing of space at Bellevue Place or elsewhere, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under Bellevue Place. Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Leased Premises or Bellevue Place by Tenant, its agents, employees, contractors or invitees, results in any contamination of the Leased Premises or any part of Bellevue Place or any other property, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Leased Premises, Bellevue Place or any other property to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises, Bellevue Place or other property. As used herein, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government.
10.SERVICES AND UTILITIES.
10.1Standard Services. As long as Tenant is not in default under any of the provisions of this Lease, Landlord shall cause the Leased Premises (in accordance with Section 12.3) and the public and common areas of the Building, including the lobbies, elevators, stairs, corridors and rest rooms, to be maintained in reasonably good order and condition consistent with the operation and maintenance of the Bank of America Building as a first-class office and retail building in downtown Bellevue, except for damage occasioned by any act or omission of Tenant or Tenant’s officers, contractors, agents, invitees, licensees or employees, the repair of which shall be paid for by Tenant. From 7:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays (“Regular Business Hours”), Landlord shall furnish the Leased Premises with electricity for lighting and operation of low power usage office machines, water, heat, air conditioning and elevator service (the “Standard Services”). During all other hours, Landlord shall furnish the Standard Services, including elevator service as reasonably required to provide access to the Leased Premises, except for heat and air conditioning and lighting. If requested by Tenant, Landlord shall furnish heat and air conditioning and lighting at times other than Regular Business Hours and the cost of such services, as established by Landlord, shall be paid by Tenant in the same manner as provided in Section 5 above. Landlord also shall provide lamp replacement service for Building Standard fluorescent light fixtures, toilet room supplies, window washing at reasonable intervals and customary building janitorial service as part of the Standard Services, although no janitorial service shall be provided for Saturdays, Sundays or legal holidays. The cost and expense of any janitorial or other services provided or caused to be provided by Landlord to Tenant in addition to the services ordinarily provided Bank of America Building tenants shall be paid by Tenant in the same manner as provided for payment in Section 5 above.
10.2Interruption of Services. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption or failure of the Standard Services due to any cause whatsoever. No temporary interruption or failure of the Standard Service incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord’s reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder.
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10.3Additional Services. Tenant shall not install lights and equipment in the Leased Premises with heating loads which in the aggregate exceed the Bank of America Building standard mechanical system. Landlord shall not arbitrarily withhold consent to Tenant’s installation of lights and equipment exceeding such amount but may condition its consent on Tenant’s payment of the costs incurred by Landlord for the installation, operation, repair and maintenance of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights. In addition, Tenant shall pay to Landlord, in advance, on the first day of each month during the Lease Term, such amount estimated by Landlord to be the cost of furnishing electricity to Tenant for the operation of such equipment or lights and such amount estimated by Landlord to be the cost of operating and maintaining the supplementary air conditioning units as necessitated by Tenant’s use of such equipment or lights. Such costs shall be paid by Tenant in the same manner as provided in Section 5 above. In the event of nonpayment of amounts due for any of the above-described additional services, Landlord shall have the same rights and remedies as it has with respect to the nonpayment of rent hereunder. Landlord shall be entitled to install and operate, at Tenant’s sole cost and expense, a monitoring or metering system in the Leased Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment and lights and from Tenant’s after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord’s instructions for the use of drapes, blinds and thermostats in the Bank of America Building.
11.IMPROVEMENTS, ALTERATIONS AND ADDITIONS.
11.1Premises Improvements.
(a)Prior to the Leased Premises 400 Commencement Date and Leased Premises 425 Commencement Date, Leased Premises 400 and Leased Premises 425 shall be improved by Landlord (the “Premises Improvements”), which Premises Improvements shall be in accordance with mutually agreed upon plans and specifications for such improvements (the “Premises Plans”). The Premises Improvements shall be performed and installed by design professionals and contractors selected by Landlord in the exercise of Landlord’s subjective discretion, and shall be performed in accordance with the requirements set forth in Exhibit “D”. Landlord shall contract directly with the contractors constructing the Premises Improvements. Landlord shall contract directly with the Project Architect for architectural services related to the Premises Improvements. Landlord shall pay certain amounts toward the cost of the Premises Improvements (“Landlord’s Improvement Allowance”). Landlord’s Improvement Allowance is limited to Six Hundred Eighty Thousand Seven Hundred Fifteen and 00/100 Dollars ($680,715.00). Landlord’s Improvement Allowance shall be used exclusively for the Premises Improvements (including all sales and other applicable taxes but not including furniture, trade fixtures, equipment, inventory, or personal property, which shall be Tenant’s sole cost and responsibility); provided, however, Tenant has the right to use up to Twenty-five Thousand Nine Hundred Thirty-two and 00/100 Dollars ($25,932.00) of Landlord’s Improvement Allowance to offset data, telephone, and similar communication cabling costs. In addition to Landlord’s Improvement Allowance, Landlord agrees to contribute the amount of One Thousand Nine Hundred Forty-four and 90/100 Dollars ($1,944.90) for an initial space plan prepared by the Project Architect.
(b)Any and all costs for the construction and installation of the Premises Improvements (including but not limited to the cost of all working drawings, space plans, and engineering, architectural, design and consulting fees) in excess of Landlord’s Improvement Allowance (“Excess Improvement Costs”) shall be Tenant’s sole responsibility and shall be paid by Tenant promptly when due. Tenant’s failure or refusal to pay any such Excess Improvement Costs shall be a material breach of this Lease and a default hereunder. If it should appear to Landlord at any time that Tenant is or may be obligated to pay for any Excess Improvement
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Costs, in addition to any and all other rights and remedies to which Landlord may be entitled, Landlord shall have the right, but not the obligation, to immediately stop or prevent any and all further design, construction and installation work until Landlord has received satisfactory assurances that Tenant can and will promptly pay all Excess Improvement Costs.
(c)Prior to the Leased Premises 400 Commencement Date and Leased Premises 425 Commencement Date, the Project Architect shall certify that the Premises Improvements are substantially complete in accordance with the Premises Plans. If substantial completion of the Premises Improvements is delayed by Tenant’s acts or omissions, change in design decisions, revisions or additional work, or those of Tenant’s agents, then the Commencement Date shall be the date substantial completion of the Premises Improvements would have been achieved but for the Tenant delay, as determined by the Project Architect. The terms “substantial completion” or “substantially complete”, as used herein, means that stage of construction where the Premises Improvements are usable for their principal intended purpose, as determined in good faith by the Project Architect, and the applicable governmental authorities deem the Leased Premises approved for occupancy, notwithstanding the possible need to complete, finish or install non-critical improvement features and fixtures. The existence of repairs or defects of a nature commonly found on a “punch list,” (meaning minor items that do not materially impact Tenant’s use of the Leased Premises), after turnover to Tenant, shall not postpone the Commencement Date or result in a delay or abatement of Tenant’s obligation to pay rent or give rise to a damage claim against Landlord, provided Landlord shall use commercially reasonable efforts to complete such punch list items within sixty (60) days after Landlord’s receipt of Tenant’s punch list, referred to below. Tenant’s occupancy of the Leased Premises shall be deemed an acknowledgement that the Leased Premises is in good condition and repair and that Landlord has caused the Bank of America Building and all of the Premises Improvements to be constructed as required by this Lease, subject to those items, if any, specified in any punch list to be delivered by Tenant within thirty (30) days following substantial completion.
(d)All improvements and fixtures made or installed in or to the Leased Premises, including all Premises Improvements, are the property of Landlord. The Premises Improvements shall not include, and Tenant shall be solely responsible for all costs associated with (i) the interior design of the Leased Premises, (ii) security and access control to the Leased Premises, (iii) data, telephone, and similar communications cabling in excess of Twenty-five Thousand Nine Hundred Thirty-two and 00/100 Dollars ($25,932.00), as set forth in paragraph 11.l(a) above, and (iv) furniture, fixtures and equipment. The foregoing shall be deemed to be a financial accommodation of the type referenced in 11 USC §365(c)(2) and a material and substantial part of this Lease transaction, as amended.
11.2Alterations by Tenant. After completion of Tenant’s Improvements, Tenant shall not make any subsequent alterations, additions or improvements in, on, or to the Leased Premises without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord may deem appropriate. Tenant shall submit complete sets of final plans and specifications for all such alterations, additions or improvements to Landlord for approval. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant’s sole cost and expense. Prior to the commencement of any such work, Tenant shall notify Landlord of the contractors that will be retained by Tenant to perform the work. Landlord shall have the right to approve or disapprove in advance any or all contractors to be retained by Tenant for such work. Landlord shall promptly be provided with complete “as built” drawings and specifications for all alterations, additions and improvements made by Tenant. Tenant shall secure all governmental permits, approvals or authorizations required for such work. All alterations, additions and improvements (including but not limited to all light fixtures and floor coverings but excluding any inventory, furniture and similar personal property which does not become a part of the Leased Premises) shall immediately become the property of Landlord,
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without any obligation on the part of Landlord to pay therefor, upon installation in the Leased Premises. Upon the expiration or sooner termination of the Lease Term, Tenant shall forthwith remove (at Tenant’s sole cost and expense) all alterations, additions or improvements made by Tenant (except original leasehold improvements constrncted as part of Tenant’s Improvements) designated by Landlord to be removed and Tenant shall repair (at its sole cost and expense) any damage to the Leased Premises caused by such removal. Notwithstanding anything herein or elsewhere in this Lease to the contrmy, Tenant shall remove all voice and data cabling and other telecommunications equipment installed by Tenant, and shall restore the Leased Premises to the condition they were in prior to the installation of such items. Tenant’s obligations hereunder shall survive the expiration or termination of this Lease. Tenant shall be permitted to install card readers on the stairwell doors adjacent to floors 4, 9, 13 and 20 of the Bank of America Building, subject to approval by Landlord and the City of Bellevue.
11.3Disability Laws. Notwithstanding anything in this Lease to the contra1y, if Tenant constructs, makes or installs or causes to be constructed, made or installed any improvement or alteration in or to the Leased Premises, Tenant shall be solely responsible for ensuring that such improvements and/or alterations do not violate any provision in any local, state or federal law or regulation relating to accessibility for handicapped persons or the removal of architectural or communication barriers to accessibility (“Disability Law”), including but not limited to RCW Chapter 70.92 and The Americans with Disabilities Act. Any approval by Landlord of Tenant’s plans or specifications for any such improvements or alterations shall not be a representation or warranty, express or implied, by Landlord that such plans will comply with any Disability Law. If any claim is asserted against Landlord under any Disability Law which claim relates directly or indirectly to any alterations or improvements installed, made or constructed, directly or indirect, by or for Tenant in or to the Leased Premises or any trade fixture or personal property item used by Tenant in the Leased Premises, Tenant shall defend, indemnify and hold Landlord harmless from and against the claim and any and all charges, liabilities, obligations, penalties, damages, judgments, costs and expenses (including attorneys’ fees) arising or incurred against or suffered, directly or indirectly, by Landlord relating thereto. If it should be determined that any improvement or alteration constructed, made or installed in or to the Leased Premises, directly or indirectly, by or for Tenant or any trade fixture or personal property item used by Tenant in the Leased Premises is an illegal architectural or communication barrier under any Disability Law, Tenant shall immediately, at its sole cost and expense, remove the barrier or, to the extent allowed by the Disability Law, provide alternatives to the barrier so as to make the Leased Premises accessible to handicapped persons. No alteration or improvement in the Leased Premises will be approved by Landlord if it will require that barriers outside the Leased Premises be removed under any Disability Law. Tenant shall not have any basis for objecting to Landlord’s judgment regarding the probable application of any Disability Law provided Landlord does not act arbitrarily.
12.MAINTENANCE OF THE PREMISES.
12.1Maintenance and Repair by Tenant. Tenant shall at all times throughout the Lease Term, at its sole cost and expense, keep the Leased Premises (including all exterior doors and entrances, windows and moldings and trim on all doors and windows) and all partitions, door surfaces, fixtures, equipment and appurtenances thereof in good order, condition and repair consistent with a first-class office building, damage by unavoidable casualty excepted (but not excluding any damage caused by burglary, attempted burglary or vandalism of the Leased Premises).
12.2Failure to Maintain. If, after five (5) days’ prior written notice (except in emergencies) from Landlord, Tenant fails to keep, preserve and maintain the Leased Premises as set forth in Section 12.1 above, Landlord may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, upon receipt of written statements
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from Landlord, Tenant shall promptly pay the entire cost thereof as additional rent. Landlord shall have the right to enter the Leased Premises for the purpose of undertaking such work upon the failure of Tenant to do so.
12.3Repair by Landlord. Landlord shall keep the roof, exterior walls, exterior building windows, public corridors, equipment used in common with other tenants (such as elevators, plumbing, heating, airconditioning and similar equipment) and building structure of the Leased Premises in a good state of repair, and shall accomplish such repairs as may be needed promptly after receipt of written notice from Tenant. If repairs are required by reason of Tenant’s acts or negligent failure to act, Tenant shall promptly pay Landlord, as additional rent, for the cost thereof. Except as otherwise specifically provided in Sections 16 or 28, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Leased Premises or building of which the Leased Premises are a part, or in or to fixtures, appurtenances and equipment therein. In no event shall Landlord be liable to Tenant for any damage to the Leased Premises or for any loss, damage or injury to any property therein or thereon resulting from acts by other third parties or occasioned by fire; explosion; falling plaster; the breaking, bursting, stoppage or leaking of water, gas, sewer, electrical cables, wires or steam pipes; or from water, rain, or other substances leaking or coming from the roof, street, subsurface or from any other place or from dampness or from any similar risks or causes. Landlord shall not be liable for any loss or damage to any person or property sustained by Tenant or any other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of Bellevue Place, or of any other third parties.
12.4Surrender of Leased Premises. At the expiration or sooner termination of this Lease, Tenant shall return the Leased Premises to Landlord in the same condition in which it was initially received (or, if altered by Landlord or by Tenant with Landlord’s consent, then the Leased Premises shall be returned in such altered condition), reasonable wear and tear and damage by fire or other unavoidable casualty excepted (excluding burglary, attempted burglary and vandalism). Tenant shall remove all inventory, furniture and other personal property which does not become a part of the Leased Premises, and all alterations and improvements which Landlord designates to be removed pursuant to Section 11.2 above, and shall restore the Leased Premises to the condition it was in prior to the installation of such items. Tenant’s obligations under this Section 12 shall survive the expiration or termination of this Lease.
13.ACCEPTANCE OF THE LEASED PREMISES.
Except as otherwise provided in this Section 13, and subject to Landlord’s completion of the Premises Improvements in accordance with Section 11. I above, Tenant has inspected the Leased Premises and accepts the same in their current condition and waives the right to make any claim against Landlord for any matter directly or indirectly arising out of the condition of the Leased Premises, appurtenances thereto, the improvements thereon and the equipment thereof. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR HABITABILITY.
14.DEFAULT BY LANDLORD.
Landlord shall not be in default under this Lease unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event less than thirty (30) days after written notice by Tenant to Landlord and to the holder of all mortgages and deeds of trust covering the Leased Premises whose names and addresses shall have been furnished to Tenant in writing. The notice shall specify wherein Landlord has failed to perform such obligation; provided, however, if the nature of Landlord’s obligation is such that more than thirty
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(30 days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease and which Tenant otherwise may have until such thirty (30) days have elapsed. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and, subject to Section 30, Tenant’s remedies shall be limited to damages.
15.ACCESS.
15.1Right of Entry. Tenant shall permit Landlord and its employees, agents and contractors to enter into and upon the Leased Premises at any time during normal business hours (8:00 a.m. to 6:00 p.m.) for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Leased Premises or the Bank of America Building. If Tenant is not personally present to permit entry, in case of emergency or urgent necessity Landlord may forcibly enter the same at any hour without rendering Landlord liable therefor. Nothing contained in this Section shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease. Landlord shall have the right to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of this Lease.
15.2Excavation. If an excavation is made of property adjacent to the Leased Premises, Tenant shall and does hereby afford to the person causing or authorized to cause such excavation, an irrevocable license to enter upon the Leased Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall of the building of which the Leased Premises are a part from injury or damage and to support the same by proper foundations or other means, without any claim for damages against Landlord or diminution or abatement of rent.
16.DAMAGE OR DESTRUCTION.
16.1Insured Loss. Subject to Section 16.2, if the Leased Premises are damaged by perils covered by Landlord’s insurance coverage and the proceeds therefrom are sufficient to cover the cost of repairs and are made available to Landlord for the purpose of repairing such damage, Landlord agrees to forthwith repair the same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Rent and Additional Rent from the date of damage and while such repairs are in progress, provided said damage did not result from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant. Such proportionate reduction shall be based upon the extent to which the damage and making of such repairs materially interfere, if at all, with the business carried on by Tenant in the Leased Premises. If such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, the Rent and Additional Rent shall abate only to the extent Landlord receives proceeds from Landlord’s rental income insurance policy to compensate Landlord for the loss of such rent.
16.2Uninsured Loss. If the Leased Premises are damaged as a result of any cause other than the perils covered by Landlord’s insurance coverage or if the insurance proceeds are not sufficient to cover the cost of repairs, Landlord shall forthwith repair the same provided the cost of repair is less than ten percent (10%) of the then replacement cost of the Leased Premises. If the Leased Premises are damaged as a result of a cause other than a peril covered by Landlord’s insurance coverage, or if the insurance proceeds from Landlord’s insurance are not
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made available to Landlord for the purpose of repairing the Leased Premises, or, if the cost of repair is equal to or greater than ten percent (10%) or more of the replacement cost of the Leased Premises, then Landlord shall have the option to (i) repair or restore such damage, in which event this Lease shall continue in full force and effect but the Rent and Additional Rent shall be proportionately reduced as provided in Section 16.1 above; or (ii) at any time within one hundred twenty (120) days after such damage give notice to Tenant of the termination of this Lease as of the date specified in such notice, which date shall not be less than thirty (30) days after the date of such notice. If such notice is given, this Lease shall terminate and all interest of Tenant in and to the Leased Premises shall end on the date so specified in such notice and the Rent and Additional Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage materially interfered with the business carried on by Tenant in the Leased Premises, shall be paid up to date of such termination.
16.3No Obligation. Notwithstanding anything to the contrary contained in this Section 16, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when the damage resulting from any casualty occurs during the last twenty-four (24) calendar months of the Lease Term.
16.4Partial Destruction of the Bank of America Building. If a portion of the Bank of America Building is damaged and the insurance proceeds therefrom are not sufficient to cover the cost of repairs or are not made available to Landlord for the purpose of repairing the same, or if thirty percent (30%) or more of the Rentable Area of the Bank of America Building is damaged, notwithstanding that the Leased Premises may be unaffected, Landlord may terminate this Lease and the tenancy hereby created by giving Tenant not less than thirty (30) days’ prior written notice of Landlord’s election to terminate the tenancy; provided, however, that such notice shall be given, if at all, within one hundred twenty (120) days following the date of occurrence of such damage or destruction. Rent and Additional Rent shall be prorated as of the date of such termination.
16.5Business Interruption. No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased Premises or of the Bank of America Building. Landlord shall use reasonable efforts to effect such repairs promptly.
17.MUTUAL RELEASE AND WAIVER OF SUBROGATION.
Landlord and Tenant hereby mutually release each other from liability, and waive all right of recovery against each other, for any injury, loss or damage to any building, structure, inventory or other tangible property and any revenues, profit and rents to be generated therefrom, whether due to negligence or any other insured cause, if such injury, loss or damage is caused by any of the perils which are covered by a first-patty insurance policy benefiting the patty suffering such injury, loss or damage, or if such injury, loss or damage was required to be covered by insurance pursuant to this Lease; provided that this Section shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. This Waiver only applies to insured property losses and does not limit the ability to recover for deductibles or other uninsured losses. Landlord and Tenant acknowledge that their current insurance policies, as of the date of this Lease, will not be invalidated. In the future, if avoiding any invalidation can be effected by the payment of money to such insurer, the other patty may elect to pay such amount to obtain such waiver of subrogation for its benefit. Landlord and Tenant, respectively, shall promptly notify the other if its insurance will be invalidated by the foregoing release and waiver or if any payment is required to avoid such invalidation. Notwithstanding anything to the contrary, this Section shall not apply to any claim by Landlord for any Rent, Additional Rent or Other Charges payable under this Lease. Landlord and Tenant specifically intend, however, that this Section shall apply
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to any potential claim that could otherwise be made by Landlord for any rents to be paid by other occupants of Bellevue Place or any claim that could potentially be made by Tenant for any lost sales, profits or revenues that could have been generated from or operating expenses related to the Leased Premises or elsewhere.
18.INDEMNITY.
18.1Generally. Landlord shall not be liable for the loss of or damage to any property (including property of Tenant and others) occurring in or about the Leased Premises from any cause whatsoever. Landlord shall not be liable for injury to any person occurring in or about the Leased Premises except and to the extent that such injury is caused by Landlord’s negligence. Except to the extent an injury to any person is caused by Landlord’s negligence, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, charges, liabilities, obligations, penalties, damages, costs and expenses (including attorneys’ fees) arising, claimed, charged or incurred against or by Landlord from any matter or thing arising from Tenant’s use of the Leased Premises, the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Leased Premises, and Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part or to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorneys’ fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of such a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by legal counsel reasonably satisfactory to Landlord.
18.2Concurrent Negligence of Landlord and Tenant Relating to Construction, Repair and Maintenance Activities. Notwithstanding Section 18.l above, in the event of concurrent negligence of Tenant, its agents, employees, sublessees, invitees, licensees or contractors on the one hand, and that of Landlord, its partners, agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Leased Premises or Bellevue Place, Tenant’s obligation to indemnify Landlord as set forth in this Section 18 shall be limited to the extent of Tenant’s negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors, including Tenant’s proportional share of costs, and attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.
18.3Waiver of Workers’ Compensation Immunity. The indemnification obligations contained in this Lease shall not be limited by any workers’ compensation, benefit or disability laws, and each indemnitor hereby waives any immunity that said indemnitor may have under the Industrial Insurance Act, Title 51 RCW and similar workers’ compensation, benefit or disability laws.
18.4Provisions Specifically Negotiated. LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION, RELEASE AND WAIVER PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKERS’ COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.
19.INSURANCE.
19.1Liability Insurance.
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(a)Liability Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, a policy of comprehensive/commercial general liability insurance insuring Tenant’s activities with respect to the Leased Premises, Bank of America Building and Bellevue Place against loss, damage or liability for personal injury or death or loss or damage to property with a limit of not less than Two Million Dollars ($2,000,000) combined single limit for policies without a general aggregate limit. For policies with a general aggregate limit, such aggregate limit shall be not less than Two Million Dollars ($2,000,000) and include an endorsement providing that the foregoing limit shall apply per location, including the Leased Premises, and have an occurrence limit not less than Two Million Dollars ($2,000,000). In the event Tenant obtains a policy with a general aggregate limit, Tenant shall immediately notify Landlord if claims covered by such policy or policies at any time are made against Tenant which claims exceed fifty percent (50%) or more of the aggregate limit. Notwithstanding the foregoing, if during the Lease Term, in Landlord’s reasonable judgment, the policy limits required hereunder are no longer adequate to provide reasonable protection to Landlord, Landlord may notify Tenant of such inadequacy and an appropriate level of coverage and Tenant, within thirty (30) days of receiving such a notice, shall obtain such additional amounts of insurance and provide Landlord with satisfactory evidence thereof. Reference may be made to policy amounts required by other landlords for similar space and operations in determining what is reasonable protection hereunder. The insurance required under this Section shall be with companies rated A-VII or better in Best’s Insurance Guide. Landlord, Kemper Development Company, and any other parties in interest designated by Landlord, shall be named as additional insureds. The insurance policy shall bear an endorsement that the policy shall not be cancelled or the policy limits reduced by endorsement below the coverage required by this Lease for any reason other than nonpayment of premiums except upon forty-five (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof, including applicable endorsements, showing Landlord as an additional insured and the applicable policy limits thereof. In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease.
(b)Service of Alcoholic Beverages. The insurance to be carried by Tenant pursuant to Section 19.l(a) above shall not exclude liability for violation of any governmental statute, ordinance, regulation or rule pertaining to the sale, gift, distribution or use of any alcoholic beverages, or liability by reason of the selling, serving or giving of any alcoholic beverage to a minor or to a person under the influence of alcohol or any other person, or which causes or contributes to the intoxication of any persons. Accordingly, the indemnification obligations in Section 18 of this Lease shall extend, as well, to damages occurring at locations other than the Leased Premises and resulting from risks insurable by any of the following (i) socalled dram shop liability insurance, (ii) host liquor liability insurance or (iii) liquor legal liability insurance or otherwise related to the sale, gift, distribution or use of alcoholic beverages.
19.2Property Insurance. In addition to the insurance required by Sections 19.1 and 19.2, Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, property insurance covering Tenant’s supplies, inventory and other personal property as well as all improvements, additions and modifications to or in the Leased Premises, in an amount equal to full replacement cost without co-insurance penalty. The insurance policy shall bear an endorsement that the policy shall not be canceled or the policy limits reduced below the coverage required by this Lease for any reason other than non-payment of premiums, except upon fortyfive (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice to Landlord for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof.
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19.3Failure to Maintain. If Tenant fails or refuses to maintain any insurance required by this Section 19, Landlord, at its discretion, may obtain and maintain insurance for such items and interests to protect Landlord in such amounts as Landlord may determine to be appropriate and any and all premiums paid or payable by Landlord therefor shall be deemed to be additional rent and shall be due on the payment date of the next installment of Rent hereunder. The failure to obtain or maintain any insurance required by this Section 19 shall constitute a material breach of this Lease.
19.4Increase in Insurance Premium. Notwithstanding anything in this Lease to the contrary, Tenant shall not keep, use, sell or offer for sale in or upon the Leased Premises any article, nor conduct any activities or operations, which are or may be prohibited by Landlord’s insurance carriers. Tenant shall pay any increase in premiums for property or liability insurance maintained by Landlord resulting from Tenant’s use or occupancy of the Leased Premises, whether or not Landlord has consented thereto. In the event of such increased insurance premiums to Landlord, Tenant also shall pay immediately to Landlord an amount equal to any additional premium on the insurance policy or policies that Landlord may cany for its protection against loss resulting from any insured event. In determining whether increased premiums are the result of Tenant’s use or occupancy of the Leased Premises, the rates and premiums determined by the organization setting the insurance premiums shall be conclusive evidence of the several items and charges which make up the insurance premiums. Landlord shall deliver bills for such additional amounts to Tenant at such times as Landlord may elect, and Tenant shall immediately pay Landlord therefor.
20.ASSIGNMENT AND SUBLEASING.
20.1Assignment or Sublease. Tenant shall not assign, transfer, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, nor sublease the whole or any part of the Leased Premises, nor shall this Lease or any interest hereunder be assignable or transferable by any process or proceeding of any court, or otherwise, without in each case first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such transaction undertaken without Landlord’s prior written consent shall be null and void.
In determining whether to grant consent to Tenant’s sublease or assignment request, Landlord may consider any factor, including but not limited to the experience and business reputation of the proposed assignee or sublessee in operating a business for the uses set forth in the Lease; whether the clientele, personnel and foot traffic generated by such proposed assignee or sublessee is satisfactory to Landlord; notwithstanding that Tenant and/or others remain liable under the Lease, whether the proposed assignee or sublessee has a net worth, and financial strength and credit record, reasonably satisfactory to Landlord; use of the Leased Premises by the proposed assignee or sublessee must be identical to the use permitted by the Lease; use of the Leased Premises by the proposed assignee or sublessee will not violate or create any potential violation of any laws; whether the quality of the business to be operated or likely to be operated by the proposed assignee or sublessee is satisfactory to Landlord; and whether Landlord’s consent might result in a breach of any other lease or agreement to which Landlord is a party; and whether the product mix and target customer base of the proposed assignee or sublessee is consistent with the product mix and target customer base that Landlord is trying to maintain or achieve within Bellevue Place.
No assignment, subleasing or other transfer shall relieve Tenant of any liability under this Lease. The prohibition set forth in this Section 20 includes, without limitation (and the following shall be deemed to be “assignments”): (i) a consolidation or merger of Tenant; (ii) a change in the ownership or voting rights of more than twenty-five percent (25%) of the issued and outstanding stock of any corporate tenant; (iii) any subleasing or assignment which would
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otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other significant change in corporate or proprietary structure; (iv) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without the specific assignment of this Lease; and (v) a change in control in any partnership tenant. The acceptance by Landlord of any amounts following any transaction prohibited hereunder shall not be deemed to be a consent by Landlord nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder. Consent to any such assignment, subleasing or other transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subleasing or transfer. If Landlord’s consent is requested for an assignment or sublease of all or a portion of the Leased Premises, Landlord shall have the right to terminate this Lease with respect to that portion of the Leased Premises for which such consent is requested, at the proposed effective date of such assignment or subleasing, and enter into the relationship of Landlord and Tenant with the proposed assignee or subtenant based on the rent (and/or other compensation) and term agreed to by such assignee or subtenant and otherwise upon the terms and conditions of this Lease. In connection with any sublease or assignment, Tenant shall promptly provide Landlord with fully executed copies of all assignment, sublease and assumption instruments.
20.2Assignee Obligations. As a condition to Landlord’s consent, any potential assignee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, Other Charges and the performance of all terms, covenants and conditions of this Lease.
20.3Sublessee Obligations. As a condition to Landlord’s consent, any potential sublessee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under the Lease during the term of the sublease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, and Other Charges, and the performance of all terms, covenants, and conditions of this Lease.
20.4Conditional Consents. Any consent by Landlord to any assignment or subleasing may be subject to any terms or conditions as Landlord shall determine appropriate (including but not limited to requiring that any and all guarantors of the Lease agree to continue to guarantee the Lease obligations after the assignment) and all such terms and conditions shall be binding upon any person holding by, under or through Tenant.
20.5Attorneys’ Fees and Costs. Tenant shall reimburse Landlord for Landlord’s attorneys’ fees and costs incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subleasing or encumbrance.
21.ADVERTISING.
Tenant shall not inscribe any inscription, or post, place, or in any manner display any sign, awning, canopy, marquee, decoration, graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Leased Premises or the Bank of America Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Leased Premises without first obtaining Landlord’s written consent thereto, such consent to be at Landlord’ sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Leased Premises or the Bank of America Building caused thereby. All such signs and advertising matter shall comply with all applicable laws, governmental regulations, ordinances and orders.
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22.LIENS.
No work performed by Tenant pursuant to this Lease shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s, materialmen’s or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve, alter or repair the Leased Premises. Tenant shall keep the Leased Premises, the Bank of America Building and Bellevue Place free and clear of all liens and encumbrances arising out of any work performed for, materials furnished to and obligations incurred by or on behalf of Tenant and Tenant shall indemnify and hold Landlord harmless from any liability from any and all costs, liabilities and expenses (including but not limited to attorneys’ fees and Landlord’s reasonable administrative costs and expenses) arising therefrom. Prior to commencing any improvement, alteration or repair work to the Leased Premises, Tenant shall provide to Landlord, at Tenant’s sole cost and expense, separate payment and performance bonds for such work and materials in an amount equal to either (i) the actual contract price if the contract price is fixed, or (ii) one and one-half (1-1/2) times the estimated cost of the improvements, alterations or repairs which Tenant desires to make within the Leased Premises if the contract price is not fixed. Such bonds shall cover the faithful performance of the contract and payment of all obligations arising therefrom and insure Landlord against any and all liability for mechanics’ and materialmen’s liens and other similar liens and insure the completion of such work If any lien is filed against the Bank of America Building, Bellevue Place or the Leased Premises by any person claiming by, through or under Tenant, Tenant shall, at Tenant’s sole cost and expense, immediately discharge the same. If Tenant shall fail to cause such lien to be immediately discharged of record, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including any reasonable attorney’s fees incurred by Landlord in defending against or responding to such lien or in procuring its discharge of record, shall be due and payable by Tenant as additional rent.
23.TENANT’S DEFAULT.
23.1Default. The following shall constitute defaults and breaches of this Lease by Tenant:
(a)Vacating the Leased Premises. The vacation or abandonment of the Leased Premises by Tenant or the failure of Tenant to be open for business on a fully-operational basis (except in the event of damage or destruction to the Leased Premises or when due to some other cause beyond Tenant’s reasonable control, which prevents Tenant from conducting its business within the Leased Premises) for five (5) days or more.
(b)Failure to Pay Rent. Tenant’s failure to make any payment of Rent, Additional Rent or Other Charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.
(c)Failure to Perform. Tenant’s failure to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant where such failure continues for a period often (10) days (except as otherwise provided in this Lease) after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s failure is such that more than ten (10) days are required for its cure, Tenant shall not be deemed to be in default under this Section 23.1(c) if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion.
(d)Bankruptcy. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have
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Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days of filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in Thirty (30) days after appointment of such trustee or receiver, or the filing of the petition for the appointment of the same, whichever shall first occur.
(e)Repeated Defaults. Tenant’s failure to perform or observe any of Tenant’s obligations under the Lease after Tenant has neglected or failed to perform or observe any of Tenant’s obligations under the Lease at least twice previously (although Tenant shall have cured any such previous failure after notice from Landlord, and within the notice period).
23.2Remedies in Default. In the event of any default or breach of this Lease by Tenant (whether or not set forth in Section 23.1 above), Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:
(a)Terminate the Lease. Terminate Tenant’s right to possession of the Leased Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from the Tenant all past due Rent, Additional Rent and Other Charges and all other amounts owed under the terms of this Lease; the expense of re-leasing the Leased Premises, including but not limited to the expense of renovating and alterations to the Leased Premises and any leasing commissions; reasonable attorneys’ fees and costs; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent and Additional Rent called for herein for the balance of the Lease Term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided (the “worth at the time of award” shall be determined by discounting such excess amount by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)); and any and all other damages arising from Tenant’s default or breach; or,
(b)Continue the Lease. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover damages, Rent, Additional Rent, Other Charges, and any other payments as may become due hereunder; or,
(c)Other Remedies. Pursue any other remedy or remedies now or hereafter available to Landlord under the laws or judicial decisions of the State of Washington.
23.3Legal Expenses. If either party is required to bring or maintain any action (including assertion of any counterclaim or cross-claim, or claim in a proceeding in bankruptcy, receivership or any other proceeding instituted by a party hereto or by others), or otherwise refers this Lease to an attorney for the enforcement of any of the covenants, agreements, terms or conditions of this Lease, the prevailing party, in addition to all other remedies provided herein, shall receive from the other party all costs (including reasonable attorneys’ fees) incurred in the enforcement of the covenants, agreements, terms and conditions of this Lease (whether or not an action is instituted) and including any such costs and fees incurred by the prevailing party on any appeal.
23.4Bankruptcy.
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(a)Assumption of Lease. In the event Tenant becomes a Debtor under Chapter 7 of the Bankruptcy Code (“Code”) or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 of the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:
(1)Cured all defaults under the Lease and paid all sums due and owing under the Lease or provided Landlord with “Adequate Assurance” (as defined below) that: (A) within ten (10) days from the date of such assumption, the Trustee or Tenant will completely pay all sums due and owing under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default or breach of this Lease, including without limitation, Landlord’s reasonable costs, expenses, accrued interest, and attorneys’ fees incurred as a result of the default or breach; (B) within twenty (20) days from the date of such assumption, the Trustee or Tenant will cure all non-monetary defaults and breaches under this Lease; and (C) the assumption will be subject to all of the provisions of this Lease.
(2)For purposes of this Section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding involving Tenant, at a minimum, “Adequate Assurance” shall mean: (A) the Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease; (B) the Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults and breaches under this Lease within the time periods set forth above; and (C) the Trustee or Tenant, at the very minimum, shall deposit a sum equal to two (2) months’ Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant’s future performance under the Lease.
(b)Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section for the purpose of assigning Tenant’s interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of this Lease, including, without limitation, those with respect to Additional Rent; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.
(c)Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-In-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; (2) to pay all monetary obligations required under this Lease, including without limitation, the payment of Rent and Additional Rent payable hereunder which is considered reasonable compensation for the use and occupancy of the Leased Premises; (3) provide Landlord a minimum of thirty (30) days’ prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Leased Premises, which abandonment shall be deemed a rejection of this Lease; and (4) to perform to the benefit of Landlord as otherwise required under the Code.
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The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.
23.5Remedies Cumulative - Waiver. Landlord’s remedies hereunder are cumulative and the Landlord’s exercise of or failure to exercise any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or to alter, affect or prejudice any right or remedy which Landlord may have under this Lease or by law. Neither the acceptance of rent, nor any other act or omission of Landlord at any time or times after the happening of any breach, default or other event authorizing the cancellation or forfeiture of this Lease, shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any time to stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease, at law or in equity.
24.SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION.
24.1Subordination - Notice to Mortgagee. At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver all instruments which may be appropriate to subordinate this Lease to any existing or future mortgages or deeds of trust on Bellevue Place, the Bank of America Building or the Leased Premises, and to any extensions, renewals or replacements thereof; provided, that the mortgagee or beneficiary, as the case may be, shall agree, in exchange for the agreement of Tenant to attorn to such mortgagee or beneficiary, to recognize this Lease in the event of foreclosure if Tenant is not in default at such time. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in breach or default under any provision of this Lease unless written notice specifying such breach or default is given to Landlord and to all persons who have an interest in all or part of Bellevue Place as mortgagees and/or deed of trust beneficiaries and whose names and addresses have been given to Tenant in writing or are recorded in the records of King County, and the provisions of Section 14 have been fully complied with.
24.2Mortgagee Protection Clause. Tenant shall give all mortgagees and deed of trust holders, by registered or certified mail, copies of all notices of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees or deed of trust holders. If Landlord fails to cure such default within the time provided in this Lease, then the mortgagees or deed of trust holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, provided that within such thirty (30) days any mortgagee or deed of trust holder commences and diligently pursues the remedies necessary to cure such default (including but not limited to commencement of judicial or nonjudicial foreclosure proceedings, if necessary, to effect such cure).
25.SURRENDER OF POSSESSION.
Subject to the terms of Sections 11, 13 and 16, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Leased Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by fire or other casualty excepted.
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26.REMOVAL OF PROPERTY.
Tenant shall remove all of its personal property and improvements designated to be removed pursuant to Section 11.2 at the termination of this Lease either by expiration of the term or other cause, and shall pay Landlord for any damages for injury to the Leased Premises or Bank of America Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever from the Leased Premises or the Bank of America Building at the termination of this Lease or when Landlord has the right of re-entry, Landlord may remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of Thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due to Landlord from Tenant under any of the terms hereof; and, fourth, the balance, if any, to Tenant.
27.VOLUNTARY SURRENDER.
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but, at the option of Landlord, shall terminate all or any existing subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
28.EMINENT DOMAIN.
28.1Total Taking. If all the Leased Premises are taken by the power of eminent domain exercised by any governmental or quasi-governmental authority, this Lease shall terminate as of the date Tenant is required to vacate the Leased Premises and all Rent, Additional Rent and Other Charges due hereunder shall be paid to that date. As used in this Section 28, the term “eminent domain” shall include the taking of property by, through or under any governmental or quasi-governmental authority, and any purchase or acquisition in lieu thereof, whether or not the damaging or taking is by the government or any other person authorized to exercise the power of eminent domain.
28.2Constructive Taking of Entire Premises. In the event of a taking of a material part, but Jess than all, of the Bank of America Building, where Landlord shall reasonably determine that the remaining portions of the Bank of America Building cannot be economically or effectively used as desired by Landlord (whether on account of physical, economic, aesthetic or other reasons), Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.
28.3Partial Taking. If more than fifteen percent (15%) of the Rentable Area of the Leased Premises is taken or appropriated by the power of eminent domain, this Lease, at the option of either party, may be terminated by written notice given to the other party not more than thirty (30) days after Landlord and Tenant receive written notice of the taking or appropriation, and such termination shall be effective as of the date Tenant is required to vacate the portion of the Leased Premises so taken. If more than ten percent (10%) of the Common Area of the Bank of America Building is taken by the power of eminent domain, then Landlord, at its option, may terminate this Lease by written notice given to Tenant within sixty (60) days of the date of such
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taking. If this Lease is so terminated, all Rent, Additional Rent and Other Charges due hereunder shall be paid to the date of termination. Whenever any portion of the Leased Premises or Common Area is taken by the power of eminent domain and this Lease is not te1minated, Landlord, at its expense, shall proceed with reasonable dispatch to restore, to the extent that it is reasonably prudent, the remainder of the Leased Premises and Common Area to their condition immediately prior to such taking, and Tenant, at its sole expense, shall proceed with reasonable dispatch to restore the fixtures and improvements installed by Tenant and Tenant’s furniture, furnishings, and equipment to the same condition they were in immediately prior to such taking. From the date Tenant is required to vacate that portion of the Leased Premises so taken, the Rent and Additional Rent payable hereunder shall be reduced in the same proportion that the area taken bears to the Rentable Area of the Leased Premises prior to the taking.
28.4Damages. Landlord reserves all rights to the entire damages award or payment for taking by the power of eminent domain, and Tenant shall make no claim whatsoever against Landlord for damages for termination of its leasehold interest in the Leased Premises or for interference with its business. Tenant hereby grants or and assigns to Landlord any right Tenant may now have or hereafter acquire to such awards and payments and agrees to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. Notwithstanding the foregoing, Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in removing Tenant’s merchandise, furniture and other personal property that Tenant is entitled to remove at the termination of this Lease or for damage to Tenant’s business; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as par of Landlord’s damages.
29.NOTICES.
Any notices required in accordance with any of the provisions herein, if to Landlord, shall be delivered in person or mailed by an express mail service, such as Federal Express or UPS, to the address of Landlord as set forth in Section 1.2 above or at such other place as Landlord may in writing from time to time direct to Tenant, and if to Tenant, shall be delivered in person or sent by an express mail service, such as Federal Express or UPS, to Tenant at the Leased Premises. If Tenant is more than one person or entity, any notice required or permitted hereunder may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any notices mailed to Tenant bearing the proper address and adequate postage for delivery shall be deemed effective upon deposit in the U.S. mail.
30.LANDLORD’S LIABILITY.
Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord, but are made and intended for the purpose of binding only the Landlord’s interest in the Leased Premises and Bank of America Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained. Therefore, in consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(a)The sole and exclusive remedy of Tenant shall be against the Landlord’s interest in the Leased Premises and the Bank of America Building;
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(b)No general or limited partner of Landlord, or any director, officer, agent or employee of any corporation if Landlord, or any general or limited partner of Landlord, is a corporation (collectively, for the purpose of this Section 30, referred to as “general or limited partner of Landlord”) shall be sued or named as a party in any suit or action, and Landlord shall not assert therein the defense or lack of personal jurisdiction arising out of Tenant’s compliance with this Section 30;
(c)No general or limited partner of Landlord shall be required to answer or otherwise plead to any service or process;
(d)No judgment will be taken against any general or limited partner of Landlord;
(e)Any judgment taken against any general or limited partner of Landlord may be vacated and set aside at any time nunc pro tunc;
(f)No writ of execution will ever be levied against the asset of Landlord or any general or limited partner of Landlord, other than Landlord’s interest in the Leased Premises or the Bank of America Building.
(g)These covenants and agreements are enforceable both by Landlord and also by any general or limited partner of Landlord.
31.TENANT’S CERTIFICATES.
Tenant shall at any time and from time to time, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement substantially in the form of Exhibit “G” certifying, to the extent true, that (i) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of all agreements so affecting this Lease); (ii) all conditions under this Lease to be performed by the Landlord have been satisfied, if any; (iii) all required contributions by Landlord, if any, to Tenant on account of Tenant’s Improvements or additional improvements have been received; (iv) as of the date of such certification there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by the Landlord; (v) no Rent or other rent obligation has been paid more than one month in advance; and (vi) no security has been deposited with Landlord (or, if so, the amount thereof). It is intended that all statements delivered pursuant to this paragraph may be relied upon by prospective purchasers of Landlord’s interest, Landlord’s lenders, and other designees of Landlord and Landlord’s lenders. If Tenant fails to respond within ten (10) days of Tenant’s receipt of a written request by Landlord as herein provided, such failure shall be a material default under the terms and conditions of this Lease. In addition, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the security deposit is as stated in the Lease and that no more than one month’s Rent has been paid in advance.
32.RIGHT TO PERFORM.
If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on
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Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.
33.AUTHORITY.
Each individual executing this Lease on behalf of Tenant personally represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms and, if Tenant is a corporation, in accordance with a duly adopted resolution of the Board of Directors of Tenant and that such action and execution is in accordance with the bylaws of Tenant. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.
34.PARKING AND COMMON AREAS.
34.1Parking. Landlord shall provide Tenant with two point seven (2.7) parking permits for each one thousand (1,000) square feet in the Rentable Area of the Leased Premises, at the current rate of One Hundred Ninety-one and 78/100 Dollars ($191.78) per parking permit per month (excluding tax), which monthly rate may increase from time to time during the Lease Term. If available, additional parking permits may be purchased by Tenant on a month to month basis at the rates set forth above. Tenant’s employees shall not park their vehicles in the automobile parking areas of the Common Areas and Facilities which may from time to time be designated for patrons of Bellevue Place. Landlord at all times shall have the right to designate the particular parking areas to be used by Tenant’s employees and any such designation may be changed from time to time. Tenant and its employees shall park their vehicles only in those portions of the Common Areas and Facilities, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with Tenant’s and Tenant’s employees’ state vehicle license numbers within fifteen (15) days after Tenant opens for business in the Leased Premises and Tenant shall thereafter notify Landlord of any changes within two (2) days after such change occurs. If Tenant or its employees fail to park their vehicles in designated parking areas, then Landlord, without limiting any other remedy Landlord may have, may charge Tenant a minimum of Ten Dollars ($10.00) per day for each day or partial day for each vehicle improperly parked; provided, however, Landlord shall give Tenant written notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued; and if not discontinued within such two-day period, then the vehicle fines shall commence. After notice of the first such violation, no notice of any subsequent violation shall be required prior to the imposition of any parking fine. All amounts due under the provisions of this Section shall be additional rent and due and payable by Tenant within ten (10) days after demand therefor. Tenant shall notify its employees in writing of the provisions of this Section.
34.2Common Areas. Landlord shall at all times have exclusive control and management of the Common Areas and Facilities of Bellevue Place. Tenant shall have the nonexclusive right in common with others to use the public areas of the Bank of America Building and the Common Areas and Facilities of Bellevue Place, subject to such nondiscriminatory rules and regulations as Landlord may adopt from time to time governing the use thereof including, but not limited to, the right to close the same from time to time to such an extent as may be legally sufficient, in Landlord’s opinion, to prevent a dedication thereof or the accrual of right to any person or to the public therein. Tenant shall comply with the rules and regulations that Landlord and the owner or ground lessee of Bellevue Place may from time to time promulgate and/or modify regarding use and operation of the Common Areas of the Bank of America Building and Common Areas and Facilities of Bellevue Place. The rules and
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regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of such rules and regulations by any other tenants or occupants of space in either Bellevue Place or the Bank of America Building. The term “Common Areas and Facilities of Bellevue Place” refers to all on and off-site areas and/or related facilities which are made available or are used from time to time for the general use, convenience and benefit of Landlord and other persons entitled to occupy space in Bellevue Place, including their employees, invitees, licensees and guests, which areas shall include, but not be limited to, all parking structures and parking areas (including off-site parking), driveways, sidewalks, landscaped or planted areas, pedestrian areas, lobbies, walkways, the Wintergarden Retail Center and Parking Garage. The term “Common Areas and Facilities of Bellevue Place” also refers to all on-site and off-site areas and/or related facilities which may not be accessible to Tenant and other persons entitled to occupy space in Bellevue Place, but which are used in conjunction with the operation, management, repair or maintenance of Bellevue Place, including, but not limited to janitorial closets, on and/or off-site management offices and maintenance areas. The term “Common Areas and Facilities of the Bank of America Building” refers to the Common Areas and Facilities of Bellevue Place located within the Bank of America Building.
35.TRANSPORTATION MANAGEMENT PROGRAM.
Tenant shall cooperate with Landlord and the designated Transportation Management Association in complying with the terms and conditions of the Bellevue Place Transportation Management Program, as set forth in the Bellevue Place Transportation Management Agreement, a copy of which is attached hereto as Exhibit “F” and incorporated herein, and shall become a member participant in the designated Transportation Management Association. Tenant shall designate one of its employees or agents as Tenant Transportation Coordinator, who shall represent Tenant in all matters pertaining to transportation management. Landlord shall be immediately notified of any change in the Transportation Coordinator.
36.QUIET ENJOYMENT.
Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease to be performed on its part and upon the prompt and timely payment of all sums due hereunder, shall have and possess the Leased Premises for the Lease Term set forth herein.
37.GENERAL.
37.1Captions. Any section or paragraph titles or captions are for convenience only and shall not be deemed to define, limit or otherwise modify the scope and intent of this Lease or any provision thereof.
37.2Bellevue Place Rent and Income. All amounts to be paid hereunder, specifically including all Rent, Additional Rent and Other Charges, shall be paid as and when due, and without any setoff or deduction whatsoever. Landlord shall be entitled to all rent and other payments on all leases and tenancies at Bellevue Place on all property owned or leased by Landlord and any other payments made to Landlord or its agents for any other activities, uses or operations at Bellevue Place.
37.3Successors or Assigns. All the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant, their respective heirs, administrators, executors, successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Leased Premises by operation of law or otherwise, and shall be construed as covenants running with the land.
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37.4Tenant Defined. The word “Tenant” as used herein shall mean each and every person, partnership, limited liability company or corporation who is mentioned as a Tenant herein or who executes this Lease as Tenant.
37.5Lost Security or Access Key Card. Tenant shall reimburse Landlord for any and all losses and expenses incurred or suffered by Landlord as a result of Tenant or any of Tenant’s agents, employees, licensees or contractors losing any security or access key card or similar device issued to Tenant, which losses or expenses are incurred or suffered by Landlord prior to Tenant notifying Landlord of the loss of such card or similar device.
37.6Landlord’s Consent. Unless otherwise specifically stated herein, whenever Landlord’s consent or approval is required, Landlord’s consent or approval may be withheld in Landlord’s sole subjective discretion.
37.7Broker’s Commission. Tenant represents and warrants to Landlord it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Lease except Broderick Group, Inc., which represents both Landlord and Tenant. Each party agrees to indemnify and hold the other parties harmless from all such liabilities or claims (including, without limitation, attorneys’ fees) by anyone other than Broderick Group, Inc.
37.8Partial Invalidity. If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, and the application of the terms, covenants or conditions to persons or circumstances other than those which are held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
37.9Recording. Tenant shall not record this Lease. Tenant also shall not record any memorandum of lease. However, upon the request of Landlord, Tenant shall execute and deliver to Landlord a memorandum in the form provided by Landlord. The memorandum shall describe the patties, the Leased Premises, the Lease Term and Tenant’s obligation to comply with the Transportation Management Agreement and City of Bellevue Land Use Code Paragraph 20.25A.030.C.l, or any similar or successor law, regulation, code or rule, if applicable.
37.10Joint Obligation. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
37.11Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.
37.12Prior Agreements. It is understood that there are no oral or written agreements or representations between Landlord and Tenant affecting this Lease and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and all mutually-executed written amendments thereto, is and shall be considered to be the only agreement between Landlord and Tenant and their representatives and agents. All negotiations and oral agreements acceptable to Landlord and Tenant have been merged into and are included in this Lease. There are no other representations, covenants or warranties between Landlord and Tenant and all reliance with respect to representations is solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease
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were drawn by Landlord, Landlord and Tenant agree that this circumstance shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. Landlord and Tenant agree that the interlineation, obliteration, or deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction, or implication, including, without limitation, any implication that Landlord or Tenant intended thereby to state the converse, obverse or opposite of the deleted language. This Lease shall be read as if the obliterated or deleted language had never existed and the interlineated language had always existed.
37.13Inability to Perform. The obligations of Landlord or Tenant hereunder shall be excused for a period equal to the time by which such performance is prevented or delayed due to acts of God or any other causes beyond the reasonable control of such party, financial inability or negligence excepted. The provisions of Section 37.13 shall not apply to any payment of Rent, Additional Rent or Other Charges.
37.14Transfer of Landlord’s Interest. In the event of any transfer or transfers of Landlord’s interest in the Leased Premises or Bellevue Place, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to such transferee.
37.15No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on land on or adjacent to Bellevue Place shall in no way affect this Lease or the obligation of Tenant hereunder nor impose any liability on Landlord.
37.16Reciprocal Easement Agreements. This Lease shall be subordinate to any and all operating, maintenance and reciprocal easement agreements (“REAs”) entered into by and among Landlord and any other parties, including any amendments or modifications thereto. Tenant shall execute and return to Landlord within ten (10) days after written request therefor by Landlord, agreements in recordable form, substantially in the form of Exhibit “H”, subordinating this Lease to any such REAs.
37.17Waiver. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent, Additional Rent, Other Charges or any other sum hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular sum so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such sum. In addition, no endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s right to recover the balance of such rent or pursue any other remedy provided herein or otherwise shall not be affected by such endorsement or statement or by the acceptance of such payment.
37.18Name. Tenant shall not, without the prior written consent of Landlord, use the name of the building or project for any purpose other than as the address of the Leased Premises, and in any event, Tenant shall not acquire any rights in or to such names.
37.19Choice of Law - Venue. This Lease shall be governed by the laws of the State of Washington. The venue for any action to enforce the terms of this Lease or collect any amounts owing by Tenant to Landlord shall be in the Superior Court for King County, Washington.
37.20OFAC Certification.
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(a)Certification. Tenant certifies that:
(i)It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and
(ii)It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.
(b)Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.
37.21Letter of Credit. Landlord and Tenant acknowledge that Tenant will occupy space in the Bank of America Building pursuant to the Lease and, as consideration for Landlord’s willingness to enter into this Lease, Tenant shall deliver or cause to be delivered to Landlord, and shall cause to be maintained at all times in effect without expiration or termination, one or more irrevocable standby letters of credit complying with the terms of this Section 37.21. Any failure by Tenant to perform or observe any term, covenant or agreement set forth in this Section 37.21 shall constitute a material default under the Lease.
Within ten (10) business days of execution of this Lease, Tenant shall deliver or cause to be delivered to Landlord an irrevocable standby letter of credit in a form acceptable to or provided by Landlord (the “Letter of Credit”), issued by a national banking association reasonably acceptable to Landlord, for the account of Tenant in favor of Landlord in the initial amount of Six Hundred Twelve Thousand Six Hundred Fifty-three and 00/100 Dollars ($612,643.00), having an expiry date not earlier than the Expiration Date, and stating by its terms that it shall be automatically extended annually, without written amendment or modification, to the date that is one (1) year after the then current expiry date unless the issuer of the Letter of Credit gives Landlord, at least sixty (60) days prior to the then current expiry date, written notice that the issuer elects not to extend the Letter of Credit. If the issuer of the Letter of Credit at any times gives to Landlord notice that the issuer elects not to extend the Letter of Credit, then, not less than thirty (30) days prior to the then current expiry date of the Letter of Credit, Tenant shall deliver or cause to be delivered to Landlord a substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by this Section 37.21. Not less than Thirty (30) days prior to the expiry date of any substitute letter of credit delivered pursuant to this Section, Tenant shall deliver or cause to be delivered to Landlord a further substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by this Section 37.21. Each substitute letter of credit delivered pursuant to this Section shall have a term of not less than one (1) year and shall be in a form acceptable to or provided by Landlord.
Notwithstanding the foregoing, the initial amount of the Letter of Credit shall be reduced as follows during the Lease Term, provided Tenant has not defaulted under this Lease beyond the applicable notice and cure period:
•From and including January 1, 2019, through and including December 31, 2019 - $459,482.00;
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•From and including January 1, 2020, through and including December 31, 2020 - $306,321.00;
•From and including January 1, 2021, through and including December 31, 2021 - $214,425.00; and
•From and including Janua1y 1, 2022, through and including the Expiration Date - $91,896.00.
Upon the occurrence of any breach or default under the Lease including, but not limited to, any failure by Tenant timely to deliver or cause to be delivered to Landlord any substitute letter of credit required pursuant to this Section 37.21, Landlord, at its option, may draw against the Letter of Credit and any substitute letter of credit delivered pursuant to this Section 37.21 in an amount reasonably necessary to cure such breach or default and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach or default. The Letter of Credit and each substitute letter of credit (also referred to as a “Letter of Credit”) delivered pursuant to this Section 37.21 shall provide for payment against Landlord’s (or any transferee’s) draft at sight accompanied by a certificate stating substantially as follows: “Drawn under ____________________ Bank, N.A.’s Irrevocable Standby Letter of Credit No. __________, dated __________________, 201__, as a result of the occurrence of a default under the Lease dated __________________, 201__, between Bellevue Place Office, LLC, a Washington limited liability company, and SMARTSHEET.COM, INC., a Washington corporation. If Landlord draws against the Letter of Credit, Tenant shall, within ten (10) days of the date of such draw, restore the Letter of Credit or provide additional irrevocable standby letters of credit so that, at all times, there shall be an amount required by this Section 37.21 available for Landlord to draw against in the event of any further breach or default under the Lease.
If the Letter of Credit is not renewed or Tenant does not provide a substitute irrevocable standby letter of credit on or before the date that is thirty (30) days prior to the expiry date of the then current Letter of Credit, or in the event Landlord draws against the Letter of Credit, if Tenant does not restore the Letter of Credit or provide additional letters of credit so that an amount required by this Section 37.21 is available to Landlord to draw upon in the event of any further breach or default under the Lease, then in such event the amount of the draw against the Letter of Credit may be equal to the entire amount of the Letter of Credit. The proceeds of any draw against the Letter of Credit pursuant to the immediately preceding sentence shall be held by Landlord as an additional security deposit pursuant to the provisions of Section 8 of this Lease.
37.22Current Tenant. Tenant is aware that Leased Premises 425 is currently occupied by another tenant or tenants (the “Current Tenant”) and the Current Tenant may fail or refuse to vacate Leased Premises 425 and relinquish all claims to Leased Premises 425 prior to the Leased Premises 425 Commencement Date. Landlord shall have no responsibility under this Lease to take any action to remove the Current Tenant and shall not be liable for any damages, injuries or claims that may be suffered by Tenant relating to or arising out of, directly or indirectly, the Current Tenant’s failure or refusal to vacate and release all interest in Leased Premises 425.

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IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.
LANDLORD:    TENANT:
BELLEVUE PLACE OFFICE, LLC, a    SMARTSHEET.COM, INC.,
Washington limited liability company    a Washington corporation
By: KEMPER DEVELOPMENT    By: /s/ Mark Mader
COMPANY, a Washington            Mark Mader, CEO
corporation; Its Manager
By: /s/ James E. Melby
    James E. Melby
Its:    President

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OFFICE LEASE EXHIBITS
Exhibit “A” -     Legal Description of Bellevue Place.
Exhibit “B” -     Site Plan of Bellevue Place.
Exhibit “C” -     Floor Plan of the Leased Premises.
Exhibit “D” - Tenant Design & Construction Manual (including Base Building Finish Condition).
Exhibit “E” -    Rules and Regulations.
Exhibit “F” -    Bellevue Place Transportation Management Agreement.
Exhibit “G” -    Form of Tenant Estoppel Certificate.
Exhibit “H” -    Form of Subordination Agreement to Reciprocal Easement Agreement.

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EXHIBIT A
LEGAL DESCRIPTION OF BELLEVUE PLACE

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EXHIBITB
SITE PLAN OF BELLEVUE PLACE

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EXHIBITC
FLOOR PLAN OF THE LEASED PREMISES
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EXHIBIT D
TENANT DESIGN & CONSTRUCTION MANUAL
(including Base Building Finish Condition)

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EXHIBIT E
RULES AND REGULATIONS

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EXHIBIT F
BELLEVUE PLACE TRANSPORTATION MANAGEMENT AGREEMENT

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EXHIBIT G
FORM OF TENANT ESTOPPEL CERTIFICATE

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EXHIBIT H
FORM OF SUBORDINATION AGREEMENT TO RECIPROCAL EASEMENT AGREEMENT

    5

4th Floor Lease
FIRST LEASE ADDENDUM
THIS FIRST LEASE ADDENDUM (this “Addendum”) is made this 21st, day of June, 2017, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET, INC., a Washington corporation (formerly known as Smartsheet.com, Inc.) (“Tenant”).
RECITALS
A.Landlord and Tenant entered into a nonresidential Lease dated September 12, 2016 (the “Lease”), for Suites 400, 425 and 450 in the Bank of America Building at Bellevue Place, Bellevue, Washington, which leased space is more specifically described in the Lease.
B.Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in ce1iain material respects which shall include (i) extending the Lease Term and adding Rent for the extended Lease Tenn; and (ii) revising the duration of Tenant’s Extension Option.
C.Unless othe1wise noted, all capitalized te1ms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.     Section I. BASIC LEASE DATA, TERMS AND EXHIBITS. The following paragraphs of Section 1 of the Lease are hereby amended in their entirety and/or added to read as follows:
1.3    Tenant: Smartsheet, Inc., a Washington corporation
1.5    Tenant’s Permitted Trade Name: Smartsheet
1.10    Rent:
[Leased Premises 450 - based on 7,320 rentable square feet and, effective April 1, 2019, based on 7,384 rentable square feet]
(a)    The reference to “the Expiration Date” in the last paragraph is hereby amended to read “March 31, 2022.”
(b)    The following paragraphs are hereby added at the end of Section 1.IO of the Lease to read as follows:
From and including the first day of April, 2022, to and including March 31, 2023, Rent shall be Forty and 61/100 Dollars ($40.61) per rentable square foot of Rentable Area of the Leased Premises per annum or Twenty-Four Thousand Nine Hundred Eighty-eight and 69/100 Dollars ($24,988.69) per month.

4th Floor Lease
From and including the first day of April, 2023, to and including the Expiration Date, Rent shall be Forty-one and 63/100 Dollars ($41.63) per rentable square foot of Rentable Area of the Leased Premises per annum or Twenty-five Thousand Six Hundred Sixteen and 33/100 Dollars ($25,616.33) per month.
[Leased Premises 400 - based on 10,334 rentable square feet]
(a)    The reference to “the Expiration Date” in the last paragraph is hereby amended to read “March 31, 2022.”
(b)    The following paragraphs are hereby added at the end of Section 1.10 of the Lease to read as follows:
From and including the first day of April 2022, to and including March 31, 2023, Rent shall be Forty-three and 38/100 Dollars ($43.38) per rentable square foot of Rentable Area of the Leased Premises per annum or Thirty-seven Thousand Three Hundred Fifty-seven and 41/100 Dollars ($37,357.41) per month.
From and including the first day of April 2023, and including the Expiration Date, Rent shall be Fo1ty-four and 46/100 Dollars ($44.46) per rentable square foot of Rentable Area of the Leased Premises per annum or Thirty-eight Thousand Two Hundred Eighty-seven and 47/100 Dollars ($38,287.47) per month.
[Leased Premises 425 - based on 2,632 rentable square feet]
(a)    The reference to “the Expiration Date” in the last paragraph is hereby amended to read “March 31, 2022.”
(b)    The following paragraphs are hereby added at the end of Section 1.10 of the Lease to read as follows:
From and including the fast day of April 2022, to and including March 31, 2023, Rent shall be Forty-three and 38/100 Dollars ($43.38) per rentable square foot of Rentable Area of the Leased Premises per annum or Nine Thousand Five Hundred Fourteen and 68/100 Dollars ($9,514.68) per month.
From and including the fast day of April 2023, and including the Expiration Date, Rent shall be F01ty-four and 46/100 Dollars ($44.46) per rentable square foot of Rentable Area of the Leased Premises per annum or Nine Thousand Seven Hundred Fifty-one and 56/100 Dollars ($9,751.56) per month.
1.11    Lease Term: The Lease Te1m is hereby extended to expire on the Expiration Date below.
1.13    Expiration Date: March 31, 2024.
2.Section 3.4(a) - Option to Extend. The first sentence of Section 3.4(a) of the Lease is amended to read as follows:
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4th Floor Lease
Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including March 31, 2029.
3.Remaining Lease Provisions. Except as expressly modified in this Addendum, all other provisions of the Lease remain in full force and effect. In the event of a conflict between the te1ms of this Addendum and the Lease, the terms of this Addendum shall control.
DATED as of the day and year first above written.
LANDLORD:    TENANT:
BELLEVUE PLACE OFFICE, LLC,    SMARTSHEET, INC.,
a Washington limited liability company    a Washington corporation
By    KEMPER DEVELOPMENT
    COMPANY, a Washington corporation,    By: /s/ Jennifer Ceran
    Its Manager    Jennifer Ceran, Chief Financial Officer
By /s/ James E. Melby
James E. Melby
President
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BANK OF AMERICA BUILDING OFFICE LEASE
BETWEEN
BELLEVUE PLACE OFFICE, LLC,
a Washington limited liability company
(Landlord)
AND
SMARTSHEET INC.,
a Washington corporation
(Tenant)
SUITE 500
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4th Floor Lease

9. USES.	13
9.1 Permitted Uses.	13
9.2 Prohibited Uses.	14
9.3 Compliance with Laws, Rules and Regulations.	14
9.4 Hazardous Material.	14
10. SERVICES AND UTILITIES.	15
10.1 Standard Services.	15
10.2 Interruption of Services.	15
10.3 Additional Services.	16
11. IMPROVEMENTS, ALTERATIONS AND ADDITIONS.	16
11.1 Premises Improvements.	16
11.2 Alterations by Tenant	18
11.3 Disability Laws.	18
12. MAINTENANCE OF THE PREMISES.	19
12.1 Maintenance and Repair by Tenant.	19
12.2 Failure to Maintain.	19
12.3 Repair by Landlord.	19
12.4 Surrender of Leased Premises.	20
13. ACCEPTANCE OF THE LEASED PREMISES.	20
14. DEFAULT BY LANDLORD.	20
15. ACCESS.	20
15.1 Right of Entry.	20
15.2 Excavation.	21
16. DAMAGE OR DESTRUCTION.	21
16.1 Insured Loss.	21
16.2 Uninsured Loss.	21
16.3 No Obligation.	22
16.4 Partial Destruction of the Bank of America Building.	22
16.5 Business Interruption.	22
17. MUTUAL RELEASE AND WAIVER OF SUBROGATION.	22
18. INDEMNITY.	23
18.1 Generally.	23
18.2 Concurrent Negligence of Landlord and Tenant Relating to Construction, Repair and Maintenance Activities.	23
18.3 Waiver of Workers’ Compensation Immunity.	24
18.4 Provisions Specifically Negotiated.	24
19. INSURANCE.	24
19.1 Liability Insurance.	24
19.2 Property Insurance.	25
19.3 Failure to Maintain.	25
19.4 Increase in Insurance Premium.	25
20. ASSIGNMENT AND SUBLEASING.	26
20.1 Assignment or Sublease.	26
20.2 Assignee Obligations.	27
20.3 Sublessee Obligations.	27
20.4 Conditional Consents.	27
20.5 Attorneys’ Fees and Costs.	27

4th Floor Lease

21. ADVERTISING.	27
22. LIENS.	28
23. TENANT’S DEFAULT.	28
23.1 Default.	28
23.2 Remedies in Default.	29
23.3 Legal Expenses.	30
23.4 Bankruptcy.	30
23.5 Remedies Cumulative - Waiver.	31
24. SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION.	31
24.1 Subordination - Notice to Mortgagee.	31
24.2 Mortgagee Protection Clause.	32
25. SURRENDER OF POSSESSION.	32
26. REMOVAL OF PROPERTY.	32
27. VOLUNTARY SURRENDER.	33
28. EMINENT DOMAIN.	33
28.1 Total Taking.	33
28.2 Constructive Taking of Entire Premises.	33
28.3 Partial Taking.	33
28.4 Damages.	34
29. NOTICES.	34
30. LANDLORD’S LIABILITY.	34
31. TENANT’S CERTIFICATES.	35
32. RIGHT TO PERFORM.	36
33. AUTHORITY.	36
34. PARKING AND COMMON AREAS.	36
34.1 Parking.	36
34.2 Common Areas.	37
35. TRANSPORTATION MANAGEMENT PROGRAM.	37
36. QUIET ENJOYMENT.	38
37. GENERAL.	38
37.1 Captions.	38
37.2 Bellevue Place Rent and Income.	38
37.3 Successors or Assigns.	38
37.4 Tenant Defined.	38
37.5 Lost Security or Access Key Card.	38
37.6 Landlord’s Consent.	39
37.7 Broker’s Commission.	39
37.8 Partial Invalidity.	39
37.9 Recording.	39
37.10 Joint Obligation.	39
37.11 Time.	39
37.12 Prior Agreements.	39
37.13 Inability to Perform.	40
37.14 Transfer of Landlord’s Interest.	40
37.15 No Light, Air or View Easement.	40
37.16 Reciprocal Easement Agreements.	40

4th Floor Lease

37.17 Waiver.	41
37.18 Name.	41
37.19 Choice of Law- Venue.	41
37.20 OFAC Certification.	41

BANK OF AMERICA BUILDING OFFICE LEASE
THIS LEASE is made this 21st day of June, 2017, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord owns certain rights and interests in and to certain real property and improvements thereon in the City of Bellevue, King County, Washington, which real prope1iy is described in Exhibit “A,” attached hereto, and shown on the site plan attached hereto as Exhibit “B.” Said property and the improvements thereon are part of a first-class multi-use development commonly known and refe1rnd to herein as “Bellevue Place.” Bellevue Place currently consists of the Bank of America Building, Hotel Building, Comer Building, and Wintergarden Retail Center, as shown on Exhibit “B,” as well as a Parking Garage currently located beneath the foregoing.
B.    Tenant desires to lease from Landlord a portion of the Bank of America Building and Landlord is willing to do so on certain terms and conditions, which are set forth herein.
NOW THEREFORE, for and in consideration of the promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
1.BASIC LEASE DATA, TERMS AND EXHIBITS.
1.1Landlord: Bellevue Place Office, LLC, a Washington limited liability company.
1.2Address of Landlord: P. 0. Box 4186, Bellevue, Washington 98009.
1.3Tenant: Smartsheet Inc., a Washington corporation.
1.4Principal Business Address of Tenant: 10500 NE 8th Street, Suite 1300, Bellevue, WA 98004.
1.5Tenant’s Permitted Trade Name: Smartsheet
1.6Leased Premises: That portion of the fifth (5th) floor of the Bank of America Building; as and where shown on Exhibit “C” attached hereto.
1.7Rentable Area of the Leased Premises: Nineteen Thousand Eight Hundred Seventy-eight (19,878) square feet.
1.8Breakdown of Rentable Area at Bellevue Place
(a)The total Rentable Area of the Bank of America Building and the Comer Building is Four Hundred Sixty-three Thousand Five Hundred Ninety-nine (463,599) square feet.
(b)The total Rentable Area of Bellevue Place is Five Hundred Nineteen Thousand Five Hundred Forty-nine (519,549) square feet.
1.9Tenant's Share:
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(a)Because Bellevue Place is a multi-use development containing a variety of different office, retail, and common area facilities within its various elements, Tenant's Share appropriately comprises two components: (i) Operating, Repair and Maintenance Expenses specific to the Bank of America Building and the Corner Building, as set forth in Section 1.9(b); and (ii) Operating, Repair and Maintenance Expenses for Bellevue Place generally, as set forth in Section 1.9(c).
(b)Operating, Repair and Maintenance Expenses for the Bank of America Building and the Corner Building: four point two eight eight percent (4.288%) based on 463,599 rentable square feet pursuant to Section 1.8(a).
(c)Operating, Repair and Maintenance Expenses for Bellevue Place: three point eight two six percent (3.826%) based on 519,549 rentable square feet pursuant to Section 1.8(b).
1.10Rent:
[Based on 19,878 square feet of Rentable Areal
From and including the Commencement Date to and including the last day of the twelfth (12th) month of the Lease Term, the Rent shall be Thirty-seven and 40/100 Dollars ($37.40), per square foot of the Rentable Area of the Leased Premises per annum or Sixty-one Thousand Nine Hundred Fifty-three and 10/100 Dollars ($61,953.10) per month.
From and including the first day of the thirteenth (13th) month of the Lease Term to and including the last day of the twenty-fourth (24th) month of the Lease Term, the Rent shall be Thirty-eight and 52/100 Dollars ($38.52) per square foot of the Rentable Area of the Leased Premises per annum or Sixty-three Thousand Eight Hundred Eight and 38/100 Dollars ($63,808.38) per month.
From and including the first day of the twenty-fifth (25th) month of the Lease Term to and including the last day of the thirty-sixth (36th) month of the Lease Term, the Rent shall be Thirty-nine and 68/100 Dollars ($39.68) per square foot of the Rentable Area of the Leased Premises per annum or Sixty-five Thousand Seven Hundred Twenty-nine and 92/100 Dollars ($65,729.92) per month.
From and including the first day of the thirty-seventh (37th) month of the Lease Term to and including the last day of the forty-eighth (48th) month of the Lease Term, the Rent shall be Forty and 87/100 Dollars ($40.87) per square foot of the Rentable Area of the Leased Premises per annum or Sixty-seven Thousand Seven Hundred One and 16/100 Dollars ($67,701.16) per month.
From and including the first day of the forty-ninth (49th) month of the Lease Term to and including the last day of the sixtieth (60th) month of the Lease Term, the Rent shall be Forty-two and 10/100 Dollars ($42.10) per square foot of the Rentable Area of the Leased Premises per annum or Sixty-nine Thousand Seven Hundred Thirty-eight and 65/100 Dollars ($69,738.65) per month.
From and including the first day of the sixty-first (61St) month of the Lease Term to and including the Expiration Date, the Rent shall be Forty-three and 3 6/100 Dollars ($43.36) per square foot of the Rentable Area of the Leased Premises per annum or Seventy-one Thousand Eight Hundred Twenty-five and 84/100 Dollars ($71,825.84) per month.

1.11Lease Term: Approximately sixty-nine (69) calendar months, plus that portion of a calendar month necessary, if at all, for the Expiration Date to occur on the last day of such calendar month.
1.12Commencement Date:
The earlier of (i) five (5) days following substantial completion of the Premises Improvements (defined in Section 11.1(a) below), or (ii) the date Tenant first occupies the Leased Premises for business purposes.
1.13Expiration Date: March 31, 2024.
1.14Security Deposit: Tenant shall pay Landlord Eighty-five Thousand Twenty-eight and 1 5/100 Dollars ($85,028.15), which shall be applied to Rent and Additional Rent due for the first (1st) month of the Lease Term. Ninety (90) days prior to the commencement of the Premises Improvements (defined in Section 11.1 below), Tenant shall pay Landlord One Million Seventy-three Thousand Four Hundred Twelve and 00/100 Dollars ($1,073,412.00), which sum shall be held as a security deposit, subject to and as further described in Section 8 below.
1.15Deadline for Submission to Landlord of Premises Plans for Premises Improvements. January 1, 2018.
1.16 Contingency: THIS LEASE IS CONTINGENT UPON ITS ACCEPTANCE AND APPROVAL BY LANDLORD'S LENDERS. If this Lease is acceptable to Landlord's lenders, this contingency will be waived by Landlord.
1.17Project Architect: JPC Architects, or as otherwise designated by Landlord.
1.18Exhibits Incorporated by Reference:
Exhibit “A” -     Legal Description of Bellevue Place.
Exhibit “B” -     Site Plan of Bellevue Place.
Exhibit “C” -     Floor Plan of the Leased Premises.
Exhibit “D” -     Tenant Design & Construction Manual.
Exhibit “E” -     Rules and Regulations.
Exhibit “F” -     Bellevue Place Transportation Management Agreement.
Exhibit “G” -     Form of Tenant Estoppel Certificate.
Exhibit “H” - Form of Subordination Agreement to Reciprocal Easement Agreement.
2.PREMISES.
2.1Generally.
Landlord does hereby lease and demise to Tenant, and Tenant hereby accepts from Landlord, upon the terms and conditions herein set forth, the Leased Premises described in Section 1.6 above and depicted in Exhibit “C,” together with rights of ingress and egress over and across the Common Areas and Facilities of the Bank of America Building and Bellevue Place.
2.2Reserved to Landlord.
Landlord reserves the right, from time to time, to change the size and dimensions of Bellevue Place; add additional buildings and improvements to Bellevue Place; relocate, alter, and change the number of buildings and other improvements in, on and under Bellevue Place; change any building dimensions and the number of floors in any of the buildings and parking areas in Bellevue Place; change the identity and type of stores and tenancies in Bellevue Place; change the name and address of the buildings and other improvements in Bellevue Place; and change the Common Areas and Facilities in Bellevue Place. Landlord further reserves the use of, and all rights in and to, the exterior walls and roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Leased Premises in locations which will not materially interfere with Tenant's use thereof and serving other pails of Bellevue Place. Landlord shall reasonably attempt to locate such items under the floor, above the ceiling, or adjacent to an interior wall. Such use shall not exceed one percent (1%) of the Useable Area of the Leased Premises unless otherwise agreed. If Landlord's use hereunder exceeds one percent (1%) of the Useable Area of the Leased Premises, Tenant shall be entitled, as its sole and exclusive remedy, to a reduction in the stated Rentable Area for the Leased Premises, as set forth in Section 1.7 above, and a proportional reduction in Rent and Additional Rent (as defined in Sections 5 and 6 below) due hereunder. The Leased Premises shall not include the space above the suspended ceiling. Landlord shall retain the right to use the area immediately below the floor surface and the space above the suspended ceiling in any manner which does not permanently and materially interfere with Tenant's use of the Leased Premises.
3.LEASE TERM.
3.1Generally.
The term of this Lease (the “Term” or “Lease Term”) shall be the period of time set forth in Section 1.11 above and shall commence on the Commencement Date as provided in Section 4.1 below and shall end at 11:59 p.m. on the Expiration Date, as provided in Section 4.2 below.
3.2Termination.
The Lease shall terminate on the Expiration Date, unless sooner terminated hereunder or by operation of law, without the necessity for any notice from either Landlord or Tenant. If Tenant fails to surrender the Leased Premises at the end of the Lease Term, Tenant shall be liable for, and shall indemnify Landlord against, all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Leased Premises to such succeeding tenant.
3.3Holding Over.
Any holding over by Tenant after the expiration of the Lease Term shall be construed to be a tenancy from month-to-month. During such tenancy, Tenant shall pay to Landlord a monthly rental of one hundred fifty percent (150%) of the Rent payable during the last month of the Lease Term in addition to the Additional Rent and Other Charges set forth herein. Except as set forth herein, such month-to-month tenancy also shall be subject to all of the terms, covenants, and conditions of this Lease.
3.4Option to Extend Lease Term.
(a)Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including March 31, 2029. The period of time shall be referred to herein as the “Option Period”. To exercise the Extension Option, Tenant must give Landlord unequivocal written notice of Tenant's election to exercise the Extension Option at least ten (10) calendar months (but not earlier than twelve (12) calendar months) prior to the Expiration Date.

(b)If Tenant elects to exercise the Extension Option, the Rent for the Option Period (“New Rent”) shall be the Fair Market Rent (as defined below) for comparable space in the Bank of America Building (“Comparable Space”), but in no event shall the New Rent be less than the Rent payable during the last month of the Lease Term. If there is no Comparable Space in the Bank of America Building at the time, Tenant shall pay, as New Rent, whatever the fair market rent in the Bank of America Building would be if there was such Comparable Space in the Bank of America Building. The term “Fair Market Rent” shall mean the rent that would be paid by a willing tenant renewing its lease for Comparable Space for a term of five (5) years. Tenant concessions shall be included in the determination of fair market rent with respect to tenants who are renewing their leases in the Bank of America Building. The term “tenant concessions” shall include, without limitation, such inducements as tenant improvements and free rent.
(c)In the event Landlord and Tenant cannot agree on the New Rent, the matter shall be submitted for decision to a panel of three (3) arbitrators. Landlord and Tenant shall each appoint one (1) arbitrator, who shall by profession be a licensed commercial real estate broker or an MAI real estate appraiser and who shall be familiar with Bellevue Place and have been active (over the three (3) year period ending on the date of such appointment) in the brokering or appraisal of Comparable Space. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's proposed New Rent is the closest to the Fan. Market Rent. Each such arbitrator shall be appointed within fifteen (15) days after Tenant's or Landlord's notice to the other of its election to have the New Rent be determined by this arbitration procedure. The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator, who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of the County of King. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's proposed New Rent and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon both Landlord and Tenant. The cost of the arbitration shall be paid by Landlord and Tenant equally. The arbitration procedure shall not take more than thirty (30) days. However, if the arbitrators have not determined the New Rent prior to the beginning of the Option Period, Tenant shall pay the Rent previously in effect under the Lease plus a ten percent (10%) increase until such time as the arbitrators determine the New Rent. If the arbitration procedure results in a higher Rent, Tenant shall pay the difference with the next monthly rental payment due under the Lease. If the arbitration procedure results in a lower Rent, Tenant shall receive a credit against its next monthly Rent payments under the Lease, and any succeeding monthly rental payments, if necessary, in an amount equal to the overpayment.
(d)Notwithstanding anything in the foregoing to the contrary, the Extension Option may not be exercised during any period in which Tenant is in default under any provision of the Lease until said default has been fully cured. Time is of the essence, If Tenant fails to exercise the Extension Option in any instance when such right is in effect, prior to the expiration of the applicable time period for the exercise of such right, the Extension Option shall thereafter be deemed null and void and of no further force or effect. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such rights because of the foregoing provisions. All rights of Tenant to the Extension Option shall terminate and be of no further force or effect, even after Tenant's due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the Option Period, Tenant defaults under the terms of the Lease which default is not cured within any applicable cure period.

(e)The Extension Option shall be personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, nor shall the Extension Option be assignable separate and apart from this Lease.
4.COMMENCEMENT AND EXPIRATION DATES; LEASE YEAR.
4.1Commencement Date.
The Commencement Date shall be the date set forth in Section 1.12 above.
4.2Expiration Date.
This Lease shall expire at 11:59 p.m. on the date set forth in Section 1.13 above.
4.3Confirmation of Commencement and Expiration.
Within five (5) business days after Tenants occupancy of the Leased Premises, or upon Landlord's request, Landlord and Tenant shall confirm the specific Commencement and Expiration Dates in writing, as well as the “as built” Rentable Area of the Leased Premises, as defined in Section 6.2(f), and the Rent payable hereunder, which shall be appended to and incorporated into this Lease.
4.4Lease Year.
A “Lease Year” shall mean a calendar year commencing on January 1 and ending the following December 31. If the Commencement Date is a date other than January 1, the initial Lease Year shall be from and including the Commencement Date to and including December 31 of that calendar year. If the Expiration Date is a date other than December 31, the final Lease Year shall be from and including January 1 of the calendar year of the Final Lease Year to and including the Expiration Date.
5.RENT.
Tenant shall pay to Landlord, without notice or demand and without setoff or deduction whatsoever, the sums stated in Section 1.10 above (the “Rent”), which shall be paid to Landlord in advance in lawful money of the United States, on or before the first day of each calendar month at Landlord's Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and Additional Rent (as defined in Section 6.1 below) for any partial month at the beginning or end of the Lease Term shall be prorated, based upon a thirty (30) day month. All amounts payable hereunder, other than Rent and Additional Rent, may be sometimes referred to as “Other Charges.” Landlord may (but shall not be required to) make available to Tenant procedures for the payment to Landlord by electronic funds transfer of any or all amounts required by the terms of this Lease to be paid by Tenant.
6.ADDITIONAL RENT.
6.1Generally.
In addition to the Rent provided for in Section 5 above, Tenant shall pay to Landlord, without notice (other than notice advising Tenant of its share of the Additional Rent) or demand and without setoff or deduction, Tenant's Share (as defined in Section 6.2(a) below) of the Operating Expenses (as defined in Section 6.2(b) below), which expenses include, but are not limited to, (1) Operating, Repair, and Maintenance Expenses for the Bank of America Building
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and the Coiner Building; and (ii) Operating, Repair, and Maintenance Expenses for Bellevue Place during the Lease Term (the “Additional Rent”).
6.2Definitions.
The following terms shall have the meanings hereinafter specified, unless the context otherwise specifies or clearly requires:
(a)Tenant's Share. Tenant's Share shall be equal to the percentages set forth in Section 1.9 above.
(b)Operating Expenses Generally. The Operating Expenses shall include (i) all Operating, Repair and Maintenance Expenses (defined in Section 6.2(c) below), and (ii) all Taxes (defined in Section 6.2(d) below).
(c)Operating, Repair and Maintenance Expenses. Operating, Repair and Maintenance Expenses shall include the actual costs and expenses that are paid or payable by Landlord in connection with the operation, repair and maintenance of Bellevue Place and its constituent parts, which include without limitation, the Bank of America Building, the Corner Building and the Wintergarden Retail Center, less all contributions for such costs received from the owner of the Hotel Tract as defined in and pursuant to the terms of that certain Construction, Operation and Reciprocal Easement Agreement recorded under King County Recorder's File No. 8709160449, as amended from time to time (the “REA”), and shall include, but not be limited to, those costs and expenses that are paid or payable to the Transportation Management Association. Without limiting the generality of the foregoing and by way of illustration, Operating, Repair and Maintenance Expenses shall include costs and expenses of all utility, heating, air conditioning and ventilation costs and expenses; license, permit and inspection fees; planting and landscaping costs and expenses; janitorial services; direct physical damage insurance (including but not limited to loss of income insurance), liability and excess liability insurance, and other appropriate insurance policies, as determined solely by Landlord or• Landlord's lender, including but not limited to garage keeper's legal liability, boiler and machinery and auto insurance; taxes and assessments on equipment; the cost and expense of repairs including, but not limited to, those of a capital nature necessary or appropriate to fulfill Landlord's obligations to its tenants; the cost and expense of removing trash and other refuse; the cost and expense of supplies, tools and equipment; the cost and expense of cleaning, maintaining, repairing and replacing machinery and equipment, including but not limited to automatic door openers, lights and lighting fixtures, heating, air conditioning and ventilation equipment, fire and sprinkler systems and security systems; depreciation allowance on machinery and equipment (depreciation to be over the useful life of any such machinery and equipment in accordance with the guidelines and regulations established by the Internal Revenue Service, if any); the cost and expense of personnel to implement such services, including but not limited to security and traffic control; legal and accounting costs and expenses; customary management fees; the cost of any capital improvements necessary or appropriate to fulfill Landlord's repair or maintenance obligations, required by any applicable governmental law or regulation not in effect at the time Tenant is required to take occupancy of the Leased Premises or made for the purpose of reducing operating, repair or maintenance costs (the cost of any such capital improvements shall be amortized over the useful life of such item (in accordance with the guidelines and regulations established by the Internal Revenue Service, if any, from time to time) as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of purchasing or constructing such improvements).
(d)Taxes. Taxes shall include all real estate taxes, personal property taxes and all other taxes, surcharges and assessments that are or may be levied upon, assessed against or attributable to Bellevue Place and all improvements, fixtures, equipment and other property of Landlord, real and personal, located on, in or under Bellevue Place and used in connection with the operation thereof, including the Bank of America Building, the Corner Building and land underlying the Bank of America Building and the Corner Building and including, although not limited to, the land, improvements, equipment, fixtures and other property used in connection with the operation of and comprising the Parking Garage and Wintergarden Retail Center and any rental, excise, sales, transaction or other privilege tax or levy, however denominated (excepting federal, state and local net income taxes) paid or payable during the Lease Term and taxes on all tenant improvements in the Wintergarden Retail Center owned by Landlord but excluding the Hotel Building and the land underlying the Hotel Building. Taxes also shall include any amounts paid or payable to any third party or incurred by Landlord for the purpose of obtaining a reduction in the Taxes as above defined.
(e)Rentable Area of the Leased Premises. For purposes of this Lease, the Rentable Area of the Leased Premises shall mean the Useable Area of the Leased Premises, as that term is defined and computed according to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA z65.1-20.10, otherwise known as the “BOMA Standard,” multiplied by a load factor of sixteen point eighty-three percent (16.83%). The “as built” Rentable Area of the Leased Premises shall be the true Rentable Area of the Leased Premises at the time Landlord tenders possession of the Leased Premises to Tenant.
(f)Rentable Area of Bellevue Place. For purposes of this Section 6, the Rentable Area of Bellevue Place shall include the total of all areas and spaces in (i) the Bank of America Building, (ii) the Corner Building, and (iii) all areas and spaces in and opening into the Wintergarden Retail Center (whether or not such areas or spaces in the Bank of America Building, the Coiner Building, and the Wintergarden Retail Center are actually leased by Landlord) that are available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests and shall include, but not be limited to, all rest rooms, mezzanines, warehousing and storage areas, clerical and office areas, and employee areas within the leased premises of any tenant of Landlord in the Wintergarden Retail Center, Bank of America Building and Corner Building, but shall exclude all areas and spaces in the Hotel Building (other than those areas and spaces in or opening into the Wintergarden Retail Center and available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests) and the Common Areas and Facilities of Bellevue Place. If at any time, Landlord believes the Rentable Area of Bellevue Place is materially different than the Rentable Area of Bellevue Place set forth in Section 1.8 above because of an error in calculation or additions, modifications or alterations to Bellevue Place and Landlord desires to amend this Lease to reflect the actual or changed Rentable Area of Bellevue Place, Landlord shall so notify Tenant in writing. If Tenant does not object in writing to Landlord's notice within ten (10) days following receipt of Landlord's notice, this Lease shall be deemed to be amended to incorporate the Rentable Area of Bellevue Place as set forth in Landlord's notice to Tenant. If Tenant does object in writing to Landlord's notice within said ten (10) days, and Landlord and Tenant are unable to agree upon the Rentable Area of Bellevue Place within ten (10) days following receipt of Tenant's notice of objection, the matter shall be submitted for determination to the Project Architect for Bellevue Place. The decision of the Project Architect shall be final and binding on both Landlord and Tenant and this Lease shall be deemed to be amended to reflect the Rentable Area of Bellevue Place as and when decided by the Project Architect. The cost and expense of the Project Architect's consideration of the matter, if any, shall be shared equally among Landlord and all tenants objecting to Landlord's notice.
(g)Notwithstanding anything in this Section 6.2 to the contrary, the following costs shall not be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease:

Leasing commissions, advertising expenses, fees and costs incurred in procuring new tenants for portions of Bellevue Place.
Except as permitted in Section 6.2(c) of the Lease, interest or amortization payments on mortgages.
Rental on ground leases or other underlying leases.
Any costs or expenses associated with or incurred in connection with required environmental testing, removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances.
Costs of any item for which Landlord is or is entitled to be paid or reimbursed by insurance.
Charges for electricity, water, or other utilities and applicable taxes for which Landlord is entitled to reimbursement from any other tenant.
Cost of correcting major defects in the design, construction or equipment of, or substantial latent defects in, the Bank of America Building or Bellevue Place (a defect, for the purposes of this subsection (g), is defined as a substantial condition that occurred because of negligence in the initial construction of Bellevue Place).
Any costs incurred in constructing any future material expansion of the Bank of America Building (as opposed to the costs of operating and maintaining the expanded Bank of America Building, which may be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease).
Costs of a capital nature, except for costs (a) reasonably necessary or appropriate to fulfill Landlord's repair or maintenance obligations; (b) incurred as a result of any applicable governmental law or regulation enacted and enforced after the date of the Lease; and/or (c) made for the purpose of reducing operating, repair or maintenance costs.
Interest and penalties incurred as a result of Landlord's delinquent payment of any obligation of Landlord.
Notwithstanding any reference in Section 6.2 to the contrary, the cost of any capital item shall not be expensed in a single year but shall be depreciated over the useful life of such item in a manner consistent with other Bellevue Class “A” office buildings.
Notwithstanding anything in this Lease to the contrary, there shall be no duplication of any particular cost, charge or expense in any operating costs and maintenance expenses set forth in this Section 6.2 of the Lease, provided Landlord reserves the right to include a customary administrative fee and a customary management fee within operating costs and maintenance expenses.
6.3Payment.
Landlord shall provide to Tenant, at or before the Commencement Date, an estimate of the annual Operating Expenses for the Lease Year in which the Commencement Date occurs. Within ninety (90) days after the expiration of each succeeding Lease Year of the Lease Term, or as soon thereafter as such information becomes available, Landlord shall give Tenant a written estimate of Tenant's Share of the Operating Expenses for the then current Lease Year (“Tenant's Estimated Share”). Tenant shall pay Tenant's Estimated Share, in advance, in equal monthly installments on or before the first (1st) day of each calendar month of such Lease Year at Landlord's Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. During the period of time following the expiration of a Lease Year and Tenant's receipt of Landlord's estimate of Tenant's Estimated Share, Tenant shall continue to pay Landlord Tenant's Estimated Share from the prior Lease Year. Within ninety (90) days after the expiration of each Lease Year of the Lease Term (or as soon thereafter as such information becomes available), Landlord shall furnish to Tenant a written statement summarizing the actual amount of Tenant's Share of the Operating Expenses for the prior Lease Year (hereinafter sometimes referred to as the “Annual Reconciliation Statement”). If Tenant's Share of the Operating Expenses exceeds the amount paid by Tenant, Tenant shall pay the deficiency to Landlord promptly upon receipt of a written notice of the amount thereof. If such statement shows Tenant's Share of the Operating Expenses to be less than the amount paid by Tenant, the amount of overpayment by Tenant shall be credited by Landlord to the next payment or payments of Additional Rent due hereunder, if Tenant has otherwise complied with all of the terms and provisions of this Lease. If the Lease Term has expired and Tenant has vacated the Leased Premises and no amounts are or may become payable by Tenant, then any overpayment shall be returned to Tenant, or at Landlord's option, to the last assignee of Tenant's interest in the Leased Premises. If this Lease commences at a time other than the beginning of a calendar year, Tenant shall pay the Additional Rent for the remaining portion of the Lease Year based upon the number of days from the Commencement Date. If this Lease expires at a time other than the last day of a calendar year, Tenant shall be obligated to pay immediately any deficiencies which shall be computed at the expiration of that Lease Year. If at any time during a Lease Year it appears to Landlord that any of the Operating Expenses payable for that Lease Year will vary from Landlord's estimate by more than five percent (5%) on an individual or aggregate basis, Landlord may, at its election, adjust Tenant's Estimated Share for the balance of that Lease Year to compensate for such increase. Any increased payments required to be made pursuant to this Section shall be made within thirty (30) days after Landlord has notified Tenant thereof, Tenant's obligations under this Section shall survive the expiration or termination of this Lease.
6.4Nonpayment.
In the event of nonpayment of any item of Additional Rent or any Other Charge due hereunder, Landlord shall have the same rights and remedies as for failure to pay Rent.
6.5Future Development of Bellevue Place.
Tenant is aware that Landlord, by itself or in combination with other persons, intends to further expand and develop Bellevue Place in one or more additional phases and Tenant has reviewed plans and other documents describing the intended expansion and development of Bellevue Place or has been provided with opportunities to review such plans and documents. In the event one or more such phases of the Bellevue Place project are completed during the Lease Term, any additional operating, repair or maintenance expenses and real estate and other taxes attributable to such other phases may be included in the Operating Expenses at Landlord's discretion; provided that the denominator used to calculate Tenant's proportionate share of such expenses is reasonably adjusted with respect to such phases.
6.6Disputes Relating to Additional Rent.
If Tenant desires to contest any calculation by Landlord of Tenant's Share or the amount of any Bellevue Place Operating Expense payable by Tenant, Tenant must give Landlord a written notice (an “Objection Notice”) stating that Tenant disputes the calculation or amount. The Objection Notice must be received by Landlord within ninety (90) days after Tenant receives Landlord's Annual Reconciliation Statement regarding Bellevue Place Operating Expenses, and set forth with particularity the reason why Tenant disputes Landlord's calculation or the amount. If Tenant fails to give Landlord such an Objection Notice within such time, Tenant shall be deemed to have waived and released any and all rights it may have to contest the calculation and amount. Promptly after receiving any such Objection Notice from Tenant, Landlord shall meet with Tenant and both Tenant and Landlord shall attempt in good faith to reconcile the matters described in the Objection Notice; provided, however, if Tenant refuses to meet with Landlord within thirty (30) days after the date Landlord received the Objection Notice from Tenant, Tenant shall be deemed to have waived and released any and all rights it may have to contest Landlord's calculation and the inclusion and amount of any Bellevue Place Operating Expense. If Landlord and Tenant are unable to resolve the dispute within a reasonable time, Landlord shall cause its accounting firm to undertake an investigation and analysis of the matter and prepare a written report, a copy of which shall be provided to Tenant. The cost of the investigation, analysis and report shall be paid for by Tenant unless the investigation and analysis discloses a material error favoring Landlord, in which event Landlord shall bear the cost of the investigation, analysis and report. If the report discloses that the amount or calculation used by Landlord was incorrect, Landlord shall provide a credit to Tenant against future obligations under this Section 6 equal to the amount of any overpayment paid by Tenant during the Lease Year to which Tenant's Objection Notice relates. Notwithstanding the pendency of any dispute hereunder, Tenant shall continue to pay all amounts owed hereunder based upon Landlord's determination and calculation or until such calculation or amount has been established hereunder to be incorrect.
7.LATE CHARGES.
If Tenant fails to pay, when the same is due and payable, any Rent, Additional Rent or Other Charges, such unpaid amounts shall bear interest at the rate of two percent (2%) per month from the date due to the date of payment, unless such amount would violate any applicable usury law, in which event such unpaid amounts shall bear• interest at the highest rate then allowed by law. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any installment of Rent, Additional Rent or Other Charges will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any Rent, Additional Rent or Other Charge installment is not received by Landlord from' Tenant by the fifth (5th) day after such installment is due, Tenant shall immediately pay to Landlord, in addition to the installment due, a late charge equal to twelve percent (12%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss and expense suffered by such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease. Landlord shall apply payments made by Tenant first to accrued charges, interest and rent in the following order: (a) Late Charges; (b) interest; (c) Rent; Other Charges and Additional Rent; and (d) any balance remaining to current Rent, Other Charges, and Additional Rent. Notwithstanding anything in this Section 7 to the contrary, provided Tenant pays all sums due hereunder by electronic funds transfer, Landlord shall waive the first (1st) late charge that may be incurred by Tenant during any twelve (12) month period during the Lease Term, provided the unpaid amount is in fact paid in full by Tenant on or before the fifteenth (15th) day of the month in which any such payment is due.
8.SECURITY DEPOSIT.

(a)As additional consideration for this Lease, Tenant has delivered to Landlord as a security deposit the sum shown in Section 1.14 above. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the entire Lease Term. If Tenant is in breach under any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any unpaid obligation or sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's breach, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's breach. In the event Landlord elects to so use, apply or retain all or any part of the security deposit, Tenant shall deposit with Landlord, within ten (10) days of demand therefor, cash sufficient to restore the security deposit to the amount set forth in Section 1.14. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof after deductions hereunder by Landlord shall be returned to Tenant (or at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within thirty (30) days following expiration of the Lease Term or Tenant's return of the Leased Premises to Landlord in the condition required hereunder, whichever shall last occur. No trust relationship is created hereby between Landlord and Tenant with respect to the security deposit.
(b)Ninety (90) days prior to the commencement of the Premises Improvements, Tenant shall pay Landlord a security deposit in the initial amount of One Million Seventy-three Thousand Four Hundred Twelve and 00/100 Dollars ($1,073,412.00) (“Additional Security Deposit”).
(c)Provided Tenant has not defaulted under this Lease beyond the applicable notice and cure period, the Additional Security Deposit shall be reduced as follows during the Lease Term:
•For the period commencing on April 1, 2020, through and including March 31, 2021, the Additional Security Deposit shall be $805,059.00;
• For the period commencing on April 1, 2021, through and including March 31, 2022, the Additional Security Deposit shall be $536,706.00;
•For the period commencing on April 1, 2022, through and including March 31, 2023, the Additional Security Deposit shall be $375,694.00; and
•For the period commencing on April 1, 2023, through and including the Expiration Date, the Additional Security Deposit shall be $161,011.00.
(d)Notwithstanding the foregoing, if Tenant delivers to Landlord information reasonably satisfactory to Landlord showing that Tenant has readily available cash or cash equivalents totaling not less than $40,000,000, then the amount of the Additional Security Deposit shall be reduced as provided in this subsection (d) below. No later than thirty (30) days prior to each scheduled reduction, and within three (3) business days of Landlord's written request made not more than once during each Lease Year during the Lease Term, Tenant shall deliver to Landlord information reasonably satisfactory to Landlord showing that Tenant has readily available cash or cash equivalents totaling not less than $40,000,000. If Tenant fails to deliver such information, or if such information does not reflect readily available cash or cash equivalents totaling at least $40,000,000, then the reduction shall not occur and Tenant shall immediately restore the Additional Security Deposit to an amount determined in accordance with the schedule set forth in subsection (c) above.
Provided Tenant has not defaulted under this Lease beyond the applicable notice and cure period and has satisfied the criteria set forth in this subsection (d) above, the Additional Security Deposit shall be reduced as follows:

•From and including ninety (90) days prior to the commencement of the Premises Improvements through and including March 31, 2020, the Additional Security Deposit shall be $596,340.00;
•For the period commencing on April 1, 2020, through and including March 31, 2021, the Additional Security Deposit shall be $447,255.00;
•For the period commencing on April 1, 2021, through and including March 31, 2022, the Additional Security Deposit shall be $298,170.00;
•For the period commencing on April 1, 2022, through and including March 31, 2023, the Additional Security Deposit shall be $208,719.00; and
•For the period commencing on April 1, 2023, through and including the Expiration Date, the Additional Security Deposit shall be $89,451.00.
(e)Notwithstanding the foregoing, if Tenant delivers to Landlord information reasonably satisfactory to Landlord showing that Tenant has readily available cash or cash equivalents totaling not less than $100,000,000, then the Additional Security Deposit shall be reduced to $119,268.00 provided Tenant has not defaulted under this Lease beyond the applicable notice and cure period. No later than thirty (30) days prior to the end of each Lease Year, and within three (3) business days of Landlord's written request made not more than once during each Lease Year during the Lease Term, Tenant shall deliver to Landlord information reasonably satisfactory to Landlord showing that Tenant has readily available cash or cash equivalents totaling not less than $100,000,000. If Tenant fails to deliver such information, or if such information does not reflect readily available cash or cash equivalents totaling at least $100,000,000, then Tenant shall immediately restore the Additional Security Deposit to an amount determined in accordance with the above schedules.
9.USES.
9.1Permitted Uses.
Tenant shall use and occupy the Premises only for general office purposes consistent with a first class office building (the “Permitted Use”) under the trade name set forth in Section 1.5 above, and for no other business or purpose or under any other trade name without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determines that any proposed use or trade name is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building. Landlord makes no representation or warranty as to the availability of Tenant's Permitted Trade Name or that it will not infringe on any other person's trademark, service mark or other rights or privileges.
9.2Prohibited Uses.
Tenant shall not do or permit or suffer anything to be done in or about the Leased Premises, Bank of America Building or Bellevue Place which will in any way obstruct or interfere with the rights of other tenants or occupants of the Bank of America Building or Bellevue Place or injure or annoy them, their customers or clients, nor shall Tenant use or allow the Leased Premises to be used for any purpose which is objectionable or offensive in Landlord's reasonable judgment or which is unlawful, nor shall Tenant do or permit or suffer anything to be done in or about the Leased Premises, the Bank of America Building or Bellevue Place which would cause Landlord to be in violation of any of its agreements with others. If Tenant permits or engages in any activity which, in Landlord's reasonable judgment, is objectionable, offensive or otherwise constitutes a nuisance to Landlord, the other tenants of the Bank of America Building or Bellevue Place, or their employees, customers, guests or invitees, Tenant shall immediately discontinue such activity or take action to cause the activity to be discontinued with all due diligence if it cannot be immediately discontinued. Tenant's failure to comply with this Section shall constitute a material default of this Lease and entitle Landlord to pursue its remedies for such a breach or, in the alternative, undertake such work as may be appropriate to prevent such activity and recover, as additional rent, the cost thereof plus interest thereon at two percent (2%) over the prime rate of interest charged or published by Bank of America on the first day of each month, commencing on the date due through the date of payment.
9.3Compliance with Laws, Rules and Regulations.
Tenant shall, at its sole cost and expense, promptly comply with all local, state and federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force relating to Tenant's use and occupancy of the Leased Premises and Tenant's business conducted therein.
9.4Hazardous Material.
Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Leased Premises caused or permitted by Tenant results in contamination of the Leased Premises or any part of Bellevue Place or any other property, or if contamination of the Leased Premises or any part of Bellevue Place or any other property by Hazardous Material otherwise occurs for which Tenant may be legally liable for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the property, damages for the loss or restriction on use of rentable or useable space or of any amenity of Bellevue Place or the Leased Premises or elsewhere, damages arising from any adverse impact on marketing of space at Bellevue Place or elsewhere, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under Bellevue Place. Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Leased Premises or Bellevue Place by Tenant, its agents, employees, contractors or invitees, results in any contamination of the Leased Premises or any part of Bellevue Place or any other property, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Leased Premises, Bellevue Place or any other property to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises, Bellevue Place or other property. As used herein, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government.
10.SERVICES AND UTILITIES.
10.1Standard Services.
As long as Tenant is not in default under any of the provisions of this Lease, Landlord shall cause the Leased Premises (in accordance with Section 12.3) and the public and common areas of the Building, including the lobbies, elevators, stairs, corridors and rest rooms, to be maintained in reasonably good order and condition consistent with the operation and maintenance of the Bank of America Building as a first-class office and retail building in downtown Bellevue, except for damage occasioned by any act or omission of Tenant or Tenant's officers, contractors, agents, invitees, licensees or employees, the repair of which shall be paid for by Tenant. From 7:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays (“Regular Business Hours”), Landlord shall furnish the Leased Premises with electricity for lighting and operation of low power usage office machines, water, heat, air conditioning and elevator service (the “Standard Services”). During all other hours, Landlord shall furnish the Standard Services, including elevator service as reasonably required to provide access to the Leased Premises, except for heat and air conditioning and lighting. If requested by Tenant, Landlord shall furnish heat and air conditioning and lighting at times other than Regular Business Hours and the cost of such services, as established by Landlord, shall be paid by Tenant in the same manner as provided in Section 5 above. Landlord also shall provide lamp replacement service for Building Standard fluorescent light fixtures, toilet room supplies, window washing at reasonable intervals and customary building janitorial service as part of the Standard Services, although no janitorial service shall be provided for Saturdays, Sundays or legal holidays. The cost and expense of any janitorial or other services provided or caused to be provided by Landlord to Tenant in addition to the services ordinarily provided Bank of America Building tenants shall be paid by Tenant in the same manner as provided for payment in Section 5 above.
10.2Interruption of Services.
Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption or failure of the Standard Services due to any cause whatsoever. No temporary interruption or failure of the Standard Services incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder.
10.3Additional Services.
Tenant shall not install lights and equipment in the Leased Premises with heating loads which in the aggregate exceed the Bank of America Building standard mechanical system. Landlord shall not arbitrarily withhold consent to Tenant's installation of lights and equipment exceeding such amount but may condition its consent on Tenant's payment of the costs incurred by Landlord for the installation, operation, repair and maintenance of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights. In addition, Tenant shall pay to Landlord, in advance, on the first day of each month during the Lease Term, such amount estimated by Landlord to be the cost of furnishing electricity to Tenant for the operation of such equipment or lights and such amount estimated by Landlord to be the cost of operating and maintaining the supplementary air conditioning units as necessitated by Tenant's use of such equipment or lights. Such costs shall be paid by Tenant in the same manner as provided in Section 5 above. In the event of nonpayment of amounts due for any of the above-described additional services, Landlord shall have the same lights and remedies as it has with respect to the nonpayment of rent hereunder. Landlord shall be entitled to install and operate, at Tenant's sole cost and expense, a monitoring or metering system in the Leased Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment and lights and from Tenant's after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord's instructions for the use of drapes, blinds and thermostats in the Bank of America Building.
11.IMPROVEMENTS, ALTERATIONS AND ADDITIONS.
11.1Premises Improvements.

(a)Prior to the Commencement Date, the Leased Premises shall be improved by Landlord (the “Premises Improvements”), which Premises Improvements shall be in accordance with mutually agreed upon plans and specifications for such improvements (the “Premises Plans”). The Premises Improvements shall be performed and installed by design professionals and contractors selected by Landlord in the exercise of Landlord's subjective discretion, and shall be performed in accordance with the requirements set forth in Exhibit “D”. Landlord shall contract directly with the contractors constructing the Premises Improvements. Landlord shall contract directly with the Project Architect for architectural services related to the Premises Improvements. Landlord shall pay certain amounts toward the cost of the Premises Improvements (“Landlord's Improvement Allowance”). Landlord's Improvement Allowance is limited to Sixty and 00/100 Dollars ($60.00) per rentable square foot or One Million One Hundred Ninety-two Thousand Six Hundred Eighty and 00/100 Dollars ($1,192,680.00). Landlord's Improvement Allowance shall be used exclusively for the Premises Improvements (including all sales and other applicable taxes but not including furniture, trade fixtures, equipment, inventory, or personal property, which shall be Tenant's sole cost and responsibility); provided, however, Tenant has the right to use up to Two and 00/100 Dollars ($2.00) per rentable square foot or Thirty-nine Thousand Seven Hundred Fifty-six and 00/100 Dollars ($39,756.00) of Landlord's Improvement Allowance to offset data, telephone, and similar communication cabling costs.
(b)Any and all costs for the construction and installation of the Premises Improvements (including but not limited to the cost of all working drawings, space plans, and engineering, architectural, design and consulting fees) in excess of Landlord's Improvement Allowance (“Excess Improvement Costs”) shall be Tenant's sole responsibility and shall be paid by Tenant promptly when due. Tenant's failure or refusal to pay any such Excess Improvement Costs shall be a material breach of this Lease and a default hereunder. If it should appear to Landlord at any time that Tenant is or may be obligated to pay for any Excess Improvement Costs, in addition to any and all other rights and remedies to which Landlord may be entitled, Landlord shall have the right, but not the obligation, to immediately stop or prevent any and all further design, construction and installation work until Landlord has received satisfactory assurances that Tenant can and will promptly pay all Excess Improvement Costs.
(c)Prior to the Commencement Date, the Project Architect shall certify that the Premises Improvements are substantially complete in accordance with the Premises Plans. If substantial completion of the Premises Improvements is delayed by Tenant's acts or omissions, change in design decisions, revisions or additional work, or those of Tenant's agents, then the Commencement Date shall be the date substantial completion of the Premises Improvements would have been achieved but for the Tenant delay, as determined by the Project Architect. The terms “substantial completion” or “substantially complete”, as used herein, means that stage of construction where the Premises Improvements are usable for their principal intended purpose, as determined in good faith by the Project Architect, and the applicable governmental authorities deem the Leased Premises approved for occupancy, notwithstanding the possible need to complete, finish or install non-critical improvement features and fixtures. The existence of repairs or defects of a nature commonly found on a “punch list,” (meaning minor items that do not materially impact Tenant's use of the Leased Premises), after turnover to Tenant, shall not postpone the Commencement Date or result in a delay or abatement of Tenant's obligation to pay rent or give rise to a damage claim against Landlord, provided Landlord shall use commercially reasonable efforts to complete such punch list items within sixty (60) days after Landlord's receipt of Tenant's punch list, referred to below. Tenant's occupancy of the Leased Premises shall be deemed an acknowledgement that the Leased Premises is in good condition and repair and that Landlord has caused the Bank of America Building and all of the Premises Improvements to be constructed as required by this Lease, subject to those items, if any, specified in any punch list to be delivered by Tenant within thirty (30) days following substantial completion.

(d)All improvements and fixtures made or installed in or to the Leased Premises, including all Premises Improvements, are the property of Landlord. The Premises Improvements shall not include, and Tenant shall be solely responsible for all costs associated with (i) the interior design of the Leased Premises, (ii) security and access control to the Leased Premises, (iii) data, telephone, and similar communications cabling in excess of Two and 00/100 Dollars ($2.00) per rentable square foot or Thirty-nine Thousand Seven Hundred Fifty-six and 00/100 Dollars ($39,756.00), as set forth in paragraph 11.1(a) above, and (iv) furniture, fixtures and equipment. The foregoing shall be deemed to be a financial accommodation of the type referenced in 11 USC §365(c)(2) and a material and substantial part of this Lease transaction, as amended.
11.2Alterations by Tenant
After completion of Premises Improvements, Tenant shall not make any subsequent alterations, additions or improvements in, on, or to the Leased Premises without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord may deem appropriate. Tenant shall submit complete sets of final plans and specifications for all such alterations, additions or improvements to Landlord for approval. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant's sole cost and expense. Prior to the commencement of any such work, Tenant shall notify Landlord of the contractors that will be retained by Tenant to perform the work. Landlord shall have the right to approve or disapprove in advance any or all contractors to be retained by Tenant for such work. Landlord shall promptly be provided with complete “as built” drawings and specifications for all alterations, additions and improvements made by Tenant. Tenant shall secure all governmental permits, approvals or authorizations required for such work. All alterations, additions and improvements (including but not limited to all light fixtures and floor coverings but excluding any inventory, furniture and similar personal property which does not become a part of the Leased Premises) shall immediately become the property of Landlord, without any obligation on the part of Landlord to pay therefor, upon installation in the Leased Premises. Upon the expiration or sooner termination of the Lease Term, Tenant shall forthwith remove (at Tenant's sole cost and expense) all alterations, additions or improvements made by Tenant (except original leasehold improvements constructed as part of Premises Improvements) designated by Landlord to be removed and Tenant shall repair (at its sole cost and expense) any damage to the Leased Premises caused by such removal. Notwithstanding anything herein or elsewhere in this Lease to the contrary, Tenant shall remove all voice and data cabling and other telecommunications equipment installed by Tenant, and shall restore the Leased Premises to the condition they were in prior to the installation of such items. Tenant's obligations hereunder shall survive the expiration or termination of this Lease. Tenant shall be permitted to install card readers on the stairwell doors adjacent to floor 5 of the Bank of America Building, subject to approval by Landlord and the City of Bellevue.
11.3Disability Laws.
Notwithstanding anything in this Lease to the contrary, if Tenant constructs, makes or installs or causes to be constructed, made or installed any improvement or alteration in or to the Leased Premises, Tenant shall be solely responsible for ensuring that such improvements and/or alterations do not violate any provision in any local, state or federal law or regulation relating to accessibility for handicapped persons or the removal of architectural or communication barriers to accessibility (“Disability Law”), including but not limited to RCW Chapter 70.92 and The Americans with Disabilities Act. Any approval by Landlord of Tenant's plans or specifications for any such improvements or alterations shall not be a representation or warranty, express or implied, by Landlord that such plans will comply with any Disability Law. If any claim is asserted against Landlord under any Disability Law which claim relates directly or indirectly to any alterations or improvements installed, made or constructed, directly or indirect, by or for

Tenant in or to the Leased Premises or any trade fixture or personal property item used by Tenant in the Leased Premises, Tenant shall defend, indemnify and hold Landlord harmless from and against the claim and any and all charges, liabilities, obligations, penalties, damages, judgments, costs and expenses (including attorneys' fees) arising or incurred against or suffered, directly or indirectly, by Landlord relating thereto. If it should be determined that any improvement or alteration constructed, made or installed in or to the Leased Premises, directly or indirectly, by or for Tenant or any trade fixture or personal property item used by Tenant in the Leased Premises is an illegal architectural or communication barrier under any Disability Law, Tenant shall immediately, at its sole cost and expense, remove the barrier or, to the extent allowed by the Disability Law, provide alternatives to the barrier so as to make the Leased Premises accessible to handicapped persons. No alteration or improvement in the Leased Premises will be approved by Landlord if it will require that barriers outside the Leased Premises be removed under any Disability Law. Tenant shall not have any basis for objecting to Landlord's judgment regarding the probable application of any Disability Law provided Landlord does not act arbitrarily.
12.MAINTENANCE OF THE PREMISES.
12.1Maintenance and Repair by Tenant.
Tenant shall at all times throughout the Lease Term, at its sole cost and expense, keep the Leased Premises (including all exterior doors and entrances, windows and moldings and trim on all doors and windows) and all partitions, door surfaces, fixtures, equipment and appurtenances thereof in good order, condition and repair consistent with a first-class office building, damage by unavoidable casualty excepted (but not excluding any damage caused by burglary, attempted burglary or vandalism of the Leased Premises).
12.2Failure to Maintain.
If, after five (5) days' prior written notice (except in emergencies) from Landlord, Tenant fails to keep, preserve and maintain the Leased Premises as set forth in Section 12.1 above, Landlord may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as additional rent. Landlord shall have the right to enter the Leased Premises for the purpose of undertaking such work upon the failure of Tenant to do so.
12.3Repair by Landlord.
Landlord shall keep the roof, exterior walls, exterior building windows, public corridors, equipment used in common with other tenants (such as elevators, plumbing, heating, air-conditioning and similar equipment) and building structure of the Leased Premises in a good state of repair, and shall accomplish such repairs as may be needed promptly after receipt of written notice from Tenant. If repairs are required by reason of Tenant's acts or negligent failure to act, Tenant shall promptly pay Landlord, as additional rent, for the cost thereof Except as otherwise specifically provided in Sections 16 or 28, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Leased Premises or building of which the Leased Premises are a part, or in or to fixtures, appurtenances and equipment therein. In no event shall Landlord be liable to Tenant for any damage to the Leased Premises or for any loss, damage or injury to any property therein or thereon resulting from acts by other third parties or occasioned by fire; explosion; falling plaster; the breaking, bursting, stoppage or leaking of water, gas, sewer, electrical cables, wires or steam pipes; or from water, rain, or other substances leaking or coming from the roof, street, subsurface or from any other place or from dampness or from any similar risks or causes. Landlord shall not be liable for any loss or damage to any person or property sustained by Tenant or any other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of Bellevue Place, or of any other third parties.
12.4Surrender of Leased Premises.
At the expiration or sooner termination of this Lease, Tenant shall return the Leased Premises to Landlord in the same condition in which it was initially received (or, if altered by Landlord or by Tenant with Landlord's consent, then the Leased Premises shall be returned in such altered condition), reasonable wear and tear and damage by fire or other unavoidable casualty excepted (excluding burglary, attempted burglary and vandalism). Tenant shall remove all inventory, furniture and other personal property which does not become a part of the Leased Premises, and all alterations and improvements which Landlord designates to be removed pursuant to Section 11.2 above, and shall restore the Leased Premises to the condition it was in prior to the installation of such items. Tenant's obligations under this Section 12 shall survive the expiration or termination of this Lease.
13.ACCEPTANCE OF THE LEASED PREMISES.
Except as otherwise provided in this Section 13, and subject to Landlord's completion of the Premises Improvements in accordance with Section 11.1 above, Tenant has inspected the Leased Premises and accepts the same in their current condition and waives the right to make any claim against Landlord for any matter directly or indirectly arising out of the condition of the Leased Premises, appurtenances thereto, the improvements thereon and the equipment thereof. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR HABITABILITY.
14.DEFAULT BY LANDLORD.
Landlord shall not be in default under this Lease unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event less than thirty (30) days after written notice by Tenant to Landlord and to the holder of all mortgages and deeds of trust covering the Leased Premises whose names and addresses shall have been furnished to Tenant in writing. The notice shall specify wherein Landlord has failed to perform such obligation; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease and which Tenant otherwise may have until such thirty (30) days have elapsed. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and, subject to Section 30, Tenant's remedies shall be limited to damages.
15.ACCESS.
15.1Right of Entry.
Tenant shall permit Landlord and its employees, agents and contractors to enter into and upon the Leased Premises at any time during normal business hours (8:00 a.m. to 6:00 p.m.) for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Leased Premises or the Bank of America Building. if Tenant is not personally present to permit entry, in case of emergency or urgent necessity Landlord may forcibly enter the same at any hour without rendering Landlord liable therefor. Nothing contained in this Section shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease. Landlord shall have the right to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of this Lease.
15.2Excavation.
If an excavation is made of property adjacent to the Leased Premises, Tenant shall and does hereby afford to the person causing or authorized to cause such excavation, an irrevocable license to enter upon the Leased Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall of the building of which the Leased Premises are a part from injury or damage and to support the same by proper foundations or other means, without any claim for damages against Landlord or diminution or abatement of rent.
16.DAMAGE OR DESTRUCTION.
16.1Insured Loss.
Subject to Section 16.2, if the Leased Premises are damaged by perils covered by Landlord's insurance coverage and the proceeds therefrom are sufficient to cover the cost of repairs and are made available to Landlord for the purpose of repairing such damage, Landlord agrees to forthwith repair the same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Rent and Additional Rent from the date of damage and while such repairs are in progress, provided said damage did not result from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant. Such proportionate reduction shall be based upon the extent to which the damage and making of such repairs materially interfere, if at all, with the business carried on by Tenant in the Leased Premises. If such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, the Rent and Additional Rent shall abate only to the extent Landlord receives proceeds from Landlord's rental income insurance policy to compensate Landlord for the loss of such rent.
16.2Uninsured Loss.
If the Leased Premises are damaged as a result of any cause other than the perils covered by Landlord's insurance coverage or if the insurance proceeds are not sufficient to cover the cost of repairs, Landlord shall forthwith repair the same provided the cost of repair is less than ten percent (10%) of the then replacement cost of the Leased Premises. If the Leased Premises are damaged as a result of a cause other than a peril covered by Landlords insurance coverage, or if the insurance proceeds from Landlord's insurance are not made available to Landlord for the purpose of repairing the Leased Premises, or, if the cost of repair is equal to or greater than ten percent (10%) or more of the replacement cost of the Leased Premises, then Landlord shall have the option to (i) repair or restore such damage, in which event this Lease shall continue in full force and effect but the Rent and Additional Rent shall be proportionately reduced as provided in Section 16.1 above; or (ii) at any time within one hundred twenty (120) days after such damage give notice to Tenant of the termination of this Lease as of the date specified in such notice, which date shall not be less than thirty (30) days after the date of such notice. If such notice is given, this Lease shall terminate and all interest of Tenant in and to the Leased Premises shall end on the date so specified in such notice and the Rent and Additional Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage materially interfered with the business carried on by Tenant in the Leased Premises, shall be paid up to date of such termination.

16.3No Obligation.
Notwithstanding anything to the contrary contained in this Section 16, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when the damage resulting from any casualty occurs during the last twenty-four (24) calendar months of the Lease Term.
16.4Partial Destruction of the Bank of America Building.
If a portion of the Bank of America Building is damaged and the insurance proceeds therefrom are not sufficient to cover the cost of repairs or are not made available to Landlord for the purpose of repairing the same, or if thirty percent (30%) or more of the Rentable Area of the Bank of America Building is damaged, notwithstanding that the Leased Premises may be unaffected, Landlord may terminate this Lease and the tenancy hereby created by giving Tenant not less than thirty (30) days' prior written notice of Landlord's election to terminate the tenancy; provided, however, that such notice shall be given, if at all, within one hundred twenty (120) days following the date of occurrence of such damage or destruction. Rent and Additional Rent shall be prorated as of the date of such termination.
16.5Business Interruption.
No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased Premises or of the Bank of America Building. Landlord shall use reasonable efforts to effect such repairs promptly.
17.MUTUAL RELEASE AND WAIVER OF SUBROGATION.
Landlord and Tenant hereby mutually release each other from liability, and waive all right of recovery against each other, for any injury, loss or damage to any building, structure, inventory or other tangible property and any revenues, profit and rents to be generated therefrom, whether due to negligence or any other insured cause, if such injury, loss or damage is caused by any of the perils which are covered by a first-party insurance policy benefiting the party suffering such injury, loss or damage, or if such injury, loss or damage was required to be covered by insurance pursuant to this Lease; provided that this Section shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. This Waiver only applies to insured property losses and does not limit the ability to recover for deductibles or other uninsured losses. Landlord and Tenant acknowledge that their current insurance policies, as of the date of this Lease, will not be invalidated. In the future, if avoiding any invalidation can be effected by the payment of money to such insurer, the other party may elect to pay such amount to obtain such waiver of subrogation for its benefit. Landlord and Tenant, respectively, shall promptly notify the other if its insurance will be invalidated by the foregoing release and waiver or if any payment is required to avoid such invalidation. Notwithstanding anything to the contrary, this Section shall not apply to any claim by Landlord for any Rent, Additional Rent or Other Charges payable under this Lease. Landlord and Tenant specifically intend, however, that this Section shall apply to any potential claim that could otherwise be made by Landlord for any rents to be paid by other occupants of Bellevue Place or any claim that could potentially be made by Tenant for any lost sales, profits or revenues that could have been generated from or operating expenses related to the Leased Premises or elsewhere.
18.INDEMNITY.
18.1Generally.

Landlord shall not be liable for the loss of or damage to any property (including property of Tenant and others) occurring in or about the Leased Premises from any cause whatsoever. Landlord shall not be liable for injury to any person occurring in or about the Leased Premises except and to the extent that such injury is caused by Landlord's negligence. Except to the extent an injury to any person is caused by Landlord's negligence, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, charges, liabilities, obligations, penalties, damages, costs and expenses (including attorneys' fees) arising, claimed, charged or incurred against or by Landlord from any matter or thing arising from Tenant's use of the Leased Premises, the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Leased Premises, and Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part or to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorneys' fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of such a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by legal counsel reasonably satisfactory to Landlord.
18.2Concurrent Negligence of Landlord and Tenant Relating to Construction, Repair and Maintenance Activities.
Notwithstanding Section 18.1 above, in the event of concurrent negligence of Tenant, its agents, employees, sublessees, invitees, licensees or contractors on the one hand, and that of Landlord, its partners, agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Leased Premises or Bellevue Place, Tenant's obligation to indemnify Landlord as set forth in this Section 18 shall be limited to the extent of Tenant's negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors, including Tenant's proportional share of costs, and attorneys' fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.
18.3Waiver of Workers' Compensation Immunity.
The indemnification obligations contained in this Lease shall not be limited by any workers' compensation, benefit or disability laws, and each indemnitor hereby waives any immunity that said indemnitor may have under the Industrial Insurance Act, Title 51 RCW and similar workers' compensation, benefit or disability laws.
18.4Provisions Specifically Negotiated.
LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION, RELEASE AND WAIVER PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKERS' COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.
19.INSURANCE.
19.1Liability Insurance.
(a)Liability Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, a policy of comprehensive/commercial general liability insurance insuring Tenant's activities with respect to the Leased Premises, Bank of America Building and Bellevue Place against loss, damage or liability for personal injury or death or loss or damage to property with a limit of not less than Two Million Dollars ($2,000,000) combined single limit for policies without a general aggregate limit. For policies with a general aggregate limit, such aggregate limit shall be not less than Two Million Dollars ($2,000,000) and include an endorsement providing that the foregoing limit shall apply per location, including the Leased Premises, and have an occurrence limit not less than Two Million Dollars ($2,000,000). In the event Tenant obtains a policy with a general aggregate limit, Tenant shall immediately notify Landlord if claims covered by such policy or policies at any time are made against Tenant which claims exceed fifty percent (50%) or more of the aggregate limit. Notwithstanding the foregoing, if during the Lease Term, in Landlord's reasonable judgment, the policy limits required hereunder are no longer adequate to provide reasonable protection to Landlord, Landlord may notify Tenant of such inadequacy and an appropriate level of coverage and Tenant, within thirty (30) days of receiving such a notice, shall obtain such additional amounts of insurance and provide Landlord with satisfactory evidence thereof. Reference may be made to policy amounts required by other landlords for similar space and operations in determining what is reasonable protection hereunder. The insurance required under this Section shall be with companies rated A-VII or better in Best's Insurance Guide. Landlord, Kemper Development Company, and any other parties in interest designated by Landlord, shall be named as additional insureds. The insurance policy shall bear an endorsement that the policy shall not be cancelled or the policy limits reduced by endorsement below the coverage required by this Lease for any reason other than nonpayment of premiums except upon forty-five (45) days' prior written notice to Landlord and only after ten (10) days' prior written notice for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof.; including applicable endorsements, showing Landlord as an additional insured and the applicable policy limits thereof In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease.
(b)Service of Alcoholic Beverages. The insurance to be carried by Tenant pursuant to Section 19.1(a) above shall not exclude liability for violation of any governmental statute, ordinance, regulation or• rule pertaining to the sale, gift, distribution or use of any alcoholic beverages, or liability by reason of the selling, serving or giving of any alcoholic beverage to a minor or to a person under the influence of alcohol or any other person, or which causes or contributes to the intoxication of any persons. Accordingly, the indemnification obligations in Section 18 of this Lease shall extend, as well, to damages occurring at locations other than the Leased Premises and resulting from risks insurable by any of the following (i) so-called dram shop liability insurance, (ii) host liquor liability insurance or (iii) liquor legal liability insurance or otherwise related to the sale, gift, distribution or use of alcoholic beverages.
19.2Property Insurance.
In addition to the insurance required by Sections 19.1 and 19.2, Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, property insurance covering Tenant's supplies, inventory and other personal property as well as all improvements, additions and modifications to or in the Leased Premises, in an amount equal to full replacement cost without co-insurance penalty. The insurance policy shall bear an endorsement that the policy shall not be canceled or the policy limits reduced below the coverage required by this Lease for any reason other than non-payment of premiums, except upon forty-five (45) days' prior written notice to Landlord and only after ten (10) days' prior written notice to Landlord for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof.

19.3Failure to Maintain.
If Tenant fails or refuses to maintain any insurance required by this Section 19, Landlord, at its discretion, may obtain and maintain insurance for such items and interests to protect Landlord in such amounts as Landlord may determine to be appropriate and any and all premiums paid or payable by Landlord therefor shall be deemed to be additional rent and shall be due on the payment date of the next installment of Rent hereunder. The failure to obtain or maintain any insurance required by this Section 19 shall constitute a material breach of this Lease.
19.4Increase in Insurance Premium.
Notwithstanding anything in this Lease to the contrary, Tenant shall not keep, use, sell or offer for sale in or upon the Leased Premises any article, nor conduct any activities or operations, which are or may be prohibited by Landlord's insurance carriers. Tenant shall pay any increase in premiums for property or liability insurance maintained by Landlord resulting from Tenant's use or occupancy of the Leased Premises, whether or not Landlord has consented thereto. In the event of such increased insurance premiums to Landlord, Tenant also shall pay immediately to Landlord an amount equal to any additional premium on the insurance policy or policies that Landlord may carry for its protection against loss resulting from any insured event. In determining whether increased premiums are the result of Tenant's use or occupancy of the Leased Premises, the rates and premiums determined by the organization setting the insurance premiums shall be conclusive evidence of the several items and charges which make up the insurance premiums. Landlord shall deliver bills for such additional amounts to Tenant at such times as Landlord may elect, and Tenant shall immediately pay Landlord therefor.
20.ASSIGNMENT AND SUBLEASING.
20.1Assignment or Sublease.
Tenant shall not assign, transfer, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, nor sublease the whole or any part of the Leased Premises, nor shall this Lease or any interest hereunder be assignable or transferable by any process or proceeding of any court, or otherwise, without in each case first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such transaction undertaken without Landlord's prior written consent shall be null and void.
In determining whether to grant consent to Tenant's sublease or assignment request, Landlord may consider any factor, including but not limited to the experience and business reputation of the proposed assignee or sublessee in operating a business for the uses set forth in the Lease; whether the clientele, personnel and foot traffic generated by such proposed assignee or sublessee is satisfactory to Landlord; notwithstanding that Tenant and/or others remain liable under the Lease, whether the proposed assignee or sublessee has a net worth, and financial strength and credit record, reasonably satisfactory to Landlord; use of the Leased Premises by the proposed assignee or sublessee must be identical to the use permitted by the Lease; use of the Leased Premises by the proposed assignee or sublessee will not violate or create any potential violation of any laws; whether the quality of the business to be operated or likely to be operated by the proposed assignee or sublessee is satisfactory to Landlord; and whether Landlord's consent might result in a breach of any other lease or agreement to which Landlord is a party; and whether the product mix and target customer base of the proposed assignee or sublessee is consistent with the product mix and target customer base that Landlord is trying to maintain or achieve within Bellevue Place.

No assignment, subleasing or other transfer shall relieve Tenant of any liability under this Lease. The prohibition set forth in this Section 20 includes, without limitation (and the following shall be deemed to be “assignments”): (i) a consolidation or merger of Tenant; (ii) a change in the ownership or voting rights of more than twenty-five percent (25%) of the issued and outstanding stock of any corporate tenant; (iii) any subleasing or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other significant change in corporate or proprietary structure; (iv) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without the specific assignment of this Lease; and (v) a change in control in any partnership tenant. The acceptance by Landlord of any amounts following any transaction prohibited hereunder shall not be deemed to be a consent by Landlord nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder. Consent to any such assignment, subleasing or other transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subleasing or transfer. If Landlord's consent is requested for an assignment or sublease of all or a portion of the Leased Premises, Landlord shall have the right to terminate this Lease with respect to that portion of the Leased Premises for which such consent is requested, at the proposed effective date of such assignment or subleasing, and enter into the relationship of Landlord and Tenant with the proposed assignee or subtenant based on the rent (and/or other compensation) and term agreed to by such assignee or subtenant and otherwise upon the terms and conditions of this Lease. In connection with any sublease or assignment, Tenant shall promptly provide Landlord with fully executed copies of all assignment, sublease and assumption instruments.
20.2Assignee Obligations.
As a condition to Landlord's consent, any potential assignee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, Other Charges and the performance of all terms, covenants and conditions of this Lease.
20.3Sublessee Obligations.
As a condition to Landlord's consent, any potential sublessee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under the Lease during the team of the sublease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, and Other Charges, and the performance of all terms, covenants, and conditions of this Lease.
20.4Conditional Consents.
Any consent by Landlord to any assignment or subleasing may be subject to any teams or conditions as Landlord shall determine appropriate (including but not limited to requiring that any and all guarantors of the Lease agree to continue to guarantee the Lease obligations after the assignment) and all such terms and conditions shall be binding upon any person holding by, under or through Tenant.
20.5Attorneys' Fees and Costs.
Tenant shall reimburse Landlord for Landlord's attorneys' fees and costs incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subleasing or encumbrance.
21.ADVERTISING.

Tenant shall not inscribe any inscription, or post, place, or in any manner display any sign, awning, canopy, marquee, decoration, graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Leased Premises or the Bank of America Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Leased Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Leased Premises or the Bank of America Building caused thereby. All such signs and advertising matter shall comply with all applicable laws, governmental regulations, ordinances and orders.
22.LIENS.
No work performed by Tenant pursuant to this Lease shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's, materialmen's or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve, alter or repair the Leased Premises. Tenant shall keep the Leased Premises, the Bank of America Building and Bellevue Place free and clear of all liens and encumbrances arising out of any work performed for, materials furnished to and obligations incurred by or on behalf of Tenant and Tenant shall indemnify and hold Landlord harmless from any liability from any and all costs, liabilities and expenses (including but not limited to attorneys' fees and Landlord's reasonable administrative costs and expenses) arising therefrom. Prior to commencing any improvement, alteration or repair work to the Leased Premises, Tenant shall provide to Landlord, at Tenant's sole cost and expense, separate payment and performance bonds for such work and materials in an amount equal to either (i) the actual contract price if the contract price is fixed, or (ii) one and one-half (1-1/2) times the estimated cost of the improvements, alterations or repairs which Tenant desires to make within the Leased Premises if the contract price is not fixed. Such bonds shall cover the faithful performance of the contract and payment of all obligations arising therefrom and insure Landlord against any and all liability for mechanics' and materialmen's liens and other similar liens and insure the completion of such work. If any lien is filed against the Bank of America Building, Bellevue Place or the Leased Premises by any person claiming by, through or under Tenant, Tenant shall, at Tenant's sole cost and expense, immediately discharge the same. If Tenant shall fail to cause such lien to be immediately discharged of record, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including any reasonable attorney's fees incurred by Landlord in defending against or responding to such lien or in procuring its discharge of record, shall be due and payable by Tenant as additional rent.
23.TENANT'S DEFAULT.
23.1Default.
The following shall constitute defaults and breaches of this Lease by Tenant:
(a)Vacating the Leased Premises. The vacation or abandonment of the Leased Premises by Tenant or the failure of Tenant to be open for business on a fully-operational basis (except in the event of damage or destruction to the Leased Premises or when due to some other cause beyond Tenant's reasonable control, which prevents Tenant from conducting its business within the Leased Premises) for five (5) days or more.
(b)Failure to Pay Rent. Tenant's failure to make any payment of Rent, Additional Rent or Other Charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.
(c)Failure to Perform. Tenant's failure to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant where such failure continues for a period of ten (10) days (except as otherwise provided in this Lease) after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's failure is such that more than ten (10) days are required for its cure, Tenant shall not be deemed to be in default under this Section 23.1(c) if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion.
(d)Bankruptcy. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days of filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days after appointment of such trustee or receiver, or the filing of the petition for the appointment of the same, whichever shall first occur.
(e)Repeated Defaults. Tenant's failure to perform or observe any of Tenant's obligations under the Lease after Tenant has neglected or failed to perform or observe any of Tenant's obligations under the Lease at least twice previously (although Tenant shall have cured any such previous failure after notice from Landlord, and within the notice period).
23.2Remedies in Default.
In the event of any default or breach of this Lease by Tenant (whether or not set forth in Section 23.1 above), Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:
(a)Terminate the Lease. Terminate Tenant's right to possession of the Leased Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from the Tenant all past due Rent, Additional Rent and Other Charges and all other amounts owed under the terms of this Lease; the expense of re-leasing the Leased Premises, including but not limited to the expense of renovating and alterations to the Leased Premises and any leasing commissions; reasonable attorneys' fees and costs; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent and Additional Rent called for herein for the balance of the Lease Term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided (the “worth at the time of award” shall be determined by discounting such excess amount by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)); and any and all other damages arising from Tenant's default or breach; or,
(b)Continue the Lease. Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all Landlord's rights and remedies under this Lease, including the right to recover damages, Rent, Additional Rent, Other Charges, and any other payments as may become due hereunder; or,

(c)Other Remedies. Pursue any other remedy or remedies now or hereafter available to Landlord under the laws or judicial decisions of the State of Washington.
23.3Legal Expenses.
If either party is required to bring or maintain any action (including assertion of any counterclaim or cross-claim, or claim in a proceeding in bankruptcy, receivership or any other proceeding instituted by a party hereto or by others), or otherwise refers this Lease to an attorney for the enforcement of any of the covenants, agreements, terms or conditions of this Lease, the prevailing party, in addition to all other remedies provided herein, shall receive from the other party all costs (including reasonable attorneys' fees) incurred in the enforcement of the covenants, agreements, terms and conditions of this Lease (whether or not an action is instituted) and including any such costs and fees incurred by the prevailing party on any appeal.
23.4Bankruptcy.
(a)Assumption of Lease. In the event Tenant becomes a Debtor under Chapter 7 of the Bankruptcy Code (“Code”) or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 of the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:
(1)Cured all defaults under the Lease and paid all sums due and owing under the Lease or provided Landlord with “Adequate Assurance” (as defined below) that: (A) within ten (10) days from the date of such assumption, the Trustee or Tenant will completely pay all sums due and owing under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default or breach of this Lease, including without limitation, Landlord's reasonable costs, expenses, accrued interest, and attorneys' fees incurred as a result of the default or breach; (B) within twenty (20) days from the date of such assumption, the Trustee or Tenant will cure all non-monetary defaults and breaches under this Lease; and (C) the assumption will be subject to all of the provisions of this Lease.
(2)For purposes of this Section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding involving Tenant, at a. minimum, “Adequate Assurance” shall mean: (A) the Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease; (B) the Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults and breaches under this Lease within the time periods set forth above; and (C) the Trustee or Tenant, at the- very minimum, shall deposit a sum equal to two (2) months' Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.
(b) Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of this Lease, including, without limitation, those with respect to Additional Rent; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.
(c)Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-In-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; (2) to pay all monetary obligations required under this Lease, including without limitation, the payment of Rent and Additional Rent payable hereunder which is considered reasonable compensation for the use and occupancy of the Leased Premises; (3) provide Landlord a minimum of thirty (30) days' prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Leased Premises, which abandonment shall be deemed a rejection of this Lease; and (4) to perform to the benefit of Landlord as otherwise required under the Code. The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.
23.5Remedies Cumulative - Waiver.
Landlord's remedies hereunder are cumulative and the Landlord's exercise of or failure to exercise any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or to alter, affect or prejudice any right or remedy which Landlord may have under this Lease or by law. Neither the acceptance of rent, nor any other act or omission of Landlord at any time or times after the happening of any breach, default or other event authorizing the cancellation or forfeiture of this Lease, shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any time to stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease, at law or in equity.
24.SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION
24.1Subordination - Notice to Mortgagee.
At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver all instruments which may be appropriate to subordinate this Lease to any existing or future mortgages or deeds of trust on Bellevue Place, the Bank of America Building or the Leased Premises, and to any extensions, renewals or replacements thereof; provided, that the mortgagee or beneficiary, as the case may be, shall agree, in exchange for the agreement of Tenant to attorn to such mortgagee or beneficiary, to recognize this Lease in the event of foreclosure if Tenant is not in default at such time. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in breach or default under any provision of this Lease unless written notice specifying such breach or default is given to Landlord and to all persons who have an interest in all or part of Bellevue Place as mortgagees and/or deed of trust beneficiaries and whose names and addresses have been given to Tenant in writing or are recorded in the records of King County, and the provisions of Section 14 have been fully complied with.
24.2Mortgagee Protection Clause.
Tenant shall give all mortgagees and deed of trust holders, by registered or certified mail, copies of all notices of default served upon the Landlord, provided that prior to such notice

Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees or deed of trust holders. If Landlord fails to cure such default within the time provided in this Lease, then the mortgagees or deed of trust holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, provided that within such thirty (30) days any mortgagee or deed of trust holder commences and diligently pursues the remedies necessary to cure such default (including but not limited to commencement of judicial or nonjudicial foreclosure proceedings, if necessary, to effect such cure).
25.SURRENDER OF POSSESSION.
Subject to the terms of Sections 11, 13 and 16, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Leased Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by fire or other casualty excepted.
26.REMOVAL OF PROPERTY.
Tenant shall remove all of its personal property and improvements designated to be removed pursuant to Section 11.2 at the termination of this Lease either by expiration of the term or other cause, and shall pay Landlord for any damages for injury to the Leased Premises or Bank of America Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever from the Leased Premises or the Bank of America Building at the termination of this Lease or when Landlord has the right of re-entry, Landlord may remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due to Landlord from Tenant under any of the terms hereof; and, fourth, the balance, if any, to Tenant.
27.VOLUNTARY SURRENDER.
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but, at the option of Landlord, shall terminate all or any existing subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
28.EMINENT DOMAIN.
28.1Total Taking.
If all the Leased Premises are taken by the power of eminent domain exercised by any governmental or quasi-governmental authority, this Lease shall terminate as of the date Tenant is required to vacate the Leased Premises and all Rent, Additional Rent and Other Charges due hereunder shall be paid to that date. As used in this Section 28, the term “eminent domain” shall include the taking of property by, through or under any governmental or quasi-governmental authority, and any purchase or acquisition in lieu thereof, whether or not the damaging or taking is by the government or any other person authorized to exercise the power of eminent domain.

28.2Constructive Taking of Entire Premises.
In the event of a taking of a material part, but less than all, of the Bank of America Building, where Landlord shall reasonably determine that the remaining portions of the Bank of America Building cannot be economically or effectively used as desired by Landlord (whether on account of physical, economic, aesthetic or other reasons), Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.
28.3Partial Taking.
If more than fifteen percent (15%) of the Rentable Area of the Leased Premises is taken or appropriated by the power of eminent domain, this Lease, at the option of either party, may be terminated by written notice given to the other party not more than thirty (30) days after Landlord and Tenant receive written notice of the taking or appropriation, and such termination shall be effective as of the date Tenant is required to vacate the portion of the Leased Premises so taken. If more than ten percent (10%) of the Common Area of the Bank of America Building is taken by the power of eminent domain, then Landlord, at its option, may terminate this Lease by written notice given to Tenant within sixty (60) days of the date of such taking. If this Lease is so terminated, all Rent, Additional Rent and Other Charges due hereunder shall be paid to the date of termination. Whenever any portion of the Leased Premises or Common Area is taken by the power of eminent domain and this Lease is not terminated, Landlord, at its expense, shall proceed with reasonable dispatch to restore, to the extent that it is reasonably prudent, the remainder of the Leased Premises and Common Area to their condition immediately prior to such taking, and Tenant, at its sole expense, shall proceed with reasonable dispatch to restore the fixtures and improvements installed by Tenant and Tenant's furniture, furnishings, and equipment to the same condition they were in immediately prior to such taking. From the date Tenant is required to vacate that portion of the Leased Premises so taken, the Rent and Additional Rent payable hereunder shall be reduced in the same proportion that the area taken bears to the Rentable Area of the Leased Premises prior to the taking.
28.4Damages.
Landlord reserves all rights to the entire damages award or payment for taking by the power of eminent domain, and Tenant shall make no claim whatsoever against Landlord for damages for termination of its leasehold interest in the Leased Premises or for interference with its business. Tenant hereby grants or and assigns to Landlord any right Tenant may now have or hereafter acquire to such awards and payments and agrees to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. Notwithstanding the foregoing, Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in removing Tenant's merchandise, furniture and other personal property that Tenant is entitled to remove at the termination of this Lease or for damage to Tenant's business; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord's damages.
29.NOTICES.
Any notices required in accordance with any of the provisions herein, if to Landlord, shall be delivered in person or mailed by an express mail service, such as Federal Express or UPS, to the address of Landlord as set forth in Section 1.2 above or at such other place as Landlord may in writing from time to time direct to Tenant, and if to Tenant, shall be delivered in person or sent by an express mail service, such as Federal Express or UPS, to Tenant at the

Leased Premises. If Tenant is more than one person or entity, any notice required or permitted hereunder may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any notices mailed to Tenant bearing the proper address and adequate postage for delivery shall be deemed effective upon deposit in the -U.S. mail.
30.LANDLORD'S LIABILITY.
Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord, but are made and intended for the purpose of binding only the Landlord's interest in the Leased Premises and Bank of America Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained. Therefore, in consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(a)The sole and exclusive remedy of Tenant shall be against the Landlord's interest in the Leased Premises and the Bank of America Building;
(b)No general or limited partner of Landlord, or any director, officer, agent or employee of any corporation if Landlord, or any general or limited partner of Landlord, is a corporation (collectively, for the purpose of this Section 30, referred to as “general or limited partner of Landlord”) shall be sued or named as a party in any suit or action, and Landlord shall not assert therein the defense or lack of personal jurisdiction arising out of Tenant's compliance with this Section 30;
(c)No general or limited partner of Landlord shall be required to answer or otherwise plead to any service or process;
(d)No judgment will be taken against any general or limited partner of Landlord;
(e)Any judgment taken against any general or limited partner of Landlord may be vacated and set aside at any time nunc pro tunc;
(f)No writ of execution will ever be levied against the asset of Landlord or any general or limited partner of Landlord, other than Landlord's interest in the Leased Premises or the Bank of America Building;
(g)These covenants and agreements are enforceable both by Landlord and also by any general or limited partner of Landlord.
31.TENANT'S CERTIFICATES.
Tenant shall at any time and from time to time, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement substantially in the form of Exhibit “G” certifying, to the extent true, that (i) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of all agreements so affecting this Lease); (ii) all conditions under this Lease to be performed by the Landlord have been satisfied, if any; (iii) all required contributions by Landlord, if any, to Tenant on account of Premises Improvements or additional improvements have been received; (iv) as of the date of such certification there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by the Landlord; (v) no Rent or other rent obligation has been paid more than one month in advance; and (vi) no security has been deposited with Landlord (or, if so, the amount thereof). It is intended that all statements delivered pursuant to this paragraph may be relied upon by prospective purchasers of Landlord's interest, Landlord's lenders, and other designees of Landlord and Landlord's lenders. If Tenant fails to respond within ten (10) days of Tenant's receipt of a written request by Landlord as herein provided, such failure shall be a material default under the terms and conditions of this Lease. In addition, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the security deposit is as stated in the Lease and that no more than one month's Rent has been paid in advance.
32.RIGHT TO PERFORM.
If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.
33.AUTHORITY.
Each individual executing this Lease on behalf of Tenant personally represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms and, if Tenant is a corporation, in accordance with a duly adopted resolution of the Board of Directors of Tenant and that such action and execution is in accordance with the bylaws of Tenant. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.
34.PARKING AND COMMON AREAS.
34.1Parking.
Landlord shall provide Tenant with two point seven (2.7) parking permits for each one thousand (1,000) square feet in the Rentable Area of the Leased Premises, at the current rate of One Hundred Ninety-five and 00/100 Dollars ($195.00) per parking permit per month (excluding tax), which monthly rate may increase from time to time during the Lease Term. If available, additional parking permits may be purchased by Tenant on a month to month basis at the then current rates for such parking. Tenant's employees shall not park then vehicles in the automobile parking areas of the Common Areas and Facilities which may from time to time be designated for patrons of Bellevue Place. Landlord at all times shall have the right to designate the particular parking areas to be used by Tenant's employees and any such designation may be changed from time to time. Tenant and its employees shall park their vehicles only in those portions of the Common Areas and Facilities, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with Tenant's and Tenant's employees' state vehicle license numbers within fifteen (15) days after Tenant opens for business in the Leased Premises and Tenant shall thereafter notify Landlord of any changes within two (2) days after such change occurs. If Tenant or its employees fail to park their vehicles in designated parking areas, then Landlord, without limiting any other remedy Landlord may have, may charge Tenant a minimum of Ten Dollars ($10.00) per day for each day or partial day for each vehicle improperly parked; provided, however, Landlord shall give Tenant written notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued; and if not discontinued within such two-day period, then the vehicle fines shall commence. After notice of the first such violation, no notice of any subsequent violation shall be required prior to the imposition of any parking fine. All amounts due under the provisions of this Section shall be additional rent and due and payable by Tenant within ten (10) days after demand therefor. Tenant shall notify its employees in writing of the provisions of this Section.
34.2Common Areas.
Landlord shall at all times have exclusive control and management of the Common Areas and Facilities of Bellevue Place. Tenant shall have the nonexclusive right in common with others to use the public areas of the Bank of America Building and the Common Areas and Facilities of Bellevue Place, subject to such nondiscriminatory rules and regulations as Landlord may adopt from time to time governing the use thereof including, but not limited to, the light to close the same from time to time to such an extent as may be legally sufficient, in Landlord's opinion, to prevent a dedication thereof or the accrual of right to any person or to the public therein. Tenant shall comply with the rules and regulations that Landlord and the owner or ground lessee of Bellevue Place may from time to time promulgate and/or modify regarding use and operation of the Common Areas of the Bank of America Building and Common Areas and Facilities of Bellevue Place. The rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of such rules and regulations by any other tenants or occupants of space in either Bellevue Place or the Bank of America Building. The term “Common Areas and Facilities of Bellevue Place” refers to all on and off-site areas and/or related facilities which are made available or are used from time to time for the general use, convenience and benefit of Landlord and other persons entitled to occupy space in Bellevue Place, including their employees, invitees, licensees and guests, which areas shall include, but not be limited to, all parking structures and parking areas (including off-site parking), driveways, sidewalks, landscaped or planted areas, pedestrian areas, lobbies, walkways, the Wintergarden Retail Center and Parking Garage. The term “Common Areas and Facilities of Bellevue Place” also refers to all on-site and off-site areas and/or related facilities which may not be accessible to Tenant and other persons entitled to occupy space in Bellevue Place, but which are used in conjunction with the operation, management, repair or maintenance of Bellevue Place, including, but not limited to janitorial closets, on and/or off-site management offices and maintenance areas. The term “Common Areas and Facilities of the Bank of America Building” refers to the Common Areas and Facilities of Bellevue Place located within the Bank of America Building.
35.TRANSPORTATION MANAGEMENT PROGRAM.
Tenant shall cooperate with Landlord and the designated Transportation Management Association in complying with the terms and conditions of the Bellevue Place Transportation Management Program, as set forth in the Bellevue Place Transportation Management Agreement, a copy of which is attached hereto as Exhibit “F” and incorporated herein, and shall become a member participant in the designated Transportation Management Association. Tenant shall designate one of its employees or agents as Tenant Transportation Coordinator, who shall represent Tenant in all matters pertaining to transportation management. Landlord shall be immediately notified of any change in the Transportation Coordinator.
36.QUIET ENJOYMENT.

Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease to be performed on its part and upon the prompt and timely payment of all sums due hereunder, shall have and possess the Leased Premises for the Lease Term set forth herein.
37.GENERAL.
37.1Captions.
Any section or paragraph titles or captions are for convenience only and shall not be deemed to define, limit or otherwise modify the scope and intent of this Lease or any provision thereof.
37.2Bellevue Place Rent and Income.
All amounts to be paid hereunder, specifically including all Rent, Additional Rent and Other Charges, shall be paid as and when due, and without any setoff or deduction whatsoever. Landlord shall be entitled to all rent and other payments on all leases and tenancies at Bellevue Place on all property owned or leased by Landlord and any other payments made to Landlord or its agents for any other activities, uses or operations at Bellevue Place.
37.3Successors or Assigns.
All the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant, their respective heirs, administrators, executors, successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Leased Premises by operation of law or otherwise, and shall be construed as covenants running with the land.
37.4Tenant Defined.
The word “Tenant” as used herein shall mean each and every person, partnership, limited liability company or corporation who is mentioned as a Tenant herein or who executes this Lease as Tenant.
37.5Lost Security or Access Key Card.
Tenant shall reimburse Landlord for any and all losses and expenses incurred or suffered by Landlord as a result of Tenant or any of Tenants agents, employees, licensees or contractors losing any security or access key card or similar device issued to Tenant, which losses or expenses are incurred or suffered by Landlord prior to Tenant notifying Landlord of the loss of such card or similar device.
37.6Landlord's Consent.
Unless otherwise specifically stated herein, whenever Landlord's consent or approval is required, Landlord's consent or approval may be withheld in Landlord's sole subjective discretion.
37.7Broker's Commission.
Tenant represents and warrants to Landlord it has incurred no liabilities or claims for brokerage commissions or finder's fees in connection with the execution of this Lease and it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Lease except Broderick Group, Inc., which represents both Landlord and Tenant. Each party agrees to indemnify and hold the other parties harmless from all such liabilities or claims (including, without limitation, attorneys' fees) by anyone other than Broderick Group, Inc.
37.8Partial Invalidity.
If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, and the application of the terms, covenants or conditions to persons or circumstances other than those which are held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
37.9Recording.
Tenant shall not record this Lease. Tenant also shall not record any memorandum of lease. However, upon the request of Landlord, Tenant shall execute and deliver to Landlord a memorandum in the form provided by Landlord. The memorandum shall describe the parties, the Leased Premises, the Lease Term and Tenant's obligation to comply with the Transportation Management Agreement and City of Bellevue Land Use Code Paragraph 20.25A.030.C.1, or any similar or successor law, regulation, code or rule, if applicable.
37.10Joint Obligation.
If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
37.11Time.
Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.
37.12Prior Agreements.
It is understood that there are no oral or written agreements or representations between Landlord and Tenant affecting this Lease and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and all mutually-executed written amendments thereto, is and shall be considered to be the only agreement between Landlord and Tenant and their representatives and agents. All negotiations and oral agreements acceptable to Landlord and Tenant have been merged into and are included in this Lease. There are no other representations, covenants or warranties between Landlord and Tenant and all reliance with respect to representations is solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease were drawn by Landlord, Landlord and Tenant agree that this circumstance shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. Landlord and Tenant agree that the interlineation, obliteration, or deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction, or implication, including, without limitation, any implication that Landlord or Tenant intended thereby to state the converse, obverse or opposite of the deleted language. This Lease shall be read as if the obliterated or deleted language had never existed and the interlineated language had always existed.

37.13Inability to Perform.
The obligations of Landlord or Tenant hereunder shall be excused for a period equal to the time by which such performance is prevented or delayed due to acts of God or any other causes beyond the reasonable control of such party, financial inability or negligence excepted. The provisions of Section 37.13 shall not apply to any payment of Rent, Additional Rent or Other Charges.
37.14Transfer of Landlord's Interest.
In the event of any transfer or transfers of Landlord's interest in the Leased Premises or Bellevue Place, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to such transferee.
37.15No Light, Air or View Easement.
Any diminution or shutting off of light, air or view by any structure which may be erected on land on or adjacent to Bellevue Place shall in no way affect this Lease or the obligation of Tenant hereunder nor impose any liability on Landlord.
37.16Reciprocal Easement Agreements.
This Lease shall be subordinate to any and all operating, maintenance and reciprocal easement agreements (“REAs”) entered into by and among Landlord and any other parties, including any amendments or modifications thereto. Tenant shall execute and return to Landlord within ten (10) days after written request therefor by Landlord, agreements in recordable form, substantially in the form of Exhibit “H”, subordinating this Lease to any such REAs.
37.17Waiver.
The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent, Additional Rent, Other Charges or any other sum hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular sum so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such sum. In addition, no endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord's right to recover the balance of such rent or pursue any other remedy provided herein or otherwise shall not be affected by such endorsement or statement or by the acceptance of such payment.
37.18Name.
Tenant shall not, without the prior written consent of Landlord, use the name of the building or project for any purpose other than as the address of the Leased Premises, and in any event, Tenant shall not acquire any rights in or to such names.
37.19Choice of Law - Venue.
This Lease shall be governed by the laws of the State of Washington. The venue for any action to enforce the terms of this Lease or collect any amounts owing by Tenant to Landlord shall be in the Superior Court for King County, Washington.

37.20OFAC Certification.
(a)Certification. Tenant certifies that:
(i)    It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and
(ii)     It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.
(b)Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing certification.
37.21Current Tenant.
Tenant is aware that the Leased Premises is currently occupied by another tenant or tenants (the “Current Tenant”) and the Current Tenant may fail or refuse to vacate the Leased Premises and relinquish all claims to the Leased Premises prior to the date Landlord desires to commence the Premises Improvements. Landlord shall have no responsibility under this Lease to take any action to remove the Current Tenant and shall not be liable for any damages, injuries or claims that may be suffered by Tenant relating to or arising out of, directly or indirectly, the Current Tenant's failure or refusal to vacate and release all interest in the Leased Premises.
37.22Fifth Floor Restroom.
Prior to the Commencement Date, Landlord shall upgrade the fifth (5th) floor restroom with such alterations and improvements reasonably determined by Landlord.
37.23Signage.
Tenant shall have the right, at its sole cost and expense, to install lover level exterior building signage at the west and east entrances to Bellevue Place. Tenant's right hereunder is subject to approval by the City of Bellevue and Tenant must comply with all requirements imposed by the City of Bellevue from time to time and any and all other applicable governmental laws, rules, and regulations with regards to such signage. All signage shall be installed in accordance with Exhibit “D” and Section 11.2 of this Lease and is subject to Landlord's prior written approval. Tenant shall remove, at Tenant's cost and expense, the signage on or before the expiration or any earlier termination of the Lease Term. Tenant shall be responsible for all maintenance associated with the signage, the cost of designing, constructing, installing and permitting signage, and any repair or restoration made necessary by the removal of the signage.
IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.

LANDLORD: BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company By: KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager By: /s/ James E. Melby James E. Melby Its: President	TENANT: SMARTSHEET INC., a Washington corporation By: /s/ Jennifer Coran Jennifer Coran, Chief Financial Officer

OFFICE LEASE EXHIBITS

Exhibit “A” -     Legal Description of Bellevue Place
Exhibit “B” -     Site Plan of Bellevue Place
Exhibit “C”    Floor Plan Of The Leased Premises
Exhibit “D”    Tenant Design & Construction Manual
Exhibit “E”    Rules and Regulations
Exhibit “F” -     Bellevue Place Transportation Management
Exhibit “G” – Form of Tenant Estoppel Certificate
Exhibit “H” – Form of Subordination Agreement to Reciprocal Easement Agreement

EXHIBIT A
LEGAL DESCRIPTION OF BELLEVUE PLACE

EXHIBIT B
SITE PLAN OF BELLEVUE PLACE

EXHIBIT C

FLOOR PLAN OF THE LEASED PREMISES

EXHIBIT D

TENANT DESIGN & CONSTRUCTION MANUAL

EXHIBIT E
RULES AND REGULATIONS

EXHIBIT F
BELLEVUE PLACE TRANSPORTATION MANAGEMENT AGREEMENT

EXHIBIT G
FORM OF TENANT ESTOPPEL CERTIFICATE
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EXHIBIT H
FORM OF SUBORDINATION AGREEMENT TO
RECIPROCAL EASEMENT AGREEMENT

THIS FIRST LEASE ADDENDUM
THIS FIRST LEASE ADDENDUM (this "Addendum") is made this 23rd day of May, 2018, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company ("Landlord"), and SMARTSHEET, INC., a Washington corporation ("Tenant").
RECITALS
A.    Landlord and Tenant entered into a nonresidential Lease dated June 21, 2017 (the “Lease”), for Suite 500 in the Bank of America Building at Bellevue Place, Bellevue, Washington, which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects which shall include providing a letter of credit for the Security Deposit.
C.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section I. BASIC LEASE DATA, TERMS AND EXHIBITS. The following sentence is added to the end of paragraph 1.14 of Section 1 of the Lease:
At Tenant's option, the Security Deposit may be in the form of a letter of credit, in accordance with Section 37.24 below.
2.    Letter of Credit. The following is added as Section 37.24 of the Lease:
(a)    Landlord and Tenant acknowledge that Tenant will occupy space in the Bank of America Building pursuant to this Lease and, as consideration for Landlord’s willingness to enter into this Lease, Tenant shall deliver or cause to be delivered to Landlord, and shall cause to be maintained at all times in effect without expiration or termination, one or more irrevocable standby letters of credit complying with the terms of this Section 37.24. Any failure by Tenant to perform or observe any term, covenant or agreement set forth in this Section 37.24 shall constitute a material default under this Lease.
(b)    Tenant shall deliver or cause to be delivered to Landlord an irrevocable standby letter of credit in a form acceptable to or provided by Landlord (the “Letter of Credit”), issued by a national banking association reasonably acceptable to Landlord, for the account of Tenant in favor of Landlord in the initial amount determined in accordance with Section 8 of the Lease, having an expiry date not earlier than the Expiration Date, and stating by its terms that it shall be automatically extended annually, without written amendment or modification, to the date that is one (1) year after the then current expiry date unless the issuer of the Letter of Credit gives Landlord, at least sixty (60) days prior to the then current expiry date, written notice that the issuer elects not to extend the Letter of Credit. If the issuer of the Letter of Credit at any times gives to Landlord notice that the issuer elects not to extend the Letter of Credit, then, not less than thirty (30) days prior to the then current expiry date of the Letter of Credit, Tenant shall deliver or cause to be delivered to Landlord a substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by Section 8 of the Lease. Not less than thirty (30) days prior to the expiry date of any substitute letter of credit delivered pursuant to this Section, Tenant shall deliver or cause to be delivered to Landlord a further substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by Section 8 of the Lease. Each substitute letter of credit delivered pursuant to this Section 37.24 shall have a term of not less than one (1) year and shall be in a form acceptable to or provided by Landlord. Additionally, if Tenant is entitled to a reduction in the amount of the cash Security Deposit and/or the Additional Security Deposit as provided in Section 8 of this Lease, Tenant shall exchange the original Letter of Credit for a substitute in the reduced amount, or shall deliver to the Landlord the amendment, endorsement or other modification of the Letter of Credit that reduces the amount thereof as permitted in Section 8.
(c)    Upon the occurrence of any breach or default under this Lease including, but not limited to, any failure by Tenant timely to deliver or cause to be delivered to Landlord any substitute letter of credit required pursuant to this Section 37.24, Landlord, at its option, may draw against the Letter of Credit and any substitute letter of credit delivered pursuant to this Section 37.24 in an amount reasonably necessary to cure such breach or default and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach or default. The Letter of Credit and each substitute letter of credit (also referred to as a “Letter of Credit”) delivered pursuant to this Section 37.24 shall provide for payment against Landlord’s (or any transferee’s) draft at sight accompanied by a certificate stating substantially as follows: “Drawn under _____ Bank, N.A.’s Irrevocable Standby Letter of Credit No. ___ dated ________, 2018, as a result of the occurrence of a default under the Lease dated ____ , 2018, between Bellevue Place Office, LLC, a Washington limited liability company, and SMARTSHEET, INC., a Washington corporation. If Landlord draws against the Letter of Credit, Tenant shall, within ten (10) days of the date of such draw, restore the Letter of Credit or provide additional irrevocable standby letters of credit so that, at all times, there shall be an amount required by Section 8 of the Lease available for Landlord to draw against in the event of any further breach or default under this Lease.
(d)    If the Letter of Credit is not renewed or Tenant does not provide a substitute irrevocable standby letter of credit on or before the date that is thirty (30) days prior to the expiry date of the then current Letter of Credit, or in the event Landlord draws against the Letter of Credit, if Tenant does not restore the Letter of Credit or provide additional letters of credit so that an amount required by Section 8 of the Lease is available to Landlord to draw upon in the event of any further breach or default under this Lease, then in such event the amount of the draw against the Letter of Credit may be equal to the entire amount of the Letter of Credit. The proceeds of any draw against the Letter of Credit pursuant to the immediately preceding sentence shall be held by Landlord as an additional security deposit pursuant to the provisions of Section 8 of this Lease.
3.    Remaining Lease Provisions. Except as expressly modified in this Addendum, all other provisions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall control.
DATED as of the day and year first above written.

LANDLORD: BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company By: KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager By: /s/ James E. Melby James E. Melby President	TENANT: SMARTSHEET INC., a Washington corporation By: /s/ Jennifer Ceran Jennifer Ceran, CFO

BANK OF AMERICA BUILDING OFFICE LEASE
BETWEEN
BELLEVUE PLACE OFFICE, LLC,
a Washington limited liability company
(Landlord)
AND
SMARTSHEET.COM, INC.,
a Washington corporation
(Tenant)
SUITE 960

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BANK OF AMERICA BUILDING OFFICE LEASE
THIS LEASE is made this 3rd day of March, 2016, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET.COM, INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord owns certain rights and interests in and to certain real property and improvements thereon in the City of Bellevue, King County, Washington, which real property is described in Exhibit “A,” attached hereto, and shown on the site plan attached hereto as Exhibit “B.” Said property and the improvements thereon are part of a first-class multi-use development commonly known and referred to herein as “Bellevue Place.” Bellevue Place currently consists of the Bank of America Building, Hotel Building, Corner Building, and Wintergarden Retail Center, as shown on Exhibit “B,” as well as a Parking Garage currently located beneath the foregoing.
B    Tenant desires to lease from Landlord a portion of the Bank of America Building and Landlord is willing to do so on certain terms and conditions, which are set forth herein.
NOW THEREFORE, for and in consideration of the promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
1.BASIC LEASE DATA, TERMS AND EXHIBITS.
1.1Landlord: Bellevue Place Office, LLC, a Washington limited liability company.
1.2Address of Landlord: P. O. Box 4186, Bellevue, Washington 98009.
1.3Tenant: Smartsheet.com, Inc., a Washington corporation.
1.4Principal Business Address of Tenant: 10500 NE 8th Street, Suite 1300, Bellevue, WA 98004.
1.5Tenant’s Permitted Trade Name: Smartsheet.com.
1.6Leased Premises: That portion of the ninth (9th) floor of the Bank of America Building; as and where shown on Exhibit “C” attached hereto.
1.7Rentable Area of the Leased Premises: Seven Thousand Eight Hundred Eight (7,808) square feet.
1.8Breakdown of Rentable Area at Bellevue Place:
(a)    The total Rentable Area of the Bank of America Building and the Corner Building is Four Hundred Sixty-three Thousand Five Hundred Ninety-nine (463,599) square feet.
(b)    The total Rentable Area of Bellevue Place is Five Hundred Nineteen Thousand Five Hundred Forty-nine (519,549) square feet.
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1.9Tenant’s Share: [based on 7,808 rentable square feet]
(a)    Because Bellevue Place is a multi-use development containing a variety of different office, retail, and common area facilities within its various elements, Tenant’s Share appropriately comprises two components: (i) Operating, Repair and Maintenance Expenses specific to the Bank of America Building and the Corner Building, as set forth in Section 1.9(b); and (ii) Operating, Repair and Maintenance Expenses for Bellevue Place generally, as set forth in Section 1.9(c).
(b)    Operating, Repair and Maintenance Expenses for the Bank of America Building and the Corner Building: One point six eight percent (1.68%) based on 463,599 rentable square feet pursuant to Section 1.8(a).
(c)    Operating, Repair and Maintenance Expenses for Bellevue Place: One point five zero percent (1.50%) based on 519,549 rentable square feet pursuant to Section 1.8(b).
1.10Rent: [based on 7,808 rentable square feet]
From and including the earlier of (i) five (5) days following substantial completion of the Premises Improvements (defined in Section 11.1(a) below), estimated to be April 1, 2016, or (ii) the date Tenant first occupies the Leased Premises for business purposes, through and including the last day of the twelfth (12th) month of the Lease Term, the Rent shall be Thirty-six and 50/100 Dollars ($36.50), per square foot of the Rentable Area of the Leased Premises per annum or Twenty-three Thousand Seven Hundred Forty-nine and 33/100 Dollars ($23,749.33) per month.
From and including the first day of the thirteenth (13th) month of the Lease Term to and including the last day of the twenty-fourth (24th) month of the Lease Term, the Rent shall be Thirty-seven and 60/100 Dollars ($37.60), per square foot of the Rentable Area of the Leased Premises per annum or Twenty-four Thousand Four Hundred Sixty-five and 07/100 Dollars ($24,465.07) per month.
From and including the first day of the twenty-fifth (25th) month of the Lease Term to and including the Expiration Date, the Rent shall be Thirty-eight and 73/100 Dollars ($38.73) per square foot of the Rentable Area of the Leased Premises per annum or Twenty-five Thousand Two Hundred and 32/100 Dollars ($25,200.32) per month.
1.11Lease Term: Thirty-six (36) calendar months, plus that portion of a calendar month necessary, if at all, for the Expiration Date to occur on the last day of such calendar month.
1.12Commencement Date: Upon substantial completion of the Premises Improvements (defined in Section 11.1(a) below), estimated to be April 1, 2016.
1.13Expiration Date: March 31, 2019.
1.14Security Deposit: Upon execution of this Lease, Tenant shall pay Landlord Thirty-two Thousand Two Hundred Eight and 00/100 Dollars ($32,208.00), which amount shall be applied to Rent and Additional Rent due for the first (1st) month of the Lease Term.
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1.15Deadline for Submission to Landlord of Premises Plans for Tenant’s Improvements. February 26, 2016.
1.16Contingency: THIS LEASE IS CONTINGENT UPON ITS ACCEPTANCE AND APPROVAL BY LANDLORD’S LENDERS. If this Lease is acceptable to Landlord’s lenders, this contingency will be waived by Landlord.
1.17Exhibits Incorporated by Reference:
Exhibit “A” -    Legal Description of Bellevue Place.
Exhibit “B” -    Site Plan of Bellevue Place.
Exhibit “C” -    Floor Plan of the Leased Premises.
Exhibit “D” -    Tenant Design & Construction Manual (including Base Building Finish Condition).
Exhibit “E” -    Rules and Regulations.
Exhibit “F” -    Bellevue Place Transportation Management Agreement.
Exhibit “G” -    Form of Tenant Estoppel Certificate.
Exhibit “H” -    Form of Subordination Agreement to Reciprocal Easement Agreement.
2.PREMISES.
2.1Generally.
Landlord does hereby lease and demise to Tenant, and Tenant hereby accepts from Landlord, upon the terms and conditions herein set forth, the Leased Premises described in Section 1.6 above and depicted in Exhibit “C,” together with rights of ingress and egress over and across the Common Areas and Facilities of the Bank of America Building and Bellevue Place.
2.2Reserved to Landlord.
Landlord reserves the right, from time to time, to change the size and dimensions of Bellevue Place; add additional buildings and improvements to Bellevue Place; relocate, alter, and change the number of buildings and other improvements in, on and under Bellevue Place; change any building dimensions and the number of floors in any of the buildings and parking areas in Bellevue Place; change the identity and type of stores and tenancies in Bellevue Place; change the name and address of the buildings and other improvements in Bellevue Place; and change the Common Areas and Facilities in Bellevue Place. Landlord further reserves the use of, and all rights in and to, the exterior walls and roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Leased Premises in locations which will not materially interfere with Tenant’s use thereof and serving other parts of Bellevue Place. Landlord shall reasonably attempt to locate such items under the floor, above the ceiling, or adjacent to an interior wall. Such use shall not exceed one percent (1%) of the Useable Area of the Leased Premises unless otherwise agreed. If Landlord’s use hereunder exceeds one percent (1%) of the Useable Area of the Leased Premises, Tenant shall be entitled, as its sole and exclusive remedy, to a reduction in the stated Rentable Area for the Leased Premises, as set forth in Section 1.7 above, and a proportional reduction in Rent and Additional Rent (as defined in Sections 5 and 6 below) due hereunder. The Leased Premises shall not include the space above the suspended ceiling. Landlord shall retain the right to use the area immediately below the floor surface and the space above the suspended ceiling in any manner which does not permanently and materially interfere with Tenant’s use of the Leased Premises.
2.3Intentionally Omitted.
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3.LEASE TERM.
3.1Generally.
The term of this Lease (the “Term” or “Lease Term”) shall be the period of time set forth in Section 1.11 above and shall commence on the Commencement Date as provided in Section 4.1 below and shall end at 11:59 p.m. on the Expiration Date, as provided in Section 4.2 below.
3.2Termination.
The Lease shall terminate on the Expiration Date, unless sooner terminated hereunder or by operation of law, without the necessity for any notice from either Landlord or Tenant. If Tenant fails to surrender the Leased Premises at the end of the Lease Term, Tenant shall be liable for, and shall indemnify Landlord against, all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Leased Premises to such succeeding tenant.
3.3Holding Over.
Any holding over by Tenant after the expiration of the Lease Term shall be construed to be a tenancy from month-to-month. During such tenancy, Tenant shall pay to Landlord a monthly rental of one hundred fifty percent (150%) of the Rent payable during the last month of the Lease Term in addition to the Additional Rent and Other Charges set forth herein. Except as set forth herein, such month-to-month tenancy also shall be subject to all of the terms, covenants, and conditions of this Lease.
3.4Option to Extend Lease Term.
(a)Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including March 31, 2024. The period of time shall be referred to herein as the “Option Period”. To exercise the Extension Option, Tenant must give Landlord unequivocal written notice of Tenant’s election to exercise the Extension Option at least ten (10) calendar months (but not earlier than twelve (12) calendar months) prior to the Expiration Date.
(b)If Tenant elects to exercise the Extension Option, the Rent for the Option Period (“New Rent”) shall be the Fair Market Rent (as defined below) for comparable space in the Bank of America Building (“Comparable Space”), but in no event shall the New Rent be less than the Rent payable during the last month of the Lease Term. If there is no Comparable Space in the Bank of America Building at the time, Tenant shall pay, as New Rent, whatever the fair market rent in the Bank of America Building would be if there was such Comparable Space in the Bank of America Building. The term “Fair Market Rent” shall mean the rent that would be paid by a willing tenant renewing its lease for Comparable Space for a term of five (5) years. Tenant concessions shall be included in the determination of fair market rent with respect to tenants who are renewing their leases in the Bank of America Building. The term “tenant concessions” shall include, without limitation, such inducements as tenant improvements and free rent.
(c)In the event Landlord and Tenant cannot agree on the New Rent, the matter shall be submitted for decision to a panel of three (3) arbitrators. Landlord and Tenant shall each appoint one (1) arbitrator, who shall by profession be a licensed commercial real estate broker or an MAI real estate appraiser and who shall be familiar with Bellevue Place and have been active (over the three (3) year period ending on the date of such appointment) in the brokering or appraisal of Comparable Space. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed New Rent is the closest to the
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Fair Market Rent. Each such arbitrator shall be appointed within fifteen (15) days after Tenant’s or Landlord’s notice to the other of its election to have the New Rent be determined by this arbitration procedure. The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator, who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of the County of King. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s proposed New Rent and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon both Landlord and Tenant. The cost of the arbitration shall be paid by Landlord and Tenant equally. The arbitration procedure shall not take more than thirty (30) days. However, if the arbitrators have not determined the New Rent prior to the beginning of the Option Period, Tenant shall pay the Rent previously in effect under the Lease plus a ten percent (10%) increase until such time as the arbitrators determine the New Rent. If the arbitration procedure results in a higher Rent, Tenant shall pay the difference with the next monthly rental payment due under the Lease. If the arbitration procedure results in a lower Rent, Tenant shall receive a credit against its next monthly Rent payments under the Lease, and any succeeding monthly rental payments, if necessary, in an amount equal to the overpayment.
(d)Notwithstanding anything in the foregoing to the contrary, the Extension Option may not be exercised during any period in which Tenant is in default under any provision of the Lease until said default has been fully cured. Time is of the essence. If Tenant fails to exercise the Extension Option in any instance when such right is in effect, prior to the expiration of the applicable time period for the exercise of such right, the Extension Option shall thereafter be deemed null and void and of no further force or effect. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. All rights of Tenant to the Extension Option shall terminate and be of no further force or effect, even after Tenant’s due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the Option Period, Tenant defaults under the terms of the Lease which default is not cured within any applicable cure period.
(e)The Extension Option shall be personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, nor shall the Extension Option be assignable separate and apart from this Lease.
4.COMMENCEMENT AND EXPIRATION DATES; LEASE YEAR.
4.1Commencement Date.
The Commencement Date shall be the date set forth in Section 1.12 above.
4.2Expiration Date.
This Lease shall expire at 11:59 p.m. on the date set forth in Section 1.13 above.
4.3Confirmation of Commencement and Expiration.
Within five (5) business days after Tenant’s occupancy of the Leased Premises, or upon Landlord’s request, Landlord and Tenant shall confirm the specific Commencement and Expiration Dates in writing, as well as the. “as built” Rentable Area of the Leased Premises, as defined in Section 6.2(f), and the Rent payable hereunder, which shall be appended to and incorporated into this Lease.
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4.4Lease Year.
A “Lease Year” shall mean a calendar year commencing on January 1 and ending the following December 31. If the Commencement Date is a date other than January 1, the initial Lease Year shall be from and including the Commencement Date to and including December 31 of that calendar year. If the Expiration Date is a date other than December 31, the final Lease Year shall be from and including January 1 of the calendar year of the Final Lease Year to and including the Expiration Date.
5.RENT.
Tenant shall pay to Landlord, without notice or demand and without setoff or deduction whatsoever, the sums stated in Section 1.10 above (the “Rent”), which shall be paid to Landlord in advance in lawful money of the United States, on or before the first day of each calendar month at Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and Additional Rent (as defined in Section 6.1 below) for any partial month at the beginning or end of the Lease Term shall be prorated, based upon a thirty (30) day month. All amounts payable hereunder, other than Rent and Additional Rent, may be sometimes referred to as “Other Charges.” Landlord may (but shall not be required to) make available to Tenant procedures for the payment to Landlord by electronic funds transfer of any or all amounts required by the terms of this Lease to be paid by Tenant.
6.ADDITIONAL RENT.
6.1Generally.
In addition to the Rent provided for in Section 5 above, commencing on the earlier of (i) five (5) days following substantial completion of the Premises Improvements (defined in Section 11.1(a) below), estimated to be April 1, 2016, or (ii) the date Tenant first occupies the Leased Premises for business purposes, Tenant shall pay to Landlord, without notice (other than notice advising Tenant of its share of the Additional Rent) or demand and without setoff or deduction, Tenant’s Share (as defined in Section 6.2(a) below) of the Operating Expenses (as defined in Section 6.2(b) below), which expenses include, but are not limited to, (i) Operating, Repair, and Maintenance Expenses for the Bank of America Building and the Corner Building; and (ii) Operating, Repair, and Maintenance Expenses for Bellevue Place during the Lease Term (the “Additional Rent”).
6.2Definitions.
The following terms shall have the meanings hereinafter specified, unless the context otherwise specifies or clearly requires:
(a)Tenant’s Share. Tenant’s Share shall be equal to the percentages set forth in Section 1.9 above.
(b)Operating Expenses Generally. The Operating Expenses shall include (i) all Operating, Repair and Maintenance Expenses (defined in Section 6.2(c) below), and (ii) all Taxes (defined in Section 6.2(d) below).
(c)Operating, Repair and Maintenance Expenses. Operating, Repair and Maintenance Expenses shall include the actual costs and expenses that are paid or payable by Landlord in connection with the operation, repair and maintenance of Bellevue Place and its constituent parts, which include without limitation, the Bank of America Building, the Corner
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Building and the Wintergarden Retail Center, less all contributions for such costs received from the owner of the Hotel Tract as defined in and pursuant to the terms of that certain Construction, Operation and Reciprocal Easement Agreement recorded under King County Recorder’s File No. 8709160449, as amended from time to time (the “REA”), and shall include, but not be limited to, those costs and expenses that are paid or payable to the Transportation Management Association. Without limiting the generality of the foregoing and by way of illustration, Operating, Repair and Maintenance Expenses shall include costs and expenses of all utility, heating, air conditioning and ventilation costs and expenses; license, permit and inspection fees; planting and landscaping costs and expenses; janitorial services; direct physical damage insurance (including but not limited to loss of income insurance), liability and excess liability insurance, and other appropriate insurance policies, as determined solely by Landlord or Landlord’s lender, including but not limited to garage keeper’s legal liability, boiler and machinery and auto insurance; taxes and assessments on equipment; the cost and expense of repairs including, but not limited to, those of a capital nature necessary or appropriate to fulfill Landlord’s obligations to its tenants; the, cost and expense of removing trash and other refuse; the cost and expense of supplies, tools and equipment; the cost and expense of cleaning, maintaining, repairing and replacing machinery and equipment, including but not limited to automatic door openers, lights and lighting fixtures, heating, air conditioning and ventilation equipment, fire and sprinkler systems and security systems; depreciation allowance on machinery and equipment (depreciation to be over the useful life of any such machinery and equipment in accordance with the guidelines and regulations established by the Internal Revenue Service, if any); the cost and expense of personnel to implement such services, including but not limited to security and traffic control; legal and accounting costs and expenses; customary management fees; the cost of any capital improvements necessary or appropriate to fulfill Landlord’s repair or maintenance obligations, required by any applicable governmental law or regulation not in effect at the time Tenant is required to take occupancy of the Leased Premises or made for the purpose of reducing operating, repair or maintenance costs (the cost of any such capital improvements shall be amortized over the useful life of such item (in accordance with the guidelines and regulations established by the Internal Revenue Service, if any, from time to time) as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of purchasing or constructing such improvements).
(d)Taxes. Taxes shall include all real estate taxes, personal property taxes and all other taxes, surcharges and assessments that are or may be levied upon, assessed against or attributable to Bellevue Place and all improvements, fixtures, equipment and other property of Landlord, real and personal, located on, in or under Bellevue Place and used in connection with the operation thereof, including the Bank of America Building, the Corner Building and land underlying the Bank of America Building and the Corner Building and including, although not limited to, the land, improvements, equipment, fixtures and other property used in connection with the operation of and comprising the Parking Garage and Wintergarden Retail Center and any rental, excise, sales, transaction or other privilege tax or levy, however denominated (excepting federal, state and local net income taxes) paid or payable during the Lease Term and taxes on all tenant improvements in the Wintergarden Retail Center owned by Landlord but excluding the Hotel Building and the land underlying the Hotel Building. Taxes also shall include any amounts paid or payable to any third party or incurred by Landlord for the purpose of obtaining a reduction in the Taxes as above defined.
(e)Rentable Area of the Leased Premises. For purposes of this Lease, the Rentable Area of the Leased Premises shall mean the Useable Area of the Leased Premises, as that term is defined and computed according to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA z65.1-2010, otherwise known as the “BOMA Standard,” multiplied by a load factor of one point two five zero three (1.2503%). The “as built” Rentable
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Area of the Leased Premises shall be the true Rentable Area of the Leased Premises at the time Landlord tenders possession of the Leased Premises to Tenant.
(f)Rentable Area of Bellevue Place. For purposes of this Section 6, the Rentable Area of Bellevue Place shall include the total of all areas and spaces in (i) the Bank of America Building, (ii) the Corner Building, and (iii) all areas and spaces in and opening into the Wintergarden Retail Center (whether or not such areas or spaces in the Bank of America Building, the Corner Building, and the Wintergarden Retail Center are actually leased by Landlord) that are available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests and shall include, but not be limited to, all rest rooms, mezzanines, warehousing and storage areas, clerical and office areas, and employee areas within the leased premises of any tenant of Landlord in the Wintergarden Retail Center, Bank of America Building and Corner Building, but shall exclude all areas and spaces in the Hotel Building (other than those areas and spaces in or opening into the Wintergarden Retail Center and available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests) and the Common Areas and Facilities of Bellevue Place. If at any time, Landlord believes the Rentable Area of Bellevue Place is materially different than the Rentable Area of Bellevue Place set forth in Section 1.8 above because of an error in calculation or additions, modifications or alterations to Bellevue Place and Landlord desires to amend this Lease to reflect the actual or changed Rentable Area of Bellevue Place, Landlord shall so notify Tenant in writing. If Tenant does not object in writing to Landlord’s notice within ten (10) days following receipt of Landlord’s notice, this Lease shall be deemed to be amended to incorporate the Rentable Area of Bellevue Place as set forth in Landlord’s notice to Tenant. If Tenant does object in writing to Landlord’s notice within said ten (10) days, and Landlord and Tenant are unable to agree upon the Rentable Area of Bellevue Place within ten (10) days following receipt of Tenant’s notice of objection, the matter shall be submitted for determination to the Project Architect for Bellevue Place. The decision of the Project Architect shall be final and binding on both Landlord and Tenant and this Lease shall be deemed to be amended to reflect the Rentable Area of Bellevue Place as and when decided by the Project Architect. The cost and expense of the Project Architect’s consideration of the matter, if any, shall be shared equally among Landlord and all tenants objecting to Landlord’s notice.
(g)Notwithstanding anything in this Section 6.2 to the contrary, the following costs shall not be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease:
Leasing commissions, advertising expenses, fees and costs incurred in procuring new tenants for portions of Bellevue Place.
Except as permitted in Section 6.2(c) of the Lease, interest or amortization payments on mortgages.
Rental on ground leases or other underlying leases.
Any costs or expenses associated with or incurred in connection with required environmental testing, removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances.
Costs of any item for which Landlord is or is entitled to be paid or reimbursed by insurance.
Charges for electricity, water, or other utilities and applicable taxes for which Landlord is entitled to reimbursement from any other tenant.
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Cost of correcting major defects in the design, construction or equipment of, or substantial latent defects in, the Bank of America Building or Bellevue Place (a defect, for the purposes of this subsection (g), is defined as a substantial condition that occurred because of negligence in the initial construction of Bellevue Place).
Any costs incurred in constructing any future material expansion of the Bank of America Building (as opposed to the costs of operating and maintaining the expanded Bank of America Building, which may be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease).
Costs of a capital nature, except for costs (a) reasonably necessary or appropriate to fulfill Landlord’s repair or maintenance obligations; (b) incurred as a result of any applicable governmental law or regulation enacted and enforced after the date of the Lease; and/or (c) made for the purpose of reducing operating, repair or maintenance costs.
Interest and penalties incurred as a result of Landlord’s delinquent payment of any obligation of Landlord.
Notwithstanding any reference in Section 6.2 to the contrary, the cost of any capital item shall not be expensed in a single year but shall be depreciated over the useful life of such item in a manner consistent with other Bellevue Class “A” office buildings.
Notwithstanding anything in this Lease to the contrary, there shall be no duplication of any particular cost, charge or expense in any operating costs and maintenance expenses set forth in this Section 6.2 of the Lease, provided Landlord reserves the right to include a customary administrative fee and a customary management fee within operating costs and maintenance expenses.
6.3Payment.
Landlord shall provide to Tenant, at or before the Commencement Date, an estimate of the annual Operating Expenses for the Lease Year in which the Commencement Date occurs. Within ninety (90) days after the expiration of each succeeding Lease Year of the Lease Term, or as soon thereafter as such information becomes available, Landlord shall give Tenant a written estimate of Tenant’s Share of the Operating Expenses for the then current Lease Year (“Tenant’s Estimated Share”). Tenant shall pay Tenant’s Estimated Share, in advance, in equal monthly installments on or before the first (1st) day of each calendar month of such Lease Year at Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. During the period of time following the expiration of a Lease Year and Tenant’s receipt of Landlord’s estimate of Tenant’s Estimated Share, Tenant shall continue to pay Landlord Tenant’s Estimated Share from the prior Lease Year. Within ninety (90) days after the expiration of each Lease Year of the Lease Term (or as soon thereafter as such information becomes available), Landlord shall furnish to Tenant a written statement summarizing the actual amount of Tenant’s Share of the Operating Expenses for the prior Lease Year (hereinafter sometimes referred to as the “Annual Reconciliation Statement”). If Tenant’s Share of the Operating Expenses exceeds the amount paid by Tenant, Tenant shall pay the deficiency to Landlord promptly upon receipt of a written notice of the amount thereof. If such statement shows Tenant’s Share of the Operating Expenses to be less than the amount paid by Tenant, the amount of overpayment by Tenant shall be credited by Landlord to the next payment or payments of Additional Rent due hereunder, if Tenant has otherwise complied with all of the terms and provisions of this Lease. If the Lease Term has
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expired and Tenant has vacated the Leased Premises and no amounts are or may become payable by Tenant, then any overpayment shall be returned to Tenant, or at Landlord’s option, to the last assignee of Tenant’s interest in the Leased Premises. If this Lease commences at a time other than the beginning of a calendar year, Tenant shall pay the Additional Rent for the remaining portion of the Lease Year based upon the number of days from the Commencement Date. If this Lease expires at a time other than the last day of a calendar year, Tenant shall be obligated to pay immediately any deficiencies which shall be computed at the expiration of that Lease Year. If at any time during a Lease Year it appears to Landlord that any of the Operating Expenses payable for that Lease Year will vary from Landlord’s estimate by more than five percent (5%) on an individual or aggregate basis, Landlord may, at its election, adjust Tenant’s Estimated Share for the balance of that Lease Year to compensate for such increase. Any increased payments required to be made pursuant to this Section shall be made within thirty (30) days after Landlord has notified Tenant thereof. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.
6.4Nonpayment.
In the event of nonpayment of any item of Additional Rent or any Other Charge due hereunder, Landlord shall have the same rights and remedies as for failure to pay Rent.
6.5Future Development of Bellevue Place.
Tenant is aware that Landlord, by itself or in combination with other persons, intends to further expand and develop Bellevue Place in one or more additional phases and Tenant has reviewed plans and other documents describing the intended expansion and development of Bellevue Place or has been provided with opportunities to review such plans and documents. In the event one or more such phases of the Bellevue Place project are completed during the Lease Term, any additional operating, repair or maintenance expenses and real estate and other taxes attributable to such other phases may be included in the Operating Expenses at Landlord’s discretion; provided that the denominator used to calculate Tenant’s proportionate share of such expenses is reasonably adjusted with respect to such phases.
6.6Disputes Relating to Additional Rent.
If Tenant desires to contest any calculation by Landlord of Tenant’s Share or the amount of any Bellevue Place Operating Expense payable by Tenant, Tenant must give Landlord a written notice (an “Objection Notice”) stating that Tenant disputes the calculation or amount. The Objection Notice must be received by Landlord within ninety (90) days after Tenant receives Landlord’s Annual Reconciliation Statement regarding Bellevue Place Operating Expenses, and set forth with particularity the reason why Tenant disputes Landlord’s calculation or the amount. If Tenant fails to give Landlord such an Objection Notice within such time, Tenant shall be deemed to have waived and released any and all rights it may have to contest the calculation and amount. Promptly after receiving any such Objection Notice from Tenant, Landlord shall meet with Tenant and both Tenant and Landlord shall attempt in good faith to reconcile the matters described in the Objection Notice; provided, however, if Tenant refuses to meet with Landlord within thirty (30) days after the date Landlord received the Objection Notice from Tenant, Tenant shall be deemed to have waived and released any and all rights it may have to contest Landlord’s calculation and the inclusion and amount of any Bellevue Place Operating Expense. If Landlord and Tenant are unable to resolve the dispute within a reasonable time, Landlord shall cause its accounting firm to undertake an investigation and analysis of the matter and prepare a written report, a copy of which shall be provided to Tenant. The cost of the investigation, analysis and report shall be paid for by Tenant unless the investigation and analysis discloses a material error favoring Landlord, in which event Landlord shall bear the cost of the investigation, analysis and report. If the report discloses that the amount or calculation used by
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Landlord was incorrect, Landlord shall provide a credit to Tenant against future obligations under this Section 6 equal to the amount of any overpayment paid by Tenant during the Lease Year to which Tenant’s Objection Notice relates. Notwithstanding the pendency of any dispute hereunder, Tenant shall continue to pay all amounts owed hereunder based upon Landlord’s determination and calculation or until such calculation or amount has been established hereunder to be incorrect.
7.LATE CHARGES.
If Tenant fails to pay, when the same is due and payable, any Rent, Additional Rent or Other Charges, such unpaid amounts shall bear interest at the rate of two percent (2%) per month from the date due to the date of payment, unless such amount would violate any applicable usury law, in which event such unpaid amounts shall bear interest at the highest rate then allowed by law. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any installment of Rent, Additional Rent or Other Charges will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any Rent, Additional Rent or Other Charge installment is not received by Landlord from Tenant by the fifth (5th) day after such installment is due, Tenant shall immediately pay to Landlord, in addition to the installment due, a late charge equal to twelve percent (12%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss and expense suffered by such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease. Landlord shall apply payments made by Tenant first to accrued charges, interest and rent in the following order: (a) Late Charges; (b) interest; (c) Rent; Other Charges and Additional Rent; and (d) any balance remaining to current Rent, Other Charges, and Additional Rent. Notwithstanding anything in this Section 7 to the contrary, provided Tenant pays all sums due hereunder by electronic funds transfer, Landlord shall waive the first (1st) late charge that may be incurred by Tenant during any twelve (12) month period during the Lease Term, provided the unpaid amount is in fact paid in full by Tenant on or before the fifteenth (15th) day of the month in which any such payment is due.
8.SECURITY DEPOSIT.
As additional consideration for this Lease, Tenant has delivered to Landlord as a security deposit the sum shown in Section 1.14 above. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the entire Lease Term. If Tenant is in breach under any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any unpaid obligation or sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s breach, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach. In the event Landlord elects to so use, apply or retain all or any part of the security deposit, Tenant shall deposit with Landlord, within ten (10) days of demand therefor, cash sufficient to restore the security deposit to the amount set forth in Section 1.14. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof after deductions hereunder by Landlord shall be returned to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days following expiration of the Lease Term or Tenant’s return of the Leased Premises to Landlord in the
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condition required hereunder, whichever shall last occur. No trust relationship is created hereby between Landlord and Tenant with respect to the security deposit.
9.USES.
9.1Permitted Uses.
Tenant shall use and occupy the Premises only for general office purposes consistent with a first class office building (the “Permitted Use”) under the trade name set forth in Section 1.5 above, and for no other business or purpose or under any other trade name without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determines that any proposed use or trade name is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building. Landlord makes no representation or warranty as to the availability of Tenant’s Permitted Trade Name or that it will not infringe on any other person’s trademark, service mark or other rights or privileges.
9.2Prohibited Uses.
Tenant shall not do or permit or suffer anything to be done in or about the Leased Premises, Bank of America Building or Bellevue Place which will in any way obstruct or interfere with the rights of other tenants or occupants of the Bank of America Building or Bellevue Place or injure or annoy them, their customers or clients, nor shall Tenant use or allow the Leased Premises to be used for any purpose which is objectionable or offensive in Landlord’s reasonable judgment or which is unlawful, nor shall Tenant do or permit or suffer anything to be done in or about the Leased Premises, the Bank of America Building or Bellevue Place which would cause Landlord to be in violation of any of its agreements with others. If Tenant permits or engages in any activity which, in Landlord’s reasonable judgment, is objectionable, offensive or otherwise constitutes a nuisance to Landlord, the other tenants of the Bank of America Building or Bellevue Place, or their employees, customers, guests or invitees, Tenant shall immediately discontinue such activity or take action to cause the activity to be discontinued with all due diligence if it cannot be immediately discontinued. Tenant’s failure to comply with this Section shall constitute a material default of this Lease and entitle Landlord to pursue its remedies for such a breach or, in the alternative, undertake such work as may be appropriate to prevent such activity and recover, as additional rent, the cost thereof plus interest thereon at two percent (2%) over the prime rate of interest charged or published by Bank of America on the first day of each month, commencing on the date due through the date of payment.
9.3Compliance with Laws, Rules and Regulations.
Tenant shall, at its sole cost and expense, promptly comply with all local, state and federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force relating to Tenant’s use and occupancy of the Leased Premises and Tenant’s business conducted therein.
9.4Hazardous Material.
Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Leased Premises caused or permitted by Tenant results in contamination of the Leased Premises or any part of Bellevue Place or any other property, or if contamination of the Leased Premises or any part of Bellevue Place or any other property by Hazardous Material otherwise occurs for which Tenant may be legally liable for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments,
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damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the property, damages for the loss or restriction on use of rentable or useable space or of any amenity of Bellevue Place or the Leased Premises or elsewhere, damages arising from any adverse impact on marketing of space at Bellevue Place or elsewhere, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under Bellevue Place. Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Leased Premises or Bellevue Place by Tenant, its agents, employees, contractors or invitees, results in any contamination of the Leased Premises or any part of Bellevue Place or any other property, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Leased Premises, Bellevue Place or any other property to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises, Bellevue Place or other property. As used herein, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government.
10.SERVICES AND UTILITIES.
10.1Standard Services.
As long as Tenant is not in default under any of the provisions of this Lease, Landlord shall cause the Leased Premises (in accordance with Section 12.3) and the public and common areas of the Building, including the lobbies, elevators, stairs, corridors and rest rooms, to be maintained in reasonably good order and condition consistent with the operation and maintenance of the Bank of America Building as a first-class office and retail building in downtown Bellevue, except for damage occasioned by any act or omission of Tenant or Tenant’s officers, contractors, agents, invitees, licensees or employees, the repair of which shall be paid for by Tenant. From 7:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays (“Regular Business Hours”), Landlord shall furnish the Leased Premises with electricity for lighting and operation of low power usage office machines, water, heat, air conditioning and elevator service (the “Standard Services”). During all other hours, Landlord shall furnish the Standard Services, including elevator service as reasonably required to provide access to the Leased Premises, except for heat and air conditioning and lighting. If requested by Tenant, Landlord shall furnish heat and air conditioning and lighting at times other than Regular Business Hours and the cost of such services, as established by Landlord, shall be paid by Tenant in the same manner as provided in Section 5 above. Landlord also shall provide lamp replacement service for Building Standard fluorescent light fixtures, toilet room supplies, window washing at reasonable intervals and customary building janitorial service as part of the Standard Services, although no janitorial service shall be provided for Saturdays, Sundays or legal holidays. The cost and expense of any janitorial or other services provided or caused to be provided by Landlord to Tenant in addition to the services ordinarily provided Bank of America Building tenants shall be paid by Tenant in the same manner as provided for payment in Section 5 above.
10.2Interruption of Services.
Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption or failure of the Standard Services due to any
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cause whatsoever. No temporary interruption or failure of the Standard Services incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord’s reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder.
10.3Additional Services.
Tenant shall not install lights and equipment in the Leased Premises with heating loads which in the aggregate exceed the Bank of America Building standard mechanical system. Landlord shall not arbitrarily withhold consent to Tenant’s installation of lights and equipment exceeding such amount but may condition its consent on Tenant’s payment of the costs incurred by Landlord for the installation, operation, repair and maintenance of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights. In addition, Tenant shall pay to Landlord, in advance, on the first day of each month during the Lease Term, such amount estimated by Landlord to be the cost of furnishing electricity to Tenant for the operation of such equipment or lights and such amount estimated by Landlord to be the cost of operating and maintaining the supplementary air conditioning units as necessitated by Tenant’s use of such equipment or lights. Such costs shall be paid by Tenant in the same manner as provided in Section 5 above. In the event of nonpayment of amounts due for any of the above-described additional services, Landlord shall have the same rights and remedies as it has with respect to the nonpayment of rent hereunder. Landlord shall be entitled to install and operate, at Tenant’s sole cost and expense, a monitoring or metering system in the Leased Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment and lights and from Tenant’s after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord’s instructions for the use of drapes, blinds and thermostats in the Bank of America Building.
11.IMPROVEMENTS, ALTERATIONS AND ADDITIONS.
11.1Premises Improvements.
(a)Prior to the Commencement Date, the Leased Premises shall be improved by Landlord (the “Premises Improvements”), which Premises Improvements shall be in accordance with mutually agreed upon plans and specifications for such improvements (the “Premises Plans”). The Premises Improvements shall be performed and installed by design professionals and contractors selected by Landlord in the exercise of Landlord’s subjective discretion, and shall be performed in accordance with the requirements set forth in Exhibit “D”. Landlord shall contract directly with the contractors constructing the Premises Improvements. Landlord shall contract directly with JPC Architects (“JPC”) for architectural services related to the Premises Improvements. Landlord shall pay certain amounts toward the cost of the Premises Improvements (“Landlord’s Improvement Allowance”). Landlord’s Improvement Allowance is limited to Fifteen and 00/100 Dollars ($15.00) per rentable square foot, or a total amount not to exceed One Hundred Seventeen Thousand One Hundred Twenty and 00/100 Dollars ($117,120.00). Landlord’s Improvement Allowance shall be used exclusively for the Premises Improvements (including all sales and other applicable taxes but not including furniture, trade fixtures, equipment, inventory, or personal property, which shall be Tenant’s sole cost and responsibility); provided, however, Tenant has the right to use up to Two and 00/100 Dollars ($2.00) per rentable square foot (Fifteen Thousand Six Hundred Sixteen and 00/100 Dollars ($15,616.00) of Landlord’s Improvement Allowance to offset data, telephone, and similar communication cabling costs. In addition to Landlord’s Improvement Allowance, Landlord agrees to contribute the amount of $0.15 per rentable square foot of the Leased Premises for an initial space plan prepared by JPC, or a total of One Thousand One Hundred Seventy-one and 20/100 Dollars ($1,171.20). In addition, Landlord shall, at its sole expense, replace the east exit door in the Leased Premises.
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(b)Any and all costs for the construction and installation of the Premises Improvements (including but not limited to the cost of all working drawings, space plans, and engineering, architectural, design and consulting fees) in excess of Landlord’s Improvement Allowance (“Excess Improvement Costs”) shall be Tenant’s sole responsibility and shall be paid by Tenant promptly when due. Tenant’s failure or refusal to pay any such Excess Improvement Costs shall be a material breach of this Lease and a default hereunder. If it should appear to Landlord at any time that Tenant is or may be obligated to pay for any Excess Improvement Costs, in addition to any and all other rights and remedies to which Landlord may be entitled, Landlord shall have the right, but not the obligation, to immediately stop or prevent any and all further design, construction and installation work until Landlord has received satisfactory assurances that Tenant can and will promptly pay all Excess Improvement Costs.
(c)Prior to the Commencement Date, the Project Architect or JPC shall certify that the Premises Improvements are substantially complete in accordance with the Premises Plans. If substantial completion of the Premises Improvements is delayed by Tenant’s acts or omissions, change in design decisions, revisions or additional work, or those of Tenant’s agents, then the Commencement Date shall be the date substantial completion of the Premises Improvements would have been achieved but for the Tenant delay, as determined by the Project Architect or JPC. The terms “substantial completion” or “substantially complete”, as used herein, means that stage of construction where the Premises Improvements are usable for their principal intended purpose, as determined in good faith by the Project Architect or JPC, and the applicable governmental authorities deem the Leased Premises approved for occupancy, notwithstanding the possible need to complete, finish or install non-critical improvement features and fixtures. The existence of repairs or defects of a nature commonly found on a “punch list,” (meaning minor items that do not materially impact Tenant’s use of the Leased Premises), after turnover to Tenant, shall not postpone the Commencement Date or result in a delay or abatement of Tenant’s obligation to pay rent or give rise to a damage claim against Landlord, provided Landlord shall use commercially reasonable efforts to complete such punch list items within sixty (60) days after Landlord’s receipt of Tenant’s punch list, referred to below. Tenant’s occupancy of the Leased Premises shall be deemed an acknowledgement that the Leased Premises is in good condition and repair and that Landlord has caused the Bank of America Building and all of the Premises Improvements to be constructed as required by this Lease, subject to those items, if any, specified in any punch list to be delivered by Tenant within thirty (30) days following substantial completion.
(d)All improvements and fixtures made or installed in or to the Leased Premises, including all Premises Improvements, are the property of Landlord. The Premises Improvements shall not include, and Tenant shall be solely responsible for all costs associated with (i) the interior design of the Leased Premises, (ii) security and access control to the Leased Premises, (iii) data, telephone, and similar communications cabling in excess of the $2.00 per rentable square foot allowance set forth in paragraph 11.1(a) above, and (iv) furniture, fixtures and equipment. The foregoing shall be deemed to be a financial accommodation of the type referenced in 11 USC §365(c)(2) and a material and substantial part of this Lease transaction, as amended.
11.2Alterations by Tenant
After completion of Tenant’s Improvements, Tenant shall not make any subsequent alterations, additions or improvements in, on, or to the Leased Premises without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord may deem appropriate. Tenant shall submit complete sets of final plans and specifications for all such alterations, additions or improvements to Landlord for approval. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant’s sole cost and expense. Prior to the commencement of any such work, Tenant shall notify Landlord of the contractors
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that will be retained by Tenant to perform the work. Landlord shall have the right to approve or disapprove in advance any or all contractors to be retained by Tenant for such work. Landlord shall promptly be provided with complete “as built” drawings and specifications for all alterations, additions and improvements made by Tenant. Tenant shall secure all governmental permits, approvals or authorizations required for such work. All alterations, additions and improvements (including but not limited to all light fixtures and floor coverings but excluding any inventory, furniture and similar personal property which does not become a part of the Leased Premises) shall immediately become the property of Landlord, without any obligation on the part of Landlord to pay therefor, upon installation in the Leased Premises. Upon the expiration or sooner termination of the Lease Term, Tenant shall forthwith remove (at Tenant’s sole cost and expense) all alterations, additions or improvements made by Tenant (except original leasehold improvements constructed as part of Tenant’s Improvements) designated by Landlord to be removed and Tenant shall repair (at its sole cost and expense) any damage to the Leased Premises caused by such removal. Notwithstanding anything herein or elsewhere in this Lease to the contrary, Tenant shall remove all voice and data cabling and other telecommunications equipment installed by Tenant, and shall restore the Leased Premises to the condition they were in prior to the installation of such items. Tenant’s obligations hereunder shall survive the expiration or termination of this Lease. Tenant shall be permitted to install card readers on the stairwell doors adjacent to floors 4, 9, 13 and 20 of the Bank of America Building, subject to approval by Landlord and the City of Bellevue.
11.3Disability Laws.
Notwithstanding anything in this Lease to the contrary, if Tenant constructs, makes or installs or causes to be constructed, made or installed any improvement or alteration in or to the Leased Premises, Tenant shall be solely responsible for ensuring that such improvements and/or alterations do not violate any provision in any local, state or federal law or regulation relating to accessibility for handicapped persons or the removal of architectural or communication barriers to accessibility (“Disability Law”), including but not limited to RCW Chapter 70.92 and The Americans with Disabilities Act. Any approval by Landlord of Tenant’s plans or specifications for any such improvements or alterations shall not be a representation or warranty, express or implied, by Landlord that such plans will comply with any Disability Law. If any claim is asserted against Landlord under any Disability Law which claim relates directly or indirectly to any alterations or improvements installed, made or constructed, directly or indirect, by or for Tenant in or to the Leased Premises or any trade fixture or personal property item used by Tenant in the Leased Premises, Tenant shall defend, indemnify and hold Landlord harmless from and against the claim and any and all charges, liabilities, obligations, penalties, damages, judgments, costs and expenses (including attorneys’ fees) arising or incurred against or suffered, directly or indirectly, by Landlord relating thereto. If it should be determined that any improvement or alteration constructed, made or installed in or to the Leased Premises, directly or indirectly, by or for Tenant or any trade fixture or personal property item used by Tenant in the Leased Premises is an illegal architectural or communication barrier under any Disability Law, Tenant shall immediately, at its sole cost and expense, remove the barrier or, to the extent allowed by the Disability Law, provide alternatives to the barrier so as to make the Leased Premises accessible to handicapped persons. No alteration or improvement in the Leased Premises will be approved by Landlord if it will require that barriers outside the Leased Premises be removed under any Disability Law. Tenant shall not have any basis for objecting to Landlord’s judgment regarding the probable application of any Disability Law provided Landlord does not act arbitrarily.
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12.MAINTENANCE OF THE PREMISES.
12.1Maintenance and Repair by Tenant.
Tenant shall at all times throughout the Lease Term, at its sole cost and expense, keep the Leased Premises (including all exterior doors and entrances, windows and moldings and trim on all doors and windows) and all partitions, door surfaces, fixtures, equipment and appurtenances thereof in good order, condition and repair consistent with a first-class office building, damage by unavoidable casualty excepted (but not excluding any damage caused by burglary, attempted burglary or vandalism of the Leased Premises).
12.2Failure to Maintain.
If, after five (5) days’ prior written notice (except in emergencies) from Landlord, Tenant fails to keep, preserve and maintain the Leased Premises as set forth in Section 12.1 above, Landlord may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as additional rent. Landlord shall have the right to enter the Leased Premises for the purpose of undertaking such work upon the failure of Tenant to do so.
12.3Repair by Landlord.
Landlord shall keep the roof, exterior walls, exterior building windows, public corridors, equipment used in common with other tenants (such as elevators, plumbing, heating, air-conditioning and similar equipment) and building structure of the Leased Premises in a good state of repair, and shall accomplish such repairs as may be needed promptly after receipt of written notice from Tenant. If repairs are required by reason of Tenant’s acts or negligent failure to act, Tenant shall promptly pay Landlord, as additional rent, for the cost thereof. Except as otherwise specifically provided in Sections 16 or 28, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Leased Premises or building of which the Leased Premises are a part, or in or to fixtures, appurtenances and equipment therein. In no event shall Landlord be liable to Tenant for any damage to the Leased Premises or for any loss, damage or injury to any property therein or thereon resulting from acts by other third parties or occasioned by fire; explosion; falling plaster; the breaking, bursting, stoppage or leaking of water, gas, sewer, electrical cables, wires or steam pipes; or from water, rain, or other substances leaking or coming from the roof, street, subsurface or from any other place or from dampness or from any similar risks or causes. Landlord shall not be liable for any loss or damage to any person or property sustained by Tenant or any other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of Bellevue Place, or of any other third parties.
12.4Surrender of Leased Premises.
At the expiration or sooner termination of this Lease, Tenant shall return the Leased Premises to Landlord in the same condition in which it was initially received (or, if altered by Landlord or by Tenant with Landlord’s consent, then the Leased Premises shall be returned in such altered condition), reasonable wear and tear and damage by fire or other unavoidable casualty excepted (excluding burglary, attempted burglary and vandalism). Tenant shall remove the items specified in Section 13 below, all inventory, furniture and other personal property which does not become a part of the Leased Premises, and all alterations and improvements which Landlord designates to be removed pursuant to Section 11.2 above, and shall restore the Leased Premises to the condition it was in prior to the installation of such items. Tenant’s obligations under this Section 12 shall survive the expiration or termination of this Lease.
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13.ACCEPTANCE OF THE LEASED PREMISES.
Except as otherwise provided in this Section 13, and subject to Landlord’s completion of the Premises Improvements in accordance with Section 11.1 above, Tenant has inspected the Leased Premises and accepts the same in their current condition and waives the right to make any claim against Landlord for any matter directly or indirectly arising out of the condition of the Leased Premises, appurtenances thereto, the improvements thereon and the equipment thereof. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR HABITABILITY. Tenant agrees and acknowledges that the existing (i) low voltage wiring and server racks; (ii) DIRRT furniture system; and (iii) card reader system, currently in the Leased Premises, will all remain and may be used by Tenant during the Lease Term. Upon the expiration or earlier termination of the Lease Term, Tenant shall remove said low voltage wiring and server racks, DIRRT furniture system, and card reader system from the Leased Premises in accordance with the terms of this Lease.
14.DEFAULT BY LANDLORD.
Landlord shall not be in default under this Lease unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event less than thirty (30) days after written notice by Tenant to Landlord and to the holder of all mortgages and deeds of trust covering the Leased Premises whose names and addresses shall have been furnished to Tenant in writing. The notice shall specify wherein Landlord has failed to perform such obligation; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease and which Tenant otherwise may have until such thirty (30) days have elapsed. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and, subject to Section 30, Tenant’s remedies shall be limited to damages.
15.ACCESS.
15.1Right of Entry.
Tenant shall permit Landlord and its employees, agents and contractors to enter into and upon the Leased Premises at any time during normal business hours (8:00 a.m. to 6:00 p.m.) for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Leased Premises or the Bank of America Building. If Tenant is not personally present to permit entry, in case of emergency or urgent necessity Landlord may forcibly enter the same at any hour without rendering Landlord liable therefor. Nothing contained in this Section shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease. Landlord shall have the right to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of this Lease.
15.2Excavation.
If an excavation is made of property adjacent to the Leased Premises, Tenant shall and does hereby afford to the person causing or authorized to cause such excavation, an irrevocable
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license to enter upon the Leased Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall of the building of which the Leased Premises are a part from injury or damage and to support the same by proper foundations or other means, without any claim for damages against Landlord or diminution or abatement of rent.
16.DAMAGE OR DESTRUCTION.
16.1Insured Loss.
Subject to Section 16.2, if the Leased Premises are damaged by perils covered by Landlord’s insurance coverage and the proceeds therefrom are sufficient to cover the cost of repairs and are made available to Landlord for the purpose of repairing such damage, Landlord agrees to forthwith repair the same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Rent and Additional Rent from the date of damage and while such repairs are in progress, provided said damage did not result from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant. Such proportionate reduction shall be based upon the extent to which the damage and making of such repairs materially interfere, if at all, with the business carried on by Tenant in the Leased Premises. If such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, the Rent and Additional Rent shall abate only to the extent Landlord receives proceeds from Landlord’s rental income insurance policy to compensate Landlord for the loss of such rent.
16.2Uninsured Loss.
If the Leased Premises are damaged as a result of any cause other than the perils covered by Landlord’s insurance coverage or if the insurance proceeds are not sufficient to cover the cost of repairs, Landlord shall forthwith repair the same provided the cost of repair is less than ten percent (10%) of the then replacement cost of the Leased Premises. If the Leased Premises are damaged as a result of a cause other than a peril covered by Landlord’s insurance coverage, or if the insurance proceeds from Landlord’s insurance are not made available to Landlord for the purpose of repairing the Leased Premises, or, if the cost of repair is equal to or greater than ten percent (10%) or more of the replacement cost of the Leased Premises, then Landlord shall have the option to (i) repair or restore such damage, in which event this Lease shall continue in full force and effect but the Rent and Additional Rent shall be proportionately reduced as provided in Section 16.1 above; or (ii) at any time within one hundred twenty (120) days after such damage give notice to Tenant of the termination of this Lease as of the date specified in such notice, which date shall not be less than thirty (30) days after the date of such notice. If such notice is given, this Lease shall terminate and all interest of Tenant in and to the Leased Premises shall end on the date so specified in such notice and the Rent and Additional Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage materially interfered with the business carried on by Tenant in the Leased Premises, shall be paid up to date of such termination.
16.3No Obligation.
Notwithstanding anything to the contrary contained in this Section 16, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when the damage resulting from any casualty occurs during the last twenty-four (24) calendar months of the Lease Term.
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16.4Partial Destruction of the Bank of America Building.
If a portion of the Bank of America Building is damaged and the insurance proceeds therefrom are not sufficient to cover the cost of repairs or are not made available to Landlord for the purpose of repairing the same, or if thirty percent (30%) or more of the Rentable Area of the Bank of America Building is damaged, notwithstanding that the Leased Premises may be unaffected, Landlord may terminate this Lease and the tenancy hereby created by giving Tenant not less than thirty (30) days’ prior written notice of Landlord’s election to terminate the tenancy; provided, however, that such notice shall be given, if at all, within one hundred twenty (120) days following the date of occurrence of such damage or destruction. Rent and Additional Rent shall be prorated as of the date of such termination.
16.5Business Interruption.
No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased Premises or of the Bank of America Building. Landlord shall use reasonable efforts to effect such repairs promptly.
17.MUTUAL RELEASE AND WAIVER OF SUBROGATION.
Landlord and Tenant hereby mutually release each other from liability, and waive all right of recovery against each other, for any injury, loss or damage to any building, structure, inventory or other tangible property and any revenues, profit and rents to be generated therefrom, whether due to negligence or any other insured cause, if such injury, loss or damage is caused by any of the perils which are covered by a first-party insurance policy benefiting the party suffering such injury, loss or damage, or if such injury, loss or damage was required to be covered by insurance pursuant to this Lease; provided that this Section shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. This Waiver only applies to insured property losses and does not limit the ability to recover for deductibles or other uninsured losses. Landlord and Tenant acknowledge that their current insurance policies, as of the date of this Lease, will not be invalidated. In the future, if avoiding any invalidation can be effected by the payment of money to such insurer, the other party may elect to pay such amount to obtain such waiver of subrogation for its benefit. Landlord and Tenant, respectively, shall promptly notify the other if its insurance will be invalidated by the foregoing release and waiver or if any payment is required to avoid such invalidation. Notwithstanding anything to the contrary, this Section shall not apply to any claim by Landlord for any Rent, Additional Rent or Other Charges payable under this Lease. Landlord and Tenant specifically intend, however, that this Section shall apply to any potential claim that could otherwise be made by Landlord for any rents to be paid by other occupants of Bellevue Place or any claim that could potentially be made by Tenant for any lost sales, profits or revenues that could have been generated from or operating expenses related to the Leased Premises or elsewhere.
18.INDEMNITY.
18.1Generally.
Landlord shall not be liable for the loss of or damage to any property (including property of Tenant and others) occurring in or about the Leased Premises from any cause whatsoever. Landlord shall not be liable for injury to any person occurring in or about the Leased Premises except and to the extent that such injury is caused by Landlord’s negligence. Except to the extent an injury to any person is caused by Landlord’s negligence, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, charges, liabilities, obligations,
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penalties, damages, costs and expenses (including attorneys’ fees) arising, claimed, charged or incurred against or by Landlord from any matter or thing arising from Tenant’s use of the Leased Premises, the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Leased Premises, and Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part or to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorneys’ fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of such a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by legal counsel reasonably satisfactory to Landlord.
18.2Concurrent Negligence of Landlord and Tenant Relating to Construction, Repair and Maintenance Activities.
Notwithstanding Section 18.1 above, in the event of concurrent negligence of Tenant, its agents, employees, sublessees, invitees, licensees or contractors on the one hand, and that of Landlord, its partners, agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Leased Premises or Bellevue Place, Tenant’s obligation to indemnify Landlord as set forth in this Section 18 shall be limited to the extent of Tenant’s negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors, including Tenant’s proportional share of costs, and attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.
18.3Waiver of Workers’ Compensation Immunity.
The indemnification obligations contained in this Lease shall not be limited by any workers’ compensation, benefit or disability laws, and each indemnitor hereby waives any immunity that said indemnitor may have under the Industrial Insurance Act, Title 51 RCW and similar workers’ compensation, benefit or disability laws.
18.4Provisions Specifically Negotiated.
LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION, RELEASE AND WAIVER PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKERS’ COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.
19.INSURANCE.
19.1Liability Insurance.
(a)Liability Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, a policy of comprehensive/commercial general liability insurance insuring Tenant’s activities with respect to the Leased Premises, Bank of America Building and Bellevue Place against loss, damage or liability for personal injury or death or loss or damage to property with a limit of not less than Two Million Dollars ($2,000,000) combined single limit for policies without a general aggregate limit. For policies with a general aggregate limit, such aggregate limit shall be not less than Two Million Dollars ($2,000,000) and include an endorsement providing that the foregoing limit shall apply per
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location, including the Leased Premises, and have an occurrence limit not less than Two Million Dollars ($2,000,000). In the event Tenant obtains a policy with a general aggregate limit, Tenant shall immediately notify Landlord if claims covered by such policy or policies at any time are made against Tenant which claims exceed fifty percent (50%) or more of the aggregate limit. Notwithstanding the foregoing, if during the Lease Term, in Landlord’s reasonable judgment, the policy limits required hereunder are no longer adequate to provide reasonable protection to Landlord, Landlord may notify Tenant of such inadequacy and an appropriate level of coverage and Tenant, within thirty (30) days of receiving such a notice, shall obtain such additional amounts of insurance and provide Landlord with satisfactory evidence thereof. Reference may be made to policy amounts required by other landlords for similar space and operations in determining what is reasonable protection hereunder. The insurance required under this Section shall be with companies rated A-VII or better in Best’s Insurance Guide. Landlord, Kemper Development Company, and any other parties in interest designated by Landlord, shall be named as additional insureds. The insurance policy shall bear an endorsement that the policy shall not be cancelled or the policy limits reduced by endorsement below the coverage required by this Lease for any reason other than nonpayment of premiums except upon forty-five (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof, including applicable endorsements, showing Landlord as an additional insured and the applicable policy limits thereof. In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease.
(b)Service of Alcoholic Beverages. The insurance to be carried by Tenant pursuant to Section 19.1(a) above shall not exclude liability for violation of any governmental statute, ordinance, regulation or rule pertaining to the sale, gift, distribution or use of any alcoholic beverages, or liability by reason of the selling, serving or giving of any alcoholic beverage to a minor or to a person under the influence of alcohol or any other person, or which causes or contributes to the intoxication of any persons. Accordingly, the indemnification obligations in Section 18 of this Lease shall extend, as well, to damages occurring at locations other than the Leased Premises and resulting from risks insurable by any of the following (i) so-called dram shop liability insurance, (ii) host liquor liability insurance or (iii) liquor legal liability insurance or otherwise related to the sale, gift, distribution or use of alcoholic beverages.
19.2Property Insurance.
In addition to the insurance required by Sections 19.1 and 19.2, Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, property insurance covering Tenant’s supplies, inventory and other personal property as well as all improvements, additions and modifications to or in the Leased Premises, in an amount equal to full replacement cost without co-insurance penalty. The insurance policy shall bear an endorsement that the policy shall not be canceled or the policy limits reduced below the coverage required by this Lease for any reason other than non-payment of premiums, except upon forty-five (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice to Landlord for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof.
19.3Failure to Maintain.
If Tenant fails or refuses to maintain any insurance required by this Section 19, Landlord, at its discretion, may obtain and maintain insurance for such items and interests to protect Landlord in such amounts as Landlord may determine to be appropriate and any and all premiums paid or payable by Landlord therefor shall be deemed to be additional rent and shall be
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due on the payment date of the next installment of Rent hereunder. The failure to obtain or maintain any insurance required by this Section 19 shall constitute a material breach of this Lease.
19.4Increase in Insurance Premium.
Notwithstanding anything in this Lease to the contrary, Tenant shall not keep, use, sell or offer for sale in or upon the Leased Premises any article, nor conduct any activities or operations, which are or may be prohibited by Landlord’s insurance carriers. Tenant shall pay any increase in premiums for property or liability insurance maintained by Landlord resulting from Tenant’s use or occupancy of the Leased Premises, whether or not Landlord has consented thereto. In the event of such increased insurance premiums to Landlord, Tenant also shall pay immediately to Landlord an amount equal to any additional premium on the insurance policy or policies that Landlord may carry for its protection against loss resulting from any insured event. In determining whether increased premiums are the result of Tenant’s use or occupancy of the Leased Premises, the rates and premiums determined by the organization setting the insurance premiums shall be conclusive evidence of the several items and charges which make up the insurance premiums. Landlord shall deliver bills for such additional amounts to Tenant at such times as Landlord may elect, and Tenant shall immediately pay Landlord therefor.
20.ASSIGNMENT AND SUBLEASING.
20.1Assignment or Sublease.
Tenant shall not assign, transfer, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, nor sublease the whole or any part of the Leased Premises, nor shall this Lease or any interest hereunder be assignable or transferable by any process or proceeding of any court, or otherwise, without in each case first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such transaction undertaken without Landlord’s prior written consent shall be null and void.
In determining whether to grant consent to Tenant’s sublease or assignment request, Landlord may consider any factor, including but not limited to the experience and business reputation of the proposed assignee or sublessee in operating a business for the uses set forth in the Lease; whether the clientele, personnel and foot traffic generated by such proposed assignee or sublessee is satisfactory to Landlord; notwithstanding that Tenant and/or others remain liable under the Lease, whether the proposed assignee or sublessee has a net worth, and financial strength and credit record, reasonably satisfactory to Landlord; use of the Leased Premises by the proposed assignee or sublessee must be identical to the use permitted by the Lease; use of the Leased Premises by the proposed assignee or sublessee will not violate or create any potential violation of any laws; whether the quality of the business to be operated or likely to be operated by the proposed assignee or sublessee is satisfactory to Landlord; and whether Landlord’s consent might result in a breach of any other lease or agreement to which Landlord is a party; and whether the product mix and target customer base of the proposed assignee or sublessee is consistent with the product mix and target customer base that Landlord is trying to maintain or achieve within Bellevue Place.
No assignment, subleasing or other transfer shall relieve Tenant of any liability under this Lease. The prohibition set forth in this Section 20 includes, without limitation (and the following shall be deemed to be “assignments”): (i) a consolidation or merger of Tenant; (ii) a change in the ownership or voting rights of more than twenty-five percent (25%) of the issued and outstanding stock of any corporate tenant; (iii) any subleasing or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other significant change in corporate or proprietary structure; (iv) the sale, assignment or transfer of all
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or substantially all of the assets of Tenant, with or without the specific assignment of this Lease; and (v) a change in control in any partnership tenant. The acceptance by Landlord of any amounts following any transaction prohibited hereunder shall not be deemed to be a consent by Landlord nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder. Consent to any such assignment, subleasing or other transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subleasing or transfer. If Landlord’s consent is requested for an assignment or sublease of all or a portion of the Leased Premises, Landlord shall have the right to terminate this Lease with respect to that portion of the Leased Premises for which such consent is requested, at the proposed effective date of such assignment or subleasing, and enter into the relationship of Landlord and Tenant with the proposed assignee or subtenant based on the rent (and/or other compensation) and term agreed to by such assignee or subtenant and otherwise upon the terms and conditions of this Lease. In connection with any sublease or assignment, Tenant shall promptly provide Landlord with fully executed copies of all assignment, sublease and assumption instruments.
20.2Assignee Obligations.
As a condition to Landlord’s consent, any potential assignee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, Other Charges and the performance of all terms, covenants and conditions of this Lease.
20.3Sublessee Obligations.
As a condition to Landlord’s consent, any potential sublessee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under the Lease during the term of the sublease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, and Other Charges, and the performance of all terms, covenants, and conditions of this Lease.
20.4Conditional Consents.
Any consent by Landlord to any assignment or subleasing may be subject to any terms or conditions as Landlord shall determine appropriate (including but not limited to requiring that any and all guarantors of the Lease agree to continue to guarantee the Lease obligations after the assignment) and all such terms and conditions shall be binding upon any person holding by, under or through Tenant.
20.5Attorneys’ Fees and Costs.
Tenant shall reimburse Landlord for Landlord’s attorneys’ fees and costs incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subleasing or encumbrance.
21.ADVERTISING.
Tenant shall not inscribe any inscription, or post, place, or in any manner display any sign, awning, canopy, marquee, decoration, graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Leased Premises or the Bank of America Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Leased Premises without first obtaining Landlord’s written consent thereto, such consent to be at Landlord’s sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Leased
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Premises or the Bank of America Building caused thereby. All such signs and advertising matter shall comply with all applicable laws, governmental regulations, ordinances and orders.
22.LIENS.
No work performed by Tenant pursuant to this Lease shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s, materialmen’s or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve, alter or repair the Leased Premises. Tenant shall keep the Leased Premises, the Bank of America Building and Bellevue Place free and clear of all liens and encumbrances arising out of any work performed for, materials furnished to and obligations incurred by or on behalf of Tenant and Tenant shall indemnify and hold Landlord harmless from any liability from any and all costs, liabilities and expenses (including but not limited to attorneys’ fees and Landlord’s reasonable administrative costs and expenses) arising therefrom. Prior to commencing any improvement, alteration or repair work to the Leased Premises, Tenant shall provide to Landlord, at Tenant’s sole cost and expense, separate payment and performance bonds for such work and materials in an amount equal to either (i) the actual contract price if the contract price is fixed, or (ii) one and one-half (1-1/2) times the estimated cost of the improvements, alterations or repairs which Tenant desires to make within the Leased Premises if the contract price is not fixed. Such bonds shall cover the faithful performance of the contract and payment of all obligations arising therefrom and insure Landlord against any and all liability for mechanics’ and materialmen’s liens and other similar liens and insure the completion of such work. If any lien is filed against the Bank of America Building, Bellevue Place or the Leased Premises by any person claiming by, through or under Tenant, Tenant shall, at Tenant’s sole cost and expense, immediately discharge the same. If Tenant shall fail to cause such lien to be immediately discharged of record, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including any reasonable attorney’s fees incurred by Landlord in defending against or responding to such lien or in procuring its discharge of record, shall be due and payable by Tenant as additional rent.
23.TENANT’S DEFAULT.
23.1Default.
The following shall constitute defaults and breaches of this Lease by Tenant:
(a)Vacating the Leased Premises. The vacation or abandonment of the Leased Premises by Tenant or the failure of Tenant to be open for business on a fully-operational basis (except in the event of damage or destruction to the Leased Premises or when due to some other cause beyond Tenant’s reasonable control, which prevents Tenant from conducting its business within the Leased Premises) for five (5) days or more.
(b)Failure to Pay Rent. Tenant’s failure to make any payment of Rent, Additional Rent or Other Charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.
(c)Failure to Perform. Tenant’s failure to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant where such failure continues for a period of ten (10) days (except as otherwise provided in this Lease) after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s failure is such that more than ten (10) days are required for its cure, Tenant shall not be
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deemed to be in default under this Section 23.1(c) if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion.
(d)Bankruptcy. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days of filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days after appointment of such trustee or receiver, or the filing of the petition for the appointment of the same, whichever shall first occur.
(e)Repeated Defaults. Tenant’s failure to perform or observe any of Tenant’s obligations under the Lease after Tenant has neglected or failed to perform or observe any of Tenant’s obligations under the Lease at least twice previously (although Tenant shall have cured any such previous failure after notice from Landlord, and within the notice period).
23.2Remedies in Default.
In the event of any default or breach of this Lease by Tenant (whether or not set forth in Section 23.1 above), Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:
(a)Terminate the Lease. Terminate Tenant’s right to possession of the Leased Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from the Tenant all past due Rent, Additional Rent and Other Charges and all other amounts owed under the terms of this Lease; the expense of re-leasing the Leased Premises, including but not limited to the expense of renovating and alterations to the Leased Premises and any leasing commissions; reasonable attorneys’ fees and costs; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent and Additional Rent called for herein for the balance of the Lease Term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided (the “worth at the time of award” shall be determined by discounting such excess amount by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)); and any and all other damages arising from Tenant’s default or breach; or,
(b)Continue the Lease. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover damages, Rent, Additional Rent, Other Charges, and any other payments as may become due hereunder; or,
(c)Other Remedies. Pursue any other remedy or remedies now or hereafter available to Landlord under the laws or judicial decisions of the State of Washington.
23.3Legal Expenses.
If either party is required to bring or maintain any action (including assertion of any counterclaim or cross-claim, or claim in a proceeding in bankruptcy, receivership or any other proceeding instituted by a party hereto or by others), or otherwise refers this Lease to an attorney for the enforcement of any of the covenants, agreements, terms or conditions of this Lease, the
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prevailing party, in addition to all other remedies provided herein, shall receive from the other party all costs (including reasonable attorneys’ fees) incurred in the enforcement of the covenants, agreements, terms and conditions of this Lease (whether or not an action is instituted) and including any such costs and fees incurred by the prevailing party on any appeal.
23.4Bankruptcy.
(a)Assumption of Lease. In the event Tenant becomes a Debtor under Chapter 7 of the Bankruptcy Code (“Code”) or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 of the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:
(1)Cured all defaults under the Lease and paid all sums due and owing under the Lease or provided Landlord with “Adequate Assurance” (as defined below) that: (A) within ten (10) days from the date of such assumption, the Trustee or Tenant will completely pay all sums due and owing under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default or breach of this Lease, including without limitation, Landlord’s reasonable costs, expenses, accrued interest, and attorneys’ fees incurred as a result of the default or breach; (B) within twenty (20) days from the date of such assumption, the Trustee or Tenant will cure all non-monetary defaults and breaches under this Lease; and (C) the assumption will be subject to all of the provisions of this Lease.
(2)For purposes of this Section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding involving Tenant, at a minimum, “Adequate Assurance” shall mean: (A) the Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease; (B) the Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults and breaches under this Lease within the time periods set forth above; and (C) the Trustee or Tenant, at the very minimum, shall deposit a sum equal to two (2) months’ Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant’s future performance under the Lease.
(b)Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section for the purpose of assigning Tenant’s interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of this Lease, including, without limitation, those with respect to Additional Rent; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.
(c)Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-In-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed
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by Order of the Bankruptcy Court; (2) to pay all monetary obligations required under this Lease, including without limitation, the payment of Rent and Additional Rent payable hereunder which is considered reasonable compensation for the use and occupancy of the Leased Premises; (3) provide Landlord a minimum of thirty (30) days’ prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Leased Premises, which abandonment shall be deemed a rejection of this Lease; and (4) to perform to the benefit of Landlord as otherwise required under the Code. The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.
23.5Remedies Cumulative - Waiver.
Landlord’s remedies hereunder are cumulative and the Landlord’s exercise of or failure to exercise any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or to alter, affect or prejudice any right or remedy which Landlord may have under this Lease or by law. Neither the acceptance of rent, nor any other act or omission of Landlord at any time or times after the happening of any breach, default or other event authorizing the cancellation or forfeiture of this Lease, shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any time to stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease, at law or in equity.
24.SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION.
24.1Subordination - Notice to Mortgagee.
At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver all instruments which may be appropriate to subordinate this Lease to any existing or future mortgages or deeds of trust on Bellevue Place, the Bank of America Building or the Leased Premises, and to any extensions, renewals or replacements thereof; provided, that the mortgagee or beneficiary, as the case may be, shall agree, in exchange for the agreement of Tenant to attorn to such mortgagee or beneficiary, to recognize this Lease in the event of foreclosure if Tenant is not in default at such time. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in breach or default under any provision of this Lease unless written notice specifying such breach or default is given to Landlord and to all persons who have an interest in all or part of Bellevue Place as mortgagees and/or deed of trust beneficiaries and whose names and addresses have been given to Tenant in writing or are recorded in the records of King County, and the provisions of Section 14 have been fully complied with.
24.2Mortgagee Protection Clause.
Tenant shall give all mortgagees and deed of trust holders, by registered or certified mail, copies of all notices of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees or deed of trust holders. If Landlord fails to cure such default within the time provided in this Lease, then the mortgagees or deed of trust holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, provided that within such thirty (30) days any mortgagee or deed of trust holder commences and diligently pursues the remedies necessary to cure such default (including but not limited to commencement of judicial or nonjudicial foreclosure proceedings, if necessary, to effect such cure).
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25.SURRENDER OF POSSESSION.
Subject to the terms of Sections 11, 13 and 16, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Leased Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by fire or other casualty excepted.
26.REMOVAL OF PROPERTY.
Tenant shall remove all of its personal property and improvements designated to be removed pursuant to Section 11.2 at the termination of this Lease either by expiration of the term or other cause, and shall pay Landlord for any damages for injury to the Leased Premises or Bank of America Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever from the Leased Premises or the Bank of America Building at the termination of this Lease or when Landlord has the right of re-entry, Landlord may remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due to Landlord from Tenant under any of the terms hereof; and, fourth, the balance, if any, to Tenant.
27.VOLUNTARY SURRENDER.
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but, at the option of Landlord, shall terminate all or any existing subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
28.EMINENT DOMAIN.
28.1Total Taking.
If all the Leased Premises are taken by the power of eminent domain exercised by any governmental or quasi-governmental authority, this Lease shall terminate as of the date Tenant is required to vacate the Leased Premises and all Rent, Additional Rent and Other Charges due hereunder shall be paid to that date. As used in this Section 28, the term “eminent domain” shall include the taking of property by, through or under any governmental or quasi-governmental authority, and any purchase or acquisition in lieu thereof, whether or not the damaging or taking is by the government or any other person authorized to exercise the power of eminent domain.
28.2Constructive Taking of Entire Premises.
In the event of a taking of a material part, but less than all, of the Bank of America Building, where Landlord shall reasonably determine that the remaining portions of the Bank of America Building cannot be economically or effectively used as desired by Landlord (whether on account of physical, economic, aesthetic or other reasons), Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The
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term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.
28.3Partial Taking.
If more than fifteen percent (15%) of the Rentable Area of the Leased Premises is taken or appropriated by the power of eminent domain, this Lease, at the option of either party, may be terminated by written notice given to the other party not more than thirty (30) days after Landlord and Tenant receive written notice of the taking or appropriation, and such termination shall be effective as of the date Tenant is required to vacate the portion of the Leased Premises so taken. If more than ten percent (10%) of the Common Area of the Bank of America Building is taken by the power of eminent domain, then Landlord, at its option, may terminate this Lease by written notice given to Tenant within sixty (60) days of the date of such taking. If this Lease is so terminated, all Rent, Additional Rent and Other Charges due hereunder shall be paid to the date of termination. Whenever any portion of the Leased Premises or Common Area is taken by the power of eminent domain and this Lease is not terminated, Landlord, at its expense, shall proceed with reasonable dispatch to restore, to the extent that it is reasonably prudent, the remainder of the Leased Premises and Common Area to their condition immediately prior to such taking, and Tenant, at its sole expense, shall proceed with reasonable dispatch to restore the fixtures and improvements installed by Tenant and Tenant’s furniture, furnishings, and equipment to the same condition they were in immediately prior to such taking. From the date Tenant is required to vacate that portion of the Leased Premises so taken, the Rent and Additional Rent payable hereunder shall be reduced in the same proportion that the area taken bears to the Rentable Area of the Leased Premises prior to the taking.
28.4Damages.
Landlord reserves all rights to the entire damages award or payment for taking by the power of eminent domain, and Tenant shall make no claim whatsoever against Landlord for damages for termination of its leasehold interest in the Leased Premises or for interference with its business. Tenant hereby grants or and assigns to Landlord any right Tenant may now have or hereafter acquire to such awards and payments and agrees to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. Notwithstanding the foregoing, Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in removing Tenant’s merchandise, furniture and other personal property that Tenant is entitled to remove at the termination of this Lease or for damage to Tenant’s business; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages.
29.NOTICES.
Any notices required in accordance with any of the provisions herein, if to Landlord, shall be delivered in person or mailed by an express mail service, such as Federal Express or UPS, to the address of Landlord as set forth in Section 1.2 above or at such other place as Landlord may in writing from time to time direct to Tenant, and if to Tenant, shall be delivered in person or sent by an express mail service, such as Federal Express or UPS, to Tenant at the Leased Premises. If Tenant is more than one person or entity, any notice required or permitted hereunder may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any notices mailed to Tenant bearing the proper address and adequate postage for delivery shall be deemed effective upon deposit in the U.S. mail.
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30.LANDLORD’S LIABILITY.
Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord, but are made and intended for the purpose of binding only the Landlord’s interest in the Leased Premises and Bank of America Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained. Therefore, in consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(a)The sole and exclusive remedy of Tenant shall be against the Landlord’s interest in the Leased Premises and the Bank of America Building;
(b)No general or limited partner of Landlord, or any director, officer, agent or employee of any corporation if Landlord, or any general or limited partner of Landlord, is a corporation (collectively, for the purpose of this Section 30, referred to as “general or limited partner of Landlord”) shall be sued or named as a party in any suit or action, and Landlord shall not assert therein the defense or lack of personal jurisdiction arising out of Tenant’s compliance with this Section 30;
(c)No general or limited partner of Landlord shall be required to answer or otherwise plead to any service or process;
(d)No judgment will be taken against any general or limited partner of Landlord;
(e)Any judgment taken against any general or limited partner of Landlord may be vacated and set aside at any time nunc pro tunc;
(f)No writ of execution will ever be levied against the asset of Landlord or any general or limited partner of Landlord, other than Landlord’s interest in the Leased Premises or the Bank of America Building;
(g)These covenants and agreements are enforceable both by Landlord and also by any general or limited partner of Landlord.
31.TENANT’S CERTIFICATES.
Tenant shall at any time and from time to time, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement substantially in the form of Exhibit “G” certifying, to the extent true, that (i) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of all agreements so affecting this Lease); (ii) all conditions under this Lease to be performed by the Landlord have been satisfied, if any; (iii) all required contributions by Landlord, if any, to Tenant on account of Tenant’s Improvements or additional improvements have been received; (iv) as of the date of such certification there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by the Landlord; (v) no Rent or other rent obligation has been paid more than one month in advance; and (vi) no security has been deposited with Landlord (or, if so, the amount thereof). It is intended that all statements delivered pursuant to this paragraph may be relied upon by
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prospective purchasers of Landlord’s interest, Landlord’s lenders, and other designees of Landlord and Landlord’s lenders. If Tenant fails to respond within ten (10) days of Tenant’s receipt of a written request by Landlord as herein provided, such failure shall be a material default under the terms and conditions of this Lease. In addition, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the security deposit is as stated in the Lease and that no more than one month’s Rent has been paid in advance.
32.RIGHT TO PERFORM.
If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.
33.AUTHORITY.
Each individual executing this Lease on behalf of Tenant personally represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms and, if Tenant is a corporation, in accordance with a duly adopted resolution of the Board of Directors of Tenant and that such action and execution is in accordance with the bylaws of Tenant. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.
34.PARKING AND COMMON AREAS.
34.1Parking.
Landlord shall provide Tenant with two point seven (2.7) parking permits for each one thousand (1,000) square feet in the Rentable Area of the Leased Premises, at the current rate of One Hundred Ninety-one and 78/100 Dollars ($191.78) per parking permit per month (excluding tax), which monthly rate may increase from time to time during the Lease Term. If available, additional parking permits may be purchased by Tenant on a month to month basis at the rates set forth above. Tenant’s employees shall not park their vehicles in the automobile parking areas of the Common Areas and Facilities which may from time to time be designated for patrons of Bellevue Place. Landlord at all times shall have the right to designate the particular parking areas to be used by Tenant’s employees and any such designation may be changed from time to time. Tenant and its employees shall park their vehicles only in those portions of the Common Areas and Facilities, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with Tenant’s and Tenant’s employees’ state vehicle license numbers within fifteen (15) days after Tenant opens for business in the Leased Premises and Tenant shall thereafter notify Landlord of any changes within two (2) days after such change occurs. If Tenant or its employees fail to park their vehicles in designated parking areas, then Landlord, without limiting any other remedy Landlord may have, may charge Tenant a minimum of Ten Dollars ($10.00) per day for each day or partial day for each vehicle improperly parked; provided, however,
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Landlord shall give Tenant written notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued; and if not discontinued within such two-day period, then the vehicle fines shall commence. After notice of the first such violation, no notice of any subsequent violation shall be required prior to the imposition of any parking fine. All amounts due under the provisions of this Section shall be additional rent and due and payable by Tenant within ten (10) days after demand therefor. Tenant shall notify its employees in writing of the provisions of this Section.
34.2Common Areas.
Landlord shall at all times have exclusive control and management of the Common Areas and Facilities of Bellevue Place. Tenant shall have the nonexclusive right in common with others to use the public areas of the Bank of America Building and the Common Areas and Facilities of Bellevue Place, subject to such nondiscriminatory rules and regulations as Landlord may adopt from time to time governing the use thereof including, but not limited to, the right to close the same from time to time to such an extent as may be legally sufficient, in Landlord’s opinion, to prevent a dedication thereof or the accrual of right to any person or to the public therein. Tenant shall comply with the rules and regulations that Landlord and the owner or ground lessee of Bellevue Place may from time to time promulgate and/or modify regarding use and operation of the Common Areas of the Bank of America Building and Common Areas and Facilities of Bellevue Place. The rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of such rules and regulations by any other tenants or occupants of space in either Bellevue Place or the Bank of America Building. The term “Common Areas and Facilities of Bellevue Place” refers to all on and off-site areas and/or related facilities which are made available or are used from time to time for the general use, convenience and benefit of Landlord and other persons entitled to occupy space in Bellevue Place, including their employees, invitees, licensees and guests, which areas shall include, but not be limited to, all parking structures and parking areas (including off-site parking), driveways, sidewalks, landscaped or planted areas, pedestrian areas, lobbies, walkways, the Wintergarden Retail Center and Parking Garage. The term “Common Areas and Facilities of Bellevue Place” also refers to all on-site and off-site areas and/or related facilities which may not be accessible to Tenant and other persons entitled to occupy space in Bellevue Place, but which are used in conjunction with the operation, management, repair or maintenance of Bellevue Place, including, but not limited to janitorial closets, on and/or off-site management offices and maintenance areas. The term “Common Areas and Facilities of the Bank of America Building” refers to the Common Areas and Facilities of Bellevue Place located within the Bank of America Building.
35.TRANSPORTATION MANAGEMENT PROGRAM.
Tenant shall cooperate with Landlord and the designated Transportation Management Association in complying with the terms and conditions of the Bellevue Place Transportation Management Program, as set forth in the Bellevue Place Transportation Management Agreement, a copy of which is attached hereto as Exhibit “F” and incorporated herein, and shall become a member participant in the designated Transportation Management Association. Tenant shall designate one of its employees or agents as Tenant Transportation Coordinator, who shall represent Tenant in all matters pertaining to transportation management. Landlord shall be immediately notified of any change in the Transportation Coordinator.
36.QUIET ENJOYMENT.
Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease to be performed on its part and upon the prompt and timely payment
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of all sums due hereunder, shall have and possess the Leased Premises for the Lease Term set forth herein.
37.GENERAL.
37.1Captions.
Any section or paragraph titles or captions are for convenience only and shall not be deemed to define, limit or otherwise modify the scope and intent of this Lease or any provision thereof.
37.2Bellevue Place Rent and Income.
All amounts to be paid hereunder, specifically including all Rent, Additional Rent and Other Charges, shall be paid as and when due, and without any setoff or deduction whatsoever. Landlord shall be entitled to all rent and other payments on all leases and tenancies at Bellevue Place on all property owned or leased by Landlord and any other payments made to Landlord or its agents for any other activities, uses or operations at Bellevue Place.
37.3Successors or Assigns.
All the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant, their respective heirs, administrators, executors, successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Leased Premises by operation of law or otherwise, and shall be construed as covenants running with the land.
37.4Tenant Defined.
The word “Tenant” as used herein shall mean each and every person, partnership, limited liability company or corporation who is mentioned as a Tenant herein or who executes this Lease as Tenant.
37.5Lost Security or Access Key Card.
Tenant shall reimburse Landlord for any and all losses and expenses incurred or suffered by Landlord as a result of Tenant or any of Tenant’s agents, employees, licensees or contractors losing any security or access key card or similar device issued to Tenant, which losses or expenses are incurred or suffered by Landlord prior to Tenant notifying Landlord of the loss of such card or similar device.
37.6Landlord’s Consent.
Unless otherwise specifically stated herein, whenever Landlord’s consent or approval is required, Landlord’s consent or approval may be withheld in Landlord’s sole subjective discretion.
37.7Broker’s Commission.
Tenant represents and warrants to Landlord it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Lease except Broderick Group, Inc., which represents both Landlord and Tenant. Each
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party agrees to indemnify and hold the other parties harmless from all such liabilities or claims (including, without limitation, attorneys’ fees) by anyone other than Broderick Group, Inc.
37.8Partial Invalidity.
If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, and the application of the terms, covenants or conditions to persons or circumstances other than those which are held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
37.9Recording.
Tenant shall not record this Lease. Tenant also shall not record any memorandum of lease. However, upon the request of Landlord, Tenant shall execute and deliver to Landlord a memorandum in the form provided by Landlord. The memorandum shall describe the parties, the Leased Premises, the Lease Term and Tenant’s obligation to comply with the Transportation Management Agreement and City of Bellevue Land Use Code Paragraph 20.25A.030.C.1, or any similar or successor law, regulation, code or rule, if applicable.
37.10Joint Obligation.
If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
37.11Time.
Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.
37.12Prior Agreements.
It is understood that there are no oral or written agreements or representations between Landlord and Tenant affecting this Lease and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and all mutually-executed written amendments thereto, is and shall be considered to be the only agreement between Landlord and Tenant and their representatives and agents. All negotiations and oral agreements acceptable to Landlord and Tenant have been merged into and are included in this Lease. There are no other representations, covenants or warranties between Landlord and Tenant and all reliance with respect to representations is solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease were drawn by Landlord, Landlord and Tenant agree that this circumstance shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. Landlord and Tenant agree that the interlineation, obliteration, or deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction, or implication, including, without limitation, any implication that Landlord or Tenant intended thereby to state the converse, obverse or opposite of the deleted language. This Lease shall be read as if the obliterated or deleted language had never existed and the interlineated language had always existed.
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37.13Inability to Perform.
The obligations of Landlord or Tenant hereunder shall be excused for a period equal to the time by which such performance is prevented or delayed due to acts of God or any other causes beyond the reasonable control of such party, financial inability or negligence excepted. The provisions of Section 37.13 shall not apply to any payment of Rent, Additional Rent or Other Charges.
37.14Transfer of Landlord’s Interest.
In the event of any transfer or transfers of Landlord’s interest in the Leased Premises or Bellevue Place, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to such transferee.
37.15No Light, Air or View Easement.
Any diminution or shutting off of light, air or view by any structure which may be erected on land on or adjacent to Bellevue Place shall in no way affect this Lease or the obligation of Tenant hereunder nor impose any liability on Landlord.
37.16Reciprocal Easement Agreements.
This Lease shall be subordinate to any and all operating, maintenance and reciprocal easement agreements (“REAs”) entered into by and among Landlord and any other parties, including any amendments or modifications thereto. Tenant shall execute and return to Landlord within ten (10) days after written request therefor by Landlord, agreements in recordable form, substantially in the form of Exhibit “H”, subordinating this Lease to any such REAs.
37.17Waiver.
The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent, Additional Rent, Other Charges or any other sum hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular sum so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such sum. In addition, no endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s right to recover the balance of such rent or pursue any other remedy provided herein or otherwise shall not be affected by such endorsement or statement or by the acceptance of such payment.
37.18Name.
Tenant shall not, without the prior written consent of Landlord, use the name of the building or project for any purpose other than as the address of the Leased Premises, and in any event, Tenant shall not acquire any rights in or to such names.
37.19Choice of Law - Venue.
This Lease shall be governed by the laws of the State of Washington. The venue for any action to enforce the terms of this Lease or collect any amounts owing by Tenant to Landlord shall be in the Superior Court for King County, Washington.
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37.20OFAC Certification.
(a)Certification. Tenant certifies that:
(i)It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and
(ii)It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.
(b)Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.
IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET.COM, INC., a Washington corporation
By: KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager	By: /s/ Mark Mader Mark Mader, CEO

By: /s/ James E. Melby
James E. Melby
Its President
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OFFICE LEASE EXHIBITS
Exhibit “A” -    Legal Description of Bellevue Place.
Exhibit “B” -    Site Plan of Bellevue Place.
Exhibit “C” -    Floor Plan of the Leased Premises.
Exhibit “D” -    Tenant Design & Construction Manual (including Base Building Finish Condition).
Exhibit “E” -    Rules and Regulations.
Exhibit “F” -    Bellevue Place Transportation Management Agreement.
Exhibit “G” -    Form of Tenant Estoppel Certificate.
Exhibit “H” -    Form of Subordination Agreement to Reciprocal Easement Agreement.
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EXHIBIT A
LEGAL DESCRIPTION OF BELLEVUE PLACE
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EXHIBIT B
SITE PLAN OF BELLEVUE PLACE
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EXHIBIT C
FLOOR PLAN OF THE LEASED PREMISES
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EXHIBIT D
TENANT DESIGN & CONSTRUCTION MANUAL
(including Base Building Finish Condition)
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EXHIBIT E
RULES AND REGULATIONS
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EXHIBIT F
BELLEVUE PLACE TRANSPORTATION MANAGEMENT AGREEMENT
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EXHIBIT G
FORM OF TENANT ESTOPPEL CERTIFICATE
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EXHIBIT H
SUBORDINATION AGREEMENT TO
RECIPROCAL EASEMENT AGREEMENT
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SECOND LEASE ADDENDUM
THIS SECOND LEASE ADDENDUM (the “Addendum”) is made this 10th day of January, 2017, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET.COM, INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a nonresidential Lease dated March 3, 2016 and First Lease Addendum dated November 11, 2016 (collectively referred to as the “Lease”), for Suite 960 and 1405 in the Bank of America Building at Bellevue Place, Bellevue, Washington, which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects, which includes revising the Expiration Date for Suite 1405.
C.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section 1 - Basic Lease Data, Terms and Exhibits. The following provision of Section 1 of the Lease is hereby amended in its entirety to read as follows:
1.19    Expiration Date For Suite 1405: April 30, 2017. The Lease shall continue thereafter with respect to the remaining Leased Premises under the Lease.
2.    Remaining Lease Provisions Unchanged. All other terms, conditions, provisions and covenants of the Lease shall remain unchanged.
(signatures on the following page)

DATED as of the day and year first above written.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET.COM, INC., a Washington corporation
By: KEMPER DEVELOPMENT COMPANY, a Washington corporation, Its Manager	By: /s/ Jennifer Ceran
Jennifer Ceran
By: /s/ James E. Melby James E. Melby President	CFO

FOURTH LEASE ADDENDUM
THIS FOURTH LEASE ADDENDUM (this “Addendum”) is made and entered into this 19th day of December, 2018, between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a non-residential Lease dated March 3, 2016, First Lease Addendum dated November 11, 2016, Second Lease Addendum dated January 10, 2017, and Third Lease Addendum dated February 3, 2017 (collectively referred to as the “Lease”), for certain space on the ninth (9th) floor in the Bank of America Building at Bellevue Place, Bellevue, Washington, consisting of 7,808 rentable square feet (the “Premises”), which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects, which include (i) setting forth the terms and conditions for Lease Term, Rent and other matters related to the Premises; and (ii) providing for Premises Improvements.
C.    Landlord and Tenant are simultaneously executing the First Addendum to the Lease for “Suite 1200” of the Bank of America Building (“Suite 1200 Lease”) and Fourth Addendum to the Lease for “Suite 1300” of the Bank of America Building (“Suite 1300 Lease”).
D.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section 1. BASIC LEASE DATA, TERMS AND EXHIBITS. The following paragraphs of Section 1 of the Lease are hereby amended in their entirety and/or added to read as follows:
1.10    Rent: The following paragraphs are hereby added at the end of Section 1.10 of the Lease to read as follows:
[Based on 7,808 rentable square feet]
From and including April 1, 2019, through and including March 31, 2020, Rent shall be Forty-four and 00/100 Dollars ($44.00) per rentable square feet or Twenty-eight Thousand Six Hundred Twenty-nine and 33/100 Dollars ($28,629.33) per month.
From and including April 1, 2020, through and including March 31, 2021, Rent shall be Forty-five and 32/100 Dollars ($45.32) per rentable square feet or Twenty-nine Thousand Four Hundred Eighty-eight and 21/100 Dollars ($29,488.21) per month.
From and including April 1, 2021, through and including March 31, 2022, Rent shall be Forty-six and 68/100 Dollars ($46.68) per
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rentable square feet or Thirty Thousand Three Hundred Seventy-three and 12/100 Dollars ($30,373.12) per month.
From and including April 1, 2022, through and including March 31, 2023, Rent shall be Forty-eight and 08/100 Dollars ($48.08) per rentable square foot per annum or Thirty-one Thousand Two Hundred Eighty-four and 05/100 Dollars ($31,284.05) per month.
From and including April 1, 2023, through and including March 31, 2024, Rent shall be Forty-nine and 52/100 Dollars ($49.52) per rentable square feet or Thirty-two Thousand Two Hundred Twenty-one and 01/100 Dollars ($32,221.01) per month.
From and including April 1, 2024, through and including March 31, 2025, Rent shall be Fifty-one and 01/100 Dollars ($51.01) per rentable square feet or Thirty-three Thousand One Hundred Ninety and 51/100 Dollars ($33,190.51) per month.
From and including April 1, 2025, through and including March 31, 2026, Rent shall be Fifty-two and 54/100 Dollars ($52.54) per rentable square feet or Thirty-four Thousand One Hundred Eighty-six and 03/100 Dollars ($34,186.03) per month.
From and including April 1, 2026, through and including the Expiration Date, Rent shall be Fifty-four and 12/100 Dollars ($54.12) per rentable square feet or Thirty-five Thousand Two Hundred Fourteen and 08/100 Dollars ($35,214.08) per month.
1.11    Lease Term: The Lease Term is hereby extended to expire on the Expiration Date below.
1.13    Expiration Date: June 30, 2026
1.14    Security Deposit: Section 1.14 of the Lease is hereby deleted and replaced in its entirety with the following:
Upon execution of this Addendum, Tenant shall pay to Landlord Forty-four Thousand Seven Hundred Seventy-two and 37/100 Dollars ($44,772.37) in cash to be held as the Security Deposit.
Upon mutual execution of this Addendum, Tenant shall deposit an additional Thirty-eight Thousand One Hundred Eighty-seven and 62/100 Dollars ($38,187.62), which shall be applied toward the first month’s (April 1, 2019 to April 30, 2019) Rent ($28,629.33) and Additional Rent ($9,558.29) for the Premises.
2.    Premises Improvements. Tenant may use a portion of Landlord’s Expansion Improvement Allowance (as defined in the Suite 1200 Lease) to improve the Premises pursuant to the applicable terms and conditions of the Expansion Premises Improvements as defined in the Suite 1200 Lease and this Lease.
3.    Option to Extend Lease Term. The first sentence of Section 3.4(a) is hereby amended as follows:
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Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including June 30, 2031.
4.    Broker’s Commission. Tenant represents and warrants to Landlord it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Addendum and it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Addendum, except Washington Partners which represents Tenant (“Tenant’s Broker”), and Broderick Group, Inc., which represents Landlord. Provided Landlord and Tenant enter into this Addendum, Landlord hereby agrees to pay Tenant’s Broker a commission equal to One and 00/100 Dollar ($1.00) per square foot of Rentable Area of the Leased Premises for the additional Lease Term, which fee shall be paid one-half (1/2) upon execution of this Addendum and one-half (1/2) upon the Expansion Premises Commencement Date (as defined in the Suite 1200 Lease). All parties hereby agree to indemnify and hold Landlord harmless from all such liabilities or claims (including, without limitation, attorneys’ fees) by anyone other than Tenant’s Broker and/or Broderick Group, Inc.
5.    Entire Agreement. Each party acknowledges that such party has not relied on or received any promise, representation or warranty of any kind not otherwise contained or referred herein to induce said party to enter this Addendum.
6.    Remaining Lease Provisions Unchanged. Except as modified by this Addendum, all other terms, conditions, provisions and covenants of the Lease shall remain unchanged.
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IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above set forth.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET INC., a Washington corporation
By KEMPER DEVELOPMENT COMPANY, a Washington corporation, Its Manager	By /s/ Jennifer Ceran
Jennifer Ceran
Its Chief Financial Officer
By /s/ James E. Melby James E. Melby President
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9th Floor Lease
FIFTH LEASE ADDENDUM
THIS FIFTH LEASE ADDENDUM (this “Addendum”) is made and entered into this 18th day of August, 2020, between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSBEET INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a non-residential Lease dated March 3, 2016, First Lease Addendum dated November 11, 2016, Second Lease Addendum dated January 10, 2017, Third Lease Addendum dated February 3, 2017, and a Fourth Lease Addendum dated December 19, 2018 (collectively referred to as the “Lease”), for certain space on the ninth (9th) floor in the Bank of America Building at Bellevue Place, Bellevue, Washington, consisting of 7,808 rentable square feet (the “Premises”), which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects which shall include providing for the Security Deposit to be in the form of a letter of credit.
C.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section 1. BASIC LEASE DATA, TERMS AND EXHIBITS. The following sentence is added to the end of paragraph 1.14 of Section 1 of the Lease:
At Tenant’s option, the Security Deposit may be in the form of a letter of credit, in accordance with Section 37.21 below.
2.    Section 8. SECURITY DEPOSIT. The first sentence of Section 8 is hereby deleted in its entirety and replaced with the following:
As additional consideration for this Lease, Tenant has delivered to Landlord as a Security Deposit the sum shown in Section 1.14 above, provided that, at Tenant’s option, Tenant may provide said Security Deposit in the form of a letter of credit pursuant and subject to Sections 1.14, 8, and 37.21 of the Lease.
3.    Letter of Credit. The following is added as Section 37.21 of the Lease:
(a)    The terms set forth in this Section 37.21 shall only apply if Tenant, pursuant to Section 1.14 and Section 8 herein, chooses to provide the Security Deposit in the form of a letter of credit.
(b)    Landlord and Tenant acknowledge that Tenant will occupy space in the Bank of America Building pursuant to this Lease and, as consideration for Landlord’s willingness to enter into this Lease, Tenant shall deliver or cause to be delivered to Landlord, and shall cause to be maintained at all times in effect, one or more irrevocable standby letters of credit complying with the terms of this Section 37.21. Any failure by Tenant to perform or
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9th Floor Lease
observe any term, covenant or agreement set forth in this Section 37.21 shall constitute a material default under this Lease.
(c)    Tenant shall deliver or cause to be delivered to Landlord, or Landlord’s advising bank as directed by Landlord, an irrevocable standby letter of credit in a form acceptable to or provided by Landlord (acceptance not to be unreasonably withheld) (the “‘Letter of Credit”), issued by a national banking association reasonably acceptable to Landlord (the Silicon Valley Bank being acceptable to Landlord), for the account of Tenant in favor of Landlord in the initial amount determined in accordance with Section 8 of the Lease, having an expiry date not earlier than the Expiration Date, and stating by its terms that it shall be automatically extended annually, without written amendment or modification, to the date that is the earlier of (i) the date one (1) year after the then current expiry date or (ii) the Expiration Date unless the issuer of the Letter of Credit gives Landlord, at least sixty (60) days prior to the then current expiry date, written notice that the issuer elects not to extend the Letter of Credit. If the issuer of the Letter of Credit at any times gives to Landlord notice that the issuer elects not to extend the Letter of Credit, then, not less than thirty (30) days prior to the then current expiry date of the Letter of Credit, Tenant shall deliver or cause to be delivered to Landlord (or Landlord’s advising bank) a substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by Section 8 of the Lease. Not less than thirty (30) days prior to the expiry date of any substitute letter of credit delivered pursuant to this Section, Tenant shall deliver or cause to be delivered to Landlord (or Landlord’s advising bank) a further substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by Section 8 of the Lease. Each substitute letter of credit delivered pursuant to this Section 37.21 shall have a term of not less than one (1) year and shall be in a form acceptable to or provided by Landlord.
(d)    Upon the occurrence of any breach or default under this Lease including, but not limited to, any failure by Tenant timely to deliver or cause to be delivered to Landlord (or Landlord’s advising bank) any substitute letter of credit required pursuant to this Section 37.21, Landlord, at its option, may, following expiration of any applicable notice or cure period, draw against the Letter of Credit and any substitute letter of credit delivered pursuant to this Section 37.21 in an amount reasonably necessary to cure such breach or default and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach or default. The Letter of Credit and each substitute letter of credit (also referred to as a “Letter of Credit”) delivered pursuant to this Section 37.21 shall provide for payment against Landlord’s (or any transferee’s) draft at sight, by facsimile presentation, or by courier, accompanied by a certificate stating substantially as follows: “Drawn under ____________ Bank, N.A.’s Irrevocable Standby Letter of Credit No. ________, dated ________________, 2020, as a result of the occurrence of a default under the Lease dated __________, 2020, between Bellevue Place Office, LLC, a Washington limited liability company, and SMARTSHEET INC., a Washington corporation.” If Landlord draws against the Letter of Credit, Tenant shall, within ten (10) days of the date of such draw, restore the Letter of Credit or provide additional irrevocable standby letters of credit so that, at all times, there shall be an amount required by Section 8 of the Lease available for Landlord to draw against in the event of any further breach or default under this Lease.
(e)    If the Letter of Credit is not renewed or Tenant does not provide a substitute irrevocable standby letter of credit on or before the date that is thirty (30) days prior to the expiry date of the then current Letter of Credit, or in the event Landlord draws against the Letter of Credit, if Tenant does not restore the Letter of Credit or provide additional letters of credit so that an amount required by Section 8 of the Lease is available to Landlord to draw upon in the event of any further breach or default under this Lease, then in such event the amount of the draw against the Letter of Credit may be equal to the entire amount of the Letter of Credit.
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9th Floor Lease
The proceeds of any draw against the Letter of Credit pursuant to the immediately preceding sentence shall be held by Landlord as an additional security deposit pursuant to the provisions of Section 8 of this Lease.
4.    Attorney’s Fees and Costs. Tenant shall pay to Landlord upon demand, Landlord’s reasonable outside counsel attorneys’ fees and costs incurred in connection with its review and execution of this Addendum.
5.    Remaining Lease Provisions. Except as expressly modified in this Addendum, all other provisions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall control.
[Signatures on Next Page]
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9th Floor Lease
DATED as of the day and year first above written.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET INC., a Washington corporation
By: KEMPER DEVELOPMENT COMPANY, a Washington corporation, Its Manager	By: /s/ Mark Mader
Mark Mader, President and CEO
By: /s/ James E. Melby James E. Melby President

Smartsheet (Suite 960) – Fifth Lease Addendum    4

BANK OF AMERICA BUILDING OFFICE LEASE
BETWEEN
BELLEVUE PLACE OFFICE, LLC,
a Washington limited liability company
(Landlord)
AND
SMARTSHEET INC.,
a Washington corporation
(Tenant)
SUITE 1200
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        ii

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37.18 Name.	41
37.19 Choice of Law - Venue.	41
37.20 OFAC Certification.	41
37.21 Current Tenant.	41

        iv

BANK OF AMERICA BUILDING OFFICE LEASE
THIS LEASE is made this 7th day of March, 2017, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord owns ce11ain rights and interests in and to certain real prope1iy and improvements thereon in the City of Bellevue, King County, Washington, which real property is described in Exhibit “A/’ attached hereto, and shown on the site plan attached hereto as Exhibit “B.” Said property and the improvements thereon are part of a first-class multi-use development c01mnonly known and referred to herein as “Bellevue Place.” Bellevue Place currently consists of the Bank of America Building, Hotel Building, Comer Building, and Wintergarden Retail Center, as shown on Exhibit “B,” as well as a Parking Garage cu11·ently located beneath the foregoing.
B.    Tenant desires to lease from Landlord a portion of the Bank of America Building and Landlord is willing to do so on certain terms and conditions, which are set forth herein.
NOW THEREFORE, for and in consideration of the promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
1.BASIC LEASE DATA, TERMS AND EXHIBITS.
1.1Landlord: Bellevue Place Office, LLC, a Washington limited liability company.
1.2Address of Landlord: P. 0. Box 4186, Bellevue, Washington 98009.
1.3Tenant: Smartsheet Inc., a Washington corporation.
1.4Principal Business Address of Tenant: 10500 NE 8th Street, Suite 1300, Bellevue, WA 98004.
1.5Tenant’s Permitted Trade Name: Smartsheet
1.6Leased Premises: That portion of the fifth (12th) floor of the Bank of America Building; as and where shown on Exhibit “C” attached hereto.
1.7Rentable Area of the Leased Premises: Eleven Thousand Two Hundred Eighty-seven (11,287) square feet.
1.8Breakdown of Rentable Area at Bellevue Place
(a)The total Rentable Area of the Bank of America Building and the Corner Building is Four Hundred Sixty-three Thousand Five Hundred Ninety-nine (463,599) square feet.
(b)The total Rentable Area of Bellevue Place is Five Hundred Nineteen Thousand Five Hundred Forty-nine (519,549) square feet.
1.9Tenant’s Share:

(a)Because Bellevue Place is a multi-use development containing a variety of different office, retail, and common area facilities within its various elements, Tenant’s Share appropriately comprises two components: (i) Operating, Repair and Maintenance Expenses specific to the Bank of America Building and the Corner Building, as set forth in Section 1.9(b); and (ii) Operating, Repair and Maintenance Expenses for Bellevue Place generally, as set forth in Section 1.9(c),
(b)Operating, Repair and Maintenance Expenses for the Bank of America Building and the Corner Building: two point four three percent (2.43%) based on 463,599 rentable square feet pursuant to Section 1.8(a).
(c)Operating, Repair and Maintenance Expenses for Bellevue Place: two point one seven percent (2.17%) based on 519,549 rentable square feet pursuant to Section 1.8(b).
1.10Rent:
[Based on 11,287 square feet of Rentable Area]
From and including the Commencement Date to and including August 31, 2018, the Rent shall be Forty and 00/100 Dollars ($40.00), per square foot of the Rentable Area of the Leased Premises per annum or Thirty-seven Thousand Six Hundred Twenty-three and 33/100 Dollars ($37,623.33) per• month.
From and including the first day of September, 2018, to and including August 31, 2019, the Rent shall be Forty-one and 20/100 Dollars ($41.20) per square foot of the Rentable Area of the Leased Premises per annum or Thirty-eight Thousand Seven Hundred Fifty-two and 03/100 Dollars ($38,752.03) per month.
From and including the first day of September•, 2019, to and including August 31, 2020, the Rent shall be Forty-two and 44/100 Dollars ($42.44) per square foot of the Rentable Area of the Leased Premises per annum or Thirty-nine Thousand Nine Hundred Eighteen and 36/100 Dollars ($39,918.36) per month.
From and including the first day of September•, 2020, to and including August 31, 2021, the Rent shall be Forty-three and 71/100 Dollars ($43.71) per square foot of the Rentable Area of the Leased Premises per annum or Forty-one Thousand One Hundred Twelve and 90/100 Dollars ($41,112.90) per month.
From and including the first day of September, 2021, to and including August 31, 2022, the Rent shall be Forty-five and 02/100 Dollars ($45.02) per square foot of the Rentable Area of the Leased Premises per annum or Forty-two Thousand Three Hundred Forty-five and 06/100 Dollars ($42,345.06) per month.
From and including the first day of September, 2022, to and including the Expiration Date, the Rent shall be Forty-six and 37/100 Dollars ($46.37) per square foot of the Rentable Area of the Leased Premises per annum or Forty-three Thousand Six Hundred Fourteen and 85/100 Dollars ($43,614.85) per month.
1.11Lease Term: Approximately seventy-two (72) calendar months, plus that portion of a calendar month necessary, if at all, for the Expiration Date to occur on the last day of such calendar month.

1.12Commencement Date: The earlier of (i) five (5) days following substantial completion of the Premises Improvements (defined in Section 11.1(a) below), but no later than sixty (60) days following the date the Current Tenant (defined in Section 37.21 below) vacates and surrenders possession of the Leased Premises to Landlord, or (ii) the date Tenant first occupies the Leased Premises for business purposes.
1.13Expiration Date: August 31, 2023.
1.14Security Deposit: Upon execution of this Lease, Tenant shall pay Landlord One Hundred Sixty-one Thousand Three Hundred Eighty-five and 29/100 Dollars ($161,385.29), of which Forty-nine Thousand Seven Hundred and 42/100 Dollars ($49,700.42) shall be applied to Rent and Additional Rent due for the first (15`) month of the Lease Term, and One Hundred Eleven Thousand Six Hundred Eighty-four and 87/100 Dollars ($111,684.87) representing Rent and Additional Rent due for the last two months of the Lease Term, shall be held as a security deposit.
1.15Deadline for Submission to Landlord of Premises Plans for Premises Improvements. N/A.
1.16Contingency: THIS LEASE IS CONTINGENT UPON ITS ACCEPTANCE AND APPROVAL BY LANDLORD’S LENDERS. If this Lease is acceptable to Landlord’s lenders, this contingency will be waived by Landlord.
1.17Project Architect: JPC Architects, or as otherwise designated by Landlord.
1.18Exhibits Incorporated by Reference:
Exhibit “A” -     Legal Description of Bellevue Place.
Exhibit “B” -     Site Plan of Bellevue Place.
Exhibit “C” -     Floor Plan of the Leased Premises.
Exhibit “D” -     Tenant Design & Construction Manual (including Base Building Finish Condition).
Exhibit “E” -     Rules and Regulations.
Exhibit “F” -     Bellevue Place Transportation Management Agreement.
Exhibit “G” -     Form of Tenant Estoppel Certificate.
Exhibit “H” -     Form of Subordination Agreement to Reciprocal Easement Agreement.
2.PREMISES.
2.1Generally.
Landlord does hereby lease and demise to Tenant, and Tenant hereby accepts from Landlord, upon the terms and conditions herein set forth, the Leased Premises described in Section 1.6 above and depicted in Exhibit “C,” together with rights of ingress and egress over and across the Common Areas and Facilities of the Bank of America Building and Bellevue Place.
2.2Reserved to Landlord.
Landlord reserves the right, from time to tune, to change the size and dimensions of Bellevue Place; add additional buildings and improvements to Bellevue Place; relocate, alter, and change the number of buildings and other improvements in, on and under Bellevue Place; change any building dimensions and the number of floors in any of the buildings and parking areas in

Bellevue Place; change the identity and type of stores and tenancies in Bellevue Place; change the name and address of the buildings and other improvements in Bellevue Place; and change the Common Areas and Facilities in Bellevue Place. Landlord further reserves the use of, and all rights in and to, the exterior walls and roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Leased Premises in locations which will not materially interfere with Tenant’s use thereof and serving other parts of Bellevue Place. Landlord shall reasonably attempt to locate such items under the floor, above the ceiling, or adjacent to an interior wall. Such use shall not exceed one percent (1%) of the Useable Area of the Leased Premises unless otherwise agreed. If Landlord’s use hereunder exceeds one percent (1%) of the Useable Area of the Leased Premises, Tenant shall be entitled, as its sole and exclusive remedy, to a reduction in the stated Rentable Area for the Leased Premises, as set forth in Section 1.7 above, and a proportional reduction in Rent and Additional Rent (as defined in Sections 5 and 6 below) due hereunder. The Leased Premises shall not include the space above the suspended ceiling. Landlord shall retain the right to use the area immediately below the floor surface and the space above the suspended ceiling in any manner which does not permanently and materially interfere with Tenant’s use of the Leased Premises.
3.LEASE TERM.
3.1Generally.
The term of this Lease (the “Term” or “Lease Term”) shall be the period of time set forth in Section 1.11 above and shall commence on the Commencement Date as provided in Section 4.1 below and shall end at 11:59 p.m. on the Expiration Date, as provided in Section 4.2 below.
3.2Termination.
The Lease shall terminate on the Expiration Date, unless sooner terminated hereunder or• by operation of law, without the necessity for any notice from either Landlord or Tenant. If Tenant fails to surrender the Leased Premises at the end of the Lease Term, Tenant shall be liable for, and shall indemnify Landlord against, all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Leased Premises to such succeeding tenant.
3.3Holding Over.
Any holding over by Tenant after the expiration of the Lease Term shall be construed to be a tenancy from month-to-month. During such tenancy, Tenant shall pay to Landlord a monthly rental of one hundred fifty percent (150%) of the Rent payable during the last month of the Lease Term in addition to the Additional Rent and Other Charges set forth herein. Except as set forth herein, such month-to-month tenancy also shall be subject to all of the terms, covenants, and conditions of this Lease.
3.4Option to Extend Lease Term.
(a)Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including August 31, 2028. The period of time shall be referred to herein as the “Option Period”. To exercise the Extension Option, Tenant must give Landlord unequivocal written notice of Tenant’s election to exercise the Extension Option at least ten (10) calendar months (but not earlier than twelve (12) calendar months) prior to the Expiration Date.
(b)If Tenant elects to exercise the Extension Option, the Rent for the Option Period (“New Rent”) shall be the Fair Market Rent (as defined below) for comparable space in the Bank of America Building (“Comparable Space”), but in no event shall the New Rent be less than the Rent payable during the last month of the Lease Term. If there is no Comparable Space in the Bank of America Building at the time, Tenant shall pay, as New Rent, whatever the fair market rent in the Bank of America Building would be if there was such Comparable Space in the Bank of America Building. The term “Fair Market Rent” shall mean the rent that would be paid by a willing tenant renewing its lease for Comparable Space for a term of five (5) years. Tenant concessions shall be included in the determination of fair market rent with respect to tenants who are renewing their leases in the Bank of America Building. The term “tenant concessions” shall include, without limitation, such inducements as tenant improvements and free rent.
(c)In the event Landlord and Tenant cannot agree on the New Rent, the matter shall be submitted for decision to a panel of three (3) arbitrators. Landlord and Tenant shall each appoint one (1) arbitrator, who shall by profession be a licensed commercial real estate broker or an MAI real estate appraiser and who shall be familiar with Bellevue Place and have been active (over the three (3) year period ending on the date of such appointment) in the brokering or appraisal of Comparable Space. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed New Rent is the closest to the Fair Market Rent. Each such arbitrator shall be appointed within fifteen (15) days after Tenant’s or Landlord’s notice to the other of its election to have the New Rent be determined by this arbitration procedure. The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator, who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of the County of King. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s proposed New Rent and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon both Landlord and Tenant. The cost of the arbitration shall be paid by Landlord and Tenant equally. The arbitration procedure shall not take more than thirty (30) days. However, if the arbitrators have not determined the New Rent prior to the beginning of the Option Period, Tenant shall pay the Rent previously in effect under the Lease plus a ten percent (10%) increase until such time as the arbitrators determine the New Rent. If the arbitration procedure results in a higher Rent, Tenant shall pay the difference with the next monthly rental payment due under the Lease. If the arbitration procedure results in a lower Rent, Tenant shall receive a credit against its next monthly Rent payments under the Lease, and any succeeding monthly rental payments, if necessary, in an amount equal to the overpayment.
(d)Notwithstanding anything in the foregoing to the contrary, the Extension Option may not be exercised during any period in which Tenant is in default under any provision of the Lease until said default has been fully cured. Time is of the essence. If Tenant fails to exercise the Extension Option in any instance when such right is in effect, prior to the expiration of the applicable time period for the exercise of such right, the Extension Option shall thereafter be deemed null and void and of no further force or effect. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. All rights of Tenant to the Extension Option shall terminate and be of no further force or effect, even after Tenant’s due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the Option Period, Tenant defaults under the terms of the Lease which default is not cured within any applicable cure period.
(e)The Extension Option shall be personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, nor shall the Extension Option be assignable separate and apart from this Lease.

4.COMMENCEMENT AND EXPIRATION DATES; LEASE YEAR
4.1Commencement Date.
The Commencement Date shall be the date set forth in Section 1.12 above.
4.2Expiration Date.
This Lease shall expire at 11:59 p.m. on the date set forth in Section 1.13 above.
4.3Confirmation of Commencement and Expiration.
Within five (5) business days after Tenant’s occupancy of the Leased Premises, or upon Landlord’s request, Landlord and Tenant shall confirm the specific Commencement and Expiration Dates in writing, as well as the “as built” Rentable Area of the Leased Premises, as defined in Section 6.2(f), and the Rent payable hereunder, which shall be appended to and incorporated into this Lease.
4.4Lease Year.
A “Lease Year” shall mean a calendar year commencing on January 1 and ending the following December 31. If the Commencement Date is a date other than January 1, the initial Lease Year shall be from and including the Commencement Date to and including December 31 of that calendar year. If the Expiration Date is a date other than December 31, the final Lease Year shall be from and including January 1 of the calendar year of the Final Lease Year to and including the Expiration Date.
5.RENT.
Tenant shall pay to Landlord, without notice or demand and without setoff or deduction whatsoever, the sums stated in Section 1.10 above (the “Rent”), which shall be paid to Landlord in advance in lawful money of the United States, on or before the first day of each calendar month at Landlord’s Address as set forth in Section 1.2 above, or• to such other party or• at such other place as Landlord may hereafter from time to time designate in writing. Rent and Additional Rent (as defined in Section 6,1 below) for ally partial month at the beginning or• end of the Lease Term shall be prorated, based upon a thirty (30) day month. All amounts payable hereunder, other than Rent and Additional Rent, may be sometimes referred to as “Other Charges.” Landlord may (but shall not be required to) make available to Tenant procedures for the payment to Landlord by electronic funds transfer of any or all amounts required by the terms of this Lease to be paid by Tenant.
6.ADDITIONAL RENT.
6.1Generally.
In addition to the Rent provided for in Section 5 above, Tenant shall pay to Landlord, without notice (other than notice advising Tenant of its share of the Additional Rent) or demand and without setoff or deduction, Tenant’s Share (as defined in Section 6.2(a) below) of the Operating Expenses (as defined in Section 6,2(b) below), which expenses include, but are not limited to, (i) Operating, Repair, and Maintenance Expenses for the Bank of America Building and the Corner Building; and (ii) Operating, Repair, and Maintenance Expenses for Bellevue Place during the Lease Term (the “Additional Rent”).
6.2Definitions.

The following terms shall have the meanings hereinafter specified, unless the context otherwise specifies or clearly requires:
(a)Tenant’s Share. Tenant’s Share shall be equal to the percentages set forth in Section 1.9 above.
(b)Operating Expenses Generally. The Operating Expenses shall include (i) all Operating, Repair and Maintenance Expenses (defined in Section 6.2(c) below), and (ii) all Taxes (defined in Section 6.2(d) below).
(c)Operating, Repair and Maintenance Expenses. Operating, Repair and Maintenance Expenses shall include the actual costs and expenses that are paid or payable by Landlord in connection with the operation, repair and maintenance of Bellevue Place and its constituent parts, which include without limitation, the Bank of America Building, the Corner Building and the Wintergarden Retail Center, less all contributions for such costs received from the owner of the Hotel Tract as defined in and pursuant to the terms of that certain Construction, Operation and Reciprocal Easement Agreement recorded under King County Recorder’s File No. 8709160449, as amended from time to time (the “REA”), and shall include, but not be limited to, those costs and expenses that are paid or payable to the Transportation Management Association. Without limiting the generality of the foregoing and by way of illustration, Operating, Repair and Maintenance Expenses shall include costs and expenses of all utility, heating, air conditioning and ventilation costs and expenses; license, permit and inspection fees; planting and landscaping costs and expenses; janitorial services; direct physical damage insurance {including but not limited to loss of income insurance), liability and excess liability insurance, and other appropriate insurance policies, as determined solely by Landlord or Landlord’s lender, including but not limited to garage keeper’s legal liability, boiler and machinery and auto insurance; taxes and assessments on equipment; the cost and expense of repairs including, but not limited to, those of a capital nature necessary or appropriate to fulfill Landlord’s obligations to its tenants; the cost and expense of removing trash and other refuse; the cost and expense of supplies, tools and equipment; the cost and expense of cleaning, maintaining, repairing and replacing machinery and equipment, including but not limited to automatic door openers, lights and lighting fixtures, heating, air conditioning and ventilation equipment, fire and sprinkler systems and security systems; depreciation allowance on machinery and equipment (depreciation to be over the useful life of any such machinery and equipment in accordance with the guidelines and regulations established by the Internal Revenue Service, if any); the cost and expense of personnel to implement such services, including but not limited to security and traffic control; legal and accounting costs and expenses; customary management fees; the cost of any capital improvements necessary or appropriate to fulfill Landlord’s repair or maintenance obligations, required by any applicable governmental law or regulation not in effect at the time Tenant is required to take occupancy of the Leased Premises or made for the purpose of reducing operating, repair or maintenance costs (the cost of any such capital improvements shall be amortized over the useful life of such item (in accordance with the guidelines and regulations established by the Internal Revenue Service, if any, from time to time) as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of purchasing or constructing such improvements).
(d)Taxes. Taxes shall include all real estate taxes, personal property taxes and all other taxes, surcharges and assessments that are or may be levied upon, assessed against or attributable to Bellevue Place and all improvements, fixtures, equipment and other property of Landlord, real and personal, located on, in or under Bellevue Place and used in connection with the operation thereof; including the Bank of America Building, the Corner Building and land underlying the Bank of America Building and the Corner Building and including, although not limited to, the land, improvements, equipment, fixtures and other property used in connection with the operation of and comprising the Parking Garage and Wintergarden Retail Center and any rental, excise, sales, transaction or other privilege tax or levy, however denominated (excepting federal, state and local net income taxes) paid or payable during the Lease Term and taxes on all tenant improvements in the Wintergarden Retail Center owned by Landlord but excluding the Hotel Building and the land underlying the Hotel Building. Taxes also shall include any amounts paid or payable to any third party or incurred by Landlord for the purpose of obtaining a reduction in the Taxes as above defined.
(e)Rentable Area of the Leased Premises. For purposes of this Lease, the Rentable Area of the Leased Premises shall mean the Useable Area of the Leased Premises, as that term is defined and computed according to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA z65.1-2010, otherwise known as the “BOMA Standard,” multiplied by a load factor of twenty-four point seventy-one percent (24.71%). The “as built” Rentable Area of the Leased Premises shall be the true Rentable Area of the Leased Premises at the time Landlord tenders possession of the Leased Premises to Tenant.
(f)Rentable Area of Bellevue Place. For purposes of this Section 6, the Rentable Area of Bellevue Place shall include the total of all areas and spaces in (i) the Bank of America Building, (ii) the Corner Building, and (iii) all areas and spaces in and opening into the Wintergarden Retail Center (whether or not such areas or spaces in the Bank of America Building, the Corner Building, and the Wintergarden Retail Center are actually leased by Landlord) that are available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests and shall include, but not be limited to, all rest rooms, mezzanines, warehousing and storage areas, clerical and office areas, and employee areas within the leased premises of any tenant of Landlord in the Wintergarden Retail Center, Bank of America Building and Corner Building, but shall exclude all areas and spaces in the Hotel Building (other than those areas and spaces in or opening into the Wintergarden Retail Center and available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests) and the Common Areas and Facilities of Bellevue Place. If at any time, Landlord believes the Rentable Area of Bellevue Place is materially different than the Rentable Area of Bellevue Place set forth in Section 1.8 above because of an error in calculation or additions, modifications or• alterations to Bellevue Place and Landlord desires to amend this Lease to reflect the actual or changed Rentable Area of Bellevue Place, Landlord shall so notify Tenant in writing. If Tenant does not object in writing to Landlord’s notice within ten (10) days following receipt of Landlord’s notice, this Lease shall be deemed to be amended to incorporate the Rentable Area of Bellevue Place as set forth in Landlord’s notice to Tenant. If Tenant does object in writing to Landlord’s notice within said ten (10) days, and Landlord and Tenant are unable to agree upon the Rentable Area of Bellevue Place within ten (10) days following receipt of Tenant’s notice of objection, the matter shall be submitted for determination to the Project Architect for Bellevue Place. The decision of the Project Architect shall be final and binding on both Landlord and Tenant and this Lease shall be deemed to be amended to reflect the Rentable Area of Bellevue Place as and when decided by the Project Architect. The cost and expense of the Project Architect’s consideration of the matter, if any, shall be shared equally among Landlord and all tenants objecting to Landlord’s notice.
(g)Notwithstanding anything in this Section 6.2 to the contrary, the following costs shall not be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease:
Leasing commissions, advertising expenses, fees and costs incurred in procuring new tenants for portions of Bellevue Place.
Except as permitted in Section 6.2(c) of the Lease, interest or amortization payments on mortgages,

Rental on ground leases or other underlying leases.
Any costs or expenses associated with or incurred in connection with required environmental testing, removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances.
Costs of any item for which Landlord is or is entitled to be paid or reimbursed by insurance.
Charges for electricity, water, or other utilities and applicable taxes for which Landlord is entitled to reimbursement from any other tenant.
Cost of correcting major defects in the design, construction or equipment of, or substantial latent defects in, the Bank of America Building or Bellevue Place (a defect, for the purposes of this subsection (g), is defined as a substantial condition that occurred because of negligence in the initial construction of Bellevue Place).
Any costs incurred in constructing any future material expansion of the Bank of America Building (as opposed to the costs of operating and maintaining the expanded Bank of America Building, which may be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease).
Costs of a capital nature, except for costs (a) reasonably necessary or appropriate to fulfill Landlord’s repair or• maintenance obligations; (b) incurred as a result of any applicable governmental law or regulation enacted and enforced after the date of the Lease; and/or (c) made for the purpose of reducing operating, repair or maintenance costs.
Interest and penalties incurred as a result of Landlord’s delinquent payment of any obligation of Landlord.
Notwithstanding any reference in Section 6.2 to the contrary, the cost of any capital item shall not be expensed in a single year but shall be depreciated over the useful life of such item in a manner consistent with other Bellevue Class “A” office buildings.
Notwithstanding anything in this Lease to the contrary, there shall be no duplication of any particular cost, charge or expense in any operating costs and maintenance expenses set forth in this Section 6.2 of the Lease, provided Landlord reserves the right to include a customary administrative fee and a customary management fee within operating costs and maintenance expenses.
6.3Payment.
Landlord shall provide to Tenant, at or before the Commencement Date, an estimate of the annual Operating Expenses for the Lease Year in which the Commencement Date occurs. Within ninety (90) days after the expiration of each succeeding Lease Year of the Lease Term, or as soon thereafter as such information becomes available, Landlord shall give Tenant a written estimate of Tenant’s Share of the Operating Expenses for the then current Lease Year• (“Tenant’s Estimated Share”). Tenant shall pay Tenant’s Estimated Share, in advance, in equal monthly installments on or before the first (1st) day of each calendar month of such Lease Year at Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. During the period of time following the expiration of a Lease Year and Tenant’s receipt of Landlord’s estimate of Tenant’s Estimated Share, Tenant shall continue to pay Landlord Tenant’s Estimated Share from the prior Lease Year. Within ninety (90) days after the expiration of each Lease Year of the Lease Term (or as soon thereafter as such information becomes available), Landlord shall furnish to Tenant a written statement summarizing the actual amount of Tenant’s Share of the Operating Expenses for the prior Lease Year (hereinafter sometimes referred to as the “Annual Reconciliation Statement”). If Tenant’s Share of the Operating Expenses exceeds the amount paid by Tenant, Tenant shall pay the deficiency to Landlord promptly upon receipt of a written notice of the amount thereof. If such statement shows Tenant’s Share of the Operating Expenses to be less than the amount paid by Tenant, the amount of overpayment by Tenant shall be credited by Landlord to the next payment or payments of Additional Rent due hereunder, if Tenant has otherwise complied with all of the terms and provisions of this Lease. If the Lease Term has expired and Tenant has vacated the Leased Premises and no amounts are or may become payable by Tenant, then any overpayment shall be returned to Tenant, or at Landlord’s option, to the last assignee of Tenant’s interest in the Leased Premises. If this Lease commences at a time other than the beginning of a calendar year, Tenant shall pay the Additional Rent for• the remaining portion of the Lease Year based upon the number of days from the Commencement Date. If this Lease expires at a time other than the last day of a calendar year, Tenant shall be obligated to pay immediately any deficiencies which shall be computed at the expiration of that Lease Year. If at any time during a Lease Year it appears to Landlord that any of the Operating Expenses payable for that Lease Year will vary from Landlord’s estimate by more than five percent (5%) on an individual or aggregate basis, Landlord may, at its election, adjust Tenant’s Estimated Share for the balance of that Lease Year to compensate for such increase. Any increased payments required to be made pursuant to this Section shall be made within thirty (30) days after Landlord has notified Tenant thereof. Tenant’s obligations under• this Section shall survive the expiration or termination of this Lease,
6.4Nonpayment.
In the event of nonpayment of any item of Additional Rent or any Other Charge due hereunder, Landlord shall have the same rights and remedies as for failure to pay Rent.
6.5Future Development of Bellevue Place.
Tenant is aware that Landlord, by itself or in combination with other persons, intends to further expand and develop Bellevue Place in one or. more additional phases and Tenant has reviewed plans and other documents describing the intended expansion and development of Bellevue Place or has been provided with opportunities to review such plans and documents. In the event one or more such phases of the Bellevue Place project are completed during the Lease Term, any additional operating, repair or maintenance expenses and real estate and other taxes attributable to such other phases may be included in the Operating Expenses at Landlord’s discretion; provided that the denominator used to calculate Tenant’s proportionate share of such expenses is reasonably adjusted with respect to such phases.
6.6Disputes Relating to Additional Rent.
If Tenant desires to contest any calculation by Landlord of Tenant’s Share or the amount of any Bellevue Place Operating Expense payable by Tenant, Tenant must give Landlord a written notice (an “Objection Notice”) stating that Tenant disputes the calculation or amount. The Objection Notice must be received by Landlord within ninety (90) days after Tenant receives Landlord’s Annual Reconciliation Statement regarding Bellevue Place Operating Expenses, and set forth with particularity the reason why Tenant disputes Landlord’s calculation or the amount. If Tenant fails to give Landlord such an Objection Notice within such time, Tenant shall be deemed to have waived and released any and all rights it may have to contest the calculation and amount. Promptly after receiving any such Objection Notice from Tenant, Landlord shall meet with Tenant and both Tenant and Landlord shall attempt in good faith to reconcile the matters described in the Objection Notice; provided, however, if Tenant refuses to meet with Landlord within thirty (30) days after the date Landlord received the Objection Notice from Tenant, Tenant shall be deemed to have waived and released any and all rights it may have to contest Landlord’s calculation and the inclusion and amount of any Bellevue Place Operating Expense. If Landlord and Tenant are unable to resolve the dispute within a reasonable time, Landlord shall cause its accounting firm to undertake an investigation and analysis of the matter and prepare a written report, a copy of which shall be provided to Tenant. The cost of the investigation, analysis and report shall be paid for by Tenant unless the investigation and analysis discloses a material error favoring Landlord, in which event Landlord shall bear the cost of the investigation, analysis and report. If the report discloses that the amount or calculation used by Landlord was incorrect, Landlord shall provide a credit to Tenant against future obligations under this Section 6 equal to the amount of any overpayment paid by Tenant during the Lease Year to which Tenant’s Objection Notice relates. Notwithstanding the pendency of any dispute hereunder, Tenant shall continue to pay all amounts owed hereunder based upon Landlord’s determination and calculation or until such calculation or amount has been established hereunder to be incorrect.
7.LATE CHARGES.
If Tenant fails to pay, when the same is due and payable, any Rent, Additional Rent or Other Charges, such unpaid amounts shall bear interest at the rate of two percent (2%) per month from the date due to the date of payment, unless such amount would violate any applicable usury law, in which event such unpaid amounts shall bear interest at the highest rate then allowed by law. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any installment of Rent, Additional Rent or Other Charges will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any Rent, Additional Rent or Other Charge installment is not received by Landlord from Tenant by the fifth (5th) day after such installment is due, Tenant shall immediately pay to Landlord, in addition to the installment due, a late charge equal to twelve percent (12%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to. Landlord for its loss and expense suffered by such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease. Landlord shall apply payments made by Tenant first to accrued charges, interest and rent in the following order: (a) Late Charges; (b) interest; (c) Rent; Other Charges and Additional Rent; and (d) any balance remaining to current Rent, Other Charges, and Additional Rent. Notwithstanding anything in this Section 7 to the contrary, provided Tenant pays all sums due hereunder by electronic funds transfer, Landlord shall waive the first (1st) late charge that may be incurred by Tenant during any twelve (12) month period (hiring the Lease Term, provided the unpaid amount is in fact paid in full by Tenant on or before the fifteenth (15th) day of the month in which any such payment is due.
8.SECURITY DEPOSIT.
As additional consideration for this Lease, Tenant has delivered to Landlord as a security deposit the sum shown in Section 1.14 above. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the entire Lease Term. If Tenant is in breach under any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any unpaid obligation or sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s breach, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach. In the event Landlord elects to so use, apply or• retain all or any part of the security deposit, Tenant shall deposit with Landlord, within ten (10) days of demand therefor•, cash sufficient to restore the security deposit to the amount set forth in Section 1.14. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof after deductions hereunder by Landlord shall be returned to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days following expiration of the Lease Term or Tenant’s return of the Leased Premises to Landlord in the condition required hereunder, whichever shall last occur. No trust relationship is created hereby between Landlord and Tenant with respect to the security deposit.
9.USES.
9.1Permitted Uses.
Tenant shall use and occupy the Premises only for general office purposes consistent with a first class office building (the “Permitted Use”) under the trade name set forth in Section 1.5 above, and for no other business or purpose or under any other trade name without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determines that any proposed use or trade name is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building. Landlord makes no representation or warranty as to the availability of Tenant’s Permitted Trade Name or that it will not infringe on any other person’s trademark, service mark or other rights or privileges.
9.2Prohibited Uses.
Tenant shall not do or permit or suffer anything to be done in or about the Leased Premises, Bank of America Building or Bellevue Place which will in any way obstruct or interfere with the rights of other tenants or occupants of the Bank of America Building or Bellevue Place or injure or annoy them, their customers or clients, nor shall Tenant use or allow the Leased Premises to be used for any purpose which is objectionable or offensive in Landlord’s reasonable judgment or which is unlawful, nor shall Tenant do or permit or suffer anything to be done in or about the Leased Premises, the Bank of America Building or Bellevue Place which would cause Landlord to be in violation of any of its agreements with others. If Tenant permits or engages in any activity which, in Landlord’s reasonable judgment, is objectionable, offensive or otherwise constitutes a nuisance to Landlord, the other tenants of the Bank of America Building or Bellevue Place, or their employees, customers, guests or invitees, Tenant shall immediately discontinue such activity or take action to cause the activity to be discontinued with all due diligence if it cannot be immediately discontinued. Tenant’s failure to comply with this Section shall constitute a material default of this Lease and entitle Landlord to pursue its remedies for such a breach or, in the alternative, undertake such work as may be appropriate to prevent such activity and recover, as additional rent, the cost thereof plus interest thereon at two percent (2%) over the prime rate of interest charged or published by Bank of America on the first day of each month, commencing on the date due through the date of payment.
9.3Compliance with Laws, Rides and Regulations.
Tenant shall, at its sole cost and expense, promptly comply with all local, state and federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force relating to Tenant’s use and occupancy of the Leased Premises and Tenant’s business conducted therein.
9.4Hazardous Material.
Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Leased Premises caused or permitted by Tenant results in contamination of the Leased Premises or any part of Bellevue Place or any other property, or if contamination of the Leased Premises or any part of Bellevue Place or any other property by Hazardous Material otherwise occurs for which Tenant may be legally liable for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the property, damages for the loss or restriction on use of rentable or useable space or of any amenity of Bellevue Place or the Leased Premises or elsewhere, damages arising from any adverse impact on marketing of space at Bellevue Place or elsewhere, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under Bellevue Place. Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Leased Premises or Bellevue Place by Tenant, its agents, employees, contractors or invitees, results in any contamination of the Leased Premises or any part of Bellevue Place or any other property, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Leased Premises, Bellevue Place or any other property to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises, Bellevue Place or other property. As used herein, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government.
10.SERVICES AND UTILITIES.
10.1Standard Services.
As long as Tenant is not in default under any of the provisions of this Lease, Landlord shall cause the Leased Premises (in accordance with Section 12.3) and the public and common areas of the Building, including the lobbies, elevators, stairs, corridors and rest rooms, to be maintained in reasonably good order and condition consistent with the operation and maintenance of the Bank of America Building as a first-class office and retail building in downtown Bellevue, except for damage occasioned by any act or omission of Tenant or Tenant’s officers, contractors, agents, invitees, licensees or employees, the repair of which shall be paid for by Tenant. From 7:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays (“Regular Business Hours”), Landlord shall furnish the Leased Premises with electricity for lighting and operation of low power usage office machines, water, heat, air conditioning and elevator service (the “Standard Services”). During all other hours, Landlord shall furnish the Standard Services, including elevator service as reasonably required to provide access to the Leased Premises, except for heat and air conditioning and lighting. If requested by Tenant, Landlord shall furnish heat and air conditioning and lighting at times other than Regular Business Hours and the cost of such services, as established by Landlord, shall be paid by Tenant in the same manner as provided in Section 5 above. Landlord also shall provide lamp replacement service for Building Standard fluorescent light fixtures, toilet room supplies, window washing at reasonable intervals and customary building janitorial service as part of the Standard Services, although no janitorial service shall be provided for Saturdays, Sundays or legal holidays. The cost and expense of any janitorial or other services provided or caused to be provided by Landlord to Tenant in addition to the services ordinarily provided Bank of America Building tenants shall be paid by Tenant in the same manner as provided for payment in Section 5 above.
10.2Interruption of Services.
Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption or failure of the Standard Services due to any cause whatsoever. No temporary interruption or failure of the Standard Services incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord’s reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder.
10.3Additional Services.
Tenant shall not install lights and equipment in the Leased Premises with heating loads which in the aggregate exceed the Bank of America Building standard mechanical system. Landlord shall not arbitrarily withhold consent to Tenant’s installation of lights and equipment exceeding such amount but may condition its consent on Tenant’s payment of the costs incurred by Landlord for the installation, operation, repair and maintenance of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights. In addition, Tenant shall pay to Landlord, in advance, on the first day of each month during the Lease Term, such amount estimated by Landlord to be the cost of furnishing electricity to Tenant for the operation of such equipment or lights and such amount estimated by Landlord to be the cost of operating and maintaining the supplementary air conditioning units as necessitated by Tenant’s use of such equipment or lights. Such costs shall be paid by Tenant in the same manner as provided in Section 5 above. In the event of nonpayment of amounts due for any of the above-described additional services, Landlord shall have the same rights and remedies as it has with respect to the nonpayment of rent hereunder. Landlord shall be entitled to install and operate, at Tenant’s sole cost and expense, a monitoring or metering system in the Leased Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment and lights and from Tenant’s after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord’s instructions for the use of drapes, blinds and thermostats in the Bank of America Building.
11.IMPROVEMENTS, ALTERATIONS AND ADDITIONS.
11.1Premises Improvements.
(a)Prior to the Commencement Date, the Leased Premises shall be improved by Landlord (the “Premises Improvements”), which Premises Improvements shall be in accordance with mutually agreed upon plans and specifications for such improvements (the “Premises Plans”). The Premises Improvements shall be performed and installed by design professionals and contractors selected by Landlord in the exercise of Landlord’s subjective discretion, and shall be performed in accordance with the requirements set forth in Exhibit “D”. Landlord shall contract directly with the contractors constructing the Premises Improvements. Landlord shall contract directly with the Project Architect for architectural services related to the Premises Improvements. Landlord shall pay certain amounts toward the cost of the Premises Improvements (“Landlord’s Improvement Allowance”). Landlord’s Improvement Allowance is

limited to Seventy-nine Thousand Nine and 00/100 Dollars ($79,009.00). Landlord’s Improvement Allowance shall be used exclusively for the Premises Improvements (including all sales and other applicable taxes but not including furniture, trade fixtures, equipment, inventory, or personal property, which shall be Tenant’s sole cost and responsibility); provided, however, Tenant has the right to use up to Twenty-two Thousand Five Hundred Seventy-four and 00/100 Dollars ($22,574.00) of Landlord’s Improvement Allowance to offset data, telephone, and similar communication cabling costs.
(b)Any and all costs for the construction and installation of the Premises Improvements (including but not limited to the cost of all working drawings, space plans, and engineering, architectural, design and consulting fees) in excess of Landlord’s Improvement Allowance (“Excess Improvement Costs”) shall be Tenant’s sole responsibility and shall be paid by Tenant promptly when due. Tenant’s failure or refusal to pay any such Excess Improvement Costs shall be a material breach of this Lease and a default hereunder. If it should appear to Landlord at any time that Tenant is or may be obligated to pay for any Excess Improvement Costs, in addition to any and all other rights and remedies to which Landlord may be entitled, Landlord shall have the right, but not the obligation, to immediately stop or prevent any and all further design, construction and installation work until Landlord has received satisfactory assurances that Tenant can and will promptly pay all Excess Improvement Costs.
(c)Prior to the Commencement Date, the Project Architect shall certify that the Premises Improvements are substantially complete in accordance with the Premises Plans. If substantial completion of the Premises Improvements is delayed by Tenant’s acts or omissions, change in design decisions, revisions or• additional work, or those of Tenant’s agents, then the Commencement Date shall be the date substantial completion of the Premises Improvements would have been achieved but for•_ the Tenant delay, as determined by the Project Architect. The terms “substantial completion” or “substantially complete”, as used herein, means that stage of construction where the Premises Improvements are usable for their principal intended purpose, as determined in good faith by the Project Architect, and the applicable governmental authorities deem the Leased Premises approved for occupancy, notwithstanding the possible need to complete, finish or install non-critical improvement features and fixtures. The existence of repairs or defects of a nature commonly found on a “punch list,” (meaning minor items that do not materially impact Tenant’s use of the Leased Premises), after turnover to Tenant, shall not postpone the Commencement Date or result in a delay or abatement of Tenant’s obligation to pay rent or give rise to a damage claim against Landlord, provided Landlord shall use commercially reasonable efforts to complete such punch list items within sixty (60) days after Landlord’s receipt of Tenant’s punch list, referred to below. Tenant’s occupancy of the Leased Premises shall be deemed an acknowledgement that the Leased Premises is in good condition and repair and that Landlord has caused the Bank of America Building and all of the Premises Improvements to be constructed as required by this Lease, subject to those items, if any, specified in any punch list to be delivered by Tenant within thirty (30) days following substantial completion.
(d)All improvements and fixtures made or installed in or to the Leased Premises, including all Premises Improvements, are the property of Landlord. The Premises Improvements shall not include, and Tenant shall be solely responsible for all costs associated with (1) the interior design of the Leased Premises, (ii) security and access control to the Leased Premises, (iii) data, telephone, and similar communications cabling in excess of Twenty-two Thousand Five Hundred Seventy-four and 00/100 Dollars ($22,574.00), as set forth in paragraph 11.1(a) above, and (iv) furniture, fixtures and equipment. The foregoing shall be deemed to be a financial accommodation of the type referenced in 11 USC §365(c)(2) and a material and substantial part of this Lease transaction, as amended.
11.2Alterations by Tenant

After completion of Premises Improvements, Tenant shall not make any subsequent alterations, additions or improvements in, on, or to the Leased Premises without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord may deem appropriate. Tenant shall submit complete sets of final plans and specifications for all such alterations, additions or• improvements to Landlord for approval. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant’s sole cost and expense. Prior to the commencement of any such work, Tenant shall notify Landlord of the contractors that will be retained by Tenant to perform the work. Landlord shall have the right to approve or disapprove in advance any or all contractors to be retained by Tenant for such work. Landlord shall promptly be provided with complete “as built” drawings and specifications for all alterations, additions and improvements made by Tenant. Tenant shall secure all governmental permits, approvals or• authorizations required for such work. All alterations, additions and improvements (including but not limited to all light fixtures and floor coverings but excluding any inventory, furniture and similar personal property which does not become a part of the Leased Premises) shall immediately become the property of Landlord, without any obligation on the part of Landlord to pay therefor, upon installation in the Leased Premises. Upon the expiration or sooner termination of the Lease Term, Tenant shall forthwith remove (at Tenant’s sole cost and expense) all alterations, additions or improvements made by Tenant (except original leasehold improvements constructed as part of Premises Improvements) designated by Landlord to be removed and Tenant shall repair (at its sole cost and expense) any damage to the Leased Premises caused by such removal. Notwithstanding anything herein or elsewhere in this Lease to the contrary, Tenant shall remove all voice and data cabling and other telecommunications equipment installed by Tenant, and shall restore the Leased Premises to the condition they were in prior to the installation of such items. Tenant’s obligations hereunder• shall survive the expiration or termination of this Lease. Tenant shall be permitted to install card readers on the stairwell doors adjacent to floor 12 of the Bank of America Building, subject to approval by Landlord and the City of Bellevue.
11.3Disability Laws.
Notwithstanding anything in this Lease to the contrary, if Tenant constructs, makes or installs or causes to be constructed, made or installed any improvement or alteration in or to the Leased Premises, Tenant shall be solely responsible for ensuring that such improvements and/or alterations do not violate any provision in any local, state or federal law or regulation relating to accessibility for handicapped persons or the removal of architectural or communication barriers to accessibility (“Disability Law”), including but not limited to RCW Chapter 70.92 and The Americans with Disabilities Act. Any approval by Landlord of Tenant’s plans or specifications for any such improvements or alterations shall not be a representation or warranty, express or implied, by Landlord that such plans will comply with any Disability Law. If any claim is asserted against Landlord under any Disability Law which claim relates directly or indirectly to any alterations or improvements installed, made or constructed, directly or indirect, by or for Tenant in or to the Leased Premises or any trade fixture or personal property item used by Tenant in the Leased Premises, Tenant shall defend, indemnify and hold Landlord harmless from and against the claim and any and all charges, liabilities, obligations, penalties, damages, judgments, costs and expenses (including attorneys’ fees) arising or incurred against or suffered, directly or indirectly, by Landlord relating thereto. If it should be determined that any improvement or alteration constructed, made or installed in or to the Leased Premises, directly or indirectly, by or for Tenant or any trade fixture or personal property item used by Tenant in the Leased Premises is an illegal architectural or communication barrier• under any Disability Law, Tenant shall immediately, at its sole cost and expense, remove the barrier or, to the extent allowed by the Disability Law, provide alternatives to the barrier so as to make the Leased Premises accessible to handicapped persons. No alteration or improvement in the Leased Premises will be approved by Landlord if it will require that barriers outside the Leased Premises be removed under any

Disability Law. Tenant shall not have any basis for objecting to Landlord’s judgment regarding the probable application of any Disability Law provided Landlord does not act arbitrarily.
12.MAINTENANCE OF THE PREMISES.
12.1Maintenance and Repair by Tenant.
Tenant shall at all times throughout the Lease Term, at its sole cost and expense, keep the Leased Premises (including all exterior doors and entrances, windows and moldings and trim on all doors and windows) and all partitions, door surfaces, fixtures, equipment and appurtenances thereof in good order, condition and repair consistent with a first-class office building, damage by unavoidable casualty excepted (but not excluding any damage caused by burglary, attempted burglary or vandalism of the Leased Premises).
12.2Failure to Maintain.
If, after five (5) days’ prior written notice (except in emergencies) from Landlord, Tenant fails to keep, preserve and maintain the Leased Premises as set forth in Section 12.1 above, Landlord may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as additional rent. Landlord shall have the right to enter the Leased Premises for the purpose of undertaking such work upon the failure of Tenant to do so.
12.3Repair by Landlord.
Landlord shall keep the roof, exterior walls, exterior building windows, public corridors, equipment used in common with other tenants (such as elevators, plumbing, heating, air-conditioning and similar equipment) and building structure of the Leased Premises in a good state of repair, and shall accomplish such repairs as may be needed promptly after receipt of written notice from Tenant. If repairs are required by reason of Tenant’s acts or negligent failure to act, Tenant shall promptly pay Landlord, as additional rent, for the cost thereof. Except as otherwise specifically provided in Sections 16 or• 28, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Leased Premises or building of which the Leased Premises are a part, or in or to fixtures, appurtenances and equipment therein. In no event shall Landlord be liable to Tenant for any damage to the Leased Premises or for any loss, damage or injury to any property therein or thereon resulting from acts by other third parties or occasioned by fire; explosion; falling plaster; the breaking, bursting, stoppage or leaking of water, gas, sewer, electrical cables, wires or steam pipes; or from water, rain, or other substances leaking or coming from the roof, street, subsurface or from any other place or from dampness or from any similar risks or causes. Landlord shall not be liable for any loss or damage to any person or property sustained by Tenant or any other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of Bellevue Place, or of any other third parties.
12.4Surrender of Leased Premises.
At the expiration or sooner termination of this Lease, Tenant shall return the Leased Premises to Landlord in the same condition in which it was initially received (or, if altered by Landlord or• by Tenant with Landlord’s consent, then the Leased Premises shall be returned in such altered condition), reasonable wear and tear and damage by fire or other unavoidable casualty excepted (excluding burglary, attempted burglary and vandalism). Tenant shall remove all inventory, furniture and other• personal property which does not become a part of the Leased Premises, and all alterations and improvements which Landlord designates to be removed pursuant to Section 11.2 above, and shall restore the Leased Premises to the condition it was in prior to the installation of such items. Tenant’s obligations under this Section 12 shall survive the expiration or termination of this Lease.
13.ACCEPTANCE OF THE LEASED PREMISES.
Except as otherwise provided in this Section 13, and subject to Landlord’s completion of the Premises Improvements in accordance with Section 11.1 above, Tenant has inspected the Leased Premises and accepts the same in their current condition and waives the right to make any claim against Landlord for any matter directly or indirectly arising out of the condition of the Leased Premises, appurtenances thereto, the improvements thereon and the equipment thereof. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR HABITABILITY.
14.DEFAULT BY LANDLORD.
Landlord shall not be in default under this Lease unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event less than thirty (30) days after written notice by Tenant to Landlord and to the holder of all mortgages and deeds of trust covering the Leased Premises whose names and addresses shall have been furnished to Tenant in writing. The notice shall specify wherein Landlord has failed to perform such obligation; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease and which Tenant otherwise may have until such thirty (30) days have elapsed. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and, subject to Section 30, Tenant’s remedies shall be limited to damages.
15.ACCESS.
15.1Right of Entry.
Tenant shall permit Landlord and its employees, agents and contractors to enter into and upon the Leased Premises at any time during normal business hours (8:00 a.m. to 6:00 p.m.) for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Leased Premises or the Bank of America Building. If Tenant is not personally present to permit entry, in case of emergency or urgent necessity Landlord may forcibly enter the same at any hour without rendering Landlord liable therefor. Nothing contained in this Section shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease. Landlord shall have the right to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of this Lease.
15.2Excavation.
If an excavation is made of property adjacent to the Leased Premises, Tenant shall and does hereby afford to the person causing or authorized to cause such excavation, an irrevocable license to enter upon the Leased Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall of the building of which the Leased Premises are a part from injury or damage and to support the same by proper foundations or other means, without any claim for damages against Landlord or diminution or abatement of rent.
16.DAMAGE OR DESTRUCTION.
16.1Insured Loss.
Subject to Section 16.2, if the Leased Premises are damaged by perils covered by Landlord’s insurance coverage and the proceeds therefrom are sufficient to cover the cost of repairs and are made available to Landlord for the purpose of repairing such damage, Landlord agrees to forthwith repair the same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Rent and Additional Rent from the date of damage and while such repairs are in progress, provided said damage did not result from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant. Such proportionate reduction shall be based upon the extent to which the damage and making of such repairs materially interfere, if at all, with the business carried on by Tenant in the Leased Premises. If such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, the Rent and Additional Rent shall abate only to the extent Landlord receives proceeds from Landlord’s rental income insurance policy to compensate Landlord for the loss of such rent.
16.2Uninsured Loss.
If the Leased Premises are damaged as a result of any cause other than the perils covered by Landlord’s insurance coverage or if the insurance proceeds are not sufficient to cover the cost of repairs, Landlord shall forthwith repair• the same provided the cost of repair• is less than ten percent (10%) of the then replacement cost of the Leased Premises. If the Leased Premises are damaged as a result of a:cause other than a peril covered by Landlord’s insurance coverage, or if the insurance proceeds from Landlord’s insurance are not made available to Landlord for the purpose of repairing the Leased Premises, or, if the cost of repair is equal to or greater than ten percent (10%) or more of the replacement cost of the Leased Premises, then Landlord shall have the option to (i) repair or restore such damage, in which event this Lease shall continue in full force and effect but the Rent and Additional Rent shall be proportionately reduced as provided in Section 16.1 above; or (ii) at any time within one hundred twenty (120) days after such damage give notice to Tenant of the termination of this Lease as of the date specified in such notice, which date shall not be less than thirty (30) days after the date of such notice. If such notice is given, this Lease shall terminate and all interest of Tenant in and to the Leased Premises shall end on the date so specified in such notice and the Rent and Additional Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage materially interfered with the business carried on by Tenant in the Leased Premises, shall be paid up to date of such termination.
16.3No Obligation.
Notwithstanding anything to the contrary contained in this Section 16, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when the damage resulting from any casualty occurs during the last twenty-four (24) calendar• months of the Lease Term.
16.4Partial Destruction of the Bank of America Building.
If a portion of the Bank of America Building is damaged and the insurance proceeds therefrom are not sufficient to cover the cost of repairs or are not made available to Landlord for the purpose of repairing the same, or if thirty percent (30%) or more of the Rentable Area of the Bank of America Building is damaged, notwithstanding that the Leased Premises may be unaffected, Landlord may terminate this Lease and the tenancy hereby created by giving Tenant not less than thirty (30) days’ prior written notice of Landlord’s election to terminate the tenancy; provided, however, that such notice shall be given, if at all, within one hundred twenty (120) days following the date of occurrence of such damage or destruction. Rent and Additional Rent shall be prorated as of the date of such termination.
16.5Business Interruption.
No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased Premises or of the Bank of America Building. Landlord shall use reasonable efforts to effect such repairs promptly.
17.MUTUAL RELEASE AND WAIVER OF SUBROGATION.
Landlord and Tenant hereby mutually release each other from liability, and waive all right of recovery against each other, for any injury, loss or damage to any building, structure, inventory or other tangible property and any revenues, profit and rents to be generated therefrom, whether due to negligence or any other insured cause, if such injury, loss or damage is caused by any of the perils which are covered by a first-party insurance policy benefiting the party suffering such injury, loss or damage, or if such injury, loss or damage was required to be covered by insurance pursuant to this Lease; provided that this Section shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. This Waiver only applies to insured property losses and does not limit the ability to recover for deductibles or other uninsured losses. Landlord and Tenant acknowledge that their current insurance policies, as of the date of this Lease, will not be invalidated. In the future, if avoiding any invalidation can be effected by the payment of money to such insurer, the other party may elect to pay such amount to obtain such waiver of subrogation for its benefit. Landlord and Tenant, respectively, shall promptly notify the other if its insurance will be invalidated by the foregoing release and waiver or if any payment is required to avoid such invalidation. Notwithstanding anything to the contrary, this Section shall not apply to any claim by Landlord for any Rent, Additional Rent or Other Charges payable under this Lease. Landlord and Tenant specifically intend, however, that this Section shall apply to any potential claim that could otherwise be made by Landlord for any rents to be paid by other occupants of Bellevue Place or any claim that could potentially be made by Tenant for any lost sales, profits or revenues that could have been generated from or operating expenses related to the Leased Premises or elsewhere,
18.INDEMNITY.
18.1Generally.
Landlord shall not be liable for the loss of or damage to any property (including property of Tenant and others) occurring in or about the Leased Premises from any cause whatsoever. Landlord shall not be liable for injury to any person occurring in or about the Leased Premises except and to the extent that such injury is caused by Landlord’s negligence. Except to the extent an injury to any person is caused by Landlord’s negligence, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, charges, liabilities, obligations, penalties, damages, costs and expenses (including attorneys’ fees) arising, claimed, charged or incurred against or by Landlord from any matter or thing arising from Tenant’s use of the Leased Premises, the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Leased Premises, and Tenant shall further indemnify and hold Landlord harmless from and, against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part or to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorneys’ fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of such a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by legal counsel reasonably satisfactory to Landlord.
18.2Concurrent Negligence of Landlord and Tenant Relating to Construction, Repair and Maintenance Activities.
Notwithstanding Section 18.1 above, in the event of concurrent negligence of Tenant, its agents, employees, sublessees, invitees, licensees or contractors on the one hand, and that of Landlord, its partners, agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Leased Premises or Bellevue Place, Tenant’s obligation to indemnify Landlord as set forth in this Section 18 shall be limited to the extent of Tenant’s negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors, including Tenant’s proportional share of costs, and attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.
18.3Waiver of Workers’ Compensation Immunity.
The indemnification obligations contained in this Lease shall not be limited by any workers’ compensation, benefit or disability laws, and each indemnitor hereby waives any immunity that said indemnitor may have under the Industrial Insurance Act, Title 51 RCW and similar workers’ compensation, benefit or disability laws.
18.4Provisions Specifically Negotiated.
LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION, RELEASE AND WAIVER PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKERS’ COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.
19.INSURANCE.
19.1Liability Insurance.
(a)Liability Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, a policy of comprehensive/commercial general liability insurance insuring Tenant’s activities with respect to the Leased Premises, Bank of America Building and Bellevue Place against loss, damage or liability for personal injury or death or loss or damage to property with a limit of not less than Two Million Dollars ($2,000,000) combined single limit for policies without a general aggregate limit. For policies with a general aggregate limit, such aggregate limit shall be not less than Two Million Dollars ($2,000,000) and include an endorsement providing that the foregoing limit shall apply per location, including the Leased Premises, and have an occurrence limit not less than Two Million Dollars ($2,000,000). In the event Tenant obtains a policy with a general aggregate limit, Tenant shall immediately notify Landlord if claims covered by such policy or policies at any time are made against Tenant which claims exceed fifty percent (50%) or more of the aggregate limit.

Notwithstanding the foregoing, if during the Lease Term, in Landlord’s reasonable judgment, the policy limits required hereunder are no longer adequate to provide reasonable protection to Landlord, Landlord may notify Tenant of such inadequacy and an appropriate level of coverage and Tenant, within thirty (30) days of receiving such a notice, shall obtain such additional amounts of insurance and provide Landlord with satisfactory evidence thereof Reference may be made to policy amounts required by other landlords for similar space and operations in determining what is reasonable protection hereunder. The insurance required under this Section shall be with companies rated A-VII or better in Best’s Insurance Guide. Landlord, Kemper Development Company, and any other parties in interest designated by Landlord, shall be named as additional insureds. The insurance policy shall bear an endorsement that the policy shall not be cancelled or the policy limits reduced by endorsement below the coverage required by this Lease for any reason other than nonpayment of premiums except upon forty-five (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof; including applicable endorsements, showing Landlord as an additional insured and the applicable policy limits thereof. In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease.
(b)Service of Alcoholic Beverages. The insurance to be carried by Tenant pursuant to Section 19.1(a) above shall not exclude liability for violation of any governmental statute, ordinance, regulation or rule pertaining to the sale, gift, distribution or use of any alcoholic beverages, or liability by reason of the selling, serving or giving of any alcoholic beverage to a minor or to a person under the influence of alcohol or any other person, or which causes or contributes to the intoxication of any persons. Accordingly, the indemnification obligations in Section 18 of this Lease shall extend, as well, to damages occurring at locations other than the Leased Premises and resulting from risks insurable by any of the following (i) so-called drain shop liability insurance, (ii) host liquor liability insurance or (iii) liquor legal liability insurance or otherwise related to the sale, gift, distribution or use of alcoholic beverages.
19.2Property Insurance.
In addition to the insurance required by Sections 19.1 and 19.2, Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, property insurance covering Tenant’s supplies, inventory and other personal property as well as all improvements, additions and modifications to or in the Leased Premises, in an amount equal to full replacement cost without co-insurance penalty. The insurance policy shall bear an endorsement that the policy shall not be canceled or the policy limits reduced below the coverage required by this Lease for any reason other than non-payment of premiums, except upon forty-five (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice to Landlord for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof.
19.3Failure to Maintain.
If Tenant fails or refuses to maintain any insurance required by this Section 19, Landlord, at its discretion, may obtain and maintain insurance for such items and interests to protect Landlord in such amounts as Landlord may determine to be appropriate and any and all premiums paid or payable by Landlord therefor shall be deemed to be additional rent and shall be due on the payment date of the next installment of Rent hereunder. The failure to obtain or maintain any insurance required by this Section 19 shall constitute a material breach of this Lease.

19.4Increase in Insurance Premium.
Notwithstanding anything in this Lease to the contrary, Tenant shall not keep, use, sell or offer for sale in or upon the Leased Premises any article, nor conduct any activities or operations, which are or may be prohibited by Landlord’s insurance carriers. Tenant shall pay any increase in premiums for property or liability insurance maintained by Landlord resulting from Tenant’s use or occupancy of the Leased Premises, whether or not Landlord has consented thereto, In the event of such increased insurance premiums to Landlord, Tenant also shall pay immediately to Landlord an amount equal to any additional premium on the insurance policy or policies that Landlord may carry for its protection against loss resulting from any insured event. In determining whether increased premiums are the result of Tenant’s use or occupancy of the Leased Premises, the rates and premiums determined by the organization setting the insurance premiums shall be conclusive evidence of the several items and charges which make up the insurance premiums. Landlord shall deliver bills for such additional amounts to Tenant at such times as Landlord may elect, and Tenant shall immediately pay Landlord therefor.
20.ASSIGNMENT AND SUBLEASING.
20.1Assignment or Sublease.
Tenant shall not assign, transfer, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, nor sublease the whole or any part of the Leased Premises, nor shall this Lease or any interest hereunder be assignable or transferable by any process or proceeding of any court, or otherwise, without in each case first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such transaction undertaken without Landlord’s prior written consent shall be null and void.
In determining whether• to grant consent to Tenant’s sublease or assignment request, Landlord may consider any factor, including but not limited to the experience and business reputation of the proposed assignee or sublessee in operating a business for the uses set forth in the Lease; whether the clientele, personnel and foot traffic generated by such proposed assignee or sublessee is satisfactory to Landlord; notwithstanding that Tenant and/or others remain liable under the Lease, whether the proposed assignee or sublessee has a net worth, and financial strength and credit record, reasonably satisfactory to Landlord; use of the Leased Premises by the proposed assignee or sublessee must be identical to the use permitted by the Lease; use of the Leased Premises by the proposed assignee or sublessee will not violate or create any potential violation of any laws; whether the quality of the business to be operated or likely to be operated by the proposed assignee or sublessee is satisfactory to Landlord; and whether Landlord’s consent might result in a breach of any other lease or agreement to which Landlord is a party; and whether the product mix and target customer base of the proposed assignee or sublessee is consistent with the product mix and target customer base that Landlord is trying to maintain or achieve within Bellevue Place.
No assignment, subleasing or other transfer shall relieve Tenant of any liability under this Lease. The prohibition set forth in this Section 20 includes, without limitation (and the following shall be deemed to be “assignments”): (i) a consolidation or• merger of Tenant; (ii) a change in the ownership or• voting rights of more than twenty-five percent (25%) of the issued and outstanding stock of any corporate tenant; (iii) any subleasing or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other significant change in corporate or proprietary structure; (iv) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without the specific assignment of this Lease; and (v) a change in control in any partnership tenant. The acceptance by Landlord of any amounts following any transaction prohibited hereunder shall not be deemed to be a consent by Landlord nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder•. Consent to any such assignment, subleasing or other transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subleasing or• transfer. If Landlord’s consent is requested for an assignment or sublease of all or a portion of the Leased Premises, Landlord shall have the right to terminate this Lease with respect to that portion of the Leased Premises for which such consent is requested, at the proposed effective date of such assignment or subleasing, and enter into the relationship of Landlord and Tenant with the proposed assignee or subtenant based on the rent (and/or other compensation) and term agreed to by such assignee or subtenant and otherwise upon the terms and conditions of this Lease. In connection with any sublease or assignment, Tenant shall promptly provide Landlord with fully executed copies of all assignment, sublease and assumption instruments.
20.2Assignee Obligations.
As a condition to Landlord’s consent, any potential assignee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, Other Charges and the performance of all terms, covenants and conditions of this Lease.
20.3Sublessee Obligations.
As a condition to Landlord’s consent, any potential sublessee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under the Lease during the term of the sublease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, and Other Charges, and the performance of all terms, covenants, and conditions of this Lease.
20.4Conditional Consents.
Any consent by Landlord to any assignment or subleasing may be subject to any terms or conditions as Landlord shall determine appropriate (including but not limited to requiring that any and all guarantors of the Lease agree to continue to guarantee the Lease obligations after the assignment) and all such terms and conditions shall be binding upon any person holding by, under or through Tenant.
20.5Attorneys’ Fees and Costs.
Tenant shall reimburse Landlord for• Landlord’s attorneys’ fees and costs incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subleasing or encumbrance.
21.ADVERTISING.
Tenant shall not inscribe any inscription, or post, place, or in any manner display any sign, awning, canopy, marquee, decoration, graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Leased Premises or the Bank of America Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Leased Premises without first obtaining Landlord’s written consent thereto, such consent to be at Landlord’s sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Leased Premises or the Bank of America Building caused thereby. All such signs and advertising matter shall comply with all applicable laws, governmental regulations, ordinances and orders,
22.LIENS.

No work performed by Tenant pursuant to this Lease shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s, materialmen’s or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve, alter or repair the Leased Premises. Tenant shall keep the Leased Premises, the Bank of America Building and Bellevue Place free and clear of all liens and encumbrances arising out of any work performed for, materials furnished to and obligations incurred by or on behalf of Tenant and Tenant shall indemnify and hold Landlord harmless from any liability from any and all costs, liabilities and expenses (including but not limited to attorneys’ fees and Landlord’s reasonable administrative costs and expenses) arising therefrom. Prior to commencing any improvement, alteration or repair work to the Leased Premises, Tenant shall provide to Landlord, at Tenant’s sole cost and expense, separate payment and performance bonds for such work and materials in an amount equal to either (i) the actual contract price if the contract price is fixed, or (ii) one and one-half (1-1/2) times the estimated cost of the improvements, alterations or repairs which Tenant desires to make within the Leased Premises if the contract price is not fixed. Such bonds shall cover the faithful performance of the contract and payment of all obligations arising therefrom and insure Landlord against any and all liability for mechanics’ and materialmen’s liens and other similar liens and insure the completion of such work, If any lien is filed against the Bank of America Building, Bellevue Place or the Leased Premises by any person claiming by, through or under Tenant, Tenant shall, at Tenant’s sole cost and expense, immediately discharge the same. If Tenant shall fail to cause such lien to be immediately discharged of record, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including any reasonable attorney’s fees incurred by Landlord in defending against or responding to such lien or in procuring its discharge of record, shall be due and payable by Tenant as additional rent.
23.TENANT’S DEFAULT.
23.1Default.
The following shall constitute defaults and breaches of this Lease by Tenant:
(a)Vacating the Leased Premises, The vacation or abandonment of the Leased Premises by Tenant or the failure of Tenant to be open for business on a fully-operational basis (except in the event of damage or destruction to the Leased Premises or when due to some other cause beyond Tenant’s reasonable control, which prevents Tenant from conducting its business within the Leased Premises) for five (5) days or more.
(b)Failure to Pay Rent. Tenant’s failure to make any payment of Rent, Additional Rent or Other Charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant,
(c)Failure to Perform. Tenant’s failure to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant where such failure continues for a period of ten (10) days (except as otherwise provided in this Lease) after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s failure is such that more than ten (10) days are required for• its Cure, Tenant shall not be deemed to be in default under this Section 23.1(e) if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion,
(d)Bankruptcy. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under• any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days of filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or• of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days after appointment of such trustee or receiver, or the filing of the petition for the appointment of the same, whichever shall first occur.
(e)Repeated Defaults. Tenant’s failure to perform or observe any of Tenant’s obligations under the Lease after Tenant has neglected or failed to perform or observe any of Tenant’s obligations under the Lease at least twice previously (although Tenant shall have cured any such previous failure after notice from Landlord, and within the notice period).
23.2Remedies in Default.
In the event of any default or breach of this Lease by Tenant (whether or not set forth in Section 23.1 above), Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:
(a)Terminate the Lease. Terminate Tenant’s right to possession of the Leased Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from the Tenant all past due Rent, Additional Rent and Other Charges and ail other amounts owed under the terms of this Lease; the expense of re-leasing the Leased Premises, including but not limited to the expense of renovating and alterations to the Leased Premises and any leasing commissions; reasonable attorneys’ fees and costs; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent and Additional Rent called for herein for the balance of the Lease Term after the time of such award exceeds the amount of such loss for• the same period that Tenant proves could be reasonably avoided (the “worth at the time of award” shall be determined by discounting such ‘excess amount by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)); and any and all other damages arising from Tenant’s default or breach; or,
(b)Continue the Lease. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover damages, Rent, Additional Rent, Other Charges, and any other payments as may become due hereunder; or,
(c)Other Remedies. Pursue any other remedy or• remedies now or hereafter available to Landlord under the laws or judicial decisions of the State of Washington.
23.3Legal Expenses.
If either party is required to bring or maintain any action (including assertion of any counterclaim or cross-claim, or claim in a proceeding in bankruptcy, receivership or any other proceeding instituted by a party hereto or by others), or otherwise refers this Lease to an attorney for the enforcement of any of the covenants, agreements, terms or conditions of this Lease, the prevailing party, in addition to all other remedies provided herein, shall receive from the other party all costs (including reasonable attorneys’ fees) incurred in the enforcement of the covenants, agreements, terms and conditions of this Lease (whether or not an action is instituted) and including any such costs and fees incurred by the prevailing party on any appeal.
23.4Bankruptcy.

(a)Assumption of Lease. In the event Tenant becomes a Debtor under Chapter 7 of the Bankruptcy Code (“Code”) or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 of the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:
(1)Cured all defaults under the Lease and paid all sums due and owing under the Lease or provided Landlord with “Adequate Assurance” (as defined below) that: (A) within ten (10) days from the date of such assumption, the Trustee or Tenant will completely pay all sums due and owing under• this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default or breach of this Lease, including without limitation, Landlord’s reasonable costs, expenses, accrued interest, and attorneys’ fees incurred as a result of the default or breach; (B) within twenty (20) days from the date of such assumption, the Trustee or Tenant will cure all non-monetary defaults and breaches under this Lease; and (C) the assumption will be subject to all of the provisions of this Lease.
(2)For purposes of this Section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding involving Tenant, at a minimum, “Adequate Assurance” shall mean: (A) the Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease; (B) the Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults and breaches under this Lease within the time periods set forth above; and (C) the Trustee or Tenant, at the very minimum, shall deposit a sum equal to two (2) months’ Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant’s future performance under the Lease.
(b)Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section for the purpose of assigning Tenant’s interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of this Lease, including, without limitation, those with respect to Additional Rent; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under• this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.
(c)Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-In-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; (2) to pay all monetary obligations required under this Lease, including without limitation, the payment of Rent and Additional Rent payable hereunder which is considered reasonable compensation for the use and occupancy of the Leased Premises; (3) provide Landlord a minimum of thirty (30) days’ prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Leased Premises, which abandonment shall be deemed a rejection of this Lease; and (4) to perform to the benefit of Landlord as otherwise required under the Code.

The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.
23.5Remedies Cumulative - Waiver.
Landlord’s remedies hereunder are cumulative and the Landlord’s exercise of or failure to exercise any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or to alter, affect or prejudice any right or remedy which Landlord may have under• this Lease or by law. Neither the acceptance of rent, nor any other• act or omission of Landlord at any time or times after the happening of any breach, default or other event authorizing the cancellation or forfeiture of this Lease, shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the ‘written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any time to stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease, at law or in equity.
24.SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION.
24.1Subordination - Notice to Mortgagee.
At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver all instruments which may be appropriate to subordinate this Lease to any existing or future mortgages or deeds of trust on Bellevue Place, the Bank of America Building or the Leased Premises, and to any extensions, renewals or• replacements thereof; provided, that the mortgagee or beneficiary, as the case may be, shall agree, in exchange for the agreement of Tenant to attorn to such mortgagee or• beneficiary, to recognize this Lease in the event of foreclosure if Tenant is not in default at such time. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in breach or default under any provision of this Lease unless written notice specifying such breach or default is given to Landlord and to all persons who have an interest in all or part of Bellevue Place as mortgagees and/or deed of trust beneficiaries and whose names and addresses have been given to Tenant in writing or are recorded in the records of King County, and the provisions of Section 14 have been fully complied with.
24.2Mortgagee Protection Clause.
Tenant shall give all mortgagees and deed of trust holders, by registered or certified mail, copies of all notices of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees or deed of trust holders. If Landlord fails to cure such default within the time provided in this Lease, then the mortgagees or deed of trust holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, provided that within such thirty (30) days any mortgagee or deed of trust holder commences and diligently pursues the remedies necessary to cure such default (including but not limited to commencement of judicial or nonjudicial foreclosure proceedings, if necessary, to effect such cure).
25.SURRENDER OF POSSESSION.
Subject to the terms of Sections 11, 13 and 16, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Leased Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by fire or other casualty excepted.

26.REMOVAL OF PROPERTY.
Tenant shall remove all of its personal property and improvements designated to be removed pursuant to Section 11.2 at the termination of this Lease either by expiration of the term or other cause, and shall pay Landlord for any damages for injury to the Leased Premises or Bank of America Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever from the Leased Premises or the Bank of America Building at the termination of this Lease or when Landlord has the right of re-entry, Landlord may remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due to Landlord from Tenant under any of the terms hereof; and, fourth, the balance, if any, to Tenant.
27.VOLUNTARY SURRENDER.
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but, at the option of Landlord, shall terminate all or any existing subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
28.EMINENT DOMAIN.
28.1Total Taking.
If all the Leased Premises are taken by the power of eminent domain exercised by any governmental or quasi-governmental authority, this Lease shall terminate as of the date Tenant is required to vacate the Leased Premises and all Rent, Additional Rent and Other Charges due hereunder shall be paid to that date. As used in this Section 28, the term “eminent domain” shall include the taking of property by, through or under any governmental or quasi-governmental authority, and any purchase or acquisition in lieu thereof, whether or not the damaging or taking is by the government or any other person authorized to exercise the power of eminent domain.
28.2Constructive Taking of Entire Premises.
In the event of a taking of a material part, but less than all, of the Bank of America Building, where Landlord shall reasonably determine that the remaining portions of the Bank of America Building cannot be economically or effectively used as desired by Landlord (whether on account of physical, economic, aesthetic or other reasons), Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.
28.3Partial Taking.
If more than fifteen percent (15%) of the Rentable Area of the Leased Premises is taken or appropriated by the power of eminent domain, this Lease, at the option of either party, may be terminated by written notice given to the other party not more than thirty (30) days after Landlord and Tenant receive written notice of the taking or appropriation, and such termination shall be effective as of the date Tenant is required to vacate the portion of the Leased Premises so taken. If more than ten percent (10%) of the Common Area of the Bank of America Building is taken by the power of eminent domain, then Landlord, at its option, may terminate this Lease by written notice given to Tenant within sixty (60) days of the date of such taking. If this Lease is so terminated, all Rent, Additional Rent and Other Charges due hereunder shall be paid to the date of termination. Whenever any portion of the Leased Premises or Common Area is taken by the power of eminent domain and this Lease is not terminated, Landlord, at its expense, shall proceed with reasonable dispatch to restore, to the extent that it is reasonably prudent, the remainder of the Leased Premises and Common Area to their condition immediately prior to such taking, and Tenant, at its sole expense, shall proceed with reasonable dispatch to restore the fixtures and improvements installed by Tenant and Tenant’s furniture, furnishings, and equipment to the same condition they were in immediately prior to such taking. From the date Tenant is required to vacate that portion of the Leased Premises so taken, the Rent and Additional Rent payable hereunder shall be reduced in the same proportion that the area taken bears to the Rentable Area of the Leased Premises prior to the taking.
28.4Damages.
Landlord reserves all rights to the entire damages award or payment for taking by the power of eminent domain, and Tenant shall make no claim whatsoever against Landlord for damages for termination of its leasehold interest in the Leased Premises or for• interference with its business. Tenant hereby grants or and assigns to Landlord any right Tenant may now have or hereafter acquire to such awards and payments and agrees to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. Notwithstanding the foregoing, Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any kiss incurred by Tenant in removing Tenant’s merchandise, furniture and other personal property that Tenant is entitled to remove at the termination of this Lease or for damage to Tenant’s business; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages.
29.NOTICES.
Any notices required in accordance with any of the provisions herein, if to Landlord, shall be delivered in person or mailed by an express mail service, such as Federal Express or UPS, to the address of Landlord as set forth in Section 1.2 above or at such other place as Landlord may in writing from time to time direct to Tenant, and if to Tenant, shall be delivered in person or sent by an express mail service, such as Federal Express or UPS, to Tenant at the Leased Premises. If Tenant is more than one person or entity, any notice required or permitted hereunder may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any notices mailed to Tenant bearing the proper address and adequate postage for delivery shall be deemed effective upon deposit in the U.S. mail.
30.LANDLORD’S LIABILITY.
Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or• the assets of Landlord, but are made and intended for the purpose of binding only the Landlord’s interest in the Leased Premises and Bank of America Building, as the same may from time to tune be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained. Therefore, in consideration of the benefits accruing hereunder•, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(a)The sole and exclusive remedy of Tenant shall be against the Landlord’s interest in the Leased Premises and the Bank of America Building;
(b)No general or limited partner of Landlord, or any director, officer, agent or employee of any corporation if Landlord, or any general or limited partner of Landlord, is a corporation (collectively, for the purpose of this Section 30, referred to as “general or limited partner of Landlord”) shall be sued or named as a party in any suit or action, and Landlord shall not assert therein the defense or lack of personal jurisdiction arising out of Tenant’s compliance with this Section 30;
(c)No general or limited partner of Landlord shall be required to answer or otherwise plead to any service or process;
(d)No judgment will be taken against any general or limited partner of Landlord;
(e)Any judgment taken against any general or limited partner of Landlord may be vacated and set aside at any time nunc pro tunc;
(f)No writ of execution will ever be levied against the asset of Landlord or any general or limited partner of Landlord, other than Landlord’s interest in the Leased Premises or the Bank of America Building;
(g)These covenants and agreements are enforceable both by Landlord and also by any general or limited partner of Landlord.
31.TENANT’S CERTIFICATES.
Tenant shall at any time and from time to time, within ten (10) days after written notice from Landlord; execute, acknowledge and deliver to Landlord or its designee a written statement substantially in the form of Exhibit “G” certifying, to the extent true, that (i) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of all agreements so affecting this Lease); (ii) all conditions under this Lease to be performed by the Landlord have been satisfied, if any; (iii) all required contributions by Landlord, if any, to Tenant on account of Premises Improvements or additional improvements have been received; (iv) as of the date of such certification there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by the Landlord; (v) no Rent or other rent obligation has been paid more than one month in advance; and (vi) no security has been deposited with Landlord (or, if so, the amount thereof). It is intended that all statements delivered pursuant to this paragraph may be relied upon by prospective purchasers of Landlord’s interest, Landlord’s lenders, and other designees of Landlord and Landlord’s lenders. If Tenant fails to respond within ten (10) days of Tenant’s receipt of a written request by Landlord as herein provided, such failure shall be a material default under the terms and conditions of this Lease. In addition, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or• mortgagee, that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the security deposit is as stated in the Lease and that no more than one month’s Rent has been paid in advance.
32.RIGHT TO PERFORM.

If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.
33.AUTHORITY.
Each individual executing this Lease on behalf of Tenant personally represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms and, if Tenant is a corporation, in accordance with a duly adopted resolution of the Board of Directors of Tenant and that such action and execution is in accordance with the bylaws of Tenant. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.
34.PARKING AND COMMON AREAS.
34.1Parking.
Landlord shall provide Tenant with two point seven (2.7) parking permits for each one thousand (1,000) square feet in the Rentable Area of the Leased Premises, at the current rate of One Hundred Ninety-two and 00/100 Dollars ($192.00) per parking permit per month (excluding tax), which monthly rate may increase from time to time during the Lease Term. If available, additional parking permits may be purchased by Tenant on a month to month basis at the then current rates for such parking. Tenant’s employees shall not park their vehicles in the automobile parking areas of the Common Areas and Facilities which may from time to time be designated for patrons of Bellevue Place. Landlord at all times shall have the right to designate the particular parking areas to be used by Tenant’s employees and any such designation may be changed from time to time. Tenant and its employees shall park their vehicles only in those portions of the Common Areas and Facilities, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with Tenant’s and Tenant’s employees’ state vehicle license numbers within fifteen (15) days after Tenant opens for business in the Leased Premises and Tenant shall thereafter notify Landlord of any changes within two (2) days after such change occurs. If Tenant or its employees fail to park their vehicles in designated parking areas, then Landlord, without limiting any other remedy Landlord may have, may charge Tenant a minimum of Ten Dollars ($10.00) per day for each day or partial day for each vehicle improperly parked; provided, however, Landlord shall give Tenant written notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued; and if not discontinued within such two-day period, then the vehicle fines shall commence. After notice of the first such violation, no notice of any subsequent violation shall be required prior to the imposition of any parking fine. All amounts due under the provisions of this Section shall be additional rent and due and payable by Tenant within ten (10) days after demand therefor. Tenant shall notify its employees in writing of the provisions of this Section.
34.2Common Areas.
Landlord shall at all times have exclusive control and management of the Common Areas and Facilities of Bellevue Place. Tenant shall have the nonexclusive right in common with others to use the public areas of the Bank of America Building and the Common Areas and Facilities of Bellevue Place, subject to such nondiscriminatory rules and regulations as Landlord may adopt from time to time governing the use thereof including, but not limited to, the right to close the same from time to time to such an extent as may be legally sufficient, in Landlord’s opinion, to prevent a dedication thereof or the accrual of right to any person or to the public therein. Tenant shall comply with the rules and regulations that Landlord and the owner or ground lessee of Bellevue Place may from time to time promulgate and/or modify regarding use and operation of the Common Areas of the Bank of America Building and Common Areas and Facilities of Bellevue Place. The rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of such rules and regulations by any other tenants or occupants of space in either Bellevue Place or the Bank of America Building. The term “Common Areas and Facilities of Bellevue Place” refers to all on and off-site areas and/or related facilities which are made available or are used from time to time for the general use, convenience and benefit of Landlord and other persons entitled to occupy space in Bellevue Place, including their employees, invitees, licensees and guests, which areas shall include, but not be limited to, all parking structures and parking areas (including off-site parking), driveways, sidewalks, landscaped or planted areas, pedestrian areas, lobbies, walkways, the Wintergarden Retail Center and Parking Garage. The term “Common Areas and Facilities of Bellevue Place” also refers to all on-site and off-site areas and/or related facilities which may not be accessible to Tenant and other persons entitled to occupy space in Bellevue Place, but which are used in conjunction with the operation, management, repair or maintenance of Bellevue Place, including, but not limited to janitorial closets, on and/or off-site management offices and maintenance areas. The term “Common Areas and Facilities of the Bank of America Building” refers to the Common Areas and Facilities of Bellevue Place located within the Bank of America
35.TRANSPORTATION MANAGEMENT PROGRAM.
Tenant shall cooperate with Landlord and the designated Transportation Management Association in complying with the terms and conditions of the Bellevue Place Transportation Management Program, as set forth in the Bellevue Place Transportation Management Agreement, a copy of which is attached hereto as Exhibit “F” and incorporated herein, and shall become a member participant in the designated Transportation Management Association. Tenant shall designate one of its employees or agents as Tenant Transportation Coordinator, who shall represent Tenant in all matters pertaining to transportation management. Landlord shall be immediately notified of any change in the Transportation Coordinator.
36.QUIET ENJOYMENT.
Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease to be performed on its part and upon the prompt and timely payment of all sums due hereunder, shall have and possess the Leased Premises for the Lease Term set forth herein.
37.GENERAL.
37.1Captions.
Any section or paragraph titles or captions are for convenience only and shall not be deemed to define, limit or otherwise modify the scope and intent of this Lease or any provision thereof.
37.2Bellevue Place Rent and Income.

All amounts to be paid hereunder, specifically including all Rent, Additional Rent and Other Charges, shall be paid as and when due, and without any setoff or deduction whatsoever. Landlord shall be entitled to all rent and other payments on all leases and tenancies at Bellevue Place on all property owned or leased by Landlord and any other payments made to Landlord or its agents for any other activities, uses or operations at Bellevue Place.
37.3Successors or Assigns.
All the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant, their respective heirs, administrators, executors, successors and assigns, and upon any person or persons coining into ownership or possession of any interest in the Leased Premises by operation of law or otherwise, and shall be construed as covenants running with the land,
37.4Tenant Defined.
The word “Tenant” as used herein shall mean each and every person, partnership, limited liability company or corporation who is mentioned as a Tenant herein or who executes this Lease as Tenant.
37.5Lost Security or Access Key Card.
Tenant shall reimburse Landlord for any and all losses and expenses incurred or suffered by Landlord as a result of Tenant or any of Tenant’s agents, employees, licensees or contractors losing any security or access key card or similar device issued to Tenant, which losses or expenses are incurred or suffered by Landlord prior to Tenant notifying Landlord of the loss of such card or similar device.
37.6Landlord’s Consent.
Unless otherwise specifically stated herein, whenever Landlord’s consent or approval is required, Landlord’s consent or approval may be withheld in Landlord’s sole subjective discretion.
37.7Broker’s Commission.
Tenant represents and warrants to Landlord it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Lease except Broderick Group, Inc., which represents both Landlord and Tenant. Each party agrees to indemnify and hold the other parties harmless from all such liabilities or claims (including, without limitation, attorneys’ fees) by anyone other than Broderick Group, Inc.
37.8Partial Invalidity.
If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, and the application of the terms, covenants or conditions to persons or circumstances other than those which are held invalid or• unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
37.9Recording.

Tenant shall not record this Lease. Tenant also shall not record any memorandum of lease. However, upon the request of Landlord, Tenant shall execute and deliver to Landlord a memorandum in the form provided by Landlord. The memorandum shall describe the parties, the Leased Premises, the Lease Term and Tenant’s obligation to comply with the Transportation Management Agreement and City of Bellevue Land Use Code Paragraph 20.25A.030.C.1, or any similar or successor law, regulation, code or rule, if applicable.
37.10Joint Obligation.
If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
37.11Time.
Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.
37.12Prior Agreements.
It is understood that there are no oral or written agreements or representations between Landlord and Tenant affecting this Lease and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and all mutually-executed written amendments thereto, is and shall be considered to be the only agreement between Landlord and Tenant and their representatives and agents. All negotiations and oral agreements acceptable to Landlord and Tenant have been merged into and are included in this Lease. There are no other representations, covenants or• warranties between Landlord and Tenant and all reliance with respect to representations is solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease were drawn by Landlord, Landlord and Tenant agree that this circumstance shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. Landlord and Tenant agree that the interlineation, obliteration, or deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction, or implication, including, without limitation, any implication that Landlord or Tenant intended thereby to state the converse, obverse or opposite of the deleted language. This Lease shall be read as if the obliterated or deleted language had never existed and the interlineated language had always existed.
37.13Inability to Perform.
The obligations of Landlord or Tenant hereunder shall be excused for a period equal to the time by which such performance is prevented or delayed due to acts of God or any other causes beyond the reasonable control of such party, financial inability or negligence excepted. The provisions of Section 37.13 shall not apply to any payment of Rent, Additional Rent or Other Charges.
37.14Transfer of Landlord’s Interest.
In the event of any transfer or transfers of Landlord’s interest in the Leased Premises or Bellevue Place, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to such transferee.

37.15No Light, Air or View Easement.
Any diminution or shutting off of light, air or view by any structure which may be erected on land on or adjacent to Bellevue Place shall in no way affect this Lease or the obligation of Tenant hereunder nor impose any liability on Landlord.
37.16Reciprocal Easement Agreements.
This Lease shall be subordinate to any and all operating, maintenance and reciprocal easement agreements (“REAs”) entered into by and among Landlord and any other parties, including any amendments or modifications thereto. Tenant shall execute and return to Landlord within ten (10) days after written request therefor by Landlord, agreements in recordable form, substantially in the form of Exhibit “H”, subordinating this Lease to any such REAs.
37.17Waiver.
The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent, Additional Rent, Other Charges or any other sum hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular sum so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such sum. In addition, no endorsement or statement on any check or any letter• accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s right to recover the balance of such rent or pursue any other remedy provided herein or otherwise shall not be affected by such endorsement or statement or by the acceptance of such payment.
37.18Name.
Tenant shall not, without the prior written consent of Landlord, use the name of the building or project for any purpose other than as the address of the Leased Premises, and in any event, Tenant shall not acquire any rights in or to such names.
37.19Choice of Law - Venue.
This Lease shall be governed by the laws of the State of Washington. The venue for any action to enforce the terms of this Lease or collect any amounts owing by Tenant to Landlord shall be in the Superior Court for King County, Washington.
37.20OFAC Certification.
(a)Certification. Tenant certifies that:
(i)    It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or• blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and
(ii)    It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

(b)Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.
37.21Current Tenant.
Tenant is aware that the Leased Premises is currently occupied by another tenant or• tenants (the “Current Tenant”) and the Current Tenant may fail or refuse to vacate the Leased Premises and relinquish all claims to the Leased Premises prior to the date Landlord desires to commence the Premises Improvements. Landlord shall have no responsibility under this Lease to take any action to remove the Current Tenant and shall not be liable for any damages, injuries or claims that may be suffered by Tenant relating to or arising out of, directly or indirectly, the Current Tenant’s failure or refusal to vacate and release all interest in the Leased Premises.
IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.

LANDLORD: BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company By: KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager By: /s/ James E. Melby James E. Melby Its: President	TENANT: SMARTSHEET INC., a Washington corporation By: /s/ Jennifer Ceran Jennifer Ceran Its: CFO

OFFICE LEASE EXHIBITS

Exhibit “A” -     Legal Description of Bellevue Place
Exhibit “B” -     Site Plan of Bellevue Place
Exhibit “C”    Floor Plan Of The Leased Premises
Exhibit “D”    Tenant Design & Construction Manual
Exhibit “E”    Rules and Regulations
Exhibit “F” -     Bellevue Place Transportation Management
Exhibit “G” – Form of Tenant Estoppel Certificate
Exhibit “H” – Form of Subordination Agreement to Reciprocal Easement Agreement

EXHIBIT A
LEGAL DESCRIPTION OF BELLEVUE PLACE

EXHIBIT B
SITE PLAN OF BELLEVUE PLACE

EXHIBIT C
FLOOR PLAN OF THE LEASED PREMISES

EXHIBIT D
TENANT DESIGN & CONSTRUCTION MANUAL
(including Base Building Finish Condition)

EXHIBIT E
RULES AND REGULATIONS

EXHIBIT F
BELLEVUE PLACE TRANSPORTATION MANAGEMENT AGREEMENT

EXHIBIT G
FORM OF TENANT ESTOPPEL CERTIFICATE

EXHIBIT H
FORM OF SUBORDINATION AGREEMENT
TO RECIPROCAL EASEMENT AGREEMENT

THIS FIRST LEASE ADDENDUM
THIS FIRST LEASE ADDENDUM (this “Addendum”) is made this 19th day of December, 2018, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET, INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a non-residential Lease dated March 7, 2017 (the "Lease"), for certain space on the twelfth (12th) floor in the Bank of America Building at Bellevue Place, Bellevue, Washington, consisting of 11,287 rentable square feet (the "Existing Premises"), which leased space is more specifically described in the Lease
B.     Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects, which include (i) adding additional space consisting of 8,584 rentable square feet on the twelfth (12th) floor of the Bank of America Building commonly known as Suite 1250 located adjacent to the Existing Premises (the "Expansion Premises"); (ii) setting forth the terms and conditions for Lease Term, Rent and other matters related to the Expansion Premises; (iii) providing for Expansion Premises Improvements and (iv) extending the Lease Term for the entire Leased Premises which shall consist of the Existing Premises and the Expansion Premises.
C.     Landlord and Tenant are simultaneously executing the Fourth Lease Addendum to the Lease for “Suite 960” of the Bank of America Building (“Suite 960 Lease”) and the Fourth Lease Addendum to the Lease for “Suite 1300” of the Bank of American Building (“Suite 1300 Lease”).
D.    Unless otherwise noted, all capitalized terns herein have the same meanings as set forth in the Lease.
1.    Section 1. BASIC LEASE DATA, TERMS AND EXHIBITS. The following paragraphs of Section 1 of the Lease are hereby amended in their entirety and/or added to read as follows:
1.6    Leased Premises: That portion of the twelfth (12th) floor consisting of the Existing Premises and the Expansion Premises as and where shown on Exhibit A attached hereto and incorporated herein.
1.7    Rentable Area of the Leased Premises: Effective upon the Expansion Premises Commencement Date, a total of nineteen thousand eight hundred seventy-one (19,871) rentable square feet, consisting of the following:
Existing Premises: Eleven thousand two hundred eighty-seven (11,287) rentable square feet; and
Expansion Premises: Eight thousand five hundred eighty-four (8,584) rentable square feet.
1.9    Tenant's Share: [based on 19,871 rentable square feet]
Upon the Expansion Premises Commencement Date, Sections 1.9(b) and 1.9(c) of the Lease are hereby amended in their entirety to read as follows:

(b)    Operating, Repair and Maintenance Expenses for the Bank of America Building and the Comer Building: four point two eight six percent (4.286%) based on 463,599 rentable square feet pursuant to Section 1.8(a) of the Lease; and
(c)    Operating, Repair and Maintenance Expenses for Bellevue Place: three point eight two five percent (3.825%) based on 519,549 rentable square feet pursuant to Section 1.8(b) of the Lease.
1.10    Rent:
Existing Premises: The following paragraphs are hereby added at the end of Section 1.10 of the Lease to read as follows:
[Based on 11,287 rentable square feet]
From and including September 1, 2023, through and including June 30, 2024, Rent shall be Forty-nine and 52/100 Dollars ($49.52) per rentable square feet or Forty-six Thousand Five Hundred Seventy-seven and 69/100 Dollars ($46,577.69) per month.
From and including July 1, 2024, through and including June 30, 2025, Rent shall be Fifty-one and 01/100 Dollars ($51.01) per rentable square feet or Forty-seven Thousand Nine Hundred Seventy-nine and 16/100 Dollars ($47,979.16) per month.
From and including July 1, 2025, through and including the Expiration Date, Rent shall be Fifty-two and 54/100 Dollars ($52.54) per rentable square feet or Forty-nine Thousand Four Hundred Eighteen and 25/100 Dollars ($49,418.25) per month.
Expansion Premises:
[Based on 8,584 rentable square feet]
From and including the Expansion Premises Commencement Date, through and including June 30, 2020, Rent shall be Forty-four and 00/100 Dollars ($44.00) per rentable square foot per annum or Thirty-one Thousand Four Hundred Seventy-four and 67/100 Dollars ($31,474.67) per month.
From and including July 1, 2020, through and including June 30, 2021, Rent shall be Forty-five and 32/100 Dollars ($45.32) per rentable square feet or Thirty-two Thousand Four Hundred Eighteen and 91/100 Dollars ($32,418.91) per month.
From and including July 1, 2021, through and including June 30, 2022, Rent shall be Forty-six and 68/100 Dollars ($46.68) per rentable square feet or Thirty-three Thousand Three Hundred Ninety-one and 76/100 Dollars ($33,391.76) per month.
From and including July 1, 2022, through and including June 30, 2023, Rent shall be Forty-eight and 08/100 Dollars ($48.08) per rentable square feet or Thirty-four Thousand Three Hundred Ninetythree and 23/100 Dollars ($34,393.23) per month.
From and including July 1, 2023, through and including June 30, 2024, Rent shall be Forty-nine and 52/100 Dollars ($49.52) per rentable square feet or Thirty-five

Thousand Four Hundred Twentythree and 31/100 Dollars ($35,423.31) per month.
From and including July 1, 2024, through and including June 30, 2025, Rent shall be Fifty-one and 01/100 Dollars ($51.01) per rentable square feet or Thirty-six Thousand Four Hundred Eightnine and 15/100 Dollars ($36,489.15) per month.
From and including July 1, 2025, through and including the Expiration Date, Rent shall be Fifty-two and 54/100 Dollars ($52.54) per rentable square feet or Thirty-seven Thousand Five Hundred Eighty-three and 61/100 Dollars ($37,583.61) per month.
1.11    Lease Term:
Existing Premises: The Lease Term is hereby extended to expire on the Expiration Date below.
Expansion Premises: Approximately eighty-four (84) calendar months, plus that portion of a calendar month necessary, if at all, for the Expiration Date to occur on the last day of such calendar month.
1.13    Expiration Date: June 30, 2026
1.14     Security Deposit: The following is hereby added to the end of paragraph 1.14 of Section 1 of the Lease:
Expansion Premises Security Deposit:
Sixty (60) days prior to the commencement of the Expansion Premises Improvements, Tenant shall pay to Landlord Five Hundred Sixty-five Thousand Four Hundred Fifty-two and 00/100 Dollars ($565,452.00) (which equals 90% of the Landlord's Expansion Improvement Allowance) to be held as the Expansion Premises Security Deposit. At Tenant's option, the Expansion Premises Security Deposit may be in the form of letter of credit, in accordance with Section 37.22 below.
Upon mutual execution of this Addendum, Tenant shall deposit an additional Forty-one Thousand Nine Hundred Eighty-two and 92/100 Dollars ($41,982.92) which shall be applied toward the first month's Rent ($31,474.67) and Additional Rent ($10,508.25) for the Expansion Premises.
1.18     Exhibits Incorporated by Reference (Exhibit C - Floor Plan of Leased Premises). Upon the Expansion Premises Commencement Date, the Floor Plan of the Leased Premises, a copy of which is attached hereto as Exhibit A, shall replace the existing Exhibit C to the Lease and be incorporated therein. All references in the Lease to "Exhibit C" or the "Floor Plan of the Leased Premises" shall refer to the Floor Plan of the Leased Premises attached hereto as Exhibit A.
1.19     Expansion Premises Commencement Date: The earlier of (i) five (5) days following substantial completion of the Premises Improvements (defined in Section 11.1(c) below) for the Expansion Premises, or (ii) the date Tenant first occupies the Expansion Premises for business purposes. The estimated Expansion Premises Commencement Date is July 1, 2019, provided that in the event the Expansion Premises is not delivered by April 1, 2019, the Expansion Premises Commencement Date may be delayed for each day the Expansion Premises is delivered after April 1, 2019, provided further that Tenant has submitted permit drawings to the City of Bellevue by January 31, 2019. In the event that the Expansion Premises is not delivered to Tenant by June 1, 2019, and Tenant has submitted permit drawings to the City of Bellevue by January 31, 2019, Tenant shall be entitled to abatement of Rent and Additional Rent for each day the Expansion Premises is not delivered to Tenant. Notwithstanding the foregoing, no delay in Landlord's delivery of the Expansion Premises shall modify the scheduled Expiration Date or the terms of the Landlord's Expansion Improvement Allowance as described below.
2.    Expansion Premises Improvements.
(a)    The Expansion Premises shall be improved by Landlord (the "Expansion Premises Improvements"), which Expansion Premises Improvements shall be in accordance with mutually agreed upon plans and specifications for such improvements (the "Expansion Premises Plans"). The Expansion Premises Improvements shall be performed and installed by design professionals and contractors selected by Landlord in the exercise of Landlord's subjective discretion. Landlord shall contract directly with the contractors constructing the Expansion Premises Improvements. Landlord shall contract directly with JPC Architects for architectural services related to the Expansion Premises Improvements. Landlord shall pay certain amounts toward the cost of the Expansion Premises Improvements ("Landlord's Expansion Improvement Allowance"). Landlord's Expansion Improvement Allowance is limited to a total amount not to exceed Six Hundred Twenty-eight Thousand Two Hundred Eighty and 00/100 Dollars ($628,280.00). Landlord's Expansion Improvement Allowance shall be used exclusively for the Expansion Premises Improvements, any improvements to the Existing Premises, Suite 960, Suite 1300, or any other space leased by Tenant from Landlord in the Bank of America Building at Bellevue Place, Bellevue, Washington (including all sales and other applicable taxes but not including furniture, trade fixtures, equipment, inventory, or personal property, which shall be Tenant's sole cost and responsibility). Landlord's Expansion Improvement Allowance shall be made available until September 30, 2022, or until the full amount of Landlord's Expansion Improvement Allowance has been exhausted, whichever occurs earlier.
(b)    Any and all costs for the construction and installation of the Expansion Premises Improvements (including but not limited to the cost of all working drawings, Expansion Premises Plans, and engineering, architectural, design and consulting fees) in excess of Landlord's Expansion Improvement Allowance ("Excess Expansion Improvement Costs") shall be Tenant's sole responsibility and shall be paid by Tenant promptly when due. Tenant's failure or refusal to pay any such Excess Expansion Improvement Costs shall be a material breach of the Lease and a default thereunder. If it should appear to Landlord at any time that Tenant is or may be obligated to pay for any Excess Expansion Improvement Costs, in addition to any and all other rights and remedies to which Landlord may be entitled, Landlord shall have the right, but not the obligation, to immediately stop or prevent any and all further design, construction and installation work until Landlord has received satisfactory assurances that Tenant can and will promptly pay all Excess Expansion Improvement Costs.
(c)    All improvements and fixtures made or installed in or to the Expansion Premises are the property of Landlord. The Expansion Premises Improvements shall not include, and Tenant shall be solely responsible for all costs associated with (i) the interior design of the Expansion Premises, (ii) security and access control to the Expansion Premises, (iii) data, telephone, and similar communications cabling; provided however that Tenant has the right to use up to Two and 00/100 Dollars ($2.00) per rentable square foot of Landlord's Expansion Improvement Allowance to offset data, telephone, and similar communication cabling costs, and (iv) furniture, fixtures and equipment. The foregoing shall be deemed to be a financial accommodation of the type referenced in 11 USC §365(c)(2) and a material and substantial part of the Lease transaction.

(d)    Notwithstanding anything to the contrary, unless as otherwise stated herein, the Expansion Premises Improvements shall be subject to all terms and conditions of the Lease including but not limited to Exhibit D (Tenant Design & Construction Manual), provided that Landlord shall waive its construction management fee.
3.    Rentable Area of the Leased Premises. Section 6.2(e) is hereby replaced in its entirety as follows:
For purposes of this Lease, the Rentable Area of the Leased Premises shall mean the Useable Area of the Leased Premises, as that term is defined and computed according to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA z65.1-2010, otherwise known as the "BOMA Standard," multiplied by a load factor of sixteen point eighty-three percent (16.83%). The "as built" Rentable Area of the Leased Premises shall be the true Rentable Area of the Leased Premises at the time Landlord tenders possession of the Leased Premises to Tenant.
4.    Security Deposit. The following shall be added to the end of Section 8 of the Lease:
Expansion Premises Security Deposit:
(a)    As additional consideration for this Lease, Tenant has delivered to Landlord as a security deposit the amount set forth in Section 1.14. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the entire Lease Term. If Tenant is in breach under any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any unpaid obligation or sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's breach, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's breach. In the event Landlord elects to so use, apply or retain all or any part of the security deposit, Tenant shall deposit with Landlord, within ten (10) days of demand therefor, cash sufficient to restore the security deposit to the amount set forth in Section 1.14. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof after deductions hereunder by Landlord shall be returned to Tenant (or at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within thirty (30) days following expiration of the Lease Term or Tenant's return of the Leased Premises to Landlord in the condition required hereunder, whichever shall last occur. No trust relationship is created hereby between Landlord and Tenant with respect to the security deposit.
(b)    Sixty (60) days prior to the commencement of the Expansion Premises Improvements, Tenant shall pay to Landlord a security deposit in the initial amount of Five Hundred Sixty-five Thousand Four Hundred Fifty-two and 00/100 Dollars ($565,452.00) ("Expansion Premises Security Deposit").
(c)    Notwithstanding the foregoing, if Tenant delivers to Landlord information reasonably satisfactory to Landlord showing that Tenant has readily available cash or cash equivalents totaling not less than $40,000,000, then the Expansion Premises Security Deposit shall be reduced to fifty percent (50%) of the Expansion Premises Security Deposit, provided Tenant has not defaulted under this Lease beyond the applicable notice and cure period. No later than thirty (30) days prior to the end of each Lease Year, and within three (3) business days of Landlord's written request made not more than once during each Lease Year during the Lease Term, Tenant shall deliver to Landlord information reasonably satisfactory to Landlord showing that Tenant has readily available cash or cash equivalents totaling not less than $40,000,000. If Tenant fails to deliver such information, or if such information does not reflect readily available cash or cash equivalents totaling at least $40,000,000, then Tenant shall immediately restore the Expansion Premises Security Deposit to the original amount.
(d)    Notwithstanding the foregoing, if Tenant delivers to Landlord information reasonably satisfactory to Landlord showing that Tenant has readily available cash or cash equivalents totaling not less than $100,000,000, then the Expansion Premises Security Deposit shall be reduced to ten percent (10%) of the Expansion Premises Security Deposit, provided Tenant has not defaulted under this Lease beyond the applicable notice and cure period. No later than thirty (30) days prior to the end of each Lease Year, and within three (3) business days of Landlord's written request made not more than once during each Lease Year during the Lease Term, Tenant shall deliver to Landlord information reasonably satisfactory to Landlord showing that Tenant has readily available cash or cash equivalents totaling not less than $100,000,000. If Tenant fails to deliver such information, or if such information does not reflect readily available cash or cash equivalents totaling at least $100,000,000, then Tenant shall immediately restore the Expansion Premises Security Deposit to the original amount.
5.    Letter of Credit. The following is added as Section 37.22 of the Lease:
(a)    Landlord and Tenant acknowledge that Tenant will occupy space in the Bank of America Building pursuant to this Lease and, as consideration for Landlord's willingness to enter into this Lease, Tenant shall deliver or cause to be delivered to Landlord, and shall cause to be maintained at all times in effect without expiration or termination, one or more irrevocable standby letters of credit complying with the terms of this Section 37.22. Any failure by Tenant to perform or observe any term, covenant or agreement set forth in this Section 37.22 shall constitute a material default under this Lease.
(b)    Tenant shall deliver or cause to be delivered to Landlord an irrevocable standby letter of credit in a form acceptable to or provided by Landlord (the "Letter of Credit"), issued by a national banking association reasonably acceptable to Landlord, for the account of Tenant in favor of Landlord in the initial amount determined in accordance with Section 8 of the Lease, having an expiry date not earlier than the Expiration Date, and stating by its terms that it shall be automatically extended annually, without written amendment or modification, to the date that is one (1) year after the then current expiry date unless the issuer of the Letter of Credit gives Landlord, at least sixty (60) days prior to the then current expiry date, written notice that the issuer elects not to extend the Letter of Credit. If the issuer of the Letter of Credit at any times gives to Landlord notice that the issuer elects not to extend the Letter of Credit, then, not less than thirty (30) days prior to the then current expiry date of the Letter of Credit, Tenant shall deliver or cause to be delivered to Landlord a substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by Section 8 of the Lease. Not less than thirty (30) days prior to the expiry date of any substitute letter of credit delivered pursuant to this Section, Tenant shall deliver or cause to be delivered to Landlord a further substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by Section 8 of the Lease. Each substitute letter of credit delivered pursuant to this Section 37.22 shall have a term of not less than one (1) year and shall be in a form acceptable to or provided by Landlord. Additionally, if Tenant is entitled to a reduction in the amount of the cash Security Deposit and/or the Expansion Premises Security Deposit as provided in Section 8 of this Lease, Tenant shall exchange the original Letter of Credit for a substitute in the reduced amount, or shall deliver to the Landlord the amendment, endorsement or other modification of the Letter of Credit that reduces the amount thereof as permitted in Section 8.

(c)    Upon the occurrence of any breach or default, beyond the applicable notice and cure period, under this Lease including, but not limited to, any failure by Tenant timely to deliver or cause to be delivered to Landlord any substitute letter of credit required pursuant to this Section 37.22, Landlord, at its option, may draw against the Letter of Credit and any substitute letter of credit delivered pursuant to this Section 37.22 in an amount reasonably necessary to cure such breach or default and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's breach or default. The Letter of Credit and each substitute letter of credit (also referred to as a "Letter of Credit") delivered pursuant to this Section 37.22 shall provide for payment against Landlord's (or any transferee's) draft at sight accompanied by a certificate stating substantially as follows: "Drawn under    Bank, N.A.'s Irrevocable Standby Letter of Credit No.    , dated    , 2018, as a result of the occurrence of a default under the Lease dated    2018, between Bellevue Place Office, LLC, a Washington limited liability company, and SMARTSHEET INC., a Washington corporation. If Landlord draws against the Letter of Credit, Tenant shall, within ten (10) days of the date of such draw, restore the Letter of Credit or provide additional irrevocable standby letters of credit so that, at all times, there shall be an amount required by Section 8 of the Lease available for Landlord to draw against in the event of any further breach or default under this Lease.
(d)    If the Letter of Credit is not renewed or Tenant does not provide a substitute irrevocable standby letter of credit on or before the date that is thirty (30) days prior to the expiry date of the then current Letter of Credit, or in the event Landlord draws against the Letter of Credit, if Tenant does not restore the Letter of Credit or provide additional letters of credit so that an amount required by Section 8 of the Lease is available to Landlord to draw upon in the event of any further breach or default under this Lease, then in such event the amount of the draw against the Letter of Credit may be equal to the entire amount of the Letter of Credit. The proceeds of any draw against the Letter of Credit pursuant to the immediately preceding sentence shall be held by Landlord as an additional security deposit pursuant to the provisions of Section 8 of this Lease.
6.    Option to Extend Lease Term. The first sentence of Section 3.4(a) is hereby amended as follows:
Tenant is granted an option (the "Extension Option") to extend the Lease Term for five (5) years, to and including June 30, 2031.
7.    Broker's Commission. Tenant represents and warrants to Landlord it has incurred no liabilities or claims for brokerage commissions or finder's fees in connection with the execution of this Addendum and it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Addendum, except Washington Partners which represents Tenant ("Tenant's Broker"), and Broderick Group, Inc., which represents Landlord. Provided Landlord and Tenant enter into this Addendum, Landlord hereby agrees to pay Tenant's Broker a commission equal to One and 00/100 Dollar ($1.00) per square foot of Rentable Area of the Leased Premises for the additional Lease Term, which fee shall be paid one-half (1/2) upon execution of this Addendum and one-half (1/2) upon the Expansion Premises Commencement Date. All parties hereby agree to indemnify and hold Landlord harmless from all such liabilities or claims (including, without limitation, attorneys' fees) by anyone other than Tenant's Broker and/or Broderick Group, Inc.
8.    Current Tenant. Tenant is aware that the Expansion Premises is currently occupied by another tenant or tenants (the "Current Expansion Tenant") and the Current Expansion Tenant may fail or refuse to vacate the Expansion Premises and relinquish all claims to the Expansion Premises prior to the date Landlord desires to commence the Expansion Premises Improvements. Landlord shall use diligent good faith efforts to cause the Current Expansion Tenant to timely vacate.

9.    Entire Agreement. Each party acknowledges that such party has not relied on or received any promise, representation or warranty of any kind not otherwise contained or referred herein to induce said party to enter this Addendum.
10.    Remaining Lease Provisions Unchanged. Except as modified by this Addendum, all other terms, conditions, provisions and covenants of the Lease shall remain unchanged

DATED as of the day and year first above written.

LANDLORD: BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company By: KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager By: /s/ James E. Melby James E. Melby President	TENANT: SMARTSHEET INC., a Washington corporation By: /s/ Jennifer Ceran Jennifer Ceran Its: Chief Financial Officer

EXHIBIT A
FLOOR PLAN OF LEASED PREMISES

SECOND LEASE ADDENDUM

THIS SECOND LEASE ADDENDUM (this “Addendum”) is made and entered into this 18th day of August, 2020, between BELLEVUE, PLACE OFFICE, LLC, a Washington limited liability company ("Landlord"), and SMARTSHEET INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a non-residential Lease dated March 7, 2017 and a First Lease Addendum dated December 19, 2018 (collectively the "Lease"), for certain space on the twelfth (12th) floor in the Bank of America Building at Bellevue Place, Bellevue, Washington, consisting of 19,871 rentable square feet (the "Existing Premises"), which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects which shall include providing for the Security Deposit to be in the form of a letter of credit.
C.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section 1. BASIC LEASE DATA, TERMS AND EXHIBITS. The following sentence is added to the end of paragraph 1.14 of Section 1 of the Lease:
At Tenant's option, the Security Deposit may be in the form of a letter of credit, in accordance with Section 5 of the First Lease Addendum.
2.    Section 37.22. Letter of Credit. Section 37.22 of the Lease (as further described in Section 5 of the First Lease Addendum) is hereby amended as follows:
(i)    With respect to any deliveries of a Letter of Credit to Landlord, as further described in Sections 37.22(b) and 37.22(c) of the Lease, Landlord shall have the option to require such deliveries to Landlord's advising bank and shall direct Tenant regarding the same.
(ii)    In Section 37.22(c) of the Lease, Landlord shall have the right to draw against a Letter of Credit by courier.
3.    Attorney's Fees and Costs. Tenant shall pay to Landlord upon demand, Landlord's reasonable outside counsel attorneys' fees and costs incurred in connection with its review and execution of this Addendum.
4.    Remaining Lease Provisions. Except as expressly modified in this Addendum, all other provisions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall control.
[Signatures on Next Page]

DATED as of the day and year first above written.

LANDLORD: BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company By: KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager By: /s/ James E. Melby James E. Melby President	TENANT: SMARTSHEET INC., a Washington corporation By: /s/ Mark Mader Mark Mader, President and CEO

BANK OF AMERICA BUILDING OFFICE LEASE
BETWEEN
BELLEVUE PLACE OFFICE, LLC,
a Washington limited liability company
(Landlord)
AND
SMARTSHEET.COM, INC.,
a Washington corporation
(Tenant)
SUITE 1300

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BANK OF AMERICA BUILDING OFFICE LEASE
THIS LEASE is made this 27th day of October, 2014, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET.COM, INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord owns certain rights and interests in and to certain real property and improvements thereon in the City of Bellevue, King County, Washington, which real property is described in Exhibit “A,” attached hereto, and shown on the site plan attached hereto as Exhibit “B.” Said property and the improvements thereon are part of a first-class multi-use development commonly known and referred to herein as “Bellevue Place.” Bellevue Place currently consists of the Bank of America Building, Hotel Building, Corner Building, and Wintergarden Retail Center, as shown on Exhibit “B,” as well as a Parking Garage currently located beneath the foregoing.
B.    Bellevue Place Office Building I Limited Partnership, Landlord’s predecessor in interest, and Tenant entered into a nonresidential Lease dated December 7, 2010, and Landlord and Tenant entered into a First Lease Addendum dated December 30, 2011, Second Lease Addendum dated November 20, 2012, Third Lease Addendum dated December 26, 2012, Fourth Lease Addendum dated March 5, 2013, Fifth Lease Addendum dated January 9, 2014, and Sixth Lease Addendum dated April 7, 2014 (collectively the “Current Lease”), for certain space in the Bank of America Building at Bellevue Place, Bellevue, Washington, which leased space is more specifically described in the Current Lease.
C    Tenant desires to lease from Landlord a portion of the Bank of America Building and Landlord is willing to do so on certain terms and conditions, which are set forth herein.
NOW THEREFORE, for and in consideration of the promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
1.BASIC LEASE DATA, TERMS AND EXHIBITS.
1.1Landlord: Bellevue Place Office, LLC, a Washington limited liability company.
1.2Address of Landlord: P. O. Box 4186, Bellevue, Washington 98009.
1.3Tenant: Smartsheet.com, Inc., a Washington corporation.
1.4Principal Business Address of Tenant: 10500 NE 8th Street, Suite 1300, Bellevue, WA 98004.
1.5Tenant’s Permitted Trade Name: Smartsheet.com.
1.6Leased Premises: That portion of the thirteenth (13th) floor of the Bank of America Building; as and where shown on Exhibit “C” attached hereto.
1.7Rentable Area of the Leased Premises: Nineteen Thousand Three Hundred Nineteen (19,319) square feet.
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1.8Breakdown of Rentable Area at Bellevue Place:
(a)    The total Rentable Area of the Bank of America Building and the Corner Building is Four Hundred Thirteen Thousand Six Hundred Sixty-four (413,664) square feet.
(b)    The total Rentable Area of Bellevue Place is Four Hundred Ninety-two Thousand Nine Hundred Thirty-two (492,932) square feet.
1.9Tenant’s Share: [based on 19,319 rentable square feet]
(a)    Because Bellevue Place is a multi-use development containing a variety of different office, retail, and common area facilities within its various elements, Tenant’s Share appropriately comprises two components: (i) Operating, Repair and Maintenance Expenses specific to the Bank of America Building and the Corner Building, as set forth in Section 1.9(b); and (ii) Operating, Repair and Maintenance Expenses for Bellevue Place generally, as set forth in Section 1.9(c).
(b)    Operating, Repair and Maintenance Expenses for the Bank of America Building and the Corner Building: Four point six seven percent (4.67%) based on 413,664 rentable square feet pursuant to Section 1.8(a).
(c)    Operating, Repair and Maintenance Expenses for Bellevue Place: Three point nine two percent (3.92%) based on 492,932 rentable square feet pursuant to Section 1.8(b).
1.10Rent: [based on 19,319 rentable square feet]
From and including the earlier of (i) one (1) week following substantial completion of the Premises Improvements (defined in Section 11.1(a) below), estimated to be March 1, 2015, or (ii) the date Tenant first occupies the Leased Premises for business purposes, through and including the last day of the twelfth (12th) month of the Lease Term, the Rent shall be Thirty-seven and 25/100 Dollars ($37.25), per square foot of the Rentable Area of the Leased Premises per annum or Fifty-nine Thousand Nine Hundred Sixty-nine and 40/100 Dollars ($59,969.40) per month.
From and including the first day of the thirteenth (13th) month of the Lease Term to and including the last day of the twenty-fourth (24th) month of the Lease Term, the Rent shall be Thirty-eight and 25/100 Dollars ($38.25), per square foot of the Rentable Area of the Leased Premises per annum or Sixty-one Thousand Five Hundred Seventy-nine and 31/100 Dollars ($61,579.31) per month.
From and including the first day of the twenty-fifth (25th) month of the Lease Term to and including the last day of the thirty-sixth (36th) month of the Lease Term, the Rent shall be Thirty-nine and 25/100 Dollars ($39.25) per square foot of the Rentable Area of the Leased Premises per annum or Sixty-three Thousand One Hundred Eighty-nine and 23/100 Dollars ($63,189.23) per month.
From and including the first day of the thirty-seventh (37th) month of the Lease Term to and including the last day of the forty-eighth (48th) month of the Lease Term, the Rent shall be Forty and 25/100 Dollars ($40.25) per square foot of Rentable Area of the Leased Premises per annum or Sixty-four Thousand Seven Hundred Ninety-nine and 15/100 Dollars ($64,799.15) per month.
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From and including the first day of the forty-ninth (49th) month of the Lease Term to and including the last day of the sixtieth (60th) month of the Lease Term, the Rent shall be Forty-one and 25/100 Dollars ($41.25) per square foot of Rentable Area of the Leased Premises per annum or Sixty-six Thousand Four Hundred Nine and 06/100 Dollars ($66,409.06) per month.
From and including the first day of the sixty-first (61st) month of the Lease Term to and including the Expiration Date, the Rent shall be Forty-two and 25/100 Dollars ($42.25) per square foot of Rentable Area of the Leased Premises per annum or Sixty-eight Thousand Eighteen and 98/100 Dollars ($68,018.98) per month.
1.11Lease Term: Seventy-two (72) calendar months, plus that portion of a calendar month necessary, if at all, for the Expiration Date to occur on the last day of such calendar month.
1.12Commencement Date: Upon Substantial Completion of the Premises Improvements (defined in Section 11.1(a) below), estimated to be March 1, 2015.
1.13Expiration Date: February 28, 2021.
1.14Security Deposit: One Million Three Hundred Forty-one Thousand Four Hundred Sixty-two and 00/100 Dollars ($1,341,462.00), in the form of a letter of credit as further described in Sections 8 and 37.22 below.
1.15Deadline for Submission to Landlord of Tenant’s Final Working Drawings for Tenant’s Improvements. October 31, 2014.
1.16Contingency: THIS LEASE IS CONTINGENT UPON ITS ACCEPTANCE AND APPROVAL BY LANDLORD’S LENDERS. If this Lease is acceptable to Landlord’s lenders, this contingency will be waived by Landlord.
1.17Exhibits Incorporated by Reference:
Exhibit “A” -    Legal Description of Bellevue Place.
Exhibit “B” -    Site Plan of Bellevue Place.
Exhibit “C” -    Floor Plan of the Leased Premises.
Exhibit “D” -    Tenant Design & Construction Manual (including Base Building Finish Condition).
Exhibit “E” -    Rules and Regulations.
Exhibit “F” -    Bellevue Place Transportation Management Agreement.
Exhibit “G” -    Form of Tenant Estoppel Certificate.
Exhibit “H” -    Form of Subordination Agreement to Reciprocal Easement Agreement.
2.PREMISES.
2.1Generally.
Landlord does hereby lease and demise to Tenant, and Tenant hereby accepts from Landlord, upon the terms and conditions herein set forth, the Leased Premises described in Section 1.6 above and depicted in Exhibit “C,” together with rights of ingress and egress over and across the Common Areas and Facilities of the Bank of America Building and Bellevue Place.
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2.2Reserved to Landlord.
Landlord reserves the right, from time to time, to change the size and dimensions of Bellevue Place; add additional buildings and improvements to Bellevue Place; relocate, alter, and change the number of buildings and other improvements in, on and under Bellevue Place; change any building dimensions and the number of floors in any of the buildings and parking areas in Bellevue Place; change the identity and type of stores and tenancies in Bellevue Place; change the name and address of the buildings and other improvements in Bellevue Place; and change the Common Areas and Facilities in Bellevue Place. Landlord further reserves the use of, and all rights in and to, the exterior walls and roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Leased Premises in locations which will not materially interfere with Tenant’s use thereof and serving other parts of Bellevue Place. Landlord shall reasonably attempt to locate such items under the floor, above the ceiling, or adjacent to an interior wall. Such use shall not exceed one percent (1%) of the Useable Area of the Leased Premises unless otherwise agreed. If Landlord’s use hereunder exceeds one percent (1%) of the Useable Area of the Leased Premises, Tenant shall be entitled, as its sole and exclusive remedy, to a reduction in the stated Rentable Area for the Leased Premises, as set forth in Section 1.7 above, and a proportional reduction in Rent and Additional Rent (as defined in Sections 5 and 6 below) due hereunder. The Leased Premises shall not include the space above the suspended ceiling. Landlord shall retain the right to use the area immediately below the floor surface and the space above the suspended ceiling in any manner which does not permanently and materially interfere with Tenant’s use of the Leased Premises.
2.3Intentionally Omitted.
3.LEASE TERM.
3.1Generally.
The term of this Lease (the “Term” or “Lease Term”) shall be the period of time set forth in Section 1.11 above and shall commence on the Commencement Date as provided in Section 4.1 below and shall end at 11:59 p.m. on the Expiration Date, as provided in Section 4.2 below.
3.2Termination.
The Lease shall terminate on the Expiration Date, unless sooner terminated hereunder or by operation of law, without the necessity for any notice from either Landlord or Tenant. If Tenant fails to surrender the Leased Premises at the end of the Lease Term, Tenant shall be liable for, and shall indemnify Landlord against, all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Leased Premises to such succeeding tenant.
3.3Holding Over.
Any holding over by Tenant after the expiration of the Lease Term shall be construed to be a tenancy from month-to-month. During such tenancy, Tenant shall pay to Landlord a monthly rental of one hundred fifty percent (150%) of the Rent payable during the last month of the Lease Term in addition to the Additional Rent and Other Charges set forth herein. Except as set forth herein, such month-to-month tenancy also shall be subject to all of the terms, covenants, and conditions of this Lease.
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3.4Option to Extend Lease Term.
(a)Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including February 28, 2026. The period of time shall be referred to herein as the “Option Period”. To exercise the Extension Option, Tenant must give Landlord unequivocal written notice of Tenant’s election to exercise the Extension Option at least ten (10) calendar months (but not earlier than twelve (12) calendar months) prior to the Expiration Date.
(b)If Tenant elects to exercise the Extension Option, the Rent for the Option Term (“New Rent”) shall be the Fair Market Rent (as defined below) for comparable space in the Bank of America Building (“Comparable Space”), but in no event shall the New Rent be less than the Rent payable during the last month of the Lease Term. If there is no Comparable Space in the Bank of America Building at the time, Tenant shall pay, as New Rent, whatever the fair market rent in the Bank of America Building would be if there was such Comparable Space in the Bank of America Building. The term “Fair Market Rent” shall mean the rent that would be paid by a willing tenant renewing its lease for Comparable Space for a term of five (5) years. Tenant concessions shall be included in the determination of fair market rent with respect to tenants who are renewing their leases in the Bank of America Building. The term “tenant concessions” shall include, without limitation, such inducements as tenant improvements and free rent.
(c)In the event Landlord and Tenant cannot agree on the New Rent, the matter shall be submitted for decision to a panel of three (3) arbitrators. Landlord and Tenant shall each appoint one (1) arbitrator, who shall by profession be a licensed commercial real estate broker or an MAI real estate appraiser and who shall be familiar with Bellevue Place and have been active (over the three (3) year period ending on the date of such appointment) in the brokering or appraisal of Comparable Space. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed New Rent is the closest to the Fair Market Rent. Each such arbitrator shall be appointed within fifteen (15) days after Tenant’s or Landlord’s notice to the other of its election to have the New Rent be determined by this arbitration procedure. The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator, who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of the County of King. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s proposed New Rent and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon both Landlord and Tenant. The cost of the arbitration shall be paid by Landlord and Tenant equally. The arbitration procedure shall not take more than thirty (30) days. However, if the arbitrators have not determined the New Rent prior to the beginning of the Option Period, Tenant shall pay the Rent previously in effect under the Lease plus a ten percent (10%) increase until such time as the arbitrators determine the New Rent. If the arbitration procedure results in a higher Rent, Tenant shall pay the difference with the next monthly rental payment due under the Lease. If the arbitration procedure results in a lower Rent, Tenant shall receive a credit against its next monthly Rent payments under the Lease, and any succeeding monthly rental payments, if necessary, in an amount equal to the overpayment.
(d)Notwithstanding anything in the foregoing to the contrary, the Extension Option may not be exercised during any period in which Tenant is in default under any provision of the Lease until said default has been fully cured. Time is of the essence. If Tenant fails to exercise the Extension Option in any instance when such right is in effect, prior to the expiration of the applicable time period for the exercise of such right, the Extension Option shall thereafter be deemed null and void and of no further force or effect. The period of time within which the
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Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. All rights of Tenant to the Extension Option shall terminate and be of no further force or effect, even after Tenant’s due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the Option Period, Tenant defaults under the terms of the Lease which default is not cured within any applicable cure period.
(e)The Extension Option shall be personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, nor shall the Extension Option be assignable separate and apart from this Lease.
3.5Right of First Opportunity.
(a)If (i) Tenant exercises its Right of First Opportunity described in Section 6 of the Third Lease Addendum to the Current Lease, and (ii) the existing tenant occupying approximately 9,775 rentable square feet on floor 4 of the Bank of America Building and/or approximately 19,394 rentable square feet on floor 5 of the Bank of America Building (the “First Opportunity Space”) elects not to extend its existing lease term, then Landlord will notify Tenant in writing (“Landlord’s First Opportunity Notice”) and, except as otherwise set forth herein, Tenant shall have the right (“Right of First Opportunity”) to lease such First Opportunity Space on the terms and conditions as outlined in Landlord’s First Opportunity Notice, by notifying Landlord of its exercise of such right in accordance with Section (b) below. Notwithstanding anything herein to the contrary, Tenant’s Right of First Opportunity is expressly contingent upon the existing tenant in the First Opportunity Space electing not to extend or renew its existing lease. If the existing tenant in the First Opportunity Space elects to extend or renew its existing lease, this Right of First Opportunity shall be null and void and of no further force or effect. Landlord shall have the express right to extend or renew leases with existing tenant(s) in the First Opportunity Space or enter into new leases with existing First Opportunity Space tenant(s), if the leases of such tenants provide for such right.
(b)If Tenant desires to exercise its right to lease the First Opportunity Space, Tenant shall give Landlord unequivocal written notice thereof (“Tenant’s First Opportunity Notice”) within ten (10) business days after receipt of Landlord’s First Opportunity Notice. Time is of the essence. If, for any reason, Tenant declines or does not so notify Landlord, then Tenant’s rights with respect to the First Opportunity Space which is the subject of Landlord’s First Opportunity Notice shall be deemed to be waived, and thereafter, after expiration of such ten (10) business day period, Landlord may lease such space to any other party.
(c)Notwithstanding anything in the foregoing to the contrary, Tenant’s rights with respect to the First Opportunity Space shall not be exercisable during any period in which Tenant is in default (beyond any applicable cure period) under any provision of the Lease. Time is of the essence. The period of time within which the right of first opportunity for the First Opportunity Space may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. At Landlord’s sole option, all rights of Tenant to the First Opportunity Space shall terminate and be of no further force or effect, even after Tenant’s due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the First Opportunity Space: (i) Tenant is in default under the Lease due to a failure to pay a monetary obligation to Landlord beyond the applicable notice and cure period; (ii) Landlord has given Tenant ten (10) days’ written notice of any other failure to perform (which notice specifically stated that the failure to perform as required by the Lease may result in the loss of Tenant’s Right of First Opportunity) and such failure is not fully cured within said ten (10) day period; provided, however, that if the nature of Tenant’s failure is such that more than ten (10) days are reasonably required for its cure, then Landlord shall not have the right to terminate the Right of First Opportunity for said failure if Tenant begins to cure the
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failure within the ten (10) day period described above and, thereafter, diligently prosecutes such cure to completion; or (iii) Landlord gives Tenant a notice of default under the Lease (and Tenant is in fact in default) and Landlord has previously given to Tenant three (3) or more notices of default under the Lease (and Tenant was in fact in default in such instances), whether or not such default were ultimately cured, provided the notice that was issued prior to the notice establishing in Landlord the right to terminate the Right of First Opportunity hereunder specifically stated that the issuance of another notice of default may result in the loss of Tenant’s Right of First Opportunity. As used herein, the terms “default,” “failure to perform,” or “breach” shall mean a default as defined in Section 23.1 of this Lease.
(d)If Tenant does not exercise its Right of First Opportunity, and Landlord does not deliver Expansion Space (defined in Section 37.23 below), then Tenant shall have no right to terminate this Lease pursuant to Section 37.23 below.
(e)The foregoing rights with respect to the right of first opportunity for the First Opportunity Space shall not be assignable separate and apart from the Lease.
4.COMMENCEMENT AND EXPIRATION DATES; LEASE YEAR.
4.1Commencement Date.
The Commencement Date shall be the date set forth in Section 1.12 above.
4.2Expiration Date.
This Lease shall expire at 11:59 p.m. on the date set forth in Section 1.13 above.
4.3Confirmation of Commencement and Expiration.
Within five (5) business days after Tenant’s occupancy of the Leased Premises, or upon Landlord’s request, Landlord and Tenant shall confirm the specific Commencement and Expiration Dates in writing, as well as the. “as built” Rentable Area of the Leased Premises, as defined in Section 6.2(f), and the Rent payable hereunder, which shall be appended to and incorporated into this Lease.
4.4Lease Year.
A “Lease Year” shall mean a calendar year commencing on January 1 and ending the following December 31. If the Commencement Date is a date other than January 1, the initial Lease Year shall be from and including the Commencement Date to and including December 31 of that calendar year. If the Expiration Date is a date other than December 31, the final Lease Year shall be from and including January 1 of the calendar year of the Final Lease Year to and including the Expiration Date.
5.RENT.
Tenant shall pay to Landlord, without notice or demand and without setoff or deduction whatsoever, the sums stated in Section 1.10 above (the “Rent”), which shall be paid to Landlord in advance in lawful money of the United States, on or before the first day of each calendar month at Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and Additional Rent (as defined in Section 6.1 below) for any partial month at the beginning or end of the Lease Term shall be prorated, based upon a thirty (30) day month. All amounts payable hereunder, other than Rent and Additional Rent, may be sometimes referred to as “Other
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Charges.” Landlord may (but shall not be required to) make available to Tenant procedures for the payment to Landlord by electronic funds transfer of any or all amounts required by the terms of this Lease to be paid by Tenant.
6.ADDITIONAL RENT.
6.1Generally.
In addition to the Rent provided for in Section 5 above, commencing on the earlier of (i) one (1) week following substantial completion of the Premises Improvements (defined in Section 11.1(a) below), estimated to be March 1, 2015, or (ii) the date Tenant first occupies the Leased Premises for business purposes, Tenant shall pay to Landlord, without notice (other than notice advising Tenant of its share of the Additional Rent) or demand and without setoff or deduction, Tenant’s Share (as defined in Section 6.2(a) below) of the Operating Expenses (as defined in Section 6.2(b) below), which expenses include, but are not limited to, (i) Operating, Repair, and Maintenance Expenses for the Bank of America Building and the Corner Building; and (ii) Operating, Repair, and Maintenance Expenses for Bellevue Place during the Lease Term (the “Additional Rent”).
6.2Definitions.
The following terms shall have the meanings hereinafter specified, unless the context otherwise specifies or clearly requires:
(a)Tenant’s Share. Tenant’s Share shall be equal to the percentages set forth in Section 1.9 above.
(b)Operating Expenses Generally. The Operating Expenses shall include (i) all Operating, Repair and Maintenance Expenses (defined in Section 6.2(c) below), and (ii) all Taxes (defined in Section 6.2(d) below).
(c)Operating, Repair and Maintenance Expenses. Operating, Repair and Maintenance Expenses shall include the actual costs and expenses that are paid or payable by Landlord in connection with the operation, repair and maintenance of Bellevue Place and its constituent parts, which include without limitation, the Bank of America Building, the Corner Building and the Wintergarden Retail Center, less all contributions for such costs received from the owner of the Hotel Tract as defined in and pursuant to the terms of that certain Construction, Operation and Reciprocal Easement Agreement recorded under King County Recorder’s File No. 8709160449, as amended from time to time (the “REA”), and shall include, but not be limited to, those costs and expenses that are paid or payable to the Transportation Management Association. Without limiting the generality of the foregoing and by way of illustration, Operating, Repair and Maintenance Expenses shall include costs and expenses of all utility, heating, air conditioning and ventilation costs and expenses; license, permit and inspection fees; planting and landscaping costs and expenses; janitorial services; direct physical damage insurance (including but not limited to loss of income insurance), liability and excess liability insurance, and other appropriate insurance policies, as determined solely by Landlord or Landlord’s lender, including but not limited to garage keeper’s legal liability, boiler and machinery and auto insurance; taxes and assessments on equipment; the cost and expense of repairs including, but not limited to, those of a capital nature necessary or appropriate to fulfill Landlord’s obligations to its tenants; the cost and expense of removing trash and other refuse; the cost and expense of supplies, tools and equipment; the cost and expense of cleaning, maintaining, repairing and replacing machinery and equipment, including but not limited to automatic door openers, lights and lighting fixtures, heating, air conditioning and ventilation equipment, fire and sprinkler systems and security systems; depreciation allowance on machinery and equipment (depreciation to be over the useful
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life of any such machinery and equipment in accordance with the guidelines and regulations established by the Internal Revenue Service, if any); the cost and expense of personnel to implement such services, including but not limited to security and traffic control; legal and accounting costs and expenses; customary management fees; the cost of any capital improvements necessary or appropriate to fulfill Landlord’s repair or maintenance obligations, required by any applicable governmental law or regulation not in effect at the time Tenant is required to take occupancy of the Leased Premises or made for the purpose of reducing operating, repair or maintenance costs (the cost of any such capital improvements shall be amortized over the useful life of such item (in accordance with the guidelines and regulations established by the Internal Revenue Service, if any, from time to time) as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of purchasing or constructing such improvements).
(d)Taxes. Taxes shall include all real estate taxes, personal property taxes and all other taxes, surcharges and assessments that are or may be levied upon, assessed against or attributable to Bellevue Place and all improvements, fixtures, equipment and other property of Landlord, real and personal, located on, in or under Bellevue Place and used in connection with the operation thereof, including the Bank of America Building, the Corner Building and land underlying the Bank of America Building and the Corner Building and including, although not limited to, the land, improvements, equipment, fixtures and other property used in connection with the operation of and comprising the Parking Garage and Wintergarden Retail Center and any rental, excise, sales, transaction or other privilege tax or levy, however denominated (excepting federal, state and local net income taxes) paid or payable during the Lease Term and taxes on all tenant improvements in the Wintergarden Retail Center owned by Landlord but excluding the Hotel Building and the land underlying the Hotel Building. Taxes also shall include any amounts paid or payable to any third party or incurred by Landlord for the purpose of obtaining a reduction in the Taxes as above defined.
(e)Rentable Area of the Leased Premises. For purposes of this Lease, the Rentable Area of the Leased Premises shall mean the Useable Area of the Leased Premises, as that term is defined and computed according to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996, otherwise known as the “BOMA Standard,” multiplied by a load factor of one point one four (1.14). The “as built” Rentable Area of the Leased Premises shall be the true Rentable Area of the Leased Premises at the time Landlord tenders possession of the Leased Premises to Tenant.
(f)Rentable Area of Bellevue Place. For purposes of this Section 6, the Rentable Area of Bellevue Place shall include the total of all areas and spaces in (i) the Bank of America Building, (ii) the Corner Building, and (iii) all areas and spaces in and opening into the Wintergarden Retail Center (whether or not such areas or spaces in the Bank of America Building, the Corner Building, and the Wintergarden Retail Center are actually leased by Landlord) that are available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests and shall include, but not be limited to, all rest rooms, mezzanines, warehousing and storage areas, clerical and office areas, and employee areas within the leased premises of any tenant of Landlord in the Wintergarden Retail Center, Bank of America Building and Corner Building, but shall exclude all areas and spaces in the Hotel Building (other than those areas and spaces in or opening into the Wintergarden Retail Center and available for the exclusive use and occupancy of tenants of Landlord and their employees, licensees, invitees and guests) and the Common Areas and Facilities of Bellevue Place. If at any time, Landlord believes the Rentable Area of Bellevue Place is materially different than the Rentable Area of Bellevue Place set forth in Section 1.8 above because of an error in calculation or additions, modifications or alterations to Bellevue Place and Landlord desires to amend this Lease to reflect the actual or changed Rentable Area of Bellevue Place, Landlord shall so notify
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Tenant in writing. If Tenant does not object in writing to Landlord’s notice within ten (10) days following receipt of Landlord’s notice, this Lease shall be deemed to be amended to incorporate the Rentable Area of Bellevue Place as set forth in Landlord’s notice to Tenant. If Tenant does object in writing to Landlord’s notice within said ten (10) days, and Landlord and Tenant are unable to agree upon the Rentable Area of Bellevue Place within ten (10) days following receipt of Tenant’s notice of objection, the matter shall be submitted for determination to the Project Architect for Bellevue Place. The decision of the Project Architect shall be final and binding on both Landlord and Tenant and this Lease shall be deemed to be amended to reflect the Rentable Area of Bellevue Place as and when decided by the Project Architect. The cost and expense of the Project Architect’s consideration of the matter, if any, shall be shared equally among Landlord and all tenants objecting to Landlord’s notice.
(g)Notwithstanding anything in this Section 6.2 to the contrary, the following costs shall not be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease:
Leasing commissions, advertising expenses, fees and costs incurred in procuring new tenants for portions of Bellevue Place.
Except as permitted in Section 6.2(c) of the Lease, interest or amortization payments on mortgages.
Rental on ground leases or other underlying leases.
Any costs or expenses associated with or incurred in connection with required environmental testing, removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances.
Costs of any item for which Landlord is or is entitled to be paid or reimbursed by insurance.
Charges for electricity, water, or other utilities and applicable taxes for which Landlord is entitled to reimbursement from any other tenant.
Cost of correcting major defects in the design, construction or equipment of, or substantial latent defects in, the Bank of America Building or Bellevue Place (a defect, for the purposes of this subsection (h), is defined as a substantial condition that occurred because of negligence in the initial construction of Bellevue Place).
Any costs incurred in constructing any future material expansion of the Bank of America Building (as opposed to the costs of operating and maintaining the expanded Bank of America Building, which may be included in the operating costs and maintenance expenses charged to Tenant pursuant to this Section 6.2 of the Lease).
Costs of a capital nature, except for costs (a) reasonably necessary or appropriate to fulfill Landlord’s repair or maintenance obligations; (b) incurred as a result of any applicable governmental law or regulation enacted and enforced after the date of the Lease; and/or (c) made for the purpose of reducing operating, repair or maintenance costs.
Interest and penalties incurred as a result of Landlord’s delinquent payment of any obligation of Landlord.
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Notwithstanding any reference in Section 6.2 to the contrary, the cost of any capital item shall not be expensed in a single year but shall be depreciated over the useful life of such item in a manner consistent with other Bellevue Class “A” office buildings.
Notwithstanding anything in this Lease to the contrary, there shall be no duplication of any particular cost, charge or expense in any operating costs and maintenance expenses set forth in this Section 6.2 of the Lease, provided Landlord reserves the right to include a customary administrative fee and a customary management fee within operating costs and maintenance expenses.
6.3Payment.
Landlord shall provide to Tenant, at or before the Commencement Date, an estimate of the annual Operating Expenses for the Lease Year in which the Commencement Date occurs. Within ninety (90) days after the expiration of each succeeding Lease Year of the Lease Term, or as soon thereafter as such information becomes available, Landlord shall give Tenant a written estimate of Tenant’s Share of the Operating Expenses for the then current Lease Year (“Tenant’s Estimated Share”). Tenant shall pay Tenant’s Estimated Share, in advance, in equal monthly installments on or before the first (1st) day of each calendar month of such Lease Year at Landlord’s Address as set forth in Section 1.2 above, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. During the period of time following the expiration of a Lease Year and Tenant’s receipt of Landlord’s estimate of Tenant’s Estimated Share, Tenant shall continue to pay Landlord Tenant’s Estimated Share from the prior Lease Year. Within ninety (90) days after the expiration of each Lease Year of the Lease Term (or as soon thereafter as such information becomes available), Landlord shall furnish to Tenant a written statement summarizing the actual amount of Tenant’s Share of the Operating Expenses for the prior Lease Year (hereinafter sometimes referred to as the “Annual Reconciliation Statement”). If Tenant’s Share of the Operating Expenses exceeds the amount paid by Tenant, Tenant shall pay the deficiency to Landlord promptly upon receipt of a written notice of the amount thereof. If such statement shows Tenant’s Share of the Operating Expenses to be less than the amount paid by Tenant, the amount of overpayment by Tenant shall be credited by Landlord to the next payment or payments of Additional Rent due hereunder, if Tenant has otherwise complied with all of the terms and provisions of this Lease. If the Lease Term has expired and Tenant has vacated the Leased Premises and no amounts are or may become payable by Tenant, then any overpayment shall be returned to Tenant, or at Landlord’s option, to the last assignee of Tenant’s interest in the Leased Premises. If this Lease commences at a time other than the beginning of a calendar year, Tenant shall pay the Additional Rent for the remaining portion of the Lease Year based upon the number of days from the Commencement Date. If this Lease expires at a time other than the last day of a calendar year, Tenant shall be obligated to pay immediately any deficiencies which shall be computed at the expiration of that Lease Year. If at any time during a Lease Year it appears to Landlord that any of the Operating Expenses payable for that Lease Year will vary from Landlord’s estimate by more than five percent (5%) on an individual or aggregate basis, Landlord may, at its election, adjust Tenant’s Estimated Share for the balance of that Lease Year to compensate for such increase. Any increased payments required to be made pursuant to this Section shall be made within thirty (30) days after Landlord has notified Tenant thereof. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.
6.4Nonpayment.
In the event of nonpayment of any item of Additional Rent or any Other Charge due hereunder, Landlord shall have the same rights and remedies as for failure to pay Rent.
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6.5Future Development of Bellevue Place.
Tenant is aware that Landlord, by itself or in combination with other persons, intends to further expand and develop Bellevue Place in one or more additional phases and Tenant has reviewed plans and other documents describing the intended expansion and development of Bellevue Place or has been provided with opportunities to review such plans and documents. In the event one or more such phases of the Bellevue Place project are completed during the Lease Term, any additional operating, repair or maintenance expenses and real estate and other taxes attributable to such other phases may be included in the Operating Expenses at Landlord’s discretion; provided that the denominator used to calculate Tenant’s proportionate share of such expenses is reasonably adjusted with respect to such phases.
6.6Disputes Relating to Additional Rent.
If Tenant desires to contest any calculation by Landlord of Tenant’s Share or the amount of any Bellevue Place Operating Expense payable by Tenant, Tenant must give Landlord a written notice (an “Objection Notice”) stating that Tenant disputes the calculation or amount. The Objection Notice must be received by Landlord within ninety (90) days after Tenant receives Landlord’s Annual Reconciliation Statement regarding Bellevue Place Operating Expenses, and set forth with particularity the reason why Tenant disputes Landlord’s calculation or the amount. If Tenant fails to give Landlord such an Objection Notice within such time, Tenant shall be deemed to have waived and released any and all rights it may have to contest the calculation and amount. Promptly after receiving any such Objection Notice from Tenant, Landlord shall meet with Tenant and both Tenant and Landlord shall attempt in good faith to reconcile the matters described in the Objection Notice; provided, however, if Tenant refuses to meet with Landlord within thirty (30) days after the date Landlord received the Objection Notice from Tenant, Tenant shall be deemed to have waived and released any and all rights it may have to contest Landlord’s calculation and the inclusion and amount of any Bellevue Place Operating Expense. If Landlord and Tenant are unable to resolve the dispute within a reasonable time, Landlord shall cause its accounting firm to undertake an investigation and analysis of the matter and prepare a written report, a copy of which shall be provided to Tenant. The cost of the investigation, analysis and report shall be paid for by Tenant unless the investigation and analysis discloses a material error favoring Landlord, in which event Landlord shall bear the cost of the investigation, analysis and report. If the report discloses that the amount or calculation used by Landlord was incorrect, Landlord shall provide a credit to Tenant against future obligations under this Section 6 equal to the amount of any overpayment paid by Tenant during the Lease Year to which Tenant’s Objection Notice relates. Notwithstanding the pendency of any dispute hereunder, Tenant shall continue to pay all amounts owed hereunder based upon Landlord’s determination and calculation or until such calculation or amount has been established hereunder to be incorrect.
7.LATE CHARGES.
If Tenant fails to pay, when the same is due and payable, any Rent, Additional Rent or Other Charges, such unpaid amounts shall bear interest at the rate of two percent (2%) per month from the date due to the date of payment, unless such amount would violate any applicable usury law, in which event such unpaid amounts shall bear interest at the highest rate then allowed by law. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any installment of Rent, Additional Rent or Other Charges will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any Rent, Additional Rent or Other Charge installment is not received by Landlord from Tenant by the fifth (5th) day after such installment is due, Tenant shall immediately pay to Landlord, in
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addition to the installment due, a late charge equal to twelve percent (12%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss and expense suffered by such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease. Landlord shall apply payments made by Tenant first to accrued charges, interest and rent in the following order: (a) Late Charges; (b) interest; (c) Rent; Other Charges and Additional Rent; and (d) any balance remaining to current Rent, Other Charges, and Additional Rent. Notwithstanding anything in this Section 7 to the contrary, provided Tenant pays all sums due hereunder by electronic funds transfer, Landlord shall waive the first (1st) late charge that may be incurred by Tenant during any twelve (12) month period during the Lease Term, provided the unpaid amount is in fact paid in full by Tenant on or before the fifteenth (15th) day of the month in which any such payment is due.
8.SECURITY DEPOSIT.
As additional consideration for this Lease, Tenant has delivered to Landlord as a security deposit the sum shown in Section 1.14 above. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the entire Lease Term. If Tenant is in breach under any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any unpaid obligation or sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s breach, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach. In the event Landlord elects to so use, apply or retain all or any part of the security deposit, Tenant shall deposit with Landlord, within ten (10) days of demand therefor, cash sufficient to restore the security deposit to the amount set forth in Section 1.14. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof after deductions hereunder by Landlord shall be returned to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days following expiration of the Lease Term or Tenant’s return of the Leased Premises to Landlord in the condition required hereunder, whichever shall last occur. No trust relationship is created hereby between Landlord and Tenant with respect to the security deposit.
9.USES.
9.1Permitted Uses.
Tenant shall use and occupy the Premises only for general office purposes consistent with a first class office building (the “Permitted Use”) under the trade name set forth in Section 1.5 above, and for no other business or purpose or under any other trade name without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determines that any proposed use or trade name is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building. Landlord makes no representation or warranty as to the availability of Tenant’s Permitted Trade Name or that it will not infringe on any other person’s trademark, service mark or other rights or privileges.
9.2Prohibited Uses.
Tenant shall not do or permit or suffer anything to be done in or about the Leased Premises, Bank of America Building or Bellevue Place which will in any way obstruct or
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interfere with the rights of other tenants or occupants of the Bank of America Building or Bellevue Place or injure or annoy them, their customers or clients, nor shall Tenant use or allow the Leased Premises to be used for any purpose which is objectionable or offensive in Landlord’s reasonable judgment or which is unlawful, nor shall Tenant do or permit or suffer anything to be done in or about the Leased Premises, the Bank of America Building or Bellevue Place which would cause Landlord to be in violation of any of its agreements with others. If Tenant permits or engages in any activity which, in Landlord’s reasonable judgment, is objectionable, offensive or otherwise constitutes a nuisance to Landlord, the other tenants of the Bank of America Building or Bellevue Place, or their employees, customers, guests or invitees, Tenant shall immediately discontinue such activity or take action to cause the activity to be discontinued with all due diligence if it cannot be immediately discontinued. Tenant’s failure to comply with this Section shall constitute a material default of this Lease and entitle Landlord to pursue its remedies for such a breach or, in the alternative, undertake such work as may be appropriate to prevent such activity and recover, as additional rent, the cost thereof plus interest thereon at two percent (2%) over the prime rate of interest charged or published by Bank of America on the first day of each month, commencing on the date due through the date of payment.
9.3Compliance with Laws, Rules and Regulations.
Tenant shall, at its sole cost and expense, promptly comply with all local, state and federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force relating to Tenant’s use and occupancy of the Leased Premises and Tenant’s business conducted therein.
9.4Hazardous Material.
Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Leased Premises caused or permitted by Tenant results in contamination of the Leased Premises or any part of Bellevue Place or any other property, or if contamination of the Leased Premises or any part of Bellevue Place or any other property by Hazardous Material otherwise occurs for which Tenant may be legally liable for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the property, damages for the loss or restriction on use of rentable or useable space or of any amenity of Bellevue Place or the Leased Premises or elsewhere, damages arising from any adverse impact on marketing of space at Bellevue Place or elsewhere, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under Bellevue Place. Without limiting the foregoing, if the presence of any Hazardous Material brought upon, kept or used in or about the Leased Premises or Bellevue Place by Tenant, its agents, employees, contractors or invitees, results in any contamination of the Leased Premises or any part of Bellevue Place or any other property, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Leased Premises, Bellevue Place or any other property to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises, Bellevue Place or other property. As used herein, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste which is or becomes
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regulated by any local governmental authority, the State of Washington or the United States Government.
10.SERVICES AND UTILITIES.
10.1Standard Services.
As long as Tenant is not in default under any of the provisions of this Lease, Landlord shall cause the Leased Premises (in accordance with Section 12.3) and the public and common areas of the Building, including the lobbies, elevators, stairs, corridors and rest rooms, to be maintained in reasonably good order and condition consistent with the operation and maintenance of the Bank of America Building as a first-class office and retail building in downtown Bellevue, except for damage occasioned by any act or omission of Tenant or Tenant’s officers, contractors, agents, invitees, licensees or employees, the repair of which shall be paid for by Tenant. From 7:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays (“Regular Business Hours”), Landlord shall furnish the Leased Premises with electricity for lighting and operation of low power usage office machines, water, heat, air conditioning and elevator service (the “Standard Services”). During all other hours, Landlord shall furnish the Standard Services, including elevator service as reasonably required to provide access to the Leased Premises, except for heat and air conditioning and lighting. If requested by Tenant, Landlord shall furnish heat and air conditioning and lighting at times other than Regular Business Hours and the cost of such services, as established by Landlord, shall be paid by Tenant in the same manner as provided in Section 5 above. Landlord also shall provide lamp replacement service for Building Standard fluorescent light fixtures, toilet room supplies, window washing at reasonable intervals and customary building janitorial service as part of the Standard Services, although no janitorial service shall be provided for Saturdays, Sundays or legal holidays. The cost and expense of any janitorial or other services provided or caused to be provided by Landlord to Tenant in addition to the services ordinarily provided Bank of America Building tenants shall be paid by Tenant in the same manner as provided for payment in Section 5 above.
10.2Interruption of Services.
Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption or failure of the Standard Services due to any cause whatsoever. No temporary interruption or failure of the Standard Services incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord’s reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder.
10.3Additional Services.
Tenant shall not install lights and equipment in the Leased Premises with heating loads which in the aggregate exceed the Bank of America Building standard mechanical system. Landlord shall not arbitrarily withhold consent to Tenant’s installation of lights and equipment exceeding such amount but may condition its consent on Tenant’s payment of the costs incurred by Landlord for the installation, operation, repair and maintenance of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights. In addition, Tenant shall pay to Landlord, in advance, on the first day of each month during the Lease Term, such amount estimated by Landlord to be the cost of furnishing electricity to Tenant for the operation of such equipment or lights and such amount estimated by Landlord to be the cost of operating and maintaining the supplementary air conditioning units as necessitated by Tenant’s use of such equipment or lights. Such costs shall be paid by Tenant in the same manner as provided in Section 5 above. In the event of nonpayment of amounts due for any of the above-described additional services, Landlord shall have the same rights and remedies as it has with
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respect to the nonpayment of rent hereunder. Landlord shall be entitled to install and operate, at Tenant’s sole cost and expense, a monitoring or metering system in the Leased Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment and lights and from Tenant’s after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord’s instructions for the use of drapes, blinds and thermostats in the Bank of America Building.
11.IMPROVEMENTS, ALTERATIONS AND ADDITIONS.
11.1Premises Improvements.
(a)Prior to the Commencement Date, the Leased Premises shall be improved by Landlord (the “Premises Improvements”), which Premises Improvements shall be in accordance with mutually agreed upon plans and specifications for such improvements (the “Premises Plans”). The Premises Improvements shall be performed and installed by design professionals and contractors selected by Landlord in the exercise of Landlord’s subjective discretion. Landlord shall contract directly with the contractors constructing the Premises Improvements. Landlord shall contract directly with JPC Architects for architectural services related to the Premises Improvements. Landlord shall pay certain amounts toward the cost of the Premises Improvements (“Landlord’s Improvement Allowance”). Landlord’s Improvement Allowance is limited to Forty-eight and 00/100 Dollars ($48.00) per rentable square foot, or a total amount not to exceed Nine Hundred Twenty-seven Thousand Three Hundred Twelve and 00/100 Dollars ($927,312.00). Landlord’s Improvement Allowance shall be used exclusively for the Premises Improvements (including all sales and other applicable taxes but not including furniture, trade fixtures, equipment, inventory, or personal property, which shall be Tenant’s sole cost and responsibility); provided, however, Tenant has the right to use up to Two and 00/100 Dollars ($2.00) per rentable square foot (Thirty-eight Thousand Six Hundred Thirty-eight and 00/100 Dollars ($38,638.00)) of Landlord’s Improvement Allowance to offset data, telephone, and similar communication cabling costs. In addition to Landlord’s Improvement Allowance, Landlord agrees to contribute the amount of $0.15 per rentable square foot of the Leased Premises for an initial space plan and revisions prepared by JPC Architects, or a total of Two Thousand Eight Hundred Ninety-seven and 85/100 Dollars ($2,897.85). The Premises Improvements shall include new building standard light fixtures and ceiling tile. Any unused portion of Landlord’s Improvement Allowance, not to exceed $2.00 per rentable square foot (Thirty-eight Thousand Six Hundred Thirty-eight and 00/100 Dollars ($38,638.00)), shall be credited by Landlord to the next payment or payments of Rent due under the Lease.
(b)Any and all costs for the construction and installation of the Premises Improvements (including but not limited to the cost of all working drawings, space plans, and engineering, architectural, design and consulting fees) in excess of Landlord’s Improvement Allowance (“Excess Improvement Costs”) shall be Tenant’s sole responsibility and shall be paid by Tenant promptly when due. Tenant’s failure or refusal to pay any such Excess Improvement Costs shall be a material breach of this Lease and a default hereunder. If it should appear to Landlord at any time that Tenant is or may be obligated to pay for any Excess Improvement Costs, in addition to any and all other rights and remedies to which Landlord may be entitled, Landlord shall have the right, but not the obligation, to immediately stop or prevent any and all further design, construction and installation work until Landlord has received satisfactory assurances that Tenant can and will promptly pay all Excess Improvement Costs.
(c)Prior to the Commencement Date, the Project Architect shall certify that the Premises Improvements are substantially complete in accordance with the Premises Plans. If substantial completion of the Premises Improvements is delayed by Tenant’s acts or omissions, change in design decisions, revisions or additional work, or those of Tenant’s agents, then the Commencement Date shall be the date substantial completion of the Premises Improvements
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would have been achieved but for the Tenant delay, as determined by the Project Architect. The terms “substantial completion” or “substantially complete”, as used herein, means that stage of construction where the Premises Improvements are usable for their principal intended purpose, as determined in good faith by the Project Architect, and the applicable governmental authorities deem the Leased Premises approved for occupancy, notwithstanding the possible need to complete, finish or install non-critical improvement features and fixtures. The existence of repairs or defects of a nature commonly found on a “punch list,” (meaning minor items that do not materially impact Tenant’s use of the Leased Premises), after turnover to Tenant, shall not postpone the Commencement Date or result in a delay or abatement of Tenant’s obligation to pay rent or give rise to a damage claim against Landlord, provided Landlord shall use commercially reasonable efforts to complete such punch list items within sixty (60) days after Landlord’s receipt of Tenant’s punch list, referred to below. Tenant’s occupancy of the Leased Premises shall be deemed an acknowledgement that the Leased Premises is in good condition and repair and that Landlord has caused the Bank of America Building and all of the Premises Improvements to be constructed as required by this Lease, subject to those items, if any, specified in any punch list to be delivered by Tenant within thirty (30) days following substantial completion.
(d)All improvements and fixtures made or installed in or to the Leased Premises, including all Premises Improvements, are the property of Landlord. The Premises Improvements shall not include, and Tenant shall be solely responsible for all costs associated with (i) the interior design of the Leased Premises, (ii) security and access control to the Leased Premises, (iii) data, telephone, and similar communications cabling in excess of the $2.00 per rentable square foot allowance set forth in paragraph 4(a) above, and (iv) furniture, fixtures and equipment. The foregoing shall be deemed to be a financial accommodation of the type referenced in 11 USC §365(c)(2) and a material and substantial part of this Lease transaction, as amended.
11.2Alterations by Tenant
After completion of Tenant’s Improvements, Tenant shall not make any subsequent alterations, additions or improvements in, on, or to the Leased Premises without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord may deem appropriate. Tenant shall submit complete sets of final plans and specifications for all such alterations, additions or improvements to Landlord for approval. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant’s sole cost and expense. Prior to the commencement of any such work, Tenant shall notify Landlord of the contractors that will be retained by Tenant to perform the work. Landlord shall have the right to approve or disapprove in advance any or all contractors to be retained by Tenant for such work. Landlord shall promptly be provided with complete “as built” drawings and specifications for all alterations, additions and improvements made by Tenant. Tenant shall secure all governmental permits, approvals or authorizations required for such work. All alterations, additions and improvements (including but not limited to all light fixtures and floor coverings but excluding any inventory, furniture and similar personal property which does not become a part of the Leased Premises) shall immediately become the property of Landlord, without any obligation on the part of Landlord to pay therefor, upon installation in the Leased Premises. Upon the expiration or sooner termination of the Lease Term, Tenant shall forthwith remove (at Tenant’s sole cost and expense) all alterations, additions or improvements made by Tenant (except original leasehold improvements constructed as part of Tenant’s Improvements) designated by Landlord to be removed and Tenant shall repair (at its sole cost and expense) any damage to the Leased Premises caused by such removal. Notwithstanding anything herein or elsewhere in this Lease to the contrary, Tenant shall remove all voice and data cabling and other telecommunications equipment installed by Tenant, and shall restore the Leased Premises to the
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condition they were in prior to the installation of such items. Tenant’s obligations hereunder shall survive the expiration or termination of this Lease.
11.3Disability Laws.
Notwithstanding anything in this Lease to the contrary, if Tenant constructs, makes or installs or causes to be constructed, made or installed any improvement or alteration in or to the Leased Premises, Tenant shall be solely responsible for ensuring that such improvements and/or alterations do not violate any provision in any local, state or federal law or regulation relating to accessibility for handicapped persons or the removal of architectural or communication barriers to accessibility (“Disability Law”), including but not limited to RCW Chapter 70.92 and The Americans with Disabilities Act. Any approval by Landlord of Tenant’s plans or specifications for any such improvements or alterations shall not be a representation or warranty, express or implied, by Landlord that such plans will comply with any Disability Law. If any claim is asserted against Landlord under any Disability Law which claim relates directly or indirectly to any alterations or improvements installed, made or constructed, directly or indirect, by or for Tenant in or to the Leased Premises or any trade fixture or personal property item used by Tenant in the Leased Premises, Tenant shall defend, indemnify and hold Landlord harmless from and against the claim and any and all charges, liabilities, obligations, penalties, damages, judgments, costs and expenses (including attorneys’ fees) arising or incurred against or suffered, directly or indirectly, by Landlord relating thereto. If it should be determined that any improvement or alteration constructed, made or installed in or to the Leased Premises, directly or indirectly, by or for Tenant or any trade fixture or personal property item used by Tenant in the Leased Premises is an illegal architectural or communication barrier under any Disability Law, Tenant shall immediately, at its sole cost and expense, remove the barrier or, to the extent allowed by the Disability Law, provide alternatives to the barrier so as to make the Leased Premises accessible to handicapped persons. No alteration or improvement in the Leased Premises will be approved by Landlord if it will require that barriers outside the Leased Premises be removed under any Disability Law. Tenant shall not have any basis for objecting to Landlord’s judgment regarding the probable application of any Disability Law provided Landlord does not act arbitrarily.
12.MAINTENANCE OF THE PREMISES.
12.1Maintenance and Repair by Tenant.
Tenant shall at all times throughout the Lease Term, at its sole cost and expense, keep the Leased Premises (including all exterior doors and entrances, windows and moldings and trim on all doors and windows) and all partitions, door surfaces, fixtures, equipment and appurtenances thereof in good order, condition and repair consistent with a first-class office building, damage by unavoidable casualty excepted (but not excluding any damage caused by burglary, attempted burglary or vandalism of the Leased Premises).
12.2Failure to Maintain.
If, after five (5) days’ prior written notice (except in emergencies) from Landlord, Tenant fails to keep, preserve and maintain the Leased Premises as set forth in Section 12.1 above, Landlord may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as additional rent. Landlord shall have the right to enter the Leased Premises for the purpose of undertaking such work upon the failure of Tenant to do so.
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12.3Repair by Landlord.
Landlord shall keep the roof, exterior walls, exterior building windows, public corridors, equipment used in common with other tenants (such as elevators, plumbing, heating, air-conditioning and similar equipment) and building structure of the Leased Premises in a good state of repair, and shall accomplish such repairs as may be needed promptly after receipt of written notice from Tenant. If repairs are required by reason of Tenant’s acts or negligent failure to act, Tenant shall promptly pay Landlord, as additional rent, for the cost thereof. Except as otherwise specifically provided in Sections 16 or 28, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Leased Premises or building of which the Leased Premises are a part, or in or to fixtures, appurtenances and equipment therein. In no event shall Landlord be liable to Tenant for any damage to the Leased Premises or for any loss, damage or injury to any property therein or thereon resulting from acts by other third parties or occasioned by fire; explosion; falling plaster; the breaking, bursting, stoppage or leaking of water, gas, sewer, electrical cables, wires or steam pipes; or from water, rain, or other substances leaking or coming from the roof, street, subsurface or from any other place or from dampness or from any similar risks or causes. Landlord shall not be liable for any loss or damage to any person or property sustained by Tenant or any other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of Bellevue Place, or of any other third parties.
12.4Surrender of Leased Premises.
At the expiration or sooner termination of this Lease, Tenant shall return the Leased Premises to Landlord in the same condition in which it was initially received (or, if altered by Landlord or by Tenant with Landlord’s consent, then the Leased Premises shall be returned in such altered condition), reasonable wear and tear and damage by fire or other unavoidable casualty excepted (excluding burglary, attempted burglary and vandalism). Tenant shall remove all inventory, furniture and other personal property which does not become a part of the Leased Premises and all alterations and improvements which Landlord designates to be removed pursuant to Section 11.2 above, and shall restore the Leased Premises to the condition it was in prior to the installation of such items. Tenant’s obligations under this Section 12 shall survive the expiration or termination of this Lease.
13.ACCEPTANCE OF THE LEASED PREMISES.
Except as otherwise provided in this Section 13, and subject to Landlord’s completion of the Premises Improvements in accordance with Section 11.1 above, Tenant has inspected the Leased Premises and accepts the same in their current condition and waives the right to make any claim against Landlord for any matter directly or indirectly arising out of the condition of the Leased Premises, appurtenances thereto, the improvements thereon and the equipment thereof. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR HABITABILITY. Notwithstanding the foregoing, Tenant’s acceptance of the Leased Premises upon delivery of possession shall in no way diminish Landlord’s repair and maintenance obligations as set forth elsewhere in the Lease. Prior to the Commencement Date, Landlord shall refurbish the 13th floor restrooms in a manner consistent with the refurbishment of the common area restrooms on other floors in the Bank of America Building. In addition, prior to the Commencement Date, Landlord shall remove or cause to be removed the prior tenant’s branding in the Leased Premises, which includes vinyl lettering, logos and stickers on the elevator cab doors. Tenant agrees and acknowledges that the existing low voltage wiring and service racks currently in the Leased Premises will remain and may be used by Tenant during the Lease Term. Upon the expiration or earlier termination of the Lease Term,
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Tenant shall remove said wiring and racks from the Leased Premises in accordance with the terms of this Lease.
14.DEFAULT BY LANDLORD.
Landlord shall not be in default under this Lease unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event less than thirty (30) days after written notice by Tenant to Landlord and to the holder of all mortgages and deeds of trust covering the Leased Premises whose names and addresses shall have been furnished to Tenant in writing. The notice shall specify wherein Landlord has failed to perform such obligation; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease and which Tenant otherwise may have until such thirty (30) days have elapsed. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and, subject to Section 30, Tenant’s remedies shall be limited to damages.
15.ACCESS.
15.1Right of Entry.
Tenant shall permit Landlord and its employees, agents and contractors to enter into and upon the Leased Premises at any time during normal business hours (8:00 a.m. to 6:00 p.m.) for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Leased Premises or the Bank of America Building. If Tenant is not personally present to permit entry, in case of emergency or urgent necessity Landlord may forcibly enter the same at any hour without rendering Landlord liable therefor. Nothing contained in this Section shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease. Landlord shall have the right to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of this Lease.
15.2Excavation.
If an excavation is made of property adjacent to the Leased Premises, Tenant shall and does hereby afford to the person causing or authorized to cause such excavation, an irrevocable license to enter upon the Leased Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall of the building of which the Leased Premises are a part from injury or damage and to support the same by proper foundations or other means, without any claim for damages against Landlord or diminution or abatement of rent.
16.DAMAGE OR DESTRUCTION.
16.1Insured Loss.
Subject to Section 16.2, if the Leased Premises are damaged by perils covered by Landlord’s insurance coverage and the proceeds therefrom are sufficient to cover the cost of repairs and are made available to Landlord for the purpose of repairing such damage, Landlord agrees to forthwith repair the same, and this Lease shall remain in full force and effect, except
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that Tenant shall be entitled to a proportionate reduction of Rent and Additional Rent from the date of damage and while such repairs are in progress, provided said damage did not result from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant. Such proportionate reduction shall be based upon the extent to which the damage and making of such repairs materially interfere, if at all, with the business carried on by Tenant in the Leased Premises. If such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, the Rent and Additional Rent shall abate only to the extent Landlord receives proceeds from Landlord’s rental income insurance policy to compensate Landlord for the loss of such rent.
16.2Uninsured Loss.
If the Leased Premises are damaged as a result of any cause other than the perils covered by Landlord’s insurance coverage or if the insurance proceeds are not sufficient to cover the cost of repairs, Landlord shall forthwith repair the same provided the cost of repair is less than ten percent (10%) of the then replacement cost of the Leased Premises. If the Leased Premises are damaged as a result of a cause other than a peril covered by Landlord’s insurance coverage, or if the insurance proceeds from Landlord’s insurance are not made available to Landlord for the purpose of repairing the Leased Premises, or, if the cost of repair is equal to or greater than ten percent (10%) or more of the replacement cost of the Leased Premises, then Landlord shall have the option to (i) repair or restore such damage, in which event this Lease shall continue in full force and effect but the Rent and Additional Rent shall be proportionately reduced as provided in Section 16.1 above; or (ii) at any time within one hundred twenty (120) days after such damage give notice to Tenant of the termination of this Lease as of the date specified in such notice, which date shall not be less than thirty (30) days after the date of such notice. If such notice is given, this Lease shall terminate and all interest of Tenant in and to the Leased Premises shall end on the date so specified in such notice and the Rent and Additional Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage materially interfered with the business carried on by Tenant in the Leased Premises, shall be paid up to date of such termination.
16.3No Obligation.
Notwithstanding anything to the contrary contained in this Section 16, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when the damage resulting from any casualty occurs during the last twenty-four (24) calendar months of the Lease Term.
16.4Partial Destruction of the Bank of America Building.
If a portion of the Bank of America Building is damaged and the insurance proceeds therefrom are not sufficient to cover the cost of repairs or are not made available to Landlord for the purpose of repairing the same, or if thirty percent (30%) or more of the Rentable Area of the Bank of America Building is damaged, notwithstanding that the Leased Premises may be unaffected, Landlord may terminate this Lease and the tenancy hereby created by giving Tenant not less than thirty (30) days’ prior written notice of Landlord’s election to terminate the tenancy; provided, however, that such notice shall be given, if at all, within one hundred twenty (120) days following the date of occurrence of such damage or destruction. Rent and Additional Rent shall be prorated as of the date of such termination.
16.5Business Interruption.
No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased
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Premises or of the Bank of America Building. Landlord shall use reasonable efforts to effect such repairs promptly.
17.MUTUAL RELEASE AND WAIVER OF SUBROGATION.
Landlord and Tenant hereby mutually release each other from liability, and waive all right of recovery against each other, for any injury, loss or damage to any building, structure, inventory or other tangible property and any revenues, profit and rents to be generated therefrom, whether due to negligence or any other insured cause, if such injury, loss or damage is caused by any of the perils which are covered by a first-party insurance policy benefiting the party suffering such injury, loss or damage, or if such injury, loss or damage was required to be covered by insurance pursuant to this Lease; provided that this Section shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. This Waiver only applies to insured property losses and does not limit the ability to recover for deductibles or other uninsured losses. Landlord and Tenant acknowledge that their current insurance policies, as of the date of this Lease, will not be invalidated. In the future, if avoiding any invalidation can be effected by the payment of money to such insurer, the other party may elect to pay such amount to obtain such waiver of subrogation for its benefit. Landlord and Tenant, respectively, shall promptly notify the other if its insurance will be invalidated by the foregoing release and waiver or if any payment is required to avoid such invalidation. Notwithstanding anything to the contrary, this Section shall not apply to any claim by Landlord for any Rent, Additional Rent or Other Charges payable under this Lease. Landlord and Tenant specifically intend, however, that this Section shall apply to any potential claim that could otherwise be made by Landlord for any rents to be paid by other occupants of Bellevue Place or any claim that could potentially be made by Tenant for any lost sales, profits or revenues that could have been generated from or operating expenses related to the Leased Premises or elsewhere.
18.INDEMNITY.
18.1Generally.
Landlord shall not be liable for the loss of or damage to any property (including property of Tenant and others) occurring in or about the Leased Premises from any cause whatsoever. Landlord shall not be liable for injury to any person occurring in or about the Leased Premises except and to the extent that such injury is caused by Landlord’s negligence. Except to the extent an injury to any person is caused by Landlord’s negligence, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, charges, liabilities, obligations, penalties, damages, costs and expenses (including attorneys’ fees) arising, claimed, charged or incurred against or by Landlord from any matter or thing arising from Tenant’s use of the Leased Premises, the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Leased Premises, and Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part or to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorneys’ fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of such a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by legal counsel reasonably satisfactory to Landlord.
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18.2Concurrent Negligence of Landlord and Tenant Relating to Construction, Repair and Maintenance Activities.
Notwithstanding Section 18.1 above, in the event of concurrent negligence of Tenant, its agents, employees, sublessees, invitees, licensees or contractors on the one hand, and that of Landlord, its partners, agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Leased Premises or Bellevue Place, Tenant’s obligation to indemnify Landlord as set forth in this Section 18 shall be limited to the extent of Tenant’s negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors, including Tenant’s proportional share of costs, and attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.
18.3Waiver of Workers’ Compensation Immunity.
The indemnification obligations contained in this Lease shall not be limited by any workers’ compensation, benefit or disability laws, and each indemnitor hereby waives any immunity that said indemnitor may have under the Industrial Insurance Act, Title 51 RCW and similar workers’ compensation, benefit or disability laws.
18.4Provisions Specifically Negotiated.
LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION, RELEASE AND WAIVER PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKERS’ COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.
19.INSURANCE.
19.1Liability Insurance.
(a)Liability Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, a policy of comprehensive/commercial general liability insurance insuring Tenant’s activities with respect to the Leased Premises, Bank of America Building and Bellevue Place against loss, damage or liability for personal injury or death or loss or damage to property with a limit of not less than Two Million Dollars ($2,000,000) combined single limit for policies without a general aggregate limit. For policies with a general aggregate limit, such aggregate limit shall be not less than Two Million Dollars ($2,000,000) and include an endorsement providing that the foregoing limit shall apply per location, including the Leased Premises, and have an occurrence limit not less than Two Million Dollars ($2,000,000). In the event Tenant obtains a policy with a general aggregate limit, Tenant shall immediately notify Landlord if claims covered by such policy or policies at any time are made against Tenant which claims exceed fifty percent (50%) or more of the aggregate limit. Notwithstanding the foregoing, if during the Lease Term, in Landlord’s reasonable judgment, the policy limits required hereunder are no longer adequate to provide reasonable protection to Landlord, Landlord may notify Tenant of such inadequacy and an appropriate level of coverage and Tenant, within thirty (30) days of receiving such a notice, shall obtain such additional amounts of insurance and provide Landlord with satisfactory evidence thereof. Reference may be made to policy amounts required by other landlords for similar space and operations in determining what is reasonable protection hereunder. The insurance required under this Section shall be with companies rated A-VII or better in Best’s Insurance Guide. Landlord, Kemper Development Company, and any other parties in interest designated by Landlord, shall be named
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as additional insureds. The insurance policy shall bear an endorsement that the policy shall not be cancelled or the policy limits reduced by endorsement below the coverage required by this Lease for any reason other than nonpayment of premiums except upon forty-five (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof, including applicable endorsements, showing Landlord as an additional insured and the applicable policy limits thereof. In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease.
(b)Service of Alcoholic Beverages. The insurance to be carried by Tenant pursuant to Section 19.1(a) above shall not exclude liability for violation of any governmental statute, ordinance, regulation or rule pertaining to the sale, gift, distribution or use of any alcoholic beverages, or liability by reason of the selling, serving or giving of any alcoholic beverage to a minor or to a person under the influence of alcohol or any other person, or which causes or contributes to the intoxication of any persons. Accordingly, the indemnification obligations in Section 18 of this Lease shall extend, as well, to damages occurring at locations other than the Leased Premises and resulting from risks insurable by any of the following (i) so-called dram shop liability insurance, (ii) host liquor liability insurance or (iii) liquor legal liability insurance or otherwise related to the sale, gift, distribution or use of alcoholic beverages.
19.2Property Insurance.
In addition to the insurance required by Sections 19.1 and 19.2, Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Lease Term, property insurance covering Tenant’s supplies, inventory and other personal property as well as all improvements, additions and modifications to or in the Leased Premises, in an amount equal to full replacement cost without co-insurance penalty. The insurance policy shall bear an endorsement that the policy shall not be canceled or the policy limits reduced below the coverage required by this Lease for any reason other than non-payment of premiums, except upon forty-five (45) days’ prior written notice to Landlord and only after ten (10) days’ prior written notice to Landlord for non-payment of premiums. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter as requested by Landlord copies of all policies of such insurance or certificates thereof.
19.3Failure to Maintain.
If Tenant fails or refuses to maintain any insurance required by this Section 19, Landlord, at its discretion, may obtain and maintain insurance for such items and interests to protect Landlord in such amounts as Landlord may determine to be appropriate and any and all premiums paid or payable by Landlord therefor shall be deemed to be additional rent and shall be due on the payment date of the next installment of Rent hereunder. The failure to obtain or maintain any insurance required by this Section 19 shall constitute a material breach of this Lease.
19.4Increase in Insurance Premium.
Notwithstanding anything in this Lease to the contrary, Tenant shall not keep, use, sell or offer for sale in or upon the Leased Premises any article, nor conduct any activities or operations, which are or may be prohibited by Landlord’s insurance carriers. Tenant shall pay any increase in premiums for property or liability insurance maintained by Landlord resulting from Tenant’s use or occupancy of the Leased Premises, whether or not Landlord has consented thereto. In the event of such increased insurance premiums to Landlord, Tenant also shall pay immediately to Landlord an amount equal to any additional premium on the insurance policy or policies that
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Landlord may carry for its protection against loss resulting from any insured event. In determining whether increased premiums are the result of Tenant’s use or occupancy of the Leased Premises, the rates and premiums determined by the organization setting the insurance premiums shall be conclusive evidence of the several items and charges which make up the insurance premiums. Landlord shall deliver bills for such additional amounts to Tenant at such times as Landlord may elect, and Tenant shall immediately pay Landlord therefor.
20.ASSIGNMENT AND SUBLEASING.
20.1Assignment or Sublease.
Tenant shall not assign, transfer, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein, nor sublease the whole or any part of the Leased Premises, nor shall this Lease or any interest hereunder be assignable or transferable by any process or proceeding of any court, or otherwise, without in each case first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such transaction undertaken without Landlord’s prior written consent shall be null and void.
In determining whether to grant consent to Tenant’s sublease or assignment request, Landlord may consider any factor, including but not limited to the experience and business reputation of the proposed assignee or sublessee in operating a business for the uses set forth in the Lease; whether the clientele, personnel and foot traffic generated by such proposed assignee or sublessee is satisfactory to Landlord; notwithstanding that Tenant and/or others remain liable under the Lease, whether the proposed assignee or sublessee has a net worth, and financial strength and credit record, reasonably satisfactory to Landlord; use of the Leased Premises by the proposed assignee or sublessee must be identical to the use permitted by the Lease; use of the Leased Premises by the proposed assignee or sublessee will not violate or create any potential violation of any laws; whether the quality of the business to be operated or likely to be operated by the proposed assignee or sublessee is satisfactory to Landlord; and whether Landlord’s consent might result in a breach of any other lease or agreement to which Landlord is a party; and whether the product mix and target customer base of the proposed assignee or sublessee is consistent with the product mix and target customer base that Landlord is trying to maintain or achieve within Bellevue Place.
No assignment, subleasing or other transfer shall relieve Tenant of any liability under this Lease. The prohibition set forth in this Section 20 includes, without limitation (and the following shall be deemed to be “assignments”): (i) a consolidation or merger of Tenant; (ii) a change in the ownership or voting rights of more than twenty-five percent (25%) of the issued and outstanding stock of any corporate tenant; (iii) any subleasing or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other significant change in corporate or proprietary structure; (iv) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without the specific assignment of this Lease; and (v) a change in control in any partnership tenant. The acceptance by Landlord of any amounts following any transaction prohibited hereunder shall not be deemed to be a consent by Landlord nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder. Consent to any such assignment, subleasing or other transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subleasing or transfer. If Landlord’s consent is requested for an assignment or sublease of all or a portion of the Leased Premises, Landlord shall have the right to terminate this Lease with respect to that portion of the Leased Premises for which such consent is requested, at the proposed effective date of such assignment or subleasing, and enter into the relationship of Landlord and Tenant with the proposed assignee or subtenant based on the rent (and/or other compensation) and term agreed to by such assignee or subtenant and otherwise upon the terms and conditions of this Lease. In
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connection with any sublease or assignment, Tenant shall promptly provide Landlord with fully executed copies of all assignment, sublease and assumption instruments.
20.2Assignee Obligations.
As a condition to Landlord’s consent, any potential assignee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, Other Charges and the performance of all terms, covenants and conditions of this Lease.
20.3Sublessee Obligations.
As a condition to Landlord’s consent, any potential sublessee otherwise approved by Landlord shall expressly assume all existing and future obligations of Tenant under the Lease during the term of the sublease and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent, and Other Charges, and the performance of all terms, covenants, and conditions of this Lease.
20.4Conditional Consents.
Any consent by Landlord to any assignment or subleasing may be subject to any terms or conditions as Landlord shall determine appropriate (including but not limited to requiring that any and all guarantors of the Lease agree to continue to guarantee the Lease obligations after the assignment) and all such terms and conditions shall be binding upon any person holding by, under or through Tenant.
20.5Attorneys’ Fees and Costs.
Tenant shall reimburse Landlord for Landlord’s attorneys’ fees and costs incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subleasing or encumbrance.
21.ADVERTISING.
Tenant shall not inscribe any inscription, or post, place, or in any manner display any sign, awning, canopy, marquee, decoration, graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Leased Premises or the Bank of America Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Leased Premises without first obtaining Landlord’s written consent thereto, such consent to be at Landlord’s sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Leased Premises or the Bank of America Building caused thereby. All such signs and advertising matter shall comply with all applicable laws, governmental regulations, ordinances and orders.
22.LIENS.
No work performed by Tenant pursuant to this Lease shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s, materialmen’s or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve, alter or repair the Leased Premises. Tenant shall keep the Leased Premises, the Bank of America Building and Bellevue Place free and clear of all liens and encumbrances arising out of any work performed for, materials furnished to and obligations incurred by or on behalf of Tenant and Tenant shall indemnify and hold Landlord harmless from any liability from any and
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all costs, liabilities and expenses (including but not limited to attorneys’ fees and Landlord’s reasonable administrative costs and expenses) arising therefrom. Prior to commencing any improvement, alteration or repair work to the Leased Premises, Tenant shall provide to Landlord, at Tenant’s sole cost and expense, separate payment and performance bonds for such work and materials in an amount equal to either (i) the actual contract price if the contract price is fixed, or (ii) one and one-half (1-1/2) times the estimated cost of the improvements, alterations or repairs which Tenant desires to make within the Leased Premises if the contract price is not fixed. Such bonds shall cover the faithful performance of the contract and payment of all obligations arising therefrom and insure Landlord against any and all liability for mechanics’ and materialmen’s liens and other similar liens and insure the completion of such work. If any lien is filed against the Bank of America Building, Bellevue Place or the Leased Premises by any person claiming by, through or under Tenant, Tenant shall, at Tenant’s sole cost and expense, immediately discharge the same. If Tenant shall fail to cause such lien to be immediately discharged of record, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including any reasonable attorney’s fees incurred by Landlord in defending against or responding to such lien or in procuring its discharge of record, shall be due and payable by Tenant as additional rent.
23.TENANT’S DEFAULT.
23.1Default.
The following shall constitute defaults and breaches of this Lease by Tenant:
(a)Vacating the Leased Premises. The vacation or abandonment of the Leased Premises by Tenant or the failure of Tenant to be open for business on a fully-operational basis (except in the event of damage or destruction to the Leased Premises or when due to some other cause beyond Tenant’s reasonable control, which prevents Tenant from conducting its business within the Leased Premises) for five (5) days or more.
(b)Failure to Pay Rent. Tenant’s failure to make any payment of Rent, Additional Rent or Other Charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.
(c)Failure to Perform. Tenant’s failure to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant where such failure continues for a period of ten (10) days (except as otherwise provided in this Lease) after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s failure is such that more than ten (10) days are required for its cure, Tenant shall not be deemed to be in default under this Section 23.1(c) if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion.
(d)Bankruptcy. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days of filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days after appointment of such trustee or receiver, or the filing of the petition for the appointment of the same, whichever shall first occur.
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(e)Repeated Defaults. Tenant’s failure to perform or observe any of Tenant’s obligations under the Lease after Tenant has neglected or failed to perform or observe any of Tenant’s obligations under the Lease at least twice previously (although Tenant shall have cured any such previous failure after notice from Landlord, and within the notice period).
23.2Remedies in Default.
In the event of any default or breach of this Lease by Tenant (whether or not set forth in Section 23.1 above), Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:
(a)Terminate the Lease. Terminate Tenant’s right to possession of the Leased Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from the Tenant all past due Rent, Additional Rent and Other Charges and all other amounts owed under the terms of this Lease; the expense of re-leasing the Leased Premises, including but not limited to the expense of renovating and alterations to the Leased Premises and any leasing commissions; reasonable attorneys’ fees and costs; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent and Additional Rent called for herein for the balance of the Lease Term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided (the “worth at the time of award” shall be determined by discounting such excess amount by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%)); and any and all other damages arising from Tenant’s default or breach; or,
(b)Continue the Lease. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover damages, Rent, Additional Rent, Other Charges, and any other payments as may become due hereunder; or,
(c)Other Remedies. Pursue any other remedy or remedies now or hereafter available to Landlord under the laws or judicial decisions of the State of Washington.
23.3Legal Expenses.
If either party is required to bring or maintain any action (including assertion of any counterclaim or cross-claim, or claim in a proceeding in bankruptcy, receivership or any other proceeding instituted by a party hereto or by others), or otherwise refers this Lease to an attorney for the enforcement of any of the covenants, agreements, terms or conditions of this Lease, the prevailing party, in addition to all other remedies provided herein, shall receive from the other party all costs (including reasonable attorneys’ fees) incurred in the enforcement of the covenants, agreements, terms and conditions of this Lease (whether or not an action is instituted) and including any such costs and fees incurred by the prevailing party on any appeal.
23.4Bankruptcy.
(a)Assumption of Lease. In the event Tenant becomes a Debtor under Chapter 7 of the Bankruptcy Code (“Code”) or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 of the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:
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(1)Cured all defaults under the Lease and paid all sums due and owing under the Lease or provided Landlord with “Adequate Assurance” (as defined below) that: (A) within ten (10) days from the date of such assumption, the Trustee or Tenant will completely pay all sums due and owing under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default or breach of this Lease, including without limitation, Landlord’s reasonable costs, expenses, accrued interest, and attorneys’ fees incurred as a result of the default or breach; (B) within twenty (20) days from the date of such assumption, the Trustee or Tenant will cure all non-monetary defaults and breaches under this Lease; and (C) the assumption will be subject to all of the provisions of this Lease.
(2)For purposes of this Section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding involving Tenant, at a minimum, “Adequate Assurance” shall mean: (A) the Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease; (B) the Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults and breaches under this Lease within the time periods set forth above; and (C) the Trustee or Tenant, at the very minimum, shall deposit a sum equal to two (2) months’ Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant’s future performance under the Lease.
(b)Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section for the purpose of assigning Tenant’s interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of this Lease, including, without limitation, those with respect to Additional Rent; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.
(c)Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-In-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; (2) to pay all monetary obligations required under this Lease, including without limitation, the payment of Rent and Additional Rent payable hereunder which is considered reasonable compensation for the use and occupancy of the Leased Premises; (3) provide Landlord a minimum of thirty (30) days’ prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Leased Premises, which abandonment shall be deemed a rejection of this Lease; and (4) to perform to the benefit of Landlord as otherwise required under the Code. The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.
23.5Remedies Cumulative - Waiver.
Landlord’s remedies hereunder are cumulative and the Landlord’s exercise of or failure to exercise any right or remedy due to a default or breach by Tenant shall not be deemed a
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waiver of, or to alter, affect or prejudice any right or remedy which Landlord may have under this Lease or by law. Neither the acceptance of rent, nor any other act or omission of Landlord at any time or times after the happening of any breach, default or other event authorizing the cancellation or forfeiture of this Lease, shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any time to stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease, at law or in equity.
24.SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION.
24.1Subordination - Notice to Mortgagee.
At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver all instruments which may be appropriate to subordinate this Lease to any existing or future mortgages or deeds of trust on Bellevue Place, the Bank of America Building or the Leased Premises, and to any extensions, renewals or replacements thereof; provided, that the mortgagee or beneficiary, as the case may be, shall agree, in exchange for the agreement of Tenant to attorn to such mortgagee or beneficiary, to recognize this Lease in the event of foreclosure if Tenant is not in default at such time. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in breach or default under any provision of this Lease unless written notice specifying such breach or default is given to Landlord and to all persons who have an interest in all or part of Bellevue Place as mortgagees and/or deed of trust beneficiaries and whose names and addresses have been given to Tenant in writing or are recorded in the records of King County, and the provisions of Section 14 have been fully complied with.
24.2Mortgagee Protection Clause.
Tenant shall give all mortgagees and deed of trust holders, by registered or certified mail, copies of all notices of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees or deed of trust holders. If Landlord fails to cure such default within the time provided in this Lease, then the mortgagees or deed of trust holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, provided that within such thirty (30) days any mortgagee or deed of trust holder commences and diligently pursues the remedies necessary to cure such default (including but not limited to commencement of judicial or nonjudicial foreclosure proceedings, if necessary, to effect such cure).
25.SURRENDER OF POSSESSION.
Subject to the terms of Sections 11 and 16, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Leased Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by fire or other casualty excepted.
26.REMOVAL OF PROPERTY.
Tenant shall remove all of its personal property and improvements designated to be removed pursuant to Section 11.2 at the termination of this Lease either by expiration of the term or other cause, and shall pay Landlord for any damages for injury to the Leased Premises or Bank of America Building resulting from such removal. If Tenant shall fail to remove any of its
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property of any nature whatsoever from the Leased Premises or the Bank of America Building at the termination of this Lease or when Landlord has the right of re-entry, Landlord may remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due to Landlord from Tenant under any of the terms hereof; and, fourth, the balance, if any, to Tenant.
27.VOLUNTARY SURRENDER.
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but, at the option of Landlord, shall terminate all or any existing subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
28.EMINENT DOMAIN.
28.1Total Taking.
If all the Leased Premises are taken by the power of eminent domain exercised by any governmental or quasi-governmental authority, this Lease shall terminate as of the date Tenant is required to vacate the Leased Premises and all Rent, Additional Rent and Other Charges due hereunder shall be paid to that date. As used in this Section 28, the term “eminent domain” shall include the taking of property by, through or under any governmental or quasi-governmental authority, and any purchase or acquisition in lieu thereof, whether or not the damaging or taking is by the government or any other person authorized to exercise the power of eminent domain.
28.2Constructive Taking of Entire Premises.
In the event of a taking of a material part, but less than all, of the Bank of America Building, where Landlord shall reasonably determine that the remaining portions of the Bank of America Building cannot be economically or effectively used as desired by Landlord (whether on account of physical, economic, aesthetic or other reasons), Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.
28.3Partial Taking.
If more than fifteen percent (15%) of the Rentable Area of the Leased Premises is taken or appropriated by the power of eminent domain, this Lease, at the option of either party, may be terminated by written notice given to the other party not more than thirty (30) days after Landlord and Tenant receive written notice of the taking or appropriation, and such termination shall be effective as of the date Tenant is required to vacate the portion of the Leased Premises so taken. If more than ten percent (10%) of the Common Area of the Bank of America Building is taken by the power of eminent domain, then Landlord, at its option, may terminate this Lease by written notice given to Tenant within sixty (60) days of the date of such taking. If this Lease is so terminated, all Rent, Additional Rent and Other Charges due hereunder shall be paid to the date of termination. Whenever any portion of the Leased Premises or Common Area is taken by the
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power of eminent domain and this Lease is not terminated, Landlord, at its expense, shall proceed with reasonable dispatch to restore, to the extent that it is reasonably prudent, the remainder of the Leased Premises and Common Area to their condition immediately prior to such taking, and Tenant, at its sole expense, shall proceed with reasonable dispatch to restore the fixtures and improvements installed by Tenant and Tenant’s furniture, furnishings, and equipment to the same condition they were in immediately prior to such taking. From the date Tenant is required to vacate that portion of the Leased Premises so taken, the Rent and Additional Rent payable hereunder shall be reduced in the same proportion that the area taken bears to the Rentable Area of the Leased Premises prior to the taking.
28.4Damages.
Landlord reserves all rights to the entire damages award or payment for taking by the power of eminent domain, and Tenant shall make no claim whatsoever against Landlord for damages for termination of its leasehold interest in the Leased Premises or for interference with its business. Tenant hereby grants or and assigns to Landlord any right Tenant may now have or hereafter acquire to such awards and payments and agrees to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. Notwithstanding the foregoing, Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in removing Tenant’s merchandise, furniture and other personal property that Tenant is entitled to remove at the termination of this Lease or for damage to Tenant’s business; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages.
29.NOTICES.
Any notices required in accordance with any of the provisions herein, if to Landlord, shall be delivered in person or mailed by certified mail, return receipt requested, to the address of Landlord as set forth in Section 1.2 above or at such other place as Landlord may in writing from time to time direct to Tenant, and if to Tenant, shall be delivered in person or sent by certified mail to Tenant at the Leased Premises. If Tenant is more than one person or entity, any notice required or permitted hereunder may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any notices mailed to Tenant bearing the proper address and adequate postage for delivery shall be deemed effective upon deposit in the U.S. mail.
30.LANDLORD’S LIABILITY.
Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord, but are made and intended for the purpose of binding only the Landlord’s interest in the Leased Premises and Bank of America Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained. Therefore, in consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(a)The sole and exclusive remedy of Tenant shall be against the Landlord’s interest in the Leased Premises and the Bank of America Building;
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(b)No general or limited partner of Landlord, or any director, officer, agent or employee of any corporation if Landlord, or any general or limited partner of Landlord, is a corporation (collectively, for the purpose of this Section 30, referred to as “general or limited partner of Landlord”) shall be sued or named as a party in any suit or action, and Landlord shall not assert therein the defense or lack of personal jurisdiction arising out of Tenant’s compliance with this Section 30;
(c)No general or limited partner of Landlord shall be required to answer or otherwise plead to any service or process;
(d)No judgment will be taken against any general or limited partner of Landlord;
(e)Any judgment taken against any general or limited partner of Landlord may be vacated and set aside at any time nunc pro tunc;
(f)No writ of execution will ever be levied against the asset of Landlord or any general or limited partner of Landlord, other than Landlord’s interest in the Leased Premises or the Bank of America Building.
(g)These covenants and agreements are enforceable both by Landlord and also by any general or limited partner of Landlord.
31.TENANT’S CERTIFICATES.
Tenant shall at any time and from time to time, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement substantially in the form of Exhibit “G” certifying, to the extent true, that (i) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of all agreements so affecting this Lease); (ii) all conditions under this Lease to be performed by the Landlord have been satisfied, if any; (iii) all required contributions by Landlord, if any, to Tenant on account of Tenant’s Improvements or additional improvements have been received; (iv) as of the date of such certification there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by the Landlord; (v) no Rent or other rent obligation has been paid more than one month in advance; and (vi) no security has been deposited with Landlord (or, if so, the amount thereof). It is intended that all statements delivered pursuant to this paragraph may be relied upon by prospective purchasers of Landlord’s interest, Landlord’s lenders, and other designees of Landlord and Landlord’s lenders. If Tenant fails to respond within ten (10) days of Tenant’s receipt of a written request by Landlord as herein provided, such failure shall be a material default under the terms and conditions of this Lease. In addition, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the security deposit is as stated in the Lease and that no more than one month’s Rent has been paid in advance.
32.RIGHT TO PERFORM.
If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on
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Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.
33.AUTHORITY.
Each individual executing this Lease on behalf of Tenant personally represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms and, if Tenant is a corporation, in accordance with a duly adopted resolution of the Board of Directors of Tenant and that such action and execution is in accordance with the bylaws of Tenant. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.
34.PARKING AND COMMON AREAS.
34.1Parking.
Landlord shall provide Tenant with two point seven (2.7) parking permits for each one thousand (1,000) square feet in the Rentable Area of the Leased Premises, at the current rate of One Hundred Eighty-five and 00/100 Dollars ($185.00) per parking permit per month (excluding tax), which monthly rate may increase from time to time during the Lease Term. If available, additional parking permits may be purchased by Tenant on a month to month basis at the rates set forth above. Tenant’s employees shall not park their vehicles in the automobile parking areas of the Common Areas and Facilities which may from time to time be designated for patrons of Bellevue Place. Landlord at all times shall have the right to designate the particular parking areas to be used by Tenant’s employees and any such designation may be changed from time to time. Tenant and its employees shall park their vehicles only in those portions of the Common Areas and Facilities, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with Tenant’s and Tenant’s employees’ state vehicle license numbers within fifteen (15) days after Tenant opens for business in the Leased Premises and Tenant shall thereafter notify Landlord of any changes within two (2) days after such change occurs. If Tenant or its employees fail to park their vehicles in designated parking areas, then Landlord, without limiting any other remedy Landlord may have, may charge Tenant a minimum of Ten Dollars ($10.00) per day for each day or partial day for each vehicle improperly parked; provided, however, Landlord shall give Tenant written notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued; and if not discontinued within such two-day period, then the vehicle fines shall commence. After notice of the first such violation, no notice of any subsequent violation shall be required prior to the imposition of any parking fine. All amounts due under the provisions of this Section shall be additional rent and due and payable by Tenant within ten (10) days after demand therefor. Tenant shall notify its employees in writing of the provisions of this Section.
34.2Common Areas.
Landlord shall at all times have exclusive control and management of the Common Areas and Facilities of Bellevue Place. Tenant shall have the nonexclusive right in common with others to use the public areas of the Bank of America Building and the Common Areas and Facilities of Bellevue Place, subject to such nondiscriminatory rules and regulations as Landlord may adopt from time to time governing the use thereof including, but not limited to, the right to close the same from time to time to such an extent as may be legally sufficient, in Landlord’s opinion, to prevent a dedication thereof or the accrual of right to any person or to the public therein. Tenant
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shall comply with the rules and regulations that Landlord and the owner or ground lessee of Bellevue Place may from time to time promulgate and/or modify regarding use and operation of the Common Areas of the Bank of America Building and Common Areas and Facilities of Bellevue Place. The rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of such rules and regulations by any other tenants or occupants of space in either Bellevue Place or the Bank of America Building. The term “Common Areas and Facilities of Bellevue Place” refers to all on and off-site areas and/or related facilities which are made available or are used from time to time for the general use, convenience and benefit of Landlord and other persons entitled to occupy space in Bellevue Place, including their employees, invitees, licensees and guests, which areas shall include, but not be limited to, all parking structures and parking areas (including off-site parking), driveways, sidewalks, landscaped or planted areas, pedestrian areas, lobbies, walkways, the Wintergarden Retail Center and Parking Garage. The term “Common Areas and Facilities of Bellevue Place” also refers to all on-site and off-site areas and/or related facilities which may not be accessible to Tenant and other persons entitled to occupy space in Bellevue Place, but which are used in conjunction with the operation, management, repair or maintenance of Bellevue Place, including, but not limited to janitorial closets, on and/or off-site management offices and maintenance areas. The term “Common Areas and Facilities of the Bank of America Building” refers to the Common Areas and Facilities of Bellevue Place located within the Bank of America Building.
35.TRANSPORTATION MANAGEMENT PROGRAM.
Tenant shall cooperate with Landlord and the designated Transportation Management Association in complying with the terms and conditions of the Bellevue Place Transportation Management Program, as set forth in the Bellevue Place Transportation Management Agreement, a copy of which is attached hereto as Exhibit “F” and incorporated herein, and shall become a member participant in the designated Transportation Management Association. Tenant shall designate one of its employees or agents as Tenant Transportation Coordinator, who shall represent Tenant in all matters pertaining to transportation management. Landlord shall be immediately notified of any change in the Transportation Coordinator.
36.QUIET ENJOYMENT.
Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease to be performed on its part and upon the prompt and timely payment of all sums due hereunder, shall have and possess the Leased Premises for the Lease Term set forth herein.
37.GENERAL.
37.1Captions.
Any section or paragraph titles or captions are for convenience only and shall not be deemed to define, limit or otherwise modify the scope and intent of this Lease or any provision thereof.
37.2Bellevue Place Rent and Income.
All amounts to be paid hereunder, specifically including all Rent, Additional Rent and Other Charges, shall be paid as and when due, and without any setoff or deduction whatsoever. Landlord shall be entitled to all rent and other payments on all leases and tenancies at Bellevue Place on all property owned or leased by Landlord and any other payments made to Landlord or its agents for any other activities, uses or operations at Bellevue Place.
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37.3Successors or Assigns.
All the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant, their respective heirs, administrators, executors, successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Leased Premises by operation of law or otherwise, and shall be construed as covenants running with the land.
37.4Tenant Defined.
The word “Tenant” as used herein shall mean each and every person, partnership, limited liability company or corporation who is mentioned as a Tenant herein or who executes this Lease as Tenant.
37.5Lost Security or Access Key Card.
Tenant shall reimburse Landlord for any and all losses and expenses incurred or suffered by Landlord as a result of Tenant or any of Tenant’s agents, employees, licensees or contractors losing any security or access key card or similar device issued to Tenant, which losses or expenses are incurred or suffered by Landlord prior to Tenant notifying Landlord of the loss of such card or similar device.
37.6Landlord’s Consent.
Unless otherwise specifically stated herein, whenever Landlord’s consent or approval is required, Landlord’s consent or approval may be withheld in Landlord’s sole subjective discretion.
37.7Broker’s Commission.
Tenant represents and warrants to Landlord it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Lease except Broderick Group, Inc., which represents both Landlord and Tenant. Each party agrees to indemnify and hold the other parties harmless from all such liabilities or claims (including, without limitation, attorneys’ fees) by anyone other than Broderick Group, Inc.
37.8Partial Invalidity.
If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, and the application of the terms, covenants or conditions to persons or circumstances other than those which are held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
37.9Recording.
Tenant shall not record this Lease. Tenant also shall not record any memorandum of lease. However, upon the request of Landlord, Tenant shall execute and deliver to Landlord a memorandum in the form provided by Landlord. The memorandum shall describe the parties, the Leased Premises, the Lease Term and Tenant’s obligation to comply with the Transportation Management Agreement and City of Bellevue Land Use Code Paragraph 20.25A.030.C.1, or any similar or successor law, regulation, code or rule, if applicable.
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37.10Joint Obligation.
If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
37.11Time.
Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.
37.12Prior Agreements.
It is understood that there are no oral or written agreements or representations between Landlord and Tenant affecting this Lease and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and all mutually-executed written amendments thereto, is and shall be considered to be the only agreement between Landlord and Tenant and their representatives and agents. All negotiations and oral agreements acceptable to Landlord and Tenant have been merged into and are included in this Lease. There are no other representations, covenants or warranties between Landlord and Tenant and all reliance with respect to representations is solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease were drawn by Landlord, Landlord and Tenant agree that this circumstance shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. Landlord and Tenant agree that the interlineation, obliteration, or deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction, or implication, including, without limitation, any implication that Landlord or Tenant intended thereby to state the converse, obverse or opposite of the deleted language. This Lease shall be read as if the obliterated or deleted language had never existed and the interlineated language had always existed.
37.13Inability to Perform.
The obligations of Landlord or Tenant hereunder shall be excused for a period equal to the time by which such performance is prevented or delayed due to acts of God or any other causes beyond the reasonable control of such party, financial inability or negligence excepted. The provisions of Section 37.13 shall not apply to any payment of Rent, Additional Rent or Other Charges.
37.14Transfer of Landlord’s Interest.
In the event of any transfer or transfers of Landlord’s interest in the Leased Premises or Bellevue Place, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to such transferee.
37.15No Light, Air or View Easement.
Any diminution or shutting off of light, air or view by any structure which may be erected on land on or adjacent to Bellevue Place shall in no way affect this Lease or the obligation of Tenant hereunder nor impose any liability on Landlord.
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37.16Reciprocal Easement Agreements.
This Lease shall be subordinate to any and all operating, maintenance and reciprocal easement agreements (“REAs”) entered into by and among Landlord and any other parties, including any amendments or modifications thereto. Tenant shall execute and return to Landlord within ten (10) days after written request therefor by Landlord, agreements in recordable form, substantially in the form of Exhibit “H”, subordinating this Lease to any such REAs.
37.17Waiver.
The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent, Additional Rent, Other Charges or any other sum hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular sum so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such sum. In addition, no endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s right to recover the balance of such rent or pursue any other remedy provided herein or otherwise shall not be affected by such endorsement or statement or by the acceptance of such payment.
37.18Name.
Tenant shall not, without the prior written consent of Landlord, use the name of the building or project for any purpose other than as the address of the Leased Premises, and in any event, Tenant shall not acquire any rights in or to such names.
37.19Choice of Law - Venue.
This Lease shall be governed by the laws of the State of Washington. The venue for any action to enforce the terms of this Lease or collect any amounts owing by Tenant to Landlord shall be in the Superior Court for King County, Washington.
37.20OFAC Certification.
(a)Certification. Tenant certifies that:
(i)It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and
(ii)It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.
(b)Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.
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37.21Current Tenant.
Tenant is aware that Suite 1300 is currently occupied by another tenant or tenants (the “Current Tenant”) and the Current Tenant may fail or refuse to vacate Suite 1300 and relinquish all claims to Suite 1300 prior to the Commencement Date for Suite 1300. Landlord shall have no responsibility under this Lease to take any action to remove the Current Tenant and shall not be liable for any damages, injuries or claims that may be suffered by Tenant relating to or arising out of, directly or indirectly, the Current Tenant’s failure or refusal to vacate and release all interest in Suite 1300.
37.22Letter of Credit.
Landlord and Tenant acknowledge that Tenant will occupy space in the Bank of America Building pursuant to this Lease and, as consideration for Landlord’s willingness to enter into this Lease, Tenant shall deliver or cause to be delivered to Landlord, and shall cause to be maintained at all times in effect without expiration or termination, one or more irrevocable standby letters of credit complying with the terms of this Section 37.22. Any failure by Tenant to perform or observe any term, covenant or agreement set forth in this Section 37.22 shall constitute a material default under this Lease.
Within ten (10) business days of execution of this Lease, Tenant shall deliver or cause to be delivered to Landlord an irrevocable standby letter of credit in a form acceptable to or provided by Landlord (the “Letter of Credit”), issued by a national banking association reasonably acceptable to Landlord, for the account of Tenant in favor of Landlord in the initial amount of One Million Three Hundred Forty-one Thousand Four Hundred Sixty-two and 00/100 Dollars ($1,341,462.00), having an expiry date not earlier than the Expiration Date, and stating by its terms that it shall be automatically extended annually, without written amendment or modification, to the date that is one (1) year after the then current expiry date unless the issuer of the Letter of Credit gives Landlord, at least sixty (60) days prior to the then current expiry date, written notice that the issuer elects not to extend the Letter of Credit. If the issuer of the Letter of Credit at any times gives to Landlord notice that the issuer elects not to extend the Letter of Credit, then, not less than thirty (30) days prior to the then current expiry date of the Letter of Credit, Tenant shall deliver or cause to be delivered to Landlord a substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by this Section 37.22. Not less than thirty (30) days prior to the expiry date of any substitute letter of credit delivered pursuant to this Section, Tenant shall deliver or cause to be delivered to Landlord a further substitute irrevocable standby letter of credit issued in favor of Landlord by a national banking association reasonably acceptable to Landlord in an amount required by this Section 37.22. Each substitute letter of credit delivered pursuant to this Section shall have a term of not less than one (1) year and shall be in a form acceptable to or provided by Landlord.
Notwithstanding the foregoing, the initial amount of the Letter of Credit shall be reduced as follows during the Lease Term, provided Tenant has not defaulted under this Lease beyond the applicable notice and cure period:
•From and including the 25th month of the Lease Term though and including the 36th month of the Lease Term - $1,006,096.00;
•From and including the 37th month of the Lease Term though and including the 48th month of the Lease Term - $670,731.00;
•From and including the 49th month of the Lease Term though and including the 60th month of the Lease Term - $469,511.00; and
•From and including the 61st month of the Lease Term though and including the Expiration Date - $201,219.
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Upon the occurrence of any breach or default under this Lease including, but not limited to, any failure by Tenant timely to deliver or cause to be delivered to Landlord any substitute letter of credit required pursuant to this Section 37.22, Landlord, at its option, may draw against the Letter of Credit and any substitute letter of credit delivered pursuant to this Section 37.22 in an amount reasonably necessary to cure such breach or default and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s breach or default. The Letter of Credit and each substitute letter of credit (also referred to as a “Letter of Credit”) delivered pursuant to this Section 37.22 shall provide for payment against Landlord’s (or any transferee’s) draft at sight accompanied by a certificate stating substantially as follows: “Drawn under ____________ Bank, N.A.’s Irrevocable Standby Letter of Credit No. ________, dated ________________, 2014, as a result of the occurrence of a default under the Lease dated __________, 2014, between Bellevue Place Office, LLC, a Washington limited liability company, and SMARTSHEET.COM, INC., a Washington corporation. If Landlord draws against the Letter of Credit, Tenant shall, within ten (10) days of the date of such draw, restore the Letter of Credit or provide additional irrevocable standby letters of credit so that, at all times, there shall be an amount required by this Section 37.22 available for Landlord to draw against in the event of any further breach or default under this Lease.
If the Letter of Credit is not renewed or Tenant does not provide a substitute irrevocable standby letter of credit on or before the date that is thirty (30) days prior to the expiry date of the then current Letter of Credit, or in the event Landlord draws against the Letter of Credit, if Tenant does not restore the Letter of Credit or provide additional letters of credit so that an amount required by this Section 37.22 is available to Landlord to draw upon in the event of any further breach or default under this Lease, then in such event the amount of the draw against the Letter of Credit may be equal to the entire amount of the Letter of Credit. The proceeds of any draw against the Letter of Credit pursuant to the immediately preceding sentence shall be held by Landlord as an additional security deposit pursuant to the provisions of Section 8 of this Lease.
37.23Tenant Expansion Right.
(a)Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease beyond the applicable notice and cure period, and subject to this Section 37.23, Tenant shall have the one time opportunity (“Expansion Opportunity”) to lease, as mutually agreed by Landlord and Tenant, the following office space, (i) additional space in the Building so that Tenant will have approximately 72,000 rentable square feet of office space in the Building, which includes space Tenant currently occupies, or may in the future occupy (the “BP Space”), as described herein below, or (ii) approximately 72,000 rentable square feet of contiguous office space in Lincoln Square on no more than four (4) floors (the “LS Space”), or (iii) approximately 72,000 rentable square feet of contiguous office space on no more than four (4) floors in the proposed Lincoln Square Expansion (the “LSE Space”), which lease shall be effective on the date Tenant first occupies the Expansion Space for business. The BP Space, LS Space, and LSE Space are collectively referred to herein as the “Expansion Space”.
To exercise Tenant’s Expansion Opportunity with regard to the BP Space, Tenant must send a written request to Landlord no sooner than May 15, 2015, nor later than August 5, 2015 (“Tenant’s BP Space Expansion Notice”), (i) requesting that Landlord confirm in writing, within ninety (90) days of receipt of such notice, whether Landlord will make available to Tenant approximately 72,000 rentable square feet in the Building on or before September 30, 2016 (subject to Section 37.13), which BP Space is generally described as follows:
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Location	RSF	Date Available	Total
Current Premises	22,237	N/A	22,237
Floor 13	19,319	10/31/14	41,556
Floor 20	1,696	2/1/16	43,252
Floor 4 (Vacant)	2,579	Now	45,831
Floor 4 (B of A)	9,775	5/31/16	55,606
Floor 5 (B of A)	19,169	5/31/16	74,775
and (ii) affirming its desire to lease additional space from Landlord or Landlord’s affiliate. If Landlord determines that it will make the BP Space available to Tenant and so notifies Tenant in writing (“Landlord’s Space Notice”), then this Lease shall be amended to, among other things, provide for the BP Space and set forth the Expansion Space Rent (defined below), effective date for such Expansion Space Rent, and the Rentable Area for the BP Space. The BP Space shall become the Leased Premises for all purposes, including but not limited to the calculation of all Additional Rent and Other Charges due under the Lease, and shall be subject to all terms and conditions of the Lease. If Landlord determines that the BP Space will not be made available to Tenant, this Lease shall continue in full force and effect, subject to Tenant’s Expansion Opportunity with regard to the LS Space or the LSE Space. If Tenant does not deliver Tenant’s BP Space Expansion Notice, then this Lease shall continue in full force and effect.
To exercise Tenant’s Expansion Opportunity with regard to the LS Space or the LSE Space, Tenant must send a written request to Landlord on or before December 31, 2015 (“Tenant’s LS/LSE Space Expansion Notice”), requesting that Landlord confirm in writing, within ninety (90) days of receipt of such notice, whether Landlord or Landlord’s affiliate will make available to Tenant approximately 72,000 contiguous rentable square feet in Lincoln Square or Lincoln Square expansion on or before June 30, 2017 (subject to Section 37.13). If Landlord delivers Landlord’s Space Notice with respect to the LS Space or LSE Space, then Landlord’s or Landlord’s affiliate, as the case may be, and Tenant shall exercise diligent good faith efforts to arrive at mutually acceptable lease terms setting forth the LS Space or LSE Space, as the case may be, the Expansion Space Rent, effective date for such Expansion Space Rent, and the Rentable Area for the LS Space or LSE Space, which terms shall be generally consistent with this Lease. If Landlord (or Landlord’s affiliate) and Tenant enter into a lease for the LS Space or LSE Space, Tenant may terminate this Lease and the Current Lease (subject to Section 37.23(d) below) upon written notice delivered to Landlord within thirty (30) days following the execution of such lease, in which event this Lease shall terminate and be of no further force or effect upon the rent commencement date set forth in a lease executed by Landlord (or Landlord’s affiliate) and Tenant for the LS Space or the LSE Space. The termination shall operate as if it were the expiration date set forth in Section 1.13 above, and all references in this Lease to the original Expiration Date shall refer to such earlier termination date.
Expansion Space Rent shall commence upon the earlier of (i) one (1) week following substantial completion of any tenant improvements to the Expansion Space performed by Landlord or Landlord’s affiliate, or (ii) the date Tenant first occupies the Leased Premises for business purposes. If Landlord does not deliver Landlord’s Space Notice within ninety (90) days of receipt of Tenant’s LS/LSE Space Expansion Notice or Tenant’s BP Space Expansion Notice,
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then Tenant shall have the right to terminate this Lease effective March 31, 2017. To exercise such termination right, Tenant shall deliver written notice to Landlord on or before April 30, 2016. Tenant’s failure to provide the termination notice set forth in this Section 37.23 shall automatically terminate Tenant’s right to terminate this Lease pursuant to this Section 37.23.
(b)Notwithstanding anything herein to the contrary, if Landlord delivers Landlord’s Space Notice as provided herein, the lease term for such Expansion Space shall not be less than five (5) years and the Rent for the Expansion Space (“Expansion Space Rent”) shall be the Fair Market Rent (as defined below) for comparable space in the Bank of America Building, Lincoln Square or the Lincoln Square expansion, as the case may be (“Comparable Space”). If there is no Comparable Space in the Bank of America Building, Lincoln Square, or the Lincoln Square expansion at the time, Tenant shall pay, as Expansion Space Rent, whatever the fair market rent in the Bank of America Building, Lincoln Square, or Lincoln Square expansion would be if there was such Comparable Space in the Bank of America Building, Lincoln Square, or Lincoln Square expansion. The term “Fair Market Rent” shall mean the rent that would be paid by a willing tenant entering into a new lease for Comparable Space for a term of not less than five (5) years. Tenant concessions shall be included in the determination of fair market rent with respect to tenants who are entering into new leases at Bellevue Place, Lincoln Square or the Lincoln Square expansion. The term “tenant concessions” shall include, without limitation, such inducements as tenant improvements and free rent.
(c)If Landlord or Landlord’s affiliate and Tenant cannot agree on the Expansion Space Rent, the matter shall be submitted for decision to a panel of three (3) arbitrators. Landlord or Landlord’s affiliate and Tenant shall each appoint one (1) arbitrator, who shall by profession be a licensed commercial real estate broker or an MAI real estate appraiser and who shall be familiar with Bellevue Place, Lincoln Square, or the Lincoln Square expansion and have been active (over the three (3) year period ending on the date of such appointment) in the brokering or appraisal of Comparable Space. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Landlord’s affiliate or Tenant’s proposed Expansion Space Rent is the closest to the Fair Market Rent. Each such arbitrator shall be appointed within fifteen (15) days after Tenant’s or Landlord’s or Landlord’s affiliate’s notice to the other of its election to have the Expansion Space Rent be determined by this arbitration procedure. The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator, who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Landlord’s affiliate or Tenant shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of the County of King. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Landlord’s affiliate’s or Tenant’s proposed Expansion Space Rent and shall notify Landlord or Landlord’s affiliate and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon both Landlord or Landlord’s affiliate and Tenant. The cost of the arbitration shall be paid by Landlord or Landlord’s affiliate and Tenant equally. The arbitration procedure shall not take more than thirty (30) days.
(d)If Tenant (i) enters into a new lease for LS Space or LSE Space, and (ii) terminates this Lease pursuant to this Section 37.23, then Tenant shall pay to Landlord a termination fee equal to $5.00 per rentable square foot ($96,595.00), which payment shall be due on or before the effective date of termination. If Tenant (i) does not enter into a new lease for BP Space, LS Space or LSE Space, and (ii) terminates this Lease pursuant to this Section 37.23, then Tenant shall pay to Landlord, on or before the effective date of such termination, the unamortized balance of Landlord’s Improvement Allowance (described in Section 11.1) with interest on the unamortized balance at eight point five percent (8.5%) per annum calculated as follows: [Number of months remaining in the Lease Term at the time of the effective date of
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termination] / 72 (total number of months in Lease Term) x total of Landlord’s Improvement Allowance, with interest on the unamortized balance at the rate of eight point five percent (8.5%) per annum.
37.24Current Lease Amendment.
Simultaneous with Tenant’s execution of this Lease, Landlord and Tenant shall execute an amendment to the Current Lease, which amendment shall terminate paragraph 10 of the Third Lease Addendum to the Current Lease.
IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET.COM, INC., a Washington corporation
By: KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager	By: /s/ Mark Mader Mark Mader
Its: President
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FIRST LEASE ADDENDUM
THIS FIRST LEASE ADDENDUM is made this 17th day of March, 2016, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET.COM, INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a nonresidential Lease dated October 27, 2014 (the “Lease”), for Suite 1300 in the Bank of America Building at Bellevue Place, Bellevue, Washington, which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this First Lease Addendum, to adjust the Letter of Credit schedule.
C.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Letter of Credit. The third paragraph in Section 37.22 of the Lease is hereby amended in its entirety to read as follows:
Notwithstanding the foregoing, the initial amount of the Letter of Credit shall be reduced as follows during the Lease Term (the “LOC Reduction”), provided Tenant has not defaulted under this Lease beyond the applicable notice and cure period:
•From and including April 1, 2016 through and including March 31, 2017 – the amount of the Letter of Credit shall be $1,006,097;
•From and including April 1, 2017 through and including March 31, 2018 – the amount of the Letter of Credit shall be $754,572;
•From and including April 1, 2018 through and including March 31, 2019 – the amount of the Letter of Credit shall be $503,048;
•From and including April 1, 2019 through and including March 31, 2020 – the amount of the Letter of Credit shall be $352,133; and
•From and including April 1, 2020 through and including the Expiration Date – the amount of the Letter of Credit shall be $150,914.
No later than thirty (30) days prior to the scheduled LOC Reduction, and within three (3) business days of Landlord’s written request made not more than once during each Lease Year during the Lease Term, Tenant shall deliver to Landlord information reasonably satisfactory to Landlord showing that Tenant has readily available cash or cash equivalents totaling not less than $20,000,000. If Tenant fails to deliver such information, or if such information does not reflect readily available cash or cash equivalents totaling at least $20,000,000, then the LOC Reduction shall not occur and Tenant shall immediately restore the Letter of Credit to an amount determined in accordance with the following schedule:
•For the period from and including March 9, 2015, though and including March 31, 2017, the amount of the Letter of Credit shall be $1,341,462;
•For the period from and including April 1, 2017, though and including March 31, 2018, the amount of the Letter of Credit shall be $1,006,097;
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•For the period from and including April 1, 2018 though and including March 31, 2019, the amount of the Letter of Credit shall be $670,731;
•For the period from and including April 1, 2019, though and including March 31, 2020, the amount of the Letter of Credit shall be $469,511; and
•For the period from and including April 1, 2020, through and including the Expiration Date, the amount of the Letter of Credit shall be $201,219.
Tenant shall promptly deliver to Landlord a Letter of Credit reflecting an amount determined in accordance with the above.
2.    Remaining Lease Provisions. Except as expressly modified in this Addendum, all other provisions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall control.
DATED as of the day and year first above written.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET.COM, INC., a Washington corporation
By: KEMPER DEVELOPMENT COMPANY, a Washington corporation, Its Manager	By: /s/ Mark Mader Mark Mader, President and CEO

By: /s/ James E. Melby James E. Melby President
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13th Floor Lease
SECOND LEASE ADDENDUM
THIS SECOND LEASE ADDENDUM (this “Addendum”) is made this 12th day of September, 2016, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET.COM, INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a nonresidential Lease dated October 27, 2014, and a First Lease Addendum dated March 17, 2016 (collectively, the “Lease”), for Suite 1300 in the Bank of America Building at Bellevue Place, Bellevue, Washington, which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects which shall include (i) extending the Lease Term and adding Rent for the extended Lease Term; and (ii) revising the duration of Tenant’s Extension Option.
C.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section 1. BASIC LEASE DATA, TERMS AND EXHIBITS. The following paragraphs of Section 1 of the Lease are hereby amended in their entirety and/or added to read as follows:
1.10    Rent:
(a)    The reference to “Expiration Date” in the last paragraph of Section 1.10 of the Lease is hereby amended to read “seventy-second (72nd) month of the Lease Term.”
(b)    The following paragraph is hereby added at the end of Section 1.10 of the Lease to read as follows:
[based on 19,319 rentable square feet]
From and including the first day of the seventy-third (73rd) month of the Lease Term through and including the Expiration Date, Rent shall be Forty-three and 50/100 Dollars ($43.50) per rentable square foot of Rentable Area of the Leased Premises per annum or Seventy Thousand Thirty-one and 38/100 Dollars ($70,031.38) per month.
1.11    Lease Term: The Lease Term is hereby extended to expire on the Expiration Date below.
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13th Floor Lease
1.13    Expiration Date: March 31, 2022.
2.    Section 3.4(a) - Option to Extend. The first sentence of Section 3.4(a) of the Lease is amended to read as follows:
Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including March 31, 2027.
3.    Remaining Lease Provisions. Except as expressly modified in this Addendum, all other provisions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall control.
DATED as of the day and year first above written.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET.COM, INC., a Washington corporation
By KEMPER DEVELOPMENT COMPANY, a Washington corporation, Its Manager	By: /s/ Mark Mader Mark Mader, President and CEO
By /s/ James E. Melby James E. Melby President
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13th Floor Lease
THIRD LEASE ADDENDUM
THIS THIRD LEASE ADDENDUM (this “Addendum”) is made this 21st day of June, 2017, by and between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET, INC., a Washington corporation (formerly known as Smartsheet.com, Inc.) (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a nonresidential Lease dated October 27, 2014, a First Lease Addendum dated March 17, 2016, and a Second Lease Addendum dated September 12, 2016 (collectively, the “Lease”), for Suite 1300 in the Bank of America Building at Bellevue Place, Bellevue, Washington, which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects which shall include (i) extending the Lease Term and adding Rent for the extended Lease Term; and (ii) revising the duration of Tenant’s Extension Option.
C.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section 1. BASIC LEASE DATA, TERMS AND EXHIBITS. The following paragraphs of Section 1 of the Lease are hereby amended in their entirety and/or added to read as follows:
1.3    Tenant: Smartsheet, Inc., a Washington corporation
1.5    Tenant’s Permitted Trade Name: Smartsheet
1.10    Rent:
(a)    The reference to “the Expiration Date” in Section 1.10(b) of the Second Lease Addendum is hereby amended to read “the last day of the eighty-fourth (84th) month of the Lease Term.”
(b)    The following paragraphs are hereby added at the end of Section 1.10 of the Lease to read as follows:
[based on 19,319 rentable square feet]
From and including the first day of the eighty-fifth (85th) month of the Lease Term through and including the last day of the ninety-sixth (96th) month of the Lease Term, Rent shall be Forty-four and 59/100 Dollars ($44.59) per rentable square foot of Rentable Area of the Leased Premises per annum or Seventy-one Thousand Seven Hundred Eighty-six and 18/100 Dollars ($71,786.18) per month.
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13th Floor Lease
From and including the first day of the ninety-seventh (97th) month of the Lease Term through and including the Expiration Date, Rent shall be Forty-five and 70/100 Dollars ($45.70) per rentable square foot of Rentable Area of the Leased Premises per annum or Seventy-three Thousand Five Hundred Seventy-three and 19/100 Dollars ($73,573.19) per month.
1.11    Lease Term: The Lease Term is hereby extended to expire on the Expiration Date below.
1.13    Expiration Date: August 31, 2023.
2.    Section 3.4(a) - Option to Extend. The first sentence of Section 3.4(a) of the Lease is amended to read as follows:
Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including August 31, 2028.
3.    Remaining Lease Provisions. Except as expressly modified in this Addendum, all other provisions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall control.
DATED as of the day and year first above written.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET, INC., a Washington corporation
By KEMPER DEVELOPMENT COMPANY, a Washington corporation, Its Manager	By: /s/ Jennifer Ceran Jennifer Ceran, Chief Financial Officer
By /s/ James E. Melby James E. Melby President
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FOURTH LEASE ADDENDUM
THIS FOURTH LEASE ADDENDUM (this “Addendum”) is made and entered into this 19th day of December, 2018, between BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company (“Landlord”), and SMARTSHEET INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a non-residential Lease dated October 27, 2014, First Lease Addendum dated March 17, 2016, Second Lease Addendum dated September 12, 2016, and Third Lease Addendum dated June 21, 2017 (collectively referred to as the “Lease”), for certain space on the thirteenth (13th) floor in the Bank of America Building at Bellevue Place, Bellevue, Washington, consisting of 19,319 rentable square feet (the “Premises”), which leased space is more specifically described in the Lease.
B.    Landlord and Tenant intend, by the execution and delivery of this Addendum, to amend and supplement the Lease in certain material respects, which include (i) setting forth the terms and conditions for Lease Term, Rent and other matters related to the Premises; and (ii) providing for Premises Improvements.
C.    Landlord and Tenant are simultaneously executing the Fourth Lease Addendum to the Lease for “Suite 960” of the Bank of America Building (“Suite 960 Lease”) and the First Lease Addendum to the Lease for “Suite 1200” of the Bank of America Building (“Suite 1200 Lease”).
D.    Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:
1.    Section 1. BASIC LEASE DATA. TERMS AND EXHIBITS. The following paragraphs of Section 1 of the Lease are hereby amended in their entirety and/or added to read as follows:
1.7    Rentable Area of the Leased Premises: Effective September 1, 2023, Nineteen Thousand Eight Hundred Seventy-one (19,871) square feet.
1.10    Rent: The following paragraphs are hereby added at the end of Section 1.10 of the Lease to read as follows:
[Based on 19,871 rentable square feet]
From and including September 1, 2023, through and including June 30, 2024, Rent shall be Forty-nine and 52/100 Dollars ($49.52) per rentable square feet or Eighty-two Thousand and 99/100 Dollars ($82,000.99) per month.
From and including July 1, 2024, through and including June 30, 2025, Rent shall be Fifty-one and 01/100 Dollars ($51.01) per
Smartsheet (Suite 1300) – Fourth Lease Addendum    1

rentable square feet or Eighty-four Thousand Four Hundred Sixty-eight and 31/100 Dollars ($84,468.31) per month.
From and including July 1, 2025, through and including the Expiration Date, Rent shall be Fifty-two and 54/100 Dollars ($52.54) per rentable square feet or Eighty-seven Thousand One and 86/100 Dollars ($87,0001.86) per month.
1.11    Lease Term: The Lease Term is hereby extended to expire on the Expiration Date below.
1.13    Expiration Date: June 30, 2026
2.    Premises Improvements. Tenant may use a portion of Landlord’s Expansion Improvement Allowance (as defined in the Suite 1200 Lease) to improve the Premises pursuant to the applicable terms and conditions of the Expansion Premises Improvements as defined in the Suite 1200 Lease and this Lease.
3.    Rentable Area of the Leased Premises. Section 6.2(e) is hereby replaced in its entirety as follows:
For purposes of this Lease, the Rentable Area of the Leased Premises shall mean the Useable Area of the Leased Premises, as that term is defined and computed according to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA z65.1-2010, otherwise known as the “BOMA Standard,” multiplied by a load factor of sixteen point eighty-three percent (16.83%). The “as built” Rentable Area of the Leased Premises shall be the true Rentable Area of the Leased Premises at the time Landlord tenders possession of the Leased Premises to Tenant.
4.    Letter of Credit. The following is added at the end of Section 37.22 of the Lease:
Notwithstanding anything to the contrary herein, effective September 1, 2023, until the Expiration Date, the amount of the Letter of Credit shall be $111,327.27.
5.    Option to Extend Lease Term. The first sentence of Section 3.4(a) is hereby amended as follows:
Tenant is granted an option (the “Extension Option”) to extend the Lease Term for five (5) years, to and including June 30, 2031.
6.    Broker’s Commission. Tenant represents and warrants to Landlord it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Addendum and it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Addendum, except Washington Partners which represents Tenant (“Tenant’s Broker”), and Broderick Group, Inc., which represents Landlord. Provided Landlord and Tenant enter into this Addendum, Landlord hereby agrees to pay Tenant’s Broker a commission equal to One and 00/100 Dollar ($1.00) per square foot of Rentable Area of the Leased Premises for the additional Lease Term, which fee shall be paid one-half (1/2) upon execution of this Addendum and one-half (1/2) upon the Expansion Premises Commencement Date (as defined in the Suite 1200 Lease). All parties hereby agree to indemnify and hold Landlord harmless from all such liabilities or claims (including, without limitation, attorneys’ fees) by anyone other than Tenant’s Broker and/or Broderick Group, Inc.
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7.    Entire Agreement. Each party acknowledges that such party has not relied on or received any promise, representation or warranty of any kind not otherwise contained or referred herein to induce said party to enter this Addendum.
8.    Remaining Lease Provisions Unchanged. Except as modified by this Addendum, all other terms, conditions, provisions and covenants of the Lease shall remain unchanged.
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IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above set forth.

LANDLORD:	TENANT:
BELLEVUE PLACE OFFICE, LLC, a Washington limited liability company	SMARTSHEET.COM, INC., a Washington corporation
By KEMPER DEVELOPMENT COMPANY, a Washington corporation; Its Manager	By /s/ Jennifer Ceran
Jennifer Ceran
Its Chief Financial Officer
By /s/ James E. Melby James E. Melby President

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